Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-130755

Prospectus Supplement (to accompany Prospectus dated December 20, 2007)

$1,626,271,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Banc of America Commercial Mortgage Trust 2007-5
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2007-5

Consider carefully the risk factors beginning on page S-33 in this prospectus supplement and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-5 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing in January of 2008, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the certificates.
The trust’s assets will consist primarily of 100 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance as of Delivery Date(1)	Approximate Initial Pass-Through Rate as of Delivery Date	Anticipated Ratings Fitch/S&P(2)	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1(4)	$25,000,000	5.1750%	AAA/AAA	June 10, 2012	February 10, 2051
Class A-2(4)	$77,000,000	5.4340%	AAA/AAA	December 10, 2012	February 10, 2051
Class A-3(4)	$281,000,000	5.6200%	AAA/AAA	October 10, 2014	February 10, 2051
Class A-SB(4)	$48,322,000	5.5870%	AAA/AAA	January 10, 2017	February 10, 2051
Class A-4(4)	$612,000,000	5.4920%	AAA/AAA	October 10, 2017	February 10, 2051
Class A-1A(4)	$257,694,000	5.3610%	AAA/AAA	October 10, 2017	February 10, 2051
Class A-M	$185,850,000	5.7720%(6)	AAA/AAA	October 10, 2017	February 10, 2051
Class A-J	$139,405,000	6.2029%(7)	AAA/AAA	December 10, 2017	February 10, 2051
(Footnotes to table start on page S-10)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 28, 2007. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 100.32% of the initial principal amount of the offered certificates, plus accrued interest from December 1, 2007 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC

RBS Greenwich Capital

December 20, 2007

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2007-5
Geographic Overview of Mortgage Pool

Washington
4 properties
$47,080,000
2.5% of total
Idaho
1 property
$4,000,000
0.2% of total
Missouri
1 property
$120,000,000
6.5% of total
Illinois
3 properties
$37,336,781
2.0% of total
Wisconsin
1 property
$8,800,000
0.5% of total
Indiana
2 properties
$9,491,280
0.5% of total
Michigan
1 property
$67,525,000
3.6% of total
Pennsylvania
13 properties
$66,416,036
3.6% of total
New York
6 properties
$157,476,063
8.5% of total
New Hampshire
2 properties
$24,948,432
1.3% of total
Massachusetts
2 properties
$5,792,962
0.3% of total
Connecticut
23 properties
$37,179,141
2.0% of total
Oregon
3 properties
$68,793,173
3.7% of total
Ohio
13 properties
$30,204,146
1.6% of total
New Jersey
4 properties
$15,066,000
0.8% of total
Maryland
2 properties
$131,033,333
7.1% of total
Nevada
4 properties
$49,695,866
2.7% of total
District of Columbia
1 property
$53,000,000
2.9% of total
California
14 properties
$342,049,240
18.4% of total
Virginia
5 properties
$59,460,000
3.2% of total
North Carolina
4 properties
$23,758,395
1.3% of total
Arizona
4 properties
$183,006,864
9.8% of total
South Carolina
1 property
$3,368,231
0.2% of total
Colorado
3 properties
$9,300,000
0.5% of total
Georgia
1 property
$29,000,000
1.6% of total
Texas
20 properties
$96,289,180
5.2% of total
Arkansas
1 property
$1,101,448
0.1% of total
Louisiana
7 properties
$12,717,500
0.7% of total
Mississippi
1 property
$1,722,500
0.1% of total
Alabama
1 property
$3,750,000
0.2% of total
Florida
5 properties
$159,234,013
8.6% of total
Other 0.7%
Mixed Use 3.1%
Self Storage 2.8%
Industrial 4.2%
Hotel 5.7%
Retail 33.6%
Multifamily 13.9%
Office 36.1%
<1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
>10.0% of Initial Pool Balance

Percentages rounded to one decimal place.

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this prospectus supplement relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-7
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-7
EUROPEAN ECONOMIC AREA	S-9
UNITED KINGDOM	S-9
NOTICE TO UNITED KINGDOM INVESTORS	S-9
EXECUTIVE SUMMARY	S-10
SUMMARY OF PROSPECTUS SUPPLEMENT	S-13
RISK FACTORS	S-33
Risks Related to the Certificates	S-33
Your Lack of Control Over the Trust Fund Can Create Risk	S-33
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-33
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-36
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-37
The Borrower’s Form of Entity May Cause Special Risks	S-37
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-38
Subordination of Subordinate Certificates Increases Risk of Loss	S-38
Modeling Assumptions Are Unlikely to Match Actual Experience	S-39
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-39
Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	S-40
Risks Related to the Mortgage Loans	S-41
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-41
Particular Property Types Present Special Risks	S-42
Other Property Types—Medical Office Properties	S-42
Other Property Types—Health Club Properties	S-43
Additional Financing May Make Recovery Difficult in the Event of Loss	S-43
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-46
The Benefits Provided by Cross-Collateralization May Be Limited	S-49
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-50
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-52
Certain State-Specific Considerations—California	S-53
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-54
Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	S-54
Prepayment Premiums and Yield Maintenance Charges Present Special Risks	S-54
The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	S-57

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date of this securitization. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this prospectus supplement. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this prospectus supplement supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-5 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-10 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-13 of this prospectus supplement and gives a brief introduction of the key features of the Series 2007-5 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-33 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Glossary of Principal Definitions’’ beginning on page S-176 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘Glossary’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until March 28, 2008, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and that will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on Annex A to this prospectus supplement.

Class	Certificate Balance or Notional Amount(1)		Anticipated Ratings Fitch/S&P(2)	Approximate Percentage of Initial Pool Balance	Approximate Initial Credit Support		Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date		Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	$25,000,000		AAA/AAA	1.345%	30.000	%(5)	Fixed	5.1750%		2.91	1 – 54
A-2(4)	$77,000,000		AAA/AAA	4.143%	30.000	%(5)	Fixed	5.4340%		4.74	54 – 60
A-3(4)	$281,000,000		AAA/AAA	15.119%	30.000	%(5)	Fixed	5.6200%		6.58	79 – 82
A-SB(4)	$48,322,000		AAA/AAA	2.600%	30.000	%(5)	Fixed	5.5870%		7.00	60 – 109
A-4(4)	$612,000,000		AAA/AAA	32.928%	30.000	%(5)	Fixed	5.4920%		9.54	109 – 118
A-1A(4)	$257,694,000		AAA/AAA	13.865%	30.000	%(5)	Fixed	5.3610%		7.25	1 – 118
A-M	$185,850,000		AAA/AAA	9.999%	20.000%		Min (Fixed, WAC)(6)	5.7720	%(6)	9.78	118 – 118
A-J	$139,405,000		AAA/AAA	7.501%	12.500%		WAC(7)	6.2029	%(7)	9.88	118 – 120
Private Certificates – Not Offered Hereby(8)
XW	$1,858,595,583	(9)	AAA/AAA	N/A	N/A		Variable Rate(9)	0.6078	%(9)	(9)	N/A
B	$20,909,000		AA+/AA+	1.125%	11.375%		WAC(7)	6.2029	%(7)	9.95	120 – 120
C	$13,939,000		AA/AA	0.750%	10.625%		WAC(7)	6.2029	%(7)	9.95	120 – 120
D	$20,909,000		AA−/AA−	1.125%	9.500%		WAC(7)	6.2029	%(7)	9.95	120 – 120
E	$18,585,000		A+/A+	1.000%	8.500%		WAC(7)	6.2029	%(7)	9.95	120 – 120
F	$11,616,000		A/A	0.625%	7.875%		WAC(7)	6.2029	%(7)	9.95	120 – 120
G	$18,585,000		A−/A−	1.000%	6.875%		WAC(7)	6.2029	%(7)	10.01	120 – 121
H	$20,909,000		BBB+/BBB+	1.125%	5.750%		WAC(7)	6.2029	%(7)	10.18	121 – 124
J	$16,262,000		BBB/BBB	0.875%	4.875%		WAC(7)	6.2029	%(7)	10.28	124 – 124
K	$18,585,000		BBB−/BBB−	1.000%	3.875%		WAC(7)	6.2029	%(7)	10.28	124 – 124
L	$11,616,000		BB+/BB+	0.625%	3.250%		Min (Fixed, WAC)(6)	4.5510	%(6)	11.49	124 – 174
M	$6,969,000		BB/BB	0.375%	2.875%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
N	$4,646,000		BB−/BB−	0.250%	2.625%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
O	$6,969,000		B+/B+	0.375%	2.250%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
P	$2,323,000		B/B	0.125%	2.125%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
Q	$4,646,000		B−/B−	0.250%	1.875%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
S	$34,856,583		NR/NR	1.875%	0.000%		Min (Fixed, WAC)(6)	4.5510	%(6)	14.45	174 – 174
(1)	As of the delivery date. Subject to a variance of plus or minus 5.0%.
(2)	Ratings shown are those of Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(3)	Based on the maturity assumptions (as defined under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates. The ‘‘rated final distribution date’’ for each class of offered certificates is the distribution date in February 2051. With respect to unrated classes of certificates, the ‘‘rated final distribution date’’ is provided for reference only. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	For purposes of making distributions to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-4 Certificates and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 86.1% of the initial pool balance. Loan group 2 will consist of 16 mortgage loans, representing approximately 13.9% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of all the mortgage loans secured by multifamily properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XW Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.
(5)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates in the aggregate.
(6)	The Class A-M, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will each accrue interest at a per annum rate subject to a cap at the weighted average net mortgage rate.
(7)	The Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will each accrue interest at a per annum rate equal to the weighted average net mortgage rate.
(8)	Not offered by this prospectus supplement. The Class V Certificates (representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date) and the Class R-I and Class R-II Certificates (representing the sole class of ‘‘residual interests’’ in REMIC I and REMIC II, respectively) are also not offered by the prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(9)	The Class XW Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘Glossary of Principal Definitions’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$1,858,595,584	$1,600,901,142	$257,694,442
Number of mortgage loans	100	84	16
Number of mortgaged properties	150	112	38
Number of balloon mortgage loans(2)(3)	78	65	13
Number of ARD Loans(4)	1	1	—
Number of full period interest only mortgage loans(4)	22	19	3
Number of partial interest only, balloon loans(3)	43	36	7
Average cut-off date balance	$18,585,956	$19,058,347	$16,105,903
Range of cut-off date balances	$1,101,448 to $144,500,000	$1,101,448 to $144,500,000	$2,237,267 to $64,500,000
Weighted average mortgage rate	6.065%	6.104%	5.827%
Weighted average remaining lockout period(5)	86	89	70
Range of remaining terms to maturity (months)(6)	50 to 174	54 to 174	50 to 120
Weighted average remaining term to maturity (months)(6)	107	110	90
Weighted average underwritten debt service coverage ratio(7)	1.29x	1.28x	1.30x
Weighted average cut-off date loan-to-value ratio(7)	68.5%	68.7%	67.3%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Excludes mortgage loans (including anticipated repayment date loans) that are interest only until maturity.
(3)	The partial interest only, balloon loans are also included in the balloon loan category.
(4)	One mortgage loan (Loan No. 3407919 representing 0.5% of the initial pool balance and 0.5% of the group 1 balance) is an ARD Loan and interest only mortgage loan which results in such mortgage loan appearing in each category.
(5)	Excludes one mortgage loan (Loan No. 3406564 representing 5.4% of the initial pool balance and 6.2% of the group 1 balance) that has no lockout period.
(6)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.
(7)	With respect to certain of the mortgage loans, the debt service coverage ratio and the loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as-stabilized’’ and/or ’’as-completed’’ basis. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the Footnotes to ANNEX A and ANNEX C to this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-5.

Relevant Parties and Dates

Sponsor

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America, National Association originated and will be the mortgage loan seller with respect to 80 mortgage loans, representing 95.4% of the initial pool balance and will be the mortgage loan seller with respect to the mortgage loans discussed below that were originated by Bridger Commercial Funding LLC. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘The Mortgage Loan Program’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Other Originator (other than the Sponsor)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 20 underlying mortgage loans, representing 4.6% of the initial pool balance. See ‘‘OTHER Originator (Other Than THE Sponsor)’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc., the Depositor, was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘The Depositor’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2007-5, will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See ‘‘The Trustee’’ in this prospectus supplement.

Certificate Administrator

LaSalle Bank National Association, a national banking association, will act as the certificate administrator. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

REMIC Administrator

LaSalle Bank National Association. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement and see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘The Pooling and Servicing Agreements—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to: (A) the Sawgrass Mills Split Mortgage Loan (identified as Loan No. 3407000 on ANNEX A to this prospectus supplement), which will be master serviced by Wells Fargo Bank, N.A., pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12; (B) the Arundel Mills Pari Passu Mortgage Loan (identified as Loan No. 3407568 on ANNEX A to this prospectus supplement), which will be master serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; (C) the CVS Portfolio Louisiana Pari Passu Mortgage Loan (identified as Loan No. 3406312 on ANNEX A to this prospectus supplement), which will be master serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; (D) the CVS Portfolio Texas Pari Passu Mortgage Loan (identified as Loan No. 3405982 on ANNEX A to this prospectus supplement), which will be master serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; and (E) the CVS – Gulfport Pari Passu Mortgage Loan (identified as Loan No. 3406313 on ANNEX A to this prospectus supplement), which will be master serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4. See ‘‘The Servicers—The Master Servicer’’ in this prospectus supplement.

Special Servicer

Centerline Servicing Inc., a Delaware corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to: (A) the Sawgrass Mills Split Mortgage Loan (identified as Loan No. 3407000 on ANNEX A to this prospectus supplement), which will be special serviced by J.E. Robert Company, Inc. (a Virginia corporation with its primary servicing offices located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102), pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12; (B) the Arundel Mills Pari Passu Mortgage Loan (identified as Loan No. 3407568 on ANNEX A to this prospectus supplement), which will be special serviced by Midland Loan

Services Inc. (a Delaware corporation with its principal servicing offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210) pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; (C) the CVS Portfolio Louisiana Pari Passu Mortgage Loan (identified as Loan No. 3406312 on ANNEX A to this prospectus supplement), which will be special serviced by Midland Loan Services Inc. pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; (D) the CVS Portfolio Texas Pari Passu Mortgage Loan (identified as Loan No. 3405982 on ANNEX A to this prospectus supplement), which will be special serviced by Midland Loan Services Inc. pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4; and (E) the CVS – Gulfport Pari Passu Mortgage Loan (identified as Loan No. 3406313 on ANNEX A to this prospectus supplement), which will be special serviced by Midland Loan Services Inc. pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4. See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement.

Other Significant Servicer

Midland Loan Services, Inc. is the primary servicer with respect to mortgage loans representing 10.6% of the initial pool balance. See ‘‘THE SERVICERS—Other Significant Servicer—Midland Loan Services, Inc.’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is the Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the other originators of the mortgage loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association’s underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America, National Association pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities. Bank of America Corporation is also the parent company of Bank of America, National Association, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. Bank of America, National Association is also the master servicer under the Arundel Mills Servicing Agreement, the CVS Portfolio Louisiana Servicing Agreement, the CVS Portfolio Texas Servicing Agreement and the CVS – Gulfport Servicing Agreement discussed in this prospectus supplement. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees, certificate administrators and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the

Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

Cut-off Date

December 1, 2007 or, with respect to Loan Nos. 3401602, 3409042 and 3409088, the related origination date.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about December 28, 2007.

Distribution Dates

The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in January 2008.

Determination Date

The earlier of (i) the 6th day of the month in which the related distribution date occurs, or if such 6th day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in January 2008.

Transaction Overview

On the closing date of this securitization, the mortgage loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan seller to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, the mortgage loan seller will transfer all the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to either cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The mortgage loan seller will sell the mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘Description of the Mortgage Pool’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except (a) with respect to the Sawgrass Mills Split Mortgage Loan, the servicing of which is governed by the Sawgrass Mills Servicing Agreement; (b) with respect to the Arundel Mills Pari Passu Mortgage Loan, the servicing of which is governed by the Arundel Mills Servicing Agreement; (c) with respect to the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Louisiana Servicing Agreement; (d) with respect to the CVS Portfolio Texas Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Texas Servicing Agreement; and (e) with respect to the CVS – Gulfport Pari Passu Mortgage Loan, the servicing of which is governed by the CVS – Gulfport Servicing Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 100 commercial and multifamily mortgage loans. (84 of the mortgage loans are in loan group 1 and 16 of the mortgage loans are in loan group 2). Such mortgage loans were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,858,595,584, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,600,901,142, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $257,694,442 which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table entitled ‘‘Selected Mortgage Loan Characteristics’’ below. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘Description of the Mortgage Pool’’. In addition, Annex A contains information on each mortgage loan in the mortgage pool on an individual basis, and Annex B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	5.435% to 6.990%	5.435% to 6.990%	5.450% to 6.334%
Weighted average per annum mortgage rate	6.065%	6.104%	5.827%
Range of remaining terms to stated maturity (months)(1)	50 to 174	54 to 174	50 to 120
Weighted average remaining term to stated maturity (months)(1)	107	110	90
Range of remaining amortization terms (months)(2)	234 to 360	234 to 360	350 to 360
Weighted average remaining amortization term (months)(2)	357	356	359
Range of remaining lockout periods (months)(3)	3 to 171	7 to 171	3 to 117
Range of cut-off date loan-to-value ratios(4)	8.9% to 82.2%	8.9% to 82.2%	46.7% to 80.8%
Weighted average cut-off date loan-to-value ratio(4)	68.5%	68.7%	67.3%
Range of maturity date loan-to-value ratios(4)	7.6% to 82.4%	7.6% to 82.4%	39.1% to 77.4%
Weighted average maturity date loan-to-value ratio(4)	65.3%	65.5%	64.0%
Range of underwritten debt service coverage ratios(4)	1.00x to 3.09x	1.00x to 3.09x	1.10x to 1.91x
Weighted average underwritten debt service coverage ratio(4)	1.29x	1.28x	1.30x

(1)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on such anticipated repayment date.
(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.
(3)	Excludes one mortgage loan (Loan No. 3406564, representing 5.4% of the initial pool balance and (6.2% of the group 1 balance) that has no lockout period.
(4)	With respect to certain mortgage loans, the debt service coverage ratios and loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘as-stabilized’’ basis and/or ‘‘as-completed’’. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the footnotes to ANNEX A and ANNEX C to this prospectus supplement.

Seventy-eight of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	14	$342,049,240	18.4%	16.3%	31.7%
Arizona	4	$183,006,864	9.8%	11.4%	0.0%
Florida	5	$159.234,013	8.6%	9.9%	0.0%
New York	6	$157,476,063	8.5%	9.8%	0.0%
Maryland	2	$131,033,333	7.1%	8.2%	0.0%
Missouri	1	$120,000,000	6.5%	7.5%	0.0%
Texas	20	$96,289,180	5.2%	4.6%	8.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 23 other states and the District of Columbia with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial or multifamily property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office	26	$670,757,642	36.1%	41.9%	—
Retail	49	$623,896,532	33.6%	39.0%	—
Multifamily	38	$257,694,442	13.9%	—	100.0%
Hotel	7	$105,836,430	5.7%	6.6%	—
Industrial	8	$77,302,874	4.2%	4.8%	—
Mixed Use	4	$56,798,000	3.1%	3.5%	—
Self Storage	16	$52,414,702	2.8%	3.3%	—
Other(2)	2	$13,894,962	0.7%	0.9%	—

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.
(2)	‘‘Other’’ property consists of land and a health club.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and ANNEX A (and its accompanying footnotes) to this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $1,101,448 to $144,500,000, and the average cut-off date balance is $18,585,956; (b) in loan group 1 range from $1,101,448 to $144,500,000, and the average cut-off date balance is $19,058,347 and in loan group 2 range from $2,237,267 to $64,500,000, and the average cut-off date balance is $16,105,903.

One mortgage loan (Loan No. 3407000, representing 7.1% of the initial pool balance and 8.3% of the group 1 balance) is part of a whole loan referred to as the Sawgrass Mills Whole Loan. The Sawgrass Mills Whole Loan is evidenced by a split loan structure comprised of five senior pari passu notes (with an aggregate cut-off date principal balance of $820,000,000) and three subordinate notes (with an aggregate cut-off date principal balance of $30,000,000). Only the Sawgrass Mills Note A-5 (with a cut-off date principal balance of $132,647,059) is included in the trust fund and is sometimes referred to as the Sawgrass Mills Split Mortgage Loan. The Sawgrass Mills Split Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Sawgrass Mills Split Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Sawgrass Mills Split Mortgage Loan, except as may be otherwise noted herein, was calculated including the outstanding principal balance of the five senior pari passu loans related to the Sawgrass Mills Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Sawgrass Mills Split Mortgage Loan. In addition, unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Sawgrass Mills Whole Loan are references only to the five senior pari passu loans (and exclude the three subordinate loans related to the Sawgrass Mills Whole Loan). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Sawgrass Mills’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3407568, representing 6.9% of the initial pool balance and 8.0% of the group 1 balance) is part of a whole loan referred to as the Arundel Mills Pari Passu Whole Loan. The Arundel Mills Pari Passu Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Arundel Mills Pari Passu Note A-1 (with a cut-off date principal balance of $128,333,334), the Arundel Mills Pari Passu Note A-2 (with a cut-off date principal balance of $128,333,333)

and the Arundel Mills Pari Passu Note A-3 (with a cut-off date principal balance of $128,333,333). Only the Arundel Mills Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the Arundel Mills Pari Passu Mortgage Loan. The Arundel Mills Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Arundel Mills Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Arundel Mills Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Arundel Mills Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Arundel Mills Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Arundel Mills’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3406564, representing 5.4% of the initial pool balance and 6.2% of the group 1 balance) is part of a whole loan referred to as the Smith Barney Building A/B Whole Loan. The Smith Barney Building A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Smith Barney Building Note A, and a subordinate note B referred to as the Smith Barney Building Note B. Only the Smith Barney Building Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Smith Barney Building Note A is $99,600,000 and the aggregate principal balance as of the cut-off date of the Smith Barney Building Note B is $10,700,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Smith Barney Building A/B Whole Loan are references only to the Smith Barney Building Note A (and exclude the Smith Barney Building Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Smith Barney Building’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3403670, representing 3.6% of the initial pool balance and 4.2% of the group 1 balance) is part of a whole loan referred to as the Green Oak Village Place A/B Whole Loan. The Green Oak Village Place A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Green Oak Village Place Note A, and a subordinate note B referred to as the Green Oak Village Place Note B. Only the Green Oak Village Place Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Green Oak Village Place Note A is $67,525,000 and the aggregate principal balance as of the cut-off date of the Green Oak Village Place Note B is $7,475,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Green Oak Village Place A/B Whole Loan are references only to the Green Oak Village Place Note A (and exclude the Green Oak Village Place Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Green Oak Village Place’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3404396, representing 2.0% of the initial pool balance and 14.4% of the group 2 balance) is part of a whole loan referred to as the West Hartford Portfolio A/B Whole Loan. The West Hartford Portfolio A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the West Hartford Portfolio Note A, and a subordinate note B referred to as the West Hartford Portfolio Note B. Only the West Hartford Portfolio Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the West Hartford Portfolio Note A is $37,179,141 and the aggregate principal balance as of the cut-off date of the West Hartford Portfolio Note B is $2,798,430. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the West Hartford Portfolio A/B Whole Loan are references only to the West Hartford Portfolio Note A (and exclude the West Hartford Portfolio Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3406312, representing 0.7% of the initial pool balance and 0.8% of the group 1 balance) is part of the whole loan referred to as the CVS Portfolio Louisiana Pari Passu Whole

Loan. The CVS Portfolio Louisiana Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the CVS Portfolio Louisiana Pari Passu Note A-1 (with a cut-off date principal balance of $12,717,500) and the CVS Portfolio Louisiana Pari Passu Note A-2 (with a cut-off date principal balance of $12,717,500). Only the CVS Portfolio Louisiana Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the CVS Portfolio Louisiana Pari Passu Mortgage Loan. The CVS Portfolio Louisiana Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the CVS Portfolio Louisiana Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the CVS Portfolio Louisiana Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the CVS Portfolio Louisiana Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, are based solely upon the outstanding principal balance of the CVS Portfolio Louisiana Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3405982, representing 0.6% of the initial pool balance and 0.8% of the group 1 balance) is part of the whole loan referred to as the CVS Portfolio Texas Pari Passu Whole Loan. The CVS Portfolio Texas Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the CVS Portfolio Texas Pari Passu Note A-1 (with a cut-off date principal balance of $12,060,000) and the CVS Portfolio Texas Pari Passu Note A-2 (with a cut-off date principal balance of $12,060,000). Only the CVS Portfolio Texas Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the CVS Portfolio Texas Pari Passu Mortgage Loan. The CVS Portfolio Texas Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the CVS Portfolio Texas Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the CVS Portfolio Texas Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the CVS Portfolio Texas Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, are based solely upon the outstanding principal balance of the CVS Portfolio Texas Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3406313, representing 0.1% of the initial pool balance and 0.1% of the group 1 balance) is part of the whole loan referred to as the CVS – Gulfport Pari Passu Whole Loan. The CVS – Gulfport Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the CVS – Gulfport Pari Passu Note A-1 (with a cut-off date principal balance of $1,722,500) and the CVS – Gulfport Pari Passu Note A-2 (with a cut-off date principal balance of $1,722,500). Only the CVS – Gulfport Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the CVS – Gulfport Pari Passu Mortgage Loan. The CVS – Gulfport Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the CVS – Gulfport Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the CVS – Gulfport Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the CVS – Gulfport Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, are based solely upon the outstanding principal balance of the CVS – Gulfport Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

In the case of certain mortgaged properties related to Loan Nos. 3406741, 3403670, 3404603, 3402394, 3403431, 59739, 3407104, 3404354, 3407919, 24785, 3408565, 23796, 3406286 and 3406360 which such mortgaged properties collectively represent 17.0% of the initial pool balance (14 mortgaged properties related to 14 mortgage loans representing 19.8% of the group 1 balance), the loan-to-value ratio was calculated using an ‘‘as stabilized’’ and/or ‘‘as-completed’’ appraised value. In addition, certain calculations may reflect certain ‘‘as stabilized’’ and/or ‘‘as-completed’’ calculations, including rent payable by a borrower principal under a master lease or removal of non-recurring expenses. For further information see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ as well as ANNEX A (and its accompanying footnotes) in this prospectus supplement.

In the case of Loan Nos. 3403670, 3406633, 3404906, 3403431, 3401602, 3408309, 3409100, and 3407811 (collectively representing 9.7% of the initial pool balance, 11.1% of the group 1 balance and 1.0% of the group 2 balance), the related debt service coverage ratio and/or loan-to-value ratio was calculated after netting out the amount of a holdback. For further information, see the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

        Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, the mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase and sale agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of eight classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2007-5, namely the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates. As of the delivery date, the certificates will have the approximate aggregate certificate balance indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2007-5 consists of a total of 28 classes of certificates, the following 20 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-10 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement and ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions). See ‘‘Description of the Certificates—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class XW Certificates

Notional Amount

The Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, this class will have a notional amount.

The notional amount of the Class XW Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The initial notional amount of the Class XW Certificates will be approximately $1,858,595,583, although it may be as much as 5.0% larger or smaller.

For a more detailed discussion of the notional amounts of the Class XW Certificates, see ‘‘Description of the Certificates—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.6078% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of: (1) the weighted average net mortgage rate over (2) the weighted average of the pass-through rates applicable to the certificate balance of each other class of certificates (other than the Class V, Class R-I and Class R-II Certificates).

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees (which includes the certificate administrator fees) for the mortgage loans and certain expenses are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘Compensation and Expenses’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 86.1% of the initial pool balance, and loan group 2 will consist of 16 mortgage loans, representing approximately 13.9% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of the mortgage loans secured by multifamily properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘Description of the Certificates—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the certificate administrator will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates, pro rata, in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-SB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-SB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the planned principal balance distribution pursuant to clause (i) above in respect of the Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-SB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-2 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-SB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-SB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates have been made, until the principal balance of the Class A-SB Certificates is reduced to zero; (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M: To the Class A-M Certificates as follows: (a) interest on the Class A-M Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-M Certificates until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse the Class A-M Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J Certificates: To the Class A-J Certificates as follows: (a) interest on the Class A-J Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-J Certificates until the principal balance of the Class A-J Certificates is reduced to zero; and (c) to reimburse the Class A-J Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Finally, Private Certificates: To the Private Certificates (other than the Class XW Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-SB Certificates), among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in ‘‘Description of the Certificates—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee (which, for the avoidance of doubt, includes any related sub-servicing fees) accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. As of the cut-off date, the master servicing fee rate applicable to the mortgage loans will range, on loan-by-loan basis, from 0.0300% per annum to 0.1000% per annum and the weighted average master servicing fee rate will be approximately 0.0602% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee and the certificate administrator is entitled to the certificate administrator fee (which fee is a portion of the trustee fee) which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on the mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00118% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer, trustee and certificate administrator are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling and servicing agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘Compensation and Expenses’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and either: (a) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (b) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. One mortgage loan (Loan No. 3406564 representing 5.4% of the initial pool balance and 6.2% of the group 1 balance) does not have a lockout period and is voluntarily prepayable as of the cut-off date subject to the payment of a prepayment premium. See ‘‘Description of the Mortgage pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M and Class A-J Certificates in that order of priority.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee (including the portion of the trustees fees payable to the certificate administrator’s fee).

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A in respect of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘Description of the Certificates—P&I Advances’’ and ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class XW Certificates. However, the notional amount of the Class XW Certificates (which is used to calculate interest due on the Class XW Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.
(2)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.
(3)	The Class A-SB Certificates have a certain priority with respect to being paid down to the related planned principal balance on any distribution date as described in this prospectus supplement.
(4)	The credit support percentage set forth in this chart does not apply to the Class XW Certificates. The Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal. Not offered pursuant to this prospectus supplement.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘Description of the Certificates—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property protection expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court, as the result of a workout or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class V, Class R-I and Class R-II Certificates), including the Class XW Certificates (provided, however, the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class A-M Certificates will be issued at a premium and that the Class A-J Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive ratings no lower than the following ratings from Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-SB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A rating does not address the tax attributes of the offered certificates or of the trust; the frequency or likelihood of prepayments (either voluntary or involuntary); the possibility that certificateholders might suffer a lower than anticipated yield; the likelihood of receipt of prepayment premiums or yield maintenance charges; or the collection of excess interest. See ‘‘Ratings’’ in this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with ownership of such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘Servicing of the Mortgage Loans—
Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer, a primary servicer, any sub-servicer or any affiliate thereof may purchase certain of the certificates or hold certain companion loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer, a primary servicer, any sub-servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer’s, the special servicer’s, a primary servicer’s or such sub-servicer’s duties to the trust under the pooling and servicing agreement or, if applicable, the primary servicing or a sub-servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. In addition, the master servicer and a primary servicer is an originator of mortgage loans and the sponsor. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as the sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the primary servicers, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the primary servicers, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the primary servicers, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by the mortgage loan seller or an affiliate thereof. The mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. The mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. The mortgage loan seller, an underwriter or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

The mortgage loan seller, an underwriter or their respective affiliates may hold mezzanine debt related to a borrower that is not held in the trust fund.

With respect to the Arundel Mills Pari Passu Whole Loan, an affiliate of Bank of America, National Association (the mortgage loan seller and the master servicer) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

In addition, the mortgage loan seller, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of six mortgage loans (Loan Nos. 3404396, 3406190, 3405620, 3406143, 3406312 and 3405982 representing 6.4% of the initial pool balance, five mortgage loans representing 5.1% of the group 1 balance and one mortgage loan representing 14.4% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) such a release at any time with the payment of a prepayment premium or yield maintenance charge, as applicable, or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ and ‘‘—Defeasance’’ in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 13 sets containing, in the aggregate, 29 mortgage loans and representing 29.6% of the initial pool balance (ten sets, 23 mortgage loans representing 29.4% of the group 1 balance and three sets, six mortgage loans representing 30.5% of the group 2 balance) are made to affiliated borrowers. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to seven mortgage loans (Loan Nos. 3405620, 3405991, 3407545, 3405948, 24017, 3406099 and 19364 representing 3.3% of the initial pool balance (3.6% of the group 1 balance and 1.3% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In the case of two mortgage loans (Loan Nos. 24130 and 25129 representing 0.9% of the initial pool balance and 1.0% of the group 1 balance), the related borrower under each mortgage loan does not own the mortgaged properties that secure the mortgage loan. Instead, those two borrowers (each a limited liability company) are the partners of a general partnership that owns the mortgaged properties that secure those two mortgage loans. The two mortgage loans are not, however, cross-collateralized and separate mortgaged properties (although all owned by the same general partnership) secure the two separate mortgage loans. With respect to these two mortgage loans, certain references to one or both borrowers in this prospectus supplement apply instead to the general partnership that owns the related mortgaged properties.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A or Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower sequential designation. For example, the Class S Certificates will not receive principal or interest on a distribution date until the Class Q Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class S Certificates, then to the Class Q Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the maturity assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical instrument representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)(2)	43	$808,948,667	43.5%	43.8%	42.1%
Interest Only Loans	21	756,463,059	40.7	40.6	41.0
Balloon Loans(3)	35	284,383,858	15.3	15.1	16.8
Interest Only, ARD Loan	1	8,800,000	0.5	0.5	—
Total	100	$1,858,595,584	100.0%	100.0%	100.0%

(1)	Interest only for the first seven to 72 months of its respective term.

(2)	Includes one mortgage loan (Loan No. 3409088, representing 0.2% of the initial pool balance and 0.2% of the group 1 balance), with respect to which there will be an initial interest deposit.

(3)	Includes two mortgage loans (Loan No. 3401602 and 3409042, representing 1.3% of the initial pool balance and 1.5% of the group 1 balance), with respect to which there will be an initial interest deposit.

Seventy-eight of the mortgage loans, excluding those mortgage loans that are interest only until the maturity date or anticipated repayment date, representing 58.8% of the initial pool balance (65 mortgage loans representing 58.8% of the group 1 balance and 13 mortgage loans representing 59.0% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from March 1, 2012 through June 1, 2022, unless the mortgage loan is previously prepaid. Twenty-two of the mortgage loans, representing 41.2% of the initial pool balance (19 mortgage loans representing 41.2% of the group 1 balance and three mortgage loans representing 41.0% of the group 2 balance), will provide for payments of interest only until the maturity date or anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsor, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks	The table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table entitled ‘‘Property Type’’ in SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement are medical office properties securing five mortgage loans, Loan Nos. 3406143, 21902, 18885, 19364 and 21114 representing 1.7% of the initial pool balance and 2.0% of the group 1 balance. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Health Club Properties	A health club property secures one mortgage loan (Loan No. 3409042 representing 0.6% of the initial pool balance and 0.7% of the group 1 balance). Health club properties present risks not associated with other properties. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the facility to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

Additional Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower’s ability to make any balloon payment due at the maturity date or anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)	8	26.5%	28.4%	14.4%
Unsecured(4)	2	6.8%	7.9%	—
Future
Secured	2	1.1%	1.3%	—
Unsecured(4)	18	48.3%	50.6%	34.2%

(1)	Three mortgage loans, Loan Nos. 3407000, 3407568 and 3406564 have existing additional debt and allow future debt which results in such mortgage loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Includes five mortgage loans, Loan Nos. 3407000, 3407568, 3406312, 3405982 and 3406313, that have pari passu debt.

(4)	Excludes unsecured trade payables.

Certain information about the split mortgage loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Loan Group	% of Group Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Sawgrass Mills	3407000	7.1%	1	8.3%	$132,647,059	$687,352,941	$30,000,000
Arundel Mills	3407568	6.9%	1	8.0%	$128,333,333	$256,666,667	—
Smith Barney Building	3406564	5.4%	1	6.2%	$99,600,000	—	$10,700,000
Green Oak Village Place	3403670	3.6%	1	4.2%	$67,525,000	—	$7,475,000
West Hartford Portfolio	3404396	2.0%	2	14.4%	$37,179,141	—	$2,798,430
CVS Portfolio Louisiana	3406312	0.7%	1	0.8%	$12,717,500	$12,717,500	—
CVS Portfolio Texas	3405982	0.6%	1	0.8%	$12,060,000	$12,060,000	—
CVS – Gulfport	3406313	0.1%	1	0.1%	$1,722,500	$1,722,500	—

See ‘‘DESCRIPTION OF THE MORTGAGE POOL —Sawgrass Mills Whole Loan’’, ‘‘—Arundel Mills Pari

Passu Whole Loan’’, ‘‘—Smith Barney Building A/B Whole Loan’’, ‘‘—Green Oak Village Place A/B Whole Loan’’, ‘‘—West Hartford Portfolio A/B Whole Loan’’, ‘‘—CVS Portfolio Louisiana Pari Passu Whole Loan’’, ‘‘—CVS Portfolio Texas Pari Passu Whole Loan’’ and ‘‘—CVS − Gulfport Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Although the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS − Gulfport Pari Passu Mortgage Loan do not include the related pari passu note(s), the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, although the Sawgrass Mills Split Mortgage Loan, Smith Barney Building A/B Mortgage Loan, the Green Oak Village A/B Mortgage Loan and the West Hartford Portfolio A/B Mortgage Loan, do not include the related subordinate note(s), the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt.

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	18	48.3%	50.6%	34.2%
Existing	1	6.5%	7.5%	—

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the equity owners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. With respect to each mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or to cure the default.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then:

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that:

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement, the mortgage pool includes two sets of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance
3406312, 3405982 and 3406313	3	1.4%	1.7%
3408177, 3407481, 3408175 and 3408176	4	0.6%	0.7%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related loan documents. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 14.0% of the initial pool balance and 16.3% of the group 1 balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in Annex A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

Additionally, certain tenants may be owned by affiliates of the related borrower or otherwise related to or affiliated with the borrower. The interests of the borrower acting as a tenant may conflict with the borrower’s interests under the related loan documents and may be adverse to the interests of the certificateholders. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state, jurisdiction or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state, jurisdiction or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes, wild fires and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area’s economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

State	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	14	18.4%	16.3%	31.7%
Arizona	4	9.8%	11.4%	0.0%
Florida	5	8.6%	9.9%	0.0%
New York	6	8.5%	9.8%	0.0%
Maryland	2	7.1%	8.2%	0.0%
Missouri	1	6.5%	7.5%	0.0%
Texas	20	5.2%	4.6%	8.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 23 other states and the District of Columbia, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such jurisdiction.

Certain State-Specific Considerations—California	Fourteen of the mortgaged properties, securing mortgage loans, representing 18.4% of the initial pool balance (12 mortgaged properties, securing Mortgage Loans representing 16.3% of the group 1 balance and two mortgaged properties, securing Mortgage Loans representing 31.7% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 24 mortgage loans, representing 71.6% of the initial pool balance (20 mortgage loans representing 73.3% of the group 1 balance and four mortgage loans representing 60.7% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 7.8% of the initial pool balance and 9.0% of the group 1 balance, and the largest set of cross-collateralized mortgage loans represent in the aggregate approximately 1.4% of the initial pool balance and 1.7% of the group 1 balance; and

•	the ten largest mortgage loans (counting a crossed pool as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 50.4% of the initial pool balance (nine mortgage loans representing 54.5% of the group 1 balance and one mortgage loan representing 25.0% of the group 2 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XW, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	Eighty-six mortgage loans, representing 77.6% of the initial pool balance (75 mortgage loans representing 78.4% of the group 1 balance and 11 mortgage loans representing 73.0%

of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final three to seven scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

Twelve mortgage loans, representing 16.3% of the initial pool balance (seven mortgage loans representing 14.5% of the group 1 balance and five mortgage loans representing 27.0% of the group 2 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

One mortgage loan, representing 5.4% of the initial pool balance (6.2% of the group 1 balance): (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge or defeasance; and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

One Mortgage Loan representing 0.8% of the initial pool balance (0.9% of the group 1 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment, prior to its maturity.

See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Distributions of

Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the related Note B Holder (with respect to an A/B Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See Annex A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future,

construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Twelve mortgaged properties, securing mortgage loans representing 21.6% of the initial pool balance (25.1% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that five mortgage loans (Loan Nos. 3403670, 3408543, 3404896, 3408238 and 22594 representing 4.4% of the initial pool balance, 4.8% of the group 1 balance and 1.7% of the group 2 balance), are each secured by a property (or a portion of a property) that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘Risk Factors—Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘Description of the Mortgage Pool’’ and in Annex A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain mortgage loans may allow for the substitution of a part or all of the related mortgaged property, subject to various conditions. See ‘‘Description of the Mortgage Pool— Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 32 mortgaged properties (securing mortgage loans representing approximately 6.7% of the initial pool balance and 7.8% of the group 1 balance), the related mortgaged property is leased to a single tenant which includes mortgaged properties related to two mortgage loans (Loan Nos. 3406312 and 3405982, representing 1.3% of the initial pool balance and 1.5% of the group 1 balance) that are secured by multiple mortgaged properties (seven of seven and nine of nine, respectively), are leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘Risk Factors—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus and ‘‘Risk Factors—Other Property Types—Medical Office Properties’’ and ‘‘—Other Property Types—Health Club Properties’’ in this prospectus supplement.

Certain Additional Risks Relating to Tenants	Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events. For example, mortgage loans that are secured by mortgaged properties leased by the United States General Services Administration for use by various federal agencies, such leases may contain termination options that permit termination of the related lease on and after a specified date for reasons other than insufficient appropriations.

In addition, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In addition, certain tenants at retail properties may be entitled to terminate their leases or to pay reduced rent prior to the term of such leases, pursuant to co-tenancy provisions, operating covenants and termination options under certain conditions, including that an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property or if the related mortgaged property fails to meet certain thresholds with respect to tenant quality and/or type.

Tenancies in Common May Hinder or Delay Recovery	With respect to seven mortgage loans (Loan Nos. 3405620, 3405991, 3407545, 3405948, 24017, 3406099 and 19364 representing 3.3% of the initial pool balance, 3.6% of the group 1 balance and 1.3% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing six mortgage loans, (representing 4.9% of the initial pool balance and 5.7% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in locations such as California, Washington, Texas, Utah, Nevada, Idaho, along the Southeastern coastal areas of the United States and seismic zones 3 and 4. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, wild fires and hurricanes) than other states. In particular, although it is often difficult to assess the full impact of such acts of nature on the United States and local economies, in the short term, such acts of nature are normally expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

On September 18, 2007, the House of Representatives passed the Terrorism Risk Insurance Extension Act of 2007, which, if enacted in its current form, would extend the duration of the Terrorism Risk Insurance Program for fifteen years. Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological ‘‘NBCR’’ attacks and the removal of the distinction between foreign and domestic acts of terrorism. On November 16, 2007, the Senate also passed the Terrorism Risk Insurance Program Reauthorization Act of 2007, which, among other things, provides for a seven-year extension of the Terrorism Risk Insurance Program, the coverage for acts of ‘‘domestic’’ terrorism and a study on coverage for NBCR attacks. As of December 18, 2007, the Senate and the House of Representatives reached a tentative agreement to provide for a seven-year extension of the Terrorism Risk Insurance Program, coverage for acts of ‘‘domestic’’ terrorism and a study on coverage for NBCR attacks. However, there can be no assurance that upon the expiration of the current Terrorism Risk Insurance Program subsequent terrorism insurance legislation will be enacted. In addition, the provisions of any such legislation may include changes from the current bills.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the directing certificateholder, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For information regarding terrorism insurance premium caps with respect to the ten largest mortgage loans, see ANNEX C to this prospectus supplement. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	The mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by the mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of the mortgage loan seller’s representations and warranties or any document defects, if the mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘The Sponsor’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could adversely affect the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller and the mortgage loan seller’s obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

See ‘‘Risk Factors’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 100 Mortgage Loans secured by first liens on 150 commercial and multifamily properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 84 Mortgage Loans with an aggregate initial principal balance of $1,600,901,142 (the Group 1 Balance) representing approximately 86.1% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 16 Mortgage Loans with an aggregate initial principal balance of $257,694,442 (the Group 2 Balance) representing approximately 13.9% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date (or approximately 100.0% of the aggregate initial principal balance of the Mortgage Loans secured by multifamily properties as of the Cut-off Date). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $1,858,595,584, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances): (i) with respect to the Sawgrass Mills Whole Loan includes only the Sawgrass Mills Split Mortgage Loan (and excludes the four related pari passu Senior Notes and the three related Subordinate Notes); (ii) with respect to the Arundel Mills Pari Passu Whole Loan includes only the Arundel Mills Pari Passu Mortgage Loan (and excludes the related two pari passu Senior Notes); (iii) with respect to the Smith Barney Building A/B Whole Loan includes only the Smith Barney Building A/B Mortgage Loan (and excludes the related Subordinate Note); (iv) with respect to the Green Oak Village Place A/B Whole Loan includes only the Green Oak Village Place A/B Mortgage Loan (and excludes the related Subordinate Note); (v) with respect to the West Hartford Portfolio A/B Whole Loan includes only the West Hartford Portfolio A/B Mortgage Loan (and excludes the related Subordinate Note); (vi) with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan includes only the CVS Portfolio Louisiana Pari Passu Mortgage Loan (and excludes the related pari passu Senior Note); (vii) with respect to the CVS Portfolio Texas Pari Passu Whole Loan includes only the CVS Portfolio Texas Pari Passu Mortgage Loan (and excludes the related pari passu Senior Note); and (viii) with respect to the CVS – Gulfport Pari Passu Whole Loan includes only the CVS – Gulfport Pari Passu Mortgage Loan (and excludes the related pari passu Senior Note). See ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. For additional information see also ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a property or complex consisting of five or more rental living units) (16 Mortgage Loans, representing 13.9% of the Initial Pool Balance and representing 100.0% of the Group 2 Balance). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, land, a mixed use property or a health club property) (84 Mortgage Loans, representing 86.1% of the Initial Pool Balance and 100.0% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

Cross-Collateralized Mortgage Loans

There are two Cross-Collateralized Sets of Mortgage Loans that consists of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Cross-Collateralized Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance
3406312, 3405982 and 3406313	3	$26,500,000	1.4%	1.7%
3408177, 3407481, 3408175 and 3408176	4	$11,600,000	0.6%	0.7%

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. In addition, there are certain circumstances where one or more of the Cross-Collateralized Mortgage Loans can be released from the cross-collateralization and cross-default arrangement. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

Geographic Concentration

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Mortgaged Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed’’ in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	14	$342,049,240	18.4%	16.3%	31.7%
Arizona	4	$183,006,864	9.8%	11.4%	0.0%
Florida	5	$159,234,013	8.6%	9.9%	0.0%
New York	6	$157,476,063	8.5%	9.8%	0.0%
Maryland	2	$131,033,333	7.1%	8.2%	0.0%
Missouri	1	$120,000,000	6.5%	7.5%	0.0%
Texas	20	$96,289,180	5.2%	4.6%	8.9%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 23 other states and the District of Columbia with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, the Mortgage Loan Seller will transfer the Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘The Sponsor’’ and ‘‘Other Originator (other than the sponsor)’’ in this prospectus supplement.

The Mortgage Loans were originated between December 21, 2006 and December 12, 2007.

Bank of America, National Association originated 80 of the Mortgage Loans, which represent 95.4% of the Initial Pool Balance (65 Mortgage Loans representing 94.8% of the Group 1 Balance and 15 Mortgage Loans representing 99.1% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘Bank of America, National Association, as Sponsor’’.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	100	150	$1,858,595,584	100.0%	100.0%	100.0%
Total	100	150	$1,858,595,584	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Seller, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ in the ‘‘EXECUTIVE SUMMARY’’ to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 22 Mortgage Loans that are interest only until the Maturity Date or the Anticipated Repayment Date, as applicable (representing 41.2% of the Initial Pool Balance, 19 Mortgage Loans representing 41.2% of the Group 1 Balance and three Mortgage Loans representing 41.0% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 43 Mortgage Loans (representing 43.5% of the Initial Pool Balance, 36 Mortgage Loans representing 43.8% of the Group 1 Balance and seven Mortgage Loans representing 42.1% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, the ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.435% - 5.499%	3	$95,473,432	5.0%	4.2%	9.7%
5.500% - 5.749%	14	352,143,671	18.9	14.6	46.1
5.750% - 5.999%	15	356,059,553	19.2	21.6	4.0
6.000% - 6.249%	18	435,329,067	23.4	23.9	20.7
6.250% - 6.499%	21	385,596,724	20.7	21.0	19.4
6.500% - 6.990%	29	236,993,138	12.8	14.8	—
Total	100	$1,858,595,584	100.0%	100.0%	100.0%

Seventy-eight of the Mortgage Loans (representing 58.8% of the aggregate allocated amount of the Initial Pool Balance, 65 Mortgage Loans representing 58.8% of the aggregate allocated amount of the Group 1 Balance and 13 Mortgage Loans representing 59.0% of the aggregate allocated amount of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated Maturity Date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Hyperamortization.    One of the Mortgage Loans is an ARD Loan (representing 0.5% of the Initial Pool Balance and 0.5% of the Group 1 Balance), which Mortgage Loan provides for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loan will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the excess, if any, of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on an ARD Loan as called for in the related loan documents.

Amortization of Principal.    Seventy-eight Mortgage Loans are Balloon Loans (representing 58.8% of the Initial Pool Balance, 65 Mortgage Loans representing 58.8% of the Group 1 Balance and

13 Mortgage Loans representing 59.0% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 22 of the Mortgage Loans (including the Interest Only, Hyper Am Mortgage Loans), representing 41.2% of the Initial Pool Balance, 19 Mortgage Loans representing 41.2% of the Group 1 Balance and three Mortgage Loans representing 41.0% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lockout Period during which voluntary prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

As of the Cut-off Date, one Mortgage Loan (representing 5.4% of the Initial Pool Balance and 6.2% of the Group 1 Balance) does not have a lockout period and is prepayable as of the first monthly payment date after the Closing Date accompanied by a yield maintenance charge calculated on the basis of a yield maintenance formula followed by a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge calculated on the basis of a yield maintenance formula or defeasance and thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 3407315 is indicated as LO(23)/GRTR1%PPMTorYM(93)/OPEN(4), meaning that such Mortgage Loan has a Lockout Period for the first 23 payments, has a period for the following 93 payments during which the greater of a 1% prepayment premium and a yield maintenance charge applies, followed by an Open Period of four payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from three to 171 scheduled monthly payments (seven to 171 scheduled monthly payments in Loan Group 1 and three to 117 scheduled Monthly Payments in Loan Group 2). As of the Cut-off Date, the weighted average remaining Lockout Period was 86 Monthly Payments (89 Monthly Payments in Loan Group 1 and 70 Monthly Payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from three to 12 Monthly Payments (three to 12 Monthly Payments for Loan Group 1 and three to seven Monthly Payments for Loan Group 2) prior to and including the final Monthly Payment at maturity. The weighted average Open Period was five Monthly Payments (five Monthly Payments in Loan Group 1 and four Monthly Payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    Eighty-eight of the Mortgage Loans (representing 83.7% of the Initial Pool Balance, 77 Mortgage Loans representing 85.5% of the Group 1 Balance and 11 Mortgage Loans representing 73.0% of the Group 2 Balance) provided no event of default exists, permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date; to obtain a release of a Mortgaged Property from the lien of the related Mortgage Loan by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option; provided that no event of default exists. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

Additional Prepayment Provisions.     Ten of the Mortgage Loans, (representing 12.6% of the Initial Pool Balance 14.5% of the Group 1 Balance and 1.0% of the Group 2 Balance), have holdbacks or letters of credit. Certain of these Mortgage Loans provide that in the event that certain conditions specified in the related loan documents are not satisfied, such holdbacks or letters of credit may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For more information regarding the Mortgage Loans with holdbacks and/or letters of credit, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ and the footnotes to Annex A to this prospectus supplement.

Release or Substitution of Properties

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the related Mortgaged Property be defeased (or, in some instances, prepaid) and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

In the case of one Mortgage Loan (Loan No. 3404396, representing 2.0% of the Initial Pool Balance and 14.4% of the Group 2 Balance), the related loan documents permit the related borrower to obtain the release of one or more of the individual properties from the lien of the related Mortgaged Property at any time after March 1, 2008 subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) payment by the related borrower of (A) 115% of allocated loan amount applicable to any individual property in the ‘‘Forest Portfolio’’ (as such term is used in the related loan documents), (B) 110% of allocated loan amount applicable to any individual property in the ‘‘Benton Portfolio’’ (as such term is used in the related loan documents) or (C) 100% of allocated loan amount applicable to any individual property in the ‘‘Woodland Portfolio’’ (as such term is used in the related loan documents), which such payment will be allocated between the related Note A and Note B in the mortgagee’s sole discretion; provided that such payment must not reduce the outstanding principal balance of the related Mortgage Loan to less than $20,000,000; (iii) the debt service coverage ratio of the related Mortgaged Property remaining following such release must not be less than (Y) 1.20x with respect to the Note A and (Z) 1.05x with respect to the related Note A and Note B on an aggregate basis; and (v) if required by the mortgagee, the mortgagee must receive confirmation from the rating agencies that the release of such individual property will not result in a qualification, downgrade or withdrawal of the ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 3406143, representing 0.8% of the Initial Pool Balance and 0.9% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of an individual property from the lien of the related Mortgaged Property at any time after July 20, 2008 subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii)  payment by the related borrower of 115% of allocated loan amount applicable to such individual property; (iii) after giving effect to such release the debt service coverage ratio for the remaining Mortgaged Property must be at least equal to the greater of (A) the debt service coverage ratio for the 12 full calendar months preceding the closing date of the Mortgage Loan and (B) the debt service coverage ratio for all of the then remaining individual properties for the 12 full calendar months preceding such release; and (iv) the mortgagee must receive evidence that the individual property to be released will be conveyed to a person other than the related borrower or borrower principal.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit; however, these Mortgage Loans do not contain conditions allowing the mortgagee to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions

The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the Sawgrass Mills Split Mortgage Loan, the servicing of which is governed by the Sawgrass Mills Servicing Agreement; the Arundel Mills Pari Passu Mortgage Loan, the servicing of which is governed by the Arundel Mills Servicing Agreement; the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Louisiana Servicing Agreement; the CVS Portfolio Texas Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Texas Servicing Agreement; and the CVS – Gulfport Pari Passu Mortgage Loan, the servicing of which is governed by the CVS – Gulfport Servicing Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer’s consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master’s Servicer’s request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of any mezzanine holder or the consent of the Directing Certificateholder, the related Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than an A/B Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related A/B Whole Loan as described below) unless the Directing Certificateholder or the related Controlling Holder has approved such waiver and consent which approval will be deemed given if the Directing Certificateholder or the related Controlling Holder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent (except with respect to the Sawgrass Mills Split Mortgage Loan, the servicing of which is governed by the Sawgrass Mills Servicing Agreement; the Arundel Mills Pari Passu Mortgage Loan, the servicing of which is governed by the Arundel Mills Servicing Agreement; the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Louisiana Servicing Agreement; the CVS Portfolio Texas Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Texas Servicing Agreement; and the CVS – Gulfport Pari Passu Mortgage Loan, the servicing of which is governed by the CVS – Gulfport Servicing Agreement) related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder or the related Controlling Holder.

With respect to each A/B Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party’s consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the Sawgrass Mills Split Mortgage Loan, the servicing of which is governed by the Sawgrass Mills Servicing Agreement; the Arundel Mills Pari Passu Mortgage Loan, the servicing of which is governed by the Arundel Mills Servicing Agreement; the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Louisiana Servicing Agreement; the CVS Portfolio Texas Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Texas Servicing Agreement; and the CVS – Gulfport Pari Passu Mortgage Loan, the servicing of which is governed by the CVS – Gulfport Servicing Agreement) that (i) has a then outstanding principal balance of greater than $5,000,000, and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000 or (iii) has a then outstanding principal balance of greater than $5,000,000 and is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to the Sawgrass Mills Split Mortgage Loan, the servicing of which is governed by the Sawgrass Mills Servicing Agreement; the Arundel Mills Pari Passu Mortgage Loan, the servicing of which is governed by the Arundel Mills Servicing Agreement; the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Louisiana Servicing Agreement; the CVS Portfolio Texas Pari Passu Mortgage Loan, the servicing of which is governed by the CVS Portfolio Texas Servicing Agreement; and the CVS – Gulfport Pari Passu Mortgage Loan, the servicing of which is governed by the CVS – Gulfport Servicing Agreement) that (i) represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, (ii) is one of the ten largest Mortgage Loans or Cross-Collateralized Set of Mortgage Loans based on the then outstanding principal balance, (iii) has a then outstanding principal balance of greater than $20,000,000 or (iv) after taking into consideration any additional indebtedness secured by the Mortgaged Property and any mezzanine debt, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

Sawgrass Mills Whole Loan

One Mortgage Loan (Loan No. 3407000, representing 7.1% of the Initial Pool Balance and 8.3% of the Group 1 Balance) (the ‘‘Sawgrass Mills Split Mortgage Loan’’), is part of a whole loan referred to as the ‘‘Sawgrass Mills Whole Loan’’. The Sawgrass Mills Whole Loan is evidenced by five senior pari passu notes, with a balance as of the Cut-off Date of $820,000,000, and three subordinated promissory notes, with a balance as of the Cut-off Date of $30,000,000. The Sawgrass Mills Split Mortgage Loan, which is included in the Trust Fund, is evidenced by promissory note A-5 and has an outstanding principal balance of $132,647,059 as of the Cut-off Date. The loan evidenced by the Sawgrass Mills promissory note A-1 (with an outstanding principal balance of $150,000,000) is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The loan evidenced by the Sawgrass Mills promissory note A-2 (with outstanding principal balances of $265,294,117) is expected to be deposited into one or more future securitizations. The loan evidenced by the Sawgrass Mills promissory note A-3 (with an outstanding principal balance of $132,647,059) is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4. The loan evidenced by the Sawgrass Mills promissory note A-4 (with an outstanding principal balance of $139,411,765) is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20. The loans representing the Sawgrass Mills senior pari passu note A-1, note A-2, note A-3 and note A-4 are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Pari Passu Companion Loans’’. The loans evidenced by the Sawgrass Mills subordinated promissory note B-1, note B-2 and note B-3 (with an aggregate outstanding principal balance of $30,000,000) are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Subordinate Companion Loans’’ and, together with the Sawgrass Mills Pari Passu Companion Loans, are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Companion Loans’’. Only the Sawgrass Mills Split Mortgage Loan is included in the Trust Fund. The Sawgrass Mills Companion Loans are not included in the Trust Fund. The Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans are pari passu in right of payment with each other, and the Sawgrass Mills Subordinate Companion Loans are subordinate in right of payment to the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans but are pari passu in right of payment with each other. The Sawgrass Mills Split Mortgage Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans are collectively referred to in this prospectus supplement as the Sawgrass Mills Whole Loan. See ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Sawgrass Mills’’ in this prospectus supplement.

The Sawgrass Mills Split Mortgage Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans are subject to an intercreditor agreement that sets forth the respective rights of the holders of the Sawgrass Mills Pari Passu Companion Loans (the ‘‘Sawgrass Mills Senior Noteholders’’) and holders of the Sawgrass Mills Subordinate Companion Loans (the ‘‘Sawgrass Mills Subordinate Noteholders’’) (the ‘‘Sawgrass Mills Intercreditor Agreement’’). Pursuant to the terms of the Sawgrass Mills Intercreditor Agreement, the Sawgrass Mills Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 transaction (the ‘‘Sawgrass Mills Servicing Agreement’’). The Sawgrass Mills Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Sawgrass Mills Whole Loan will be allocated first, to the holders of the Sawgrass Mills Subordinate Companion Loans, on a pro rata basis, and thereafter, to the Sawgrass Mills Senior Noteholders, on a pro rata basis.

As described under ‘‘SERVICING OF THE MORTGAGE LOANS—The Directing Certificateholder’’ in this prospectus supplement, prior to a Sawgrass Mills Control Appraisal Event, the majority of the holders of the Sawgrass Mills Subordinate Companion Loans by principal balance (the ‘‘Sawgrass Mills Controlling Holder’’) will have the right to consult with and advise the ‘‘Special Servicer’’ relating to the Sawgrass Mills Servicing Agreement initially J.E. Robert Company, Inc. (the ‘‘Sawgrass Mills Special Servicer’’); following the occurrence and during the continuance of a Sawgrass Mills Control Appraisal Event, the ‘‘Directing Certificateholder’’ under the Sawgrass Mills Servicing Agreement initially JER Investors Trust Inc. (the ‘‘Sawgrass Mills Directing Certificateholder’’), will have such rights. A ‘‘Sawgrass Mills Control Appraisal Event’’ will exist if, and for so long as, the initial principal balance of the Sawgrass Mills Subordinate Companion Loans (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Sawgrass Mills Subordinate Companion Loans after the cut-off date relating to the Sawgrass Mills Servicing Agreement, (ii) any Appraisal Reduction Amount allocated to the Sawgrass Mills Subordinate Companion Loans and (iii) realized losses allocated to the Sawgrass Mills Subordinate Companion Loans) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Sawgrass Mills Subordinate Companion Loans after the cut-off date relating to the Sawgrass Mills Servicing Agreement).

For purposes of the information presented in this prospectus supplement with respect to the Sawgrass Mills Split Mortgage Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Sawgrass Mills Split Mortgage Loan and the Sawgrass Pari Passu Companion Loans but not the indebtedness evidenced by the Sawgrass Mills Subordinate Companion Loans.

Distributions.    The Sawgrass Mills Intercreditor Agreement generally provides that the Sawgrass Mills Whole Loan will be serviced by ‘‘Master Servicer’’ relating to the Sawgrass Mills Servicing Agreement initially Wells Fargo Bank, N.A. (the ‘‘Sawgrass Mills Master Servicer’’), and the Sawgrass Mills Special Servicer according to the servicing standards under the Sawgrass Mills Servicing Agreement. Midland Loan Services, Inc. will act as the primary servicer for the Sawgrass Mills Whole Loan.

Under the terms of the Sawgrass Mills Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Whole Loan (or, if such a default has occurred, but the Sawgrass Mills Subordinate Noteholders have cured such a default) after payment of amounts payable or reimbursable under the Sawgrass Mills Servicing Agreement, payments and proceeds received with respect to the Sawgrass Mills Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

(i) first, each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

(ii) second, each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Split Mortgage Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans);

(iii) third, any yield maintenance charges will be paid to each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans, respectively;

(iv) fourth, each holder of the Sawgrass Mills Subordinate Companion Loans will receive accrued and unpaid interest on the outstanding principal balance at the applicable interest rate, pro rata;

(v) fifth, each holder of the Sawgrass Mills Subordinate Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Split Mortgage Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans);

(vi) sixth, any yield maintenance charges will be paid to each holder of the Sawgrass Mills Subordinate Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Subordinate Companion Loans;

(vii) seventh, any Default Interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to each of the holders of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Companion Loans, on a pro rata basis in accordance with the respective principal balance of each loan, to the extent not applied to interest on advances or payable to the Sawgrass Mills Master Servicer or the Sawgrass Mills Special Servicer under the Sawgrass Mills Servicing Agreement or the servicers of the Sawgrass Mills Pari Passu Companion Loans; and

(viii) eighth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Companion Loans on a pro rata basis, in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through eighth, in the event that one or more Sawgrass Mills Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Senior Noteholders under the foregoing clauses first through seventh above and payments are not required to be applied in accordance with the Sawgrass Mills Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Whole Loan (unless the Sawgrass Mills Subordinate Noteholders have cured such a default), after payment of all amounts then payable or reimbursable under the Sawgrass Mills Servicing Agreement, liquidation proceeds and other collections with respect to the Sawgrass Mills Whole Loan (other than yield maintenance charges, the entitlement to which will be determined in accordance with clause fourth below and other than the amounts received from the related guarantor under the payment guaranty relating to the Sawgrass Mills Whole Loan) will generally be applied in the following manner, in each case to the extent of available funds:

(i) first, each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

(ii) second, each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

(iii) third, if the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Whole Loan or the Sawgrass Mills Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balances of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans have been reduced, such excess amount will first be paid to the holder of the Sawgrass Mills Split Mortgage Loan and each holder of the Sawgrass Mills Pari Passu Companion Loans, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout;

(iv) fourth, any yield maintenance charge that is allocable to the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans, to the extent actually paid by the related borrower, will be paid first to the holder of the Sawgrass Mills Split Mortgage Loan and each holder of the Sawgrass Mills Pari Passu Companion Loans, pro rata;

(v) fifth, any Default Interest in excess of the interest paid in accordance with clauses first above and sixth below, will be paid to each holder of the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills Pari Passu Companion Loans, pro rata, based on the total amount of Default Interest then owing to each such party, to the extent not applied to interest on advances or payable to the Sawgrass Mills Master Servicer or the Sawgrass Mills Special Servicer under the Sawgrass Mills Servicing Agreement or the servicers of the Sawgrass Mills Pari Passu Companion Loans;

(vi) sixth, the holders of the Sawgrass Mills Subordinate Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

(vii) seventh, the holders of the Sawgrass Mills Subordinate Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance that remains outstanding;

(viii) eighth, any yield maintenance charge that is allocable to the Sawgrass Mills Subordinate Companion Loans, to the extent actually paid by the related borrower, will be paid to each holder of the Sawgrass Mills Subordinate Companion Loans, pro rata;

(ix) ninth, any Default Interest in excess of the interest paid in accordance with clauses first, fifth and sixth above, will be paid to each holder of the Sawgrass Mills Subordinate Companion Loans, pro rata, based on the total amount of Default Interest then owing to each such party, to the extent not applied to interest on advances or payable to the Sawgrass Mills Master Servicer or the Sawgrass Mills Special Servicer under the Sawgrass Mills Servicing Agreement or the servicers of the Sawgrass Mills Pari Passu Companion Loans; and

(x) tenth, if any excess amount is paid by the related borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Whole Loan or the Sawgrass Mills Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amounts will generally be paid to the holders of the Sawgrass Mills Split Mortgage Loan and Sawgrass Mills Companion Loans, on a pro rata basis, in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through tenth, in the event that one or more Sawgrass Mills Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Senior Noteholders under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Sawgrass Mills Intercreditor Agreement.

Consent Rights of Sawgrass Mills Subordinate Noteholders.    So long as no Sawgrass Mills Control Appraisal Event has occurred, a majority of the holders of the Sawgrass Mills Subordinate Companion Loans, by certificate principal balance, will have the rights and powers of the Sawgrass Mills Directing Certificateholder set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—The Directing Certificateholder’’ in this prospectus supplement. If the Sawgrass Mills Control Appraisal has occurred, the Sawgrass Mills Directing Certificateholder will have those rights and powers.

Termination of Sawgrass Mills Special Servicer.    With respect to the Sawgrass Mills Whole Loan, the Sawgrass Mills Directing Certificateholder will be entitled to terminate the Sawgrass Mills Special Servicer with respect to the special servicing of the Sawgrass Mills Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Sawgrass Mills Servicing Agreement and the Sawgrass Mills Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the applicable rating agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any certificates backed by the Sawgrass Mills Pari Passu Companion Loans.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Sawgrass Mills Whole Loan, resulting in a monetary event of default under the related loan documents, the Sawgrass Mills Subordinate Noteholders will have the right to cure such event of default subject to certain limitations set forth in the Sawgrass Mills Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.    In the event that the Sawgrass Mills Split Mortgage Loan is delinquent at least 60 days in respect of its scheduled monthly debt service payments, or more than 30 days delinquent in respect of its balloon payment, the Sawgrass Mills Subordinate Noteholders will have an option (the ‘‘Sawgrass Mills Purchase Option’’) to purchase the Sawgrass Mills Split Mortgage Loan from the Trust Fund at a price generally equal to the (A) the sum of unpaid principal balance of the Sawgrass Mills Split Mortgage Loan, (B) all accrued and unpaid interest on such balance, (C) all related unreimbursed servicing advances (and all related servicing advances that were reimbursed from general collections on the Sawgrass Mills Whole Loan, but not yet repaid by the related borrower), together with accrued and unpaid interest on all advances and all accrued servicing fees allocable to the Sawgrass Mills Split Mortgage Loan (whether paid or unpaid) and (D) any other additional Trust Fund costs and expenses relating to the Sawgrass Mills Whole Loan plus the applicable liquidation fees. In order to exercise the Sawgrass Mills Purchase Option, the Sawgrass

Mills Subordinate Noteholders will also be required to purchase the Sawgrass Mills Pari Passu Companion Loans for a similar price.

Arundel Mills Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3407568, representing 6.9% the Initial Pool Balance and 8.0% of the Group 1 Balance) (the ‘‘Arundel Mills Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘Arundel Mills Pari Passu Whole Loan’’. The Arundel Mills Pari Passu Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the ‘‘Arundel Mills Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $128,333,334), the ‘‘Arundel Mills Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $128,333,333) and the ‘‘Arundel Mills Pari Passu Note A-3’’ (with an aggregate principal balance as of the Cut-off Date of $128,333,333) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Arundel Mills Mortgaged Property’’). Only the Arundel Mills Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to herein as the Arundel Mills Pari Passu Mortgage Loan. ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Arundel Mills’’ in ANNEX C to this prospectus supplement.

The Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3 have the same Maturity Date and amortization term. The Arundel Mills Pari Passu Note A-1 is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4. The Arundel Mills Pari Passu Note A-3 is currently held by Bank of America, National Association or an affiliate thereof. The Arundel Mills Pari Passu Note A-3 or a portion thereof may be included in a future securitization. The Arundel Mills Pari Passu Note A-3 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘Arundel Mills Intercreditor Agreement’’) among the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 and the holder of the Arundel Mills Pari Passu Note A-3 sets forth the rights of the noteholders. The Arundel Mills Intercreditor Agreement generally provides that the Mortgage Loans that comprise the Arundel Mills Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The Arundel Mills Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Arundel Mills Pari Passu Whole Loan will be allocated pro rata among the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3. Pursuant to the terms of the Arundel Mills Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Arundel Mills Intercreditor Agreement, all payments and proceeds received with respect to the Arundel Mills Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3, to (a) the holder of the Arundel Mills Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Arundel Mills Pari Passu Note A-1, (b) the holder of the Arundel Mills Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Arundel Mills Pari Passu Note A-2 and to (b) the holder of the Arundel Mills Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Arundel Mills Pari Passu Note A-3;

(ii) second, to each of the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 and the holder of the Arundel Mills Pari Passu Note A-3, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3, of all principal payments collected on the Arundel Mills Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the Arundel Mills pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Arundel Mills Pari Passu Note A-1, to the holder of the Arundel Mills Pari Passu Note A-2 and to the holder of the Arundel Mills Pari Passu Note A-3, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or Default Interest, actually collected on the Arundel Mills Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 or the holder of the Arundel Mills Pari Passu Note A-3, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 and the holder of the Arundel Mills Pari Passu Note A-3, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 or the holder of the Arundel Mills Pari Passu Note A-3 pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the Arundel Mills Pari Passu Note A-1, the holder of the Arundel Mills Pari Passu Note A-2 and the holder of the Arundel Mills Pari Passu Note A-3, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Arundel Mills Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Arundel Mills Pari Passu Note A-1. Each option holder under the Pooling and Servicing Agreement will have an option to purchase the Arundel Mills Pari Passu Note A-1 and the holder of the Arundel Mills Pari Passu Note A-2 (or its designees) and the holder of the Arundel Mills Pari Passu Note A-2 (or its designees) will have an option to purchase the Arundel Mills Pari Passu Note A-3, each at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Smith Barney Building A/B Whole Loan

One Mortgage Loan, (Loan No. 3406564, representing 5.4% of the Initial Pool Balance and 6.2% of the Group 1 Balance) (the ‘‘Smith Barney Building Note A Mortgage Loan’’), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Smith Barney Building Mortgaged Property’’) with respective aggregate principal balances as of the Cut-off Date of $99,600,000 (the ‘‘Smith Barney Building Note A’’ which secures the Smith Barney Building Note A Mortgage Loan) and $10,700,000 (the ‘‘Smith Barney Building Note B’’). Only the Smith Barney Building Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Smith Barney Building A/B Whole Loan’’ refers to the Smith Barney Building Note A and the Smith Barney Building Note B, together. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Smith Barney Building’’ in ANNEX C to this prospectus supplement.

The rights of the holder of the Smith Barney Building Note A, initially Bank of America, National Association (the ‘‘Smith Barney Building Note A Holder’’), and the holder of the Smith Barney Building Note B, currently CBRE Realty Finance (the ‘‘Smith Barney Building Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Smith Barney Building Intercreditor Agreement’’). Pursuant to the Smith Barney Building Intercreditor Agreement, the Smith Barney Building Note B is subordinated in right of payment to the Smith Barney Building Note A. The Smith Barney Building Intercreditor Agreement generally provides that the loans that comprise the Smith Barney Building A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Smith Barney Building Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Smith Barney Building A/B Whole Loan will be allocated first, to the holder of the Smith Barney Building Note B, and then, to the holder of Smith Barney Building Note A.

Distributions.    The right of the Smith Barney Building Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Smith Barney Building Note B Holder. Under the terms of the Smith Barney Building Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Smith Barney Building A/B Whole Loan (or, if such default has occurred, but the Smith Barney Building Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Smith Barney Building Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Smith Barney Building Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Smith Barney Building A/B Whole Loan (unless the holder of the Smith Barney Building Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Smith Barney Building Intercreditor Agreement or Pooling and Servicing Agreement, the Smith Barney Building Note B Holder will not be entitled to receive payments of principal or interest until the Smith Barney Building Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Smith Barney Building A/B Whole Loan, resulting in a monetary event of default, the Smith Barney Building Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Smith Barney Building Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period during which the Smith Barney Building Note Holder exercised its cure rights.

Purchase Option.    In the event that the Smith Barney Building Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Smith Barney Building Note B will have an option to purchase the Smith Barney Building Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Smith Barney Building Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any other amounts due under the Smith Barney Building Note A Mortgage Loan (excluding prepayment premiums), all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Smith Barney Building Note A Holder.

Servicing.    The Smith Barney Building Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. Subject to the terms of the Smith Barney Building Intercreditor Agreement, if more than one person holds a direct interest in the Smith Barney Building Note B, such holders are required to appoint an operating advisor to exercise the rights of the Smith Barney Building Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the Smith Barney Building Controlling Holder will mean the Smith Barney Building Controlling Holder acting through its related operating advisor if one has been so appointed. In addition, prior to the occurrence and continuance of a Smith Barney Building Control Appraisal Period (as defined below), the Smith Barney Building Note B Holder, in its capacity as the ‘‘Smith Barney Building Controlling Holder’’ is permitted to remove with respect to the Smith Barney Building A/B Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Smith Barney Building A/B Whole Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’. A ‘‘Smith Barney Building Control Appraisal Period’’ will exist with respect to the Smith Barney Building Mortgage Loan, if and for so long as: (a)(1) the initial Smith Barney Building Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on Smith Barney Building Note B, (y) any Appraisal Reduction Amounts allocated to Smith Barney Building Note B and, without duplication (z) any losses realized with respect to the Smith Barney Building Mortgage Loan under the Pooling and Servicing Agreement that are allocated to Smith Barney Building Note B, plus (3) the amount of any reserve collateral posted by the holder of the Smith Barney Building Note B, is less than 25% of the excess of (1) the initial Smith Barney Building Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Smith Barney Building Note B.

Green Oak Village Place A/B Whole Loan

One Mortgage Loan, (Loan No. 3403670, representing 3.6% of the Initial Pool Balance and 4.2% of the Group 1 Balance) (the ‘‘Green Oak Village Place Note A Mortgage Loan’’), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Green Oak Village Place Mortgaged Property’’) with respective aggregate principal balances as of the Cut-off Date of $67,525,000 (the ‘‘Green Oak Village Place Note A’’ which secures the Green Oak Village Place Note A Mortgage Loan) and $7,475,000 (the ‘‘Green Oak Village Place Note B’’). Only the Green Oak Village Place Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Green Oak Village Place A/B Whole Loan’’ refers to the Green Oak Village Place Note A and the Green Oak Village Place Note B, together. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Green Oak Village Place’’ in ANNEX C to this prospectus supplement.

The rights of the holder of the Green Oak Village Place Note A, initially Bank of America, National Association (the ‘‘Green Oak Village Place Note A Holder’’), and the holder of the Green Oak Village Place Note B, currently Bank of America, National Association (the ‘‘Green Oak Village Place Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Green Oak Village Place Intercreditor Agreement’’). Pursuant to the Green Oak Village Place Intercreditor Agreement, the Green Oak Village Place Note B is subordinated in right of payment to the Green Oak Village Place Note A. The Green Oak Village Place Intercreditor Agreement generally provides that the loans that comprise the Green Oak Village Place A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Green Oak Village Place Intercreditor

Agreement generally provides that expenses, losses and shortfalls relating to the Green Oak Village Place A/B Whole Loan will be allocated first, to the holder of the Green Oak Village Place Note B, and then, to the holder of Green Oak Village Place Note A.

Distributions.    The right of the Green Oak Village Place Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Green Oak Village Place Note B Holder. Under the terms of the Green Oak Village Place Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Green Oak Village Place A/B Whole Loan (or, if such default has occurred, but the Green Oak Village Place Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Green Oak Village Place Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Green Oak Village Place Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Green Oak Village Place A/B Whole Loan (unless the holder of the Green Oak Village Place Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Green Oak Village Place Intercreditor Agreement or Pooling and Servicing Agreement, the Green Oak Village Place Note B Holder will not be entitled to receive payments of principal or interest until the Green Oak Village Place Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Green Oak Village Place A/B Whole Loan, resulting in a monetary event of default, the Green Oak Village Place Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Green Oak Village Place Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period during which the Green Oak Village Place Note Holder exercised its cure rights.

Purchase Option.    In the event that the Green Oak Village Place Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Green Oak Village Place Note B will have an option to purchase the Green Oak Village Place Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Green Oak Village Place Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any other amounts due under the Green Oak Village Place Note A Mortgage Loan (excluding prepayment premiums), all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Green Oak Village Place Note A Holder.

Servicing.    The Green Oak Village Place Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. Subject to the terms of the Green Oak Village Place Intercreditor Agreement, if more than one person holds a direct interest in the Green Oak Village Place Note B, such holders are required to appoint an operating advisor to exercise the rights of the Green Oak Village Place Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the Green Oak Village Place Controlling Holder will mean the Green Oak Village Place Controlling Holder acting through its related operating advisor if one has so been appointed. In addition, prior to the occurrence and continuance of a Green Oak Village Place Control Appraisal Period (as defined below), the Green Oak Village Place Note B Holder, in its capacity as the ‘‘Green Oak Village Place Controlling Holder’’ is permitted to remove with respect to the Green Oak Village Place A/B Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Green Oak Village Place A/B Whole Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’. A ‘‘Green Oak Village Place Control Appraisal Period’’ will exist with respect to the Green Oak Village Place Mortgage Loan, if and for so long as: (a)(1) the initial Green Oak Village Place Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise)

allocated to and received on Green Oak Village Place Note B, (y) any Appraisal Reduction Amounts allocated to Green Oak Village Place Note B and, without duplication (z) any losses realized with respect to the Green Oak Village Place Mortgage Loan under the Pooling and Servicing Agreement that are allocated to Green Oak Village Place Note B, plus (3) the amount of any reserve collateral posted by the holder of the Green Oak Village Place Note B, is less than 25% of the excess of (1) the initial Green Oak Village Place Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Green Oak Village Place Note B.

West Hartford Portfolio A/B Whole Loan

One Mortgage Loan, (Loan No. 3404396, representing 2.0% of the Initial Pool Balance and 14.4% of the Group 2 Balance) (the ‘‘West Hartford Portfolio Note A Mortgage Loan’’), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘West Hartford Portfolio Mortgaged Property’’) with respective aggregate principal balances as of the Cut-off Date of $37,179,141 (the ‘‘West Hartford Portfolio Note A’’ which secures the West Hartford Portfolio Note A Mortgage Loan) and $2,798,430 (the ‘‘West Hartford Portfolio Note B’’). Only the West Hartford Portfolio Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘West Hartford Portfolio A/B Whole Loan’’ refers to the West Hartford Portfolio Note A and the West Hartford Portfolio Note B, together. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—West Hartford Portfolio’’ in ANNEX C to this prospectus supplement.

The rights of the holder of the West Hartford Portfolio Note A, initially Bank of America, National Association (the ‘‘West Hartford Portfolio Note A Holder’’), and the holder of the West Hartford Portfolio Note B, currently RCG Longview (the ‘‘West Hartford Portfolio Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘West Hartford Portfolio Intercreditor Agreement’’). Pursuant to the West Hartford Portfolio Intercreditor Agreement, the West Hartford Portfolio Note B is subordinated in right of payment to the West Hartford Portfolio Note A. The West Hartford Portfolio Intercreditor Agreement generally provides that the loans that comprise the West Hartford Portfolio A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The West Hartford Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the West Hartford Portfolio A/B Whole Loan will be allocated first, to the holder of the West Hartford Portfolio Note B, and then, to the holder of West Hartford Portfolio Note A.

Distributions.    The right of the West Hartford Portfolio Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the West Hartford Portfolio Note B Holder. Under the terms of the West Hartford Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the West Hartford Portfolio A/B Whole Loan (or, if such default has occurred, but the West Hartford Portfolio Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the West Hartford Portfolio Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the West Hartford Portfolio Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the West Hartford Portfolio A/B Whole Loan (unless the holder of the West Hartford Portfolio Note B has cured such a default), after payment of all amounts then payable or reimbursable under the West Hartford Portfolio Intercreditor Agreement or Pooling and Servicing Agreement, the West Hartford Portfolio Note B Holder will not be entitled to receive payments of principal or interest until the West Hartford Portfolio Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the West Hartford Portfolio A/B Whole Loan, resulting in a monetary event of default, the West

Hartford Portfolio Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the West Hartford Portfolio Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period during which the West Hartford Portfolio Note Holder exercised its cure rights.

Purchase Option.    In the event that the West Hartford Portfolio Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the West Hartford Portfolio Note B will have an option to purchase the West Hartford Portfolio Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the West Hartford Portfolio Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any other amounts due under the West Hartford Portfolio Note A Mortgage Loan (excluding prepayment premiums, default interest and late charges), all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the West Hartford Portfolio Note A Holder.

Servicing.    The West Hartford Portfolio Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. Subject to the terms of the West Hartford Portfolio Intercreditor Agreement, if more than one person holds a direct interest in the West Hartford Portfolio Note B, such holders are permitted to appoint an operating advisor to exercise the rights of the West Hartford Portfolio Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the West Hartford Portfolio Controlling Holder will mean the West Hartford Portfolio Controlling Holder acting through its related operating advisor if one has been so appointed. In addition, prior to the occurrence and continuance of a West Hartford Portfolio Control Appraisal Period (as defined below), the West Hartford Portfolio Note B Holder, in its capacity as the ‘‘West Hartford Portfolio Controlling Holder’’ is permitted to remove with respect to the West Hartford Portfolio A/B Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the West Hartford Portfolio A/B Whole Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’. ‘‘West Hartford Portfolio Control Appraisal Period’’ will exist with respect to the West Hartford Portfolio Mortgage Loan, if and for so long as: (a)(1) the initial West Hartford Portfolio Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on West Hartford Portfolio Note B, (y) any Appraisal Reduction Amounts allocated to West Hartford Portfolio Note B and, without duplication (z) any losses realized with respect to the West Hartford Portfolio Mortgage Loan under the Pooling and Servicing Agreement that are allocated to West Hartford Portfolio Note B, plus (3) the amount of any reserve collateral posted by the holder of the West Hartford Portfolio Note B, is less than 25% of the excess of (1) the initial West Hartford Portfolio Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the West Hartford Portfolio Note B.

CVS Portfolio Louisiana Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3406312, representing 0.7% the Initial Pool Balance and 0.8% of the Group 1 Balance) (the ‘‘CVS Portfolio Louisiana Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘CVS Portfolio Louisiana Pari Passu Whole Loan’’. The CVS Portfolio Louisiana Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘CVS Portfolio Louisiana Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $12,717,500) and the ‘‘CVS Portfolio Louisiana Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $12,717,500) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘CVS Portfolio Louisiana Mortgaged Property’’). Only the CVS Portfolio Louisiana Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to herein as the CVS Portfolio Louisiana Pari Passu Mortgage Loan.

The CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2 have the same Maturity Date and amortization term. The CVS Portfolio Louisiana Pari Passu Note A-1 is included in the trust established in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4).

An intercreditor agreement (the ‘‘CVS Portfolio Louisiana Intercreditor Agreement’’) between the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 and the holder of the CVS Portfolio Louisiana Pari Passu Note A-2 sets forth the rights of the noteholders. The CVS Portfolio Louisiana Intercreditor Agreement generally provides that the Mortgage Loans that comprise the CVS Portfolio Louisiana Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The CVS Portfolio Louisiana Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CVS Portfolio Louisiana Pari Passu Whole Loan will be allocated pro rata among the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2. Pursuant to the terms of the CVS Portfolio Louisiana Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the CVS Portfolio Louisiana Intercreditor Agreement, all payments and proceeds received with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2, to (a) the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS Portfolio Louisiana Pari Passu Note A-1 and to (b) the holder of the CVS Portfolio Louisiana Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS Portfolio Louisiana Pari Passu Note A-2;

(ii) second, to each of the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 and the holder of the CVS Portfolio Louisiana Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2, of all principal payments collected on the CVS Portfolio Louisiana Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the CVS Portfolio Louisiana pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 and to the holder of the CVS Portfolio Louisiana Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or Default Interest, actually collected on the CVS Portfolio Louisiana Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 or the holder of the CVS Portfolio Louisiana Pari Passu Note A-2, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 and the holder of the CVS Portfolio Louisiana Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 or the holder of the CVS Portfolio Louisiana Pari Passu Note A-2 pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the CVS Portfolio Louisiana Pari Passu Note A-1 and the holder of the CVS Portfolio Louisiana Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the CVS Portfolio Louisiana Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the CVS Portfolio Louisiana Pari Passu Note A-1. Each option holder under the Pooling and Servicing Agreement will have an option to purchase the CVS Portfolio Louisiana Pari Passu Note A-1 and the holder of the CVS Portfolio Louisiana Pari Passu Note A-2 (or its designees) will have an option to purchase the CVS Portfolio Louisiana Pari Passu Note A-2, each at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

CVS Portfolio Texas Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3405982, representing 0.6% the Initial Pool Balance and 0.8% of the Group 1 Balance) (the ‘‘CVS Portfolio Texas Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘CVS Portfolio Texas Pari Passu Whole Loan’’. The CVS Portfolio Texas Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘CVS Portfolio Texas Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $12,060,000) and the ‘‘CVS Portfolio Texas Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $12,060,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘CVS Portfolio Texas Mortgaged Property’’). Only the CVS Portfolio Texas Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to herein as the CVS Portfolio Texas Pari Passu Mortgage Loan.

The CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2 have the same Maturity Date and amortization term. The CVS Portfolio Texas Pari Passu Note A-1 is included in the trust established in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4).

An intercreditor agreement (the ‘‘CVS Portfolio Texas Intercreditor Agreement’’) between the holder of the CVS Portfolio Texas Pari Passu Note A-1 and the holder of the CVS Portfolio Texas Pari Passu Note A-2 sets forth the rights of the noteholders. The CVS Portfolio Texas Intercreditor Agreement generally provides that the Mortgage Loans that comprise the CVS Portfolio Texas Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The CVS Portfolio Texas Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CVS Portfolio Texas Pari Passu Whole Loan will be allocated pro rata among the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2. Pursuant to the terms of the CVS Portfolio Texas Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the CVS Portfolio Texas Intercreditor

Agreement, all payments and proceeds received with respect to the CVS Portfolio Texas Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2, to (a) the holder of the CVS Portfolio Texas Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS Portfolio Texas Pari Passu Note A-1 and to (b) the holder of the CVS Portfolio Texas Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS Portfolio Texas Pari Passu Note A-2;

(ii) second, to each of the holder of the CVS Portfolio Texas Pari Passu Note A-1 and the holder of the CVS Portfolio Texas Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2, of all principal payments collected on the CVS Portfolio Texas Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the CVS Portfolio Texas pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS Portfolio Texas Pari Passu Note A-1 and to the holder of the CVS Portfolio Texas Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or Default Interest, actually collected on the CVS Portfolio Texas Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than the holder of the CVS Portfolio Texas Pari Passu Note A-1 or the holder of the CVS Portfolio Texas Pari Passu Note A-2, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS Portfolio Texas Pari Passu Note A-1 and the holder of the CVS Portfolio Texas Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than the holder of the CVS Portfolio Texas Pari Passu Note A-1 or the holder of the CVS Portfolio Texas Pari Passu Note A-2 pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the CVS Portfolio Texas Pari Passu Note A-1 and the holder of the CVS Portfolio Texas Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the CVS Portfolio Texas Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the CVS Portfolio Texas Pari Passu Note A-1. Each option holder under the Pooling and Servicing Agreement will have an option to purchase the CVS Portfolio Texas Pari Passu Note A-1 and the holder of the CVS Portfolio Texas Pari Passu Note A-2 (or its designees) will have an option to purchase the CVS Portfolio Texas Pari Passu Note A-2, each at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

CVS – Gulfport Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3406313, representing 0.1% the Initial Pool Balance and 0.1% of the Group 1 Balance) (the ‘‘CVS – Gulfport Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘CVS – Gulfport Pari Passu Whole Loan’’. The CVS – Gulfport Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘CVS – Gulfport Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $1,722,500) and the ‘‘CVS – Gulfport Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $1,722,500) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘CVS – Gulfport Mortgaged Property’’). Only the CVS – Gulfport Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to herein as the CVS – Gulfport Pari Passu Mortgage Loan.

The CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2 have the same Maturity Date and amortization term. The CVS – Gulfport Pari Passu Note A-1 is included in the trust established in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-4).

An intercreditor agreement (the ‘‘CVS – Gulfport Intercreditor Agreement’’) between the holder of the CVS – Gulfport Pari Passu Note A-1 and the holder of the CVS – Gulfport Pari Passu Note A-2 sets forth the rights of the noteholders. The CVS – Gulfport Intercreditor Agreement generally provides that the Mortgage Loans that comprise the CVS – Gulfport Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The CVS – Gulfport Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CVS – Gulfport Pari Passu Whole Loan will be allocated pro rata among the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2. Pursuant to the terms of the CVS – Gulfport Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the CVS – Gulfport Intercreditor Agreement, all payments and proceeds received with respect to the CVS – Gulfport Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2, to (a) the holder of the CVS – Gulfport Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS – Gulfport Pari Passu Note A-1 and to (b) the holder of the CVS – Gulfport Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the CVS – Gulfport Pari Passu Note A-2;

(ii) second, to each of the holder of the CVS – Gulfport Pari Passu Note A-1 and the holder of the CVS – Gulfport Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2, of all principal payments collected on the CVS – Gulfport Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund

Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the CVS – Gulfport pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS – Gulfport Pari Passu Note A-1 and to the holder of the CVS – Gulfport Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or Default Interest, actually collected on the CVS – Gulfport Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than the holder of the CVS – Gulfport Pari Passu Note A-1 or the holder of the CVS – Gulfport Pari Passu Note A-2, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the CVS – Gulfport Pari Passu Note A-1 and the holder of the CVS – Gulfport Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than the holder of the CVS – Gulfport Pari Passu Note A-1 or the holder of the CVS – Gulfport Pari Passu Note A-2 pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the CVS – Gulfport Pari Passu Note A-1 and the holder of the CVS – Gulfport Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the CVS – Gulfport Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the CVS – Gulfport Pari Passu Note A-1. Each option holder under the Pooling and Servicing Agreement will have an option to purchase the CVS – Gulfport Pari Passu Note A-1 and the holder of the CVS – Gulfport Pari Passu Note A-2 (or its designees) will have an option to purchase the CVS – Gulfport Pari Passu Note A-2, each at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘Summary of Prospectus Supplement—Certain Mortgage Loan Calculations’’ and in ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Loan Group	% of Applicable Loan Group Balance	Cut-off Date Balance per Unit	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Underwritten DSCR	Mortgage Rate
Collier Center	BofA	$144,500,000	7.8%	Office	1	9.0%	$255	69.9%	69.9%	1.25x	6.245%
Sawgrass Mills	BofA	132,647,059	7.1	Retail	1	8.3%	$413	80.0%	80.0%	1.20x	5.820%
Arundel Mills	BofA	128,333,333	6.9	Retail	1	8.0%	$298	70.0%	66.7%	1.08x	6.140%
Summit Office Campus	BofA	120,000,000	6.5	Office	1	7.5%	$116	72.7%	68.3%	1.13x	6.250%
Smith Barney Building	BofA	99,600,000	5.4	Office	1	6.2%	$529	82.2%	82.2%	1.39x	5.605	%(1)
708 Third Avenue	BofA	72,000,000	3.9	Office	1	4.5%	$207	59.3%	50.2%	1.01x	5.903%
Green Oak Village Place	BofA	67,525,000	3.6	Retail	1	4.2%	$214	65.4%	66.3%	1.20x	5.435	%(1)
Visconti	BofA	64,500,000	3.5	Multifamily	2	25.0%	$217,172	56.1%	56.1%	1.33x	5.574%
Sherman Oaks Marriott	BofA	55,000,000	3.0	Hotel	1	3.4%	$258,216	72.9%	62.7%	1.31x	6.403%
4000 Wisconsin Avenue	BofA	53,000,000	2.9	Office	1	3.3%	$108	33.1%	33.1%	1.47x	6.325%
Total/Wtd. Avg.		$937,105,392	50.4%					69.0%	66.8%	1.22x	5.986%

(1)	Mortgage rate rounded to three decimals places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting Cross-Collateralized Sets of Mortgage Loans as an individual Mortgage Loan for this purpose) detailed above can be found in ANNEX C to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Forty of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 40.7% of the Initial Pool Balance and 47.3% of the Group 1 Balance, are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one Mortgaged Property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 7.8% of the Initial Pool Balance and 9.0% of the Group 1 Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such Mortgaged Property, it may be significant to the success of such Mortgaged Properties.

Certain of the Multifamily Mortgaged Properties may have material concentrations of low-income, student or military tenants. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks— Multifamily Properties’’ in the accompanying prospectus.

Ground Leases and Other Non-Fee Interests.    Twelve Mortgaged Properties (securing Mortgage Loans representing 21.6% of the aggregate allocated amount of the Initial Pool Balance and 25.1% of the aggregate allocated amount of the Group 1 Balance) are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property (but not by a Mortgage on the accompanying fee interest). Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Lender/Borrower Relationships.    The Sponsor, the Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Sponsor, the Mortgage Loan Seller, the Depositor or such other entities.

Additional Financing.    Certain of the Mortgaged Properties are encumbered or may be encumbered by additional financing as described in the chart entitled ‘‘ADDITIONAL FINANCING’’ which follows. The existence of additional indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

The various types of additional financing are set forth in the following table entitled ‘‘ADDITIONAL FINANCING’’ as well as in ‘‘—SPLIT LOANS’’, ‘‘—MEZZANINE DEBT’’ and
‘‘—ADDITIONAL DEBT NOT SECURED BY THE RELATED MORTGAGED PROPERTY’’ below:

ADDITIONAL FINANCING

Type of Additional Debt(1)(2)(3)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(4)	8	26.5%	28.4%	14.4%
Unsecured	2	6.8%	7.9%	—
Future
Secured	2	1.1%	1.3%	—
Unsecured	18	48.3%	50.6%	34.2%

(1)	Three Mortgage Loans, Loan Nos. 3407000, 3407568 and 3406564 have existing additional debt and allow future debt which results in such Mortgage Loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.
(2)	Existing and future categories include mezzanine debt.
(3)	Excludes unsecured trade payables.
(4)	Includes five Mortgage Loans, Loan Nos. 3407000, 3407568, 3406312, 3405982 and 3406313, that have pari passu debt.

SPLIT LOANS

Certain information about the split Mortgage Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Principal Balance as of the Cut-off Date	Other Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Sawgrass Mills	3407000	7.1%	8.3%	—	$132,647,059	$687,352,941	$30,000,000
Arundel Mills	3407568	6.9%	8.0%	—	$128,333,333	$256,666,667	—
Smith Barney Building	3406564	5.4%	6.2%	—	$99,600,000	—	$10,700,000
Green Oak Village Place	3403670	3.6%	4.2%	—	$67,525,000	—	$7,475,000
West Hartford Portfolio	3404396	2.0%	—	14.4%	$37,179,141	—	$2,798,430
CVS Portfolio Louisiana	3406312	0.7%	0.8%	—	$12,717,500	$12,717,500	—
CVS Portfolio Texas	3405982	0.6%	0.8%	—	$12,060,000	$12,060,000	—
CVS – Gulfport	3406313	0.1%	0.1%	—	$1,722,500	$1,722,500	—
See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’, ‘‘—Arundel Mills Pari Passu Whole Loan’’, —Smith Barney Building A/B Whole Loan’’, ‘‘—Green Oak Village Place A/B Whole Loan’’, ‘‘—West Hartford Portfolio A/B Whole Loan’’, ‘‘—CVS Portfolio Louisiana Pari Passu Whole Loan’’, ‘‘—CVS Portfolio Texas Pari Passu Whole Loan’’ and ‘‘—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Future Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)

Subject to certain conditions set forth (including, but not limited to, the debt service coverage ratio and loan-to-value ratio tests indicated below) in the related loan agreement, the borrower under the following Mortgage Loans are permitted to incur other subordinate debt secured by the related Mortgaged Property:

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group	Combined Maximum LTV Ratio	Combined Minimum DSCR
3406143	$14,290,000	0.8%	1	0.9%	75.0%	1.10x
19289	$6,234,527	0.3%	1	0.4%	80.0%	1.20x

MEZZANINE DEBT

Certain information about mezzanine debt that has been or may be incurred is set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	18	48.3%	50.6%	34.2%
Existing	1	6.5%	7.5%	—

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement. The holder of a mezzanine loan may have the right to approve certain alterations to the Mortgaged Property. In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee’s consent.

As of the date hereof, the Mortgage Loan Seller has informed us of the following existing mezzanine debt:

Existing Mezzanine Debt as of the Cut-off Date

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	Mezzanine Debt Balance
3407712	$120,000,000	6.5%	7.5%	$20,000,000

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan; and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan and as calculated in accordance with the related loan documents, will result in a maximum loan-to-value ratio greater than or a minimum debt service coverage ratio less than, those set forth in the table entitled ‘‘Future Mezzanine Debt Permitted Under the Related Loan Documents’’ below.

Certain information regarding Mortgage Loans that allow future mezzanine debt is set forth in the following table:

Future Mezzanine Debt Permitted Under the Related Loan Documents

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
3406454	$144,500,000	7.8%	1	9.0%	75.0%	1.25x
3407000	$132,647,059	7.1%	1	8.3%	85.0%	1.05x
3407568	$128,333,333	6.9%	1	8.0%	80.0%	1.20x
3406564(1)	$99,600,000	5.4%	1	6.2%	90.0%	1.15x
3406741	$72,000,000	3.9%	1	4.5%	75.0%	1.20x
3400666(2)	$64,500,000	3.5%	2	25.0%	70.0%	1.15x
3408214(3)	$55,000,000	3.0%	1	3.4%	80.0%	1.25x
3406633(4)	$31,450,000	1.7%	1	2.0%	85.0%	1.15x
3405207(2)(5)	$28,500,000	1.5%	1	1.8%	80.0%	1.20x
3403431(6)	$25,000,000	1.3%	1	1.6%	80.0%	1.05x
3402195	$24,976,063	1.3%	1	1.6%	70.0%	1.30x
3406190(5)	$21,376,000	1.2%	1	1.3%	80.0%	1.20x
3407104(2)	$14,450,000	0.8%	1	0.9%	80.0%	1.20x
3407315	$14,000,000	0.8%	1	0.9%	75.0%	1.25x
3402986(2)(7)	$13,700,000	0.7%	2	5.3%	80.0%	1.20x
3405205(5)(8)	$13,500,000	0.7%	1	0.8%	80.0%	1.20x
3402665(2)(9)	$9,895,171	0.5%	2	3.8%	80.0%	1.20x
3408543(2)(5)	$4,525,000	0.2%	1	0.3%	80.0%	1.10x

(1)	Does not require delivery to the mortgagee of confirmation from the Rating Agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan.
(2)	Only permitted on a one-time basis.
(3)	Only permitted following the ‘‘REMIC Prohibition Period’’ as such term is used in the related loan documents.
(4)	Permitted only following the later of November 11, 2007 and disbursement of the ‘‘DS Release Amount’’ (as that term is used in the related loan documents) to the related borrower.
(5)	Only allowed subsequent to three years after the closing date of the related Mortgage Loan.
(6)	Only allowed subsequent to four years from the Closing Date of this securitization.
(7)	Only allowed subsequent to four years from the closing date of the related Mortgage Loan.
(8)	Permissible in the mortgagee’s sole discretion.
(9)	Only allowed subsequent to two years from the closing date of the related Mortgage Loan.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY (OTHER THAN MEZZANINE DEBT)

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Existing Additional Debt Not Secured by the Related Mortgaged Property
(Other than Mezzanine Debt)

In the case of one Mortgage Loan (Loan No. 24785, representing 0.4% of the Initial Pool Balance and 0.4% of the Group 1 Balance), there is existing unsecured subordinate debt in the amount of $250,000.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the

Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in Annex A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-six of the Mortgaged Properties (23 of the

Mortgaged Properties securing Mortgage Loans in Loan Group 1 and three of the Mortgaged Properties securing Mortgage Loans in Loan Group 2), securing 27.5% of the Initial Pool Balance (26.0% of the Group 1 Balance and 37.0% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the States of Washington, California, Utah, Oregon, Idaho, Nevada and seismic zones 3 and 4. Only Loan No. 3408214 (representing 3.0% of the Initial Pool Balance and 3.4% of the Group 1 Balance), has a PML in excess of 20%, however such Mortgage Loan has earthquake insurance.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

(11) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; and

(12) a copy of the related mortgage loan checklist;

provided, however, with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (12) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the Mortgage Loan Seller will have, with respect to such Mortgage Loan only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the closing date of this securitization, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the closing date of this securitization, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to the Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5)

and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See ‘‘The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement. Pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by the Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a legal, valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances;

(3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the closing date of this securitization, or during the 12-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

(5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the closing date of this securitization, to the Mortgage Loan Seller’s actual knowledge no such rights have been asserted;

(6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note, Mortgage or any other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan;

(7) in the case of each Mortgage Loan, the related Mortgaged Property (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller as of the closing date of this securitization has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller’s knowledge, is free and clear of any damage which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or a letter of credit was obtained in an amount equal to 125% of the amount estimated to be sufficient to effect the necessary repairs or such other amount as a prudent commercial lender would deem appropriate);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any significant or material environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by an ALTA title insurance policy or an equivalent form of lender’s title insurance policy (or, if not yet issued, evidenced by a ‘‘marked-up’’ pro forma title policy or a title commitment) in the original principal amount of such Mortgage Loan, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

(13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

(14) the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for interest only payments without principal amortization (except as disclosed in this prospectus supplement) or provides for the negative amortization of interest except for the ARD Loan to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization’’ in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the Mortgage Loan Seller discovers or is notified of a material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that material breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material breach within the Initial Resolution Period, the Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a material breach that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase and substitution set forth above for such material document defects or material breaches as described under ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any material breach of a representation and warranty.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSOR

Bank of America, National Association.    Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

OTHER ORIGINATOR (OTHER THAN THE SPONSOR)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a Sponsor, originated 20 underlying mortgage loans, representing 4.6% of the Initial Pool Balance (19 Mortgage Loans representing 5.2% of the Group 1 Balance and one Mortgage Loan representing 0.9% of the Group 2 Balance). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger’s loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415) 331-3220. Through October 31, 2007, Bridger has originated in excess of $4.9 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, National Association, which in turn is selling those loans to the Trust Fund. Bank of America Strategic Investment Corporation, (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘The Trustee’’, ‘‘THE CERTIFICATE ADMINISTRATOR’’, ‘‘The Servicers’’ and ‘‘Servicing of the Mortgage Loans’’. Additional information may also be found in the accompanying prospectus under ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Master Servicer, the Special Servicer, the primary servicers and the Mortgage Loan Seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2007, Wells Fargo Bank was acting as trustee on more than 300 series of commercial mortgage-backed securities with an aggregate principal balance of over $375 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the 12 months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Loans and other contents of the mortgage loan files on behalf of the Trustee and the

Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of September 30, 2007, Wells Fargo Bank was acting as custodian of more than 48,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first through eighth paragraphs above concerning the Trustee has been provided by the Trustee.

Wells Fargo Bank will be the master servicer with respect to Sawgrass Mills Split Mortgage Loan (Loan No. 3407000, representing 7.1% of the Initial Pool Balance and 8.3% of the Group 1 Balance) pursuant to the Sawgrass Mills Servicing Agreement.

THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR

LaSalle Bank National Association (‘‘LaSalle’’) will be the Certificate Administrator under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as Certificate Administrator on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 720 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of September 30, 2007, LaSalle serves as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The Depositor, Master Servicer and Special Servicer may maintain other banking relationships in the ordinary course of business with the Certificate Administrator. The Certificate Administrator’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – BACM 2007-5 or at such other address as the Certificate Administrator may designate from time to time.

The long-term unsecured debt of LaSalle is rated ‘‘AA+’’ by S&P, ‘‘Aaa’’ by Moody’s and ‘‘AA’’ by Fitch.

Using information set forth in this prospectus supplement, the Certificate Administrator will develop the cash flow model for the trust. Based on the monthly loan information provided by the

Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Servicers

The Master Servicer

The Sponsor, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘Bank of America, National Association, as Servicer’’ in the accompanying prospectus.

The Special Servicer

Centerline Servicing Inc. (‘‘Centerline’’) will be the special servicer (other than with respect to the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan) and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the Pooling and Servicing Agreement. Centerline is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly owned subsidiary of Centerline Holding Company, a public traded company. Centerline REIT Inc., an affiliate of Centerline, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of Centerline are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’, ‘‘—Defaulted Mortgage Loans; Purchase Option’’ and ‘‘—REO Properties’’ in this prospectus supplement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described under ‘‘—Termination of the Special Servicer’’ in this prospectus supplement. Certain limitations on the special servicer’s liability under the Pooling and Servicing Agreement are described under ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement. Centerline will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

Centerline is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘strong’’ by S&P. Centerline also has a special servicer rating of ‘‘CSS1’’ from Fitch. As of September 30, 2007, Centerline was named special servicer in approximately 77 transactions representing approximately 11,981 loans, with an aggregate outstanding principal balance of approximately $102.97 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, the Virgin Islands and Puerto Rico. With respect to these transactions as of September 30, 2007, Centerline was administering approximately 40 assets with an outstanding principal balance of approximately $204.4 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2007, Centerline has resolved 294 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

The Special Servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the Certificateholders (and any Companion Loan Holder, if applicable). This account or accounts will be an ‘‘Eligible Account’’ (as defined in the Pooling and Servicing Agreement). The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

Centerline has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with Pooling and Servicing Agreement, applicable law and the applicable Servicing Standard.

Centerline has been special servicing assets for approximately five years and employs a seasoned asset management staff with an average of 14 years experience in this line of business. Two additional senior manager in the special servicing group have 31 and 19 years of industry experience, respectively. Centerline was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated commercial mortgaged-backed securities for its own account and those of its managed funds. Since December 31, 2002 the number of the commercial mortgage-backed securities transactions with respect to which Centerline is the named special servicer has growth from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 73 transactions consisting of approximately 11,893 loans with an approximate outstanding aggregate principal balance of $101.7 billion as of September 30, 2007. The four non-commercial mortgaged-backed securities transactions were acquired by Centerline in the first quarter of 2007.

The information set forth in this prospectus supplement concerning Centerline has been provided by it.

Other Significant Servicer

Midland Loan Services, Inc. will be a primary servicer for 16 of the Mortgage Loans representing 10.6% of the Initial Pool Balance (and 12.3% of the Group 1 Balance) including: (A) 15 Mortgage Loans (representing 3.5% of the Initial Pool Balance and 4.0% of the Group 1 Balance) pursuant to a sub-servicing agreement to be entered into with the Master Servicer and (B) one Mortgage Loan, the Sawgrass Mills Split Mortgage Loan (Loan No. 3407000, representing 7.1% of the Initial Pool Balance and 8.3% of the Group 1 Balance), pursuant to a sub-servicing agreement with the Sawgrass Mills Master Servicer. Midland Loan Services, Inc. is a Delaware corporation and is a wholly owned subsidiary of PNC Bank, National Association. Midland Loan Services, Inc.’s principal servicing offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

The information set forth above under ‘‘Other Significant Servicers’ in this prospectus supplement concerning Midland Loan Services, Inc. (other than the number of Mortgage Loans and percentage of the Initial Pool Balance to be primary serviced by Midland Loan Services, Inc.) has been provided by it.

Compensation and Expenses

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee/Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time
Special Servicing Fee/Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee and Certificate Administrator	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Additional Certificate Administrator Compensation / Certificate Administrator	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Reimbursement of Servicing Advances/ Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to Time
Interest on Servicing Advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances/ Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Indemnification Expenses/Trustee, Certificate Administrator Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The Sawgrass Mills Master Servicer and the Sawgrass Mills Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Sawgrass Mills Split Mortgage Loan pursuant to the Sawgrass Mills Servicing Agreement. The Arundel Mills Master Servicer and the Arundel Mills Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Arundel Mills Pari Passu Mortgage Loan pursuant to the Arundel Mills Servicing Agreement. The CVS Portfolio Louisiana Master Servicer and the CVS Portfolio Louisiana Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the CVS Portfolio Louisiana Pari Passu Mortgage Loan pursuant to the CVS Portfolio Louisiana Servicing Agreement. The CVS Portfolio Texas Master Servicer and the CVS Portfolio Texas Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the CVS Portfolio Texas Pari Passu Mortgage Loan pursuant to the CVS Portfolio Texas Servicing Agreement. The CVS – Gulfport Master Servicer and the CVS – Gulfport Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the CVS – Gulfport Pari Passu Mortgage Loan pursuant to the CVS – Gulfport Servicing Agreement.
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer, the Trustee or the Certificate Administrator in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.
(4)	As of the Cut-off Date the Master Servicing Fee Rate (which, for the avoidance of doubt, includes any related sub-servicing fees) for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0300% per annum to 0.1000% per annum and the weighted average Master Servicing Fee Rate is approximately 0.0602% per annum as described in this ‘‘COMPENSATION AND EXPENSES’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘Compensation and Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00118% per annum and a portion of such fee will be paid to the Certificate Administrator, as described in this prospectus supplement under ‘‘The Trustee’’ and ‘‘The Certificate Administrator and Remic Administrator’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan;

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.0602% per annum; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Certificate Administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’:

•	will equal 1.00% (the ‘‘Workout Fee Rate’’) of all payments of principal and interest received on all Corrected Mortgage Loans; and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’:

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest) and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘The Pooling and Servicing Agreements—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee and a portion of the Trustee Fee will be paid to the Certificate Administrator as described in the above table. Each of the Trustee and the Certificate Administrator is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee or the Certificate Administrator, as applicable, out of its own funds, without reimbursement. In addition to its portion of the Trustee Fee, the Certificate Administrator is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The Depositor, the Servicer, the Special Servicer, the Trustee (and any co-trustee, if applicable) and the Certificate Administrator are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (excluding the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to: (A) the Sawgrass Mills Split Mortgage Loan, which will be serviced by the Sawgrass Mills Master Servicer and the Sawgrass Mills Special Servicer pursuant to the Sawgrass Mills Servicing Agreement, (B) the Arundel Mills Pari Passu Mortgage Loan, which will be serviced by the Arundel Mills Master Servicer and the Arundel Mills Special Servicer pursuant to the Arundel Mills Servicing Agreement, (C) the CVS Portfolio Louisiana Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Louisiana Master Servicer and the CVS Portfolio Louisiana Special Servicer pursuant to the CVS Portfolio Louisiana Servicing Agreement, (D) the CVS Portfolio Texas Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Texas Master Servicer and the CVS Portfolio Texas Special Servicer pursuant to the CVS Portfolio Texas Servicing Agreement, and (E) the CVS – Gulfport Pari Passu Mortgage Loan, which will be serviced by the CVS – Gulfport Master Servicer and the CVS – Gulfport Special Servicer pursuant to the CVS – Gulfport Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee and the Certificate Administrator required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the Sawgrass Mills Split Mortgage Loan is permitted to vote on any matter requiring the direction and/or consent of the holder of the Sawgrass Mills Split Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the Sawgrass Mills Servicing Agreement will direct the vote of the Sawgrass Mills Trustee as set forth in the Sawgrass Mills Servicing Agreement. Additionally, at any time that the Trustee, as holder of the Arundel Mills Pari Passu Mortgage Loan, is permitted to vote on any matter requiring the direction and/or consent of the holder of the Arundel Mills Pari Passu Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the Arundel Mills Servicing Agreement will direct the Arundel Mills Trustee’s vote as set forth in the Arundel Mills Servicing Agreement. Additionally, at any time that the Trustee, as holder of the CVS Portfolio Louisiana Pari Passu Mortgage Loan, is permitted to vote on any matter requiring the direction and/or consent of the holder of the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the CVS Portfolio Louisiana Servicing Agreement will direct the CVS Portfolio Louisiana Trustee’s vote as set forth in the CVS Portfolio Louisiana Servicing Agreement.

Additionally, at any time that the Trustee, as holder of the CVS Portfolio Texas Pari Passu Mortgage Loan, is permitted to vote on any matter requiring the direction and/or consent of the holder of the CVS Portfolio Texas Pari Passu Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the CVS Texas Louisiana Servicing Agreement will direct the CVS Portfolio Texas Trustee’s vote as set forth in the CVS Portfolio Texas Servicing Agreement. Additionally, at any time that the Trustee, as holder of the CVS – Gulfport Pari Passu Mortgage Loan, is permitted to vote on any matter requiring the direction and/or consent of the holder of the CVS – Gulfport Pari Passu Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the CVS – Gulfport Servicing Agreement will direct the CVS – Gulfport Trustee’s vote as set forth in the CVS – Gulfport Servicing Agreement.

With respect to the Smith Barney Building A/B Whole Loan, subject to the terms of the Smith Barney Building Intercreditor Agreement, if more than one person holds a direct interest in the Smith Barney Building Note B, such holders are required to appoint an operating advisor to exercise the rights of the Smith Barney Building Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the Smith Barney Building Controlling Holder in its capacity as a ‘‘Controlling Holder’’ will mean the Smith Barney Building Controlling Holder acting through its related operating advisor if one has been so appointed.

With respect to the Green Oak Village Place A/B Whole Loan, subject to the terms of the Green Oak Village Place Intercreditor Agreement, if more than one person holds a direct interest in the Green Oak Village Place Note B, such holders are required to appoint an operating advisor to exercise the rights of the Green Oak Village Place Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the Green Oak Village Place Controlling Holder in its capacity as a ‘‘Controlling Holder’’ will mean the Green Oak Village Place Controlling Holder acting through its related operating advisor if one has been so appointed.

With respect to the West Hartford Portfolio A/B Whole Loan, subject to the terms of the West Hartford Portfolio Intercreditor Agreement, if more than one person holds a direct interest in the West Hartford Portfolio Note B, such holders are permitted to appoint an operating advisor to exercise the rights of the West Hartford Portfolio Controlling Holder. Any reference in this prospectus supplement to any action to be taken by the West Hartford Portfolio Controlling Holder in its capacity as a ‘‘Controlling Holder’’ will mean the West Hartford Portfolio Controlling Holder acting through its related operating advisor if one has been so appointed.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party’s approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer, upon receipt of the Master Servicer's recommendation and analysis, will respond to the Master Servicer of its decision to grant or deny the Master Servicer’s request for approval and consent within ten business days (15 business days with respect to items (vi) and (vii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement) of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the applicable time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special

Servicer’s request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder, as applicable.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Certificate Administrator to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Loan Holder, and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Loan Holder, as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing

Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor or for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any Cross-Collateralized Set of Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except with respect to (A) the Sawgrass Mills Split Mortgage Loan, which will be serviced by the Sawgrass Mills Master Servicer and the Sawgrass Mills Special Servicer pursuant to the Sawgrass Mills Servicing Agreement, (B) the Arundel Mills Pari Passu Mortgage Loan, which will be serviced by the Arundel Mills Master Servicer and the Arundel Mills Special Servicer pursuant to the Arundel Mills Servicing Agreement, (C) the CVS Portfolio Louisiana Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Louisiana Master Servicer and the CVS Portfolio Louisiana Special Servicer pursuant to the CVS Portfolio Louisiana Servicing Agreement, (D) the CVS Portfolio Texas Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Texas Master Servicer and the CVS Portfolio Texas Special Servicer pursuant to the CVS Portfolio Texas Servicing Agreement, and (E) the CVS – Gulfport Pari Passu Mortgage Loan, which will be serviced by the CVS – Gulfport Master Servicer and the CVS – Gulfport Special Servicer pursuant to the CVS – Gulfport Servicing Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans and other than with respect to the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the Maturity Date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date) and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s releasing), including in connection with a substitution contemplated by clause (vii) above, of any real estate collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a Cross-Collateralized Set of Mortgage Loans, where such entire Cross-Collateralized Set of Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); provided, further, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for the Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder’s consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the second preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer or to obtain ratings confirmations from the Rating Agencies in order to approve certain minor or routine modifications, waivers or amendments of any Mortgage Loan or any Serviced Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except with respect to (A) the Sawgrass Mills Split Mortgage Loan, which will be serviced by the Sawgrass Mills Master Servicer and the Sawgrass Mills Special Servicer pursuant to the Sawgrass Mills Servicing Agreement, (B) the Arundel Mills Pari Passu Mortgage Loan, which will be serviced by the Arundel Mills Master Servicer and the Arundel Mills Special Servicer pursuant to the Arundel Mills Servicing Agreement, (C) the CVS Portfolio Louisiana

Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Louisiana Master Servicer and the CVS Portfolio Louisiana Special Servicer pursuant to the CVS Portfolio Louisiana Servicing Agreement, (D) the CVS Portfolio Texas Pari Passu Mortgage Loan, which will be serviced by the CVS Portfolio Texas Master Servicer and the CVS Portfolio Texas Special Servicer pursuant to the CVS Portfolio Texas Servicing Agreement, and (E) the CVS – Gulfport Pari Passu Mortgage Loan, which will be serviced by the CVS – Gulfport Master Servicer and the CVS – Gulfport Special Servicer pursuant to the CVS – Gulfport Servicing Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer: (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender, the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan) and the purchase rights of the ground lessor with respect to Loan No. 3406143 (representing 0.8% of the Initial Pool Balance and 0.9% of the Group 1 Balance) pursuant to the related loan documents, from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Serviced Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

The provisions of this section ‘‘—Defaulted Mortgage Loans; Purchase Option’’ are not applicable to the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan.

With respect to the Sawgrass Mills Split Mortgage Loan, the Sawgrass Mills Special Servicer will use the fair value method determined by the Sawgrass Mills Special Servicer under the Sawgrass Mills Servicing Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the Sawgrass Mills Split Mortgage Loan from the trust, and the trust will be required to sell the Sawgrass Mills Split Mortgage Loan, in connection with the exercise of that option.

With respect to the Arundel Mills Pari Passu Mortgage Loan, the Arundel Mills Special Servicer will use the fair value method determined by the Arundel Mills Special Servicer under the Arundel Mills Servicing Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the Arundel Mills Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the Arundel Mills Pari Passu Mortgage Loan, in connection with the exercise of that option.

With respect to the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Special Servicer will use the fair value method determined by the CVS Portfolio Louisiana Special Servicer under the CVS Portfolio Louisiana Servicing Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the CVS Portfolio Louisiana Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the CVS Portfolio Louisiana Pari Passu Mortgage Loan, in connection with the exercise of that option.

With respect to the CVS Portfolio Texas Pari Passu Mortgage Loan, the CVS Portfolio Texas Special Servicer will use the fair value method determined by the CVS Portfolio Texas Special Servicer under the CVS Portfolio Texas Servicing Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the CVS Portfolio Texas Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the CVS Portfolio Texas Pari Passu Mortgage Loan, in connection with the exercise of that option.

With respect to the CVS – Gulfport Pari Passu Mortgage Loan, the CVS – Gulfport Special Servicer will use the fair value method determined by the CVS – Gulfport Special Servicer under the CVS – Gulfport Servicing Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the CVS – Gulfport Pari Passu Mortgage Loan from the trust, and the trust will be required to sell the CVS – Gulfport Pari Passu Mortgage Loan, in connection with the exercise of that option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days’ prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer (other than with respect to the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or other operating business, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2008, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage

Loans, and other than REO Properties and Mortgaged Properties securing either the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan or the CVS – Gulfport Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the Sawgrass Mills Servicing Agreement, the Arundel Mills Servicing Agreement, the CVS Portfolio Louisiana Servicing Agreement, the CVS Portfolio Texas Servicing Agreement or the CVS – Gulfport Servicing Agreement, respectively) at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing either the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan or the CVS – Gulfport Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the Sawgrass Mills Servicing Agreement, the Arundel Mills Servicing Agreement, the CVS Portfolio Louisiana Servicing Agreement, the CVS Portfolio Texas Servicing Agreement or the CVS – Gulfport Servicing Agreement, respectively) as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class and, with respect to the related Mortgage Loan, either the Smith Barney Building Controlling Holder, the Green Oak Village Place Controlling Holder or the West Hartford Building Controlling Holder (as applicable, with respect to the related A/B Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2007-5, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’) and a grantor trust, the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 28 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and, collectively with the Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XW Certificates (the ‘‘Class XW Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I Certificates and Class R-II Certificates (the Class R-I and Class R-II Certificates, together, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class V Certificates and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations, in the case of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, of $10,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related

Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See ‘‘Description of the Certificates —Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Certificate Administrator will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amount

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates (excluding the Class V, Class R-I and Class R-II Certificates) described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Initial Pool Balance	Approximate Initial Credit Support
A-1	$25,000,000		1.345%	30.000	%(1)
A-2	$77,000,000		4.143%	30.000	%(1)
A-3	$281,000,000		15.119%	30.000	%(1)
A-SB	$48,322,000		2.600%	30.000	%(1)
A-4	$612,000,000		32.928%	30.000	%(1)
A-1A	$257,694,000		13.865%	30.000	%(1)
XW	$1,858,595,583	(2)	N/A	N/A
A-M	$185,850,000		9.999%	20.000%
A-J	$139,405,000		7.501%	12.500%
B	$20,909,000		1.125%	11.375%
C	$13,939,000		0.750%	10.625%
D	$20,909,000		1.125%	9.500%
E	$18,585,000		1.000%	8.500%
F	$11,616,000		0.625%	7.875%
G	$18,585,000		1.000%	6.875%
H	$20,909,000		1.125%	5.750%
J	$16,262,000		0.875%	4.875%
K	$18,585,000		1.000%	3.875%
L	$11,616,000		0.625%	3.250%
M	$6,969,000		0.375%	2.875%
N	$4,646,000		0.250%	2.625%
O	$6,969,000		0.375%	2.250%
P	$2,323,000		0.125%	2.125%
Q	$4,646,000		0.250%	1.875%
S	$34,856,583		1.875%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates in the aggregate.
(2)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XW Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest; however, the Class XW Certificates will have a Notional Amount.

The Notional Amount of the Class XW Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XW Certificates will be approximately $1,858,595,583 although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor the REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the pass-through rates set forth below.

The Pass-Through Rate applicable to the Class A-1 Certificates is a fixed per annum rate equal to 5.1750%.

The Pass-Through Rate applicable to the Class A-2 Certificates is a fixed per annum rate equal to 5.4340%.

The Pass-Through Rate applicable to the Class A-3 Certificates is a fixed per annum rate equal to 5.6200%.

The Pass-Through Rate applicable to the Class A-SB Certificates is a fixed per annum rate equal to 5.5870%.

The Pass-Through Rate applicable to the Class A-4 Certificates is a fixed per annum rate equal to 5.4920%.

The Pass-Through Rate applicable to the Class A-1A Certificates is a fixed per annum rate equal to 5.3610%.

The approximate initial Pass-Through Rate applicable to the Class A-M Certificates is a per annum rate equal to 5.7720%. For any subsequent date, the Class A-M Certificates will accrue interest at a per annum rate of 5.7720% subject to a cap at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for each of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates is a per annum rate equal to 6.2029%. For any subsequent date, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for each of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates is a per annum rate equal to 4.5510%. For any subsequent date, the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will each accrue interest at a per annum rate of 4.5510% subject to a cap at the Weighted Average Net Mortgage Rate.

The Pass-Through Rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.6078% per annum. The Pass-Through Rate for the Class XW Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal to the excess, if any, of: (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Neither the Class R-I nor Class R-II Certificates will have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Certificate Administrator, to the extent of available funds, on each Distribution Date, which will be the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Certificates will occur in January 2008. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Certificate Administrator will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates pro rata, without regard to Loan Group, in accordance with the respective amounts of Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-2 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates and the planned principal balance distribution pursuant to clause (i) above on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes of Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-SB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Certificate Administrator will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H

and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(55) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50) and (53) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of REMIC II Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of REMIC II Certificates.

The ‘‘Interest Accrual Period’’ in respect of each Class of REMIC II Certificates for any Distribution Date, is the calendar month immediately preceding the month in which such Distribution Date occurs.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of REMIC II Certificates. In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

So long as both the Class A-4 Certificates and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 Certificates or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-SB Planned Principal Balance.    The Class A-SB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement), will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Certificate

Administrator to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XW Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the

Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, any Realized Losses with respect to the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan will be allocated pro rata between the related pari passu Senior Note(s) and, such portion as is allocated to the pari passu Senior Note included in the Trust Fund, shall be further allocated to the applicable Class of Sequential Pay Certificates; provided, further, any Realized Losses with respect to each A/B Loan will first be allocated to the related Note B (to the extent allocable to such Note B under the related Intercreditor Agreement and then allocated to the related Note A. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Certificate Administrator is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Certificate Administrator will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium.

Nonrecoverable Advances.    The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to

Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Whole Loan with a pari passu companion loan that will not be included in the Trust Fund, if: (i) the Master Servicer or any master servicer for a securitization relating to the pari passu companion loan determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the pari passu companion loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the pari passu companion loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a nonrecoverable advance. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an ‘‘approved’’ master servicer by any of the Rating Agencies rating any of Certificates.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections on the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable

Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

For the avoidance of doubt, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or A/B Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the related Controlling Holder (if applicable). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within 60 days of the occurrence of the related Appraisal Trigger Event, the Appraisal Reduction Amount for the related Mortgage Loan or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if applicable). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and, if applicable, the related Companion Loan Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Certificate Administrator, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Companion Loan Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and such Companion Loan Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the related Controlling Holder (if applicable) the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. Pursuant to the terms of the Pooling and Servicing Agreement any Appraisal Reduction

Amount with respect to any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related Note A and the related Note B and shall be deemed allocated: first, to the related Note B to the extent of its outstanding principal balance and then to the related Note A.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to the Sawgrass Mills Split Mortgage Loan (which is governed by the Sawgrass Mills Servicing Agreement), the Arundel Mills Pari Passu Mortgage (which is governed by the Arundel Mills Servicing Agreement), the CVS Portfolio Louisiana Pari Passu Mortgage Loan (which is governed by the CVS Portfolio Louisiana Servicing Agreement), the CVS Portfolio Texas Pari Passu Mortgage Loan (which is governed by the CVS Portfolio Texas Servicing Agreement), or to the CVS – Gulfport Pari Passu Mortgage Loan (which is governed by the CVS-Gulfport Servicing Agreement).

The Sawgrass Mills Split Mortgage Loan is subject to the provisions in the Sawgrass Mills Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Sawgrass Mills Servicing Agreement in respect of the Sawgrass Mills Split Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Sawgrass Mills Split Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Sawgrass Mills Servicing Agreement, the Sawgrass Mills Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Sawgrass Mills Whole Loan will be allocated first, to the related subordinate notes and then to the Sawgrass Mills Split Mortgage Loan and the Sawgrass Mills senior pari passu notes, pro rata, based on their outstanding principal balances.

The Arundel Mills Pari Passu Mortgage Loan is subject to the provisions in the Arundel Mills Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Arundel Mills Servicing Agreement in respect of the Arundel Mills Pari Passu Whole Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Arundel Mills Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Arundel Mills Servicing Agreement, the Arundel Mills Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Arundel Mills Pari Passu Whole Loan will be allocated to the Arundel Mills Pari Passu Mortgage Loan and the Arundel Mills Pari Passu Note A-1, pro rata, based on their outstanding principal balances.

The CVS Portfolio Louisiana Pari Passu Mortgage Loan is subject to the provisions in the CVS Portfolio Louisiana Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the CVS Portfolio Louisiana Servicing Agreement in respect of the CVS Portfolio Louisiana Pari Passu Whole Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the CVS Portfolio Louisiana Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the CVS Portfolio Louisiana Servicing Agreement, the CVS Portfolio Louisiana Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan will be allocated to the CVS Portfolio Louisiana Pari Passu Mortgage Loan and the CVS Portfolio Louisiana Pari Passu Note A-1, pro rata, based on their outstanding principal balances.

The CVS Portfolio Texas Pari Passu Mortgage Loan is subject to the provisions in the CVS Portfolio Texas Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the CVS Portfolio Texas Servicing Agreement in respect of the CVS Portfolio Texas Pari Passu Whole Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the CVS Portfolio Texas Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the CVS Portfolio Texas Servicing Agreement, the CVS Portfolio Texas Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the CVS Portfolio Texas Pari Passu Whole Loan will be allocated to the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS Portfolio Texas Pari Passu Note A-1, pro rata, based on their outstanding principal balances.

The CVS – Gulfport Pari Passu Mortgage Loan is subject to the provisions in the CVS – Gulfport Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the CVS – Gulfport Servicing Agreement in respect of the CVS – Gulfport Pari Passu Whole Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the CVS – Gulfport Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the CVS – Gulfport Servicing Agreement, the CVS – Gulfport Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the CVS – Gulfport Pari Passu Whole Loan will be allocated to the CVS – Gulfport Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Note A-1, pro rata, based on their outstanding principal balances.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports.    On each Distribution Date, the Certificate Administrator will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the Trustee, Certificate Administrator, the Master Servicer or the Special Servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator), collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: Certain Characteristics of the Mortgage Loans’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee and the Certificate Administrator) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Certificate Administrator on the second business day following each Determination Date, and the Certificate Administrator is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Certificate Administrator’s Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as specified in the Pooling and Servicing Agreement will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Certificate Administrator and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer as specified in the Pooling and Servicing Agreement will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Certificate Administrator upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the REMIC Administrator, the Sponsor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer will furnish to the Depositor and the Certificate Administrator the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Certificate Administrator will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Certificate Administrator’s Website initially located at ‘‘www.etrustee.net’’. In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Certificate Administrator’s Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Certificate Administrator will post the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (714) 259-6253. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Certificate Administrator to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Certificate Administrator (or the Trustee with respect to the items in clause (c) below) make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Certificate Administrator or the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Certificate Administrator since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant’s reports delivered to the Certificate Administrator since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, and (c)

the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Certificate Administrator) or any person identified to the Master Servicer by the Certificate Administrator as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Certificate Administrator for inclusion by the Certificate Administrator along with the Distribution Date Statement referred to under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement; provided that, until the Certificate Administrator has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Certificate Administrator (or the Trustee, with respect to subsection (c) in the immediately preceding paragraph) subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Certificate Administrator may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XW Certificates. No voting rights will be assigned to the Class V Certificates or the REMIC Residual Certificates. See ‘‘Description of the Certificates—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the Class V Certificates or the REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the Class V Certificates or the REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the Class V Certificates or the REMIC Residual Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XW Certificates (which are Private Certificates) because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XW Certificates (which are Private Certificates) and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

  YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to the principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates were outstanding.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related

Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the related borrower under the ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate

Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of REMIC II Certificates. Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors—Risks Related to the Mortgage Loans’’, ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, its Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until reduced to the Class A-SB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-SB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-SB Certificates, although based on the Maturity Assumptions the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the Class A-SB Planned Principal Amount for such Distribution Date, however, we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lockout Period, if any, during such Mortgage Loan’s Defeasance Period, if any, or during such Mortgage Loan’s yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date; (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement; (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules; (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties; (v) scheduled Monthly Payments on the Mortgage Loans are timely received; (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lockout Period (‘‘LOP’’), if any, or Defeasance Period (‘‘DP’’), if any, or, yield maintenance period (‘‘YMP’’), if any, and the ARD Loan is paid in full on its Anticipated Repayment Date; otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments); (vii) in respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance; (viii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part; (ix) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement; (x) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller; (xi) no Prepayment Interest Shortfalls are incurred; (xii) there are no Additional Trust Fund Expenses; (xiii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in January 2008; and (xiv) the Offered Certificates are settled on December 28, 2007 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates may mature earlier or later than indicated by the tables. See ‘‘Risk Factors—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan during the related Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	88.72	88.72	88.72	88.72	88.72
December 10, 2009	75.14	75.14	75.14	75.14	75.14
December 10, 2010	54.86	54.86	54.86	54.86	54.86
December 10, 2011	26.19	26.19	26.19	26.19	26.19
December 10, 2012 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	2.91	2.91	2.90	2.89	2.88

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.74	4.72	4.70	4.66	4.44
Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012	100.00	100.00	100.00	100.00	100.00
December 10, 2013	100.00	100.00	100.00	100.00	100.00
December 10, 2014 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.58	6.54	6.50	6.43	6.09

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012	98.57	98.57	98.57	98.57	98.57
December 10, 2013	74.36	74.36	74.36	74.36	74.36
December 10, 2014	50.47	50.47	50.47	50.47	50.47
December 10, 2015	26.56	26.56	26.56	26.56	26.56
December 10, 2016	1.36	0.00	0.00	0.00	0.00
December 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.00	6.99	6.98	6.98	6.98

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012	100.00	100.00	100.00	100.00	100.00
December 10, 2013	100.00	100.00	100.00	100.00	100.00
December 10, 2014	100.00	100.00	100.00	100.00	100.00
December 10, 2015	100.00	100.00	100.00	100.00	100.00
December 10, 2016	100.00	98.85	97.31	95.18	87.79
December 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.54	9.51	9.47	9.42	9.17

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	99.79	99.79	99.79	99.79	99.79
December 10, 2009	99.44	99.44	99.44	99.44	99.44
December 10, 2010	99.00	99.00	99.00	99.00	99.00
December 10, 2011	98.45	97.53	96.27	94.20	59.47
December 10, 2012	59.05	59.05	59.05	59.05	59.05
December 10, 2013	58.44	58.44	58.44	58.44	58.44
December 10, 2014	57.80	57.80	57.80	57.80	57.80
December 10, 2015	57.12	57.12	57.12	57.12	57.12
December 10, 2016	56.40	55.97	55.44	54.69	51.26
December 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.25	7.24	7.21	7.19	7.00

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012	100.00	100.00	100.00	100.00	100.00
December 10, 2013	100.00	100.00	100.00	100.00	100.00
December 10, 2014	100.00	100.00	100.00	100.00	100.00
December 10, 2015	100.00	100.00	100.00	100.00	100.00
December 10, 2016	100.00	100.00	100.00	100.00	100.00
December 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.78	9.78	9.78	9.75	9.53

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
December 10, 2008	100.00	100.00	100.00	100.00	100.00
December 10, 2009	100.00	100.00	100.00	100.00	100.00
December 10, 2010	100.00	100.00	100.00	100.00	100.00
December 10, 2011	100.00	100.00	100.00	100.00	100.00
December 10, 2012	100.00	100.00	100.00	100.00	100.00
December 10, 2013	100.00	100.00	100.00	100.00	100.00
December 10, 2014	100.00	100.00	100.00	100.00	100.00
December 10, 2015	100.00	100.00	100.00	100.00	100.00
December 10, 2016	100.00	100.00	100.00	100.00	100.00
December 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.88	9.86	9.83	9.81	9.57

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Fourteen of the Mortgaged Properties, securing Mortgage Loans representing 18.4% of the Initial Pool Balance (12 Mortgaged Properties securing Mortgage Loans representing 16.3% of the Group 1 Balance and two Mortgaged Properties securing Mortgage Loans representing 31.7% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain State-Specific Considerations—California’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust’s interest in any REO Properties acquired on behalf of the Certificateholders (including a beneficial interest in any REO Properties acquired under the Sawgrass Mills Servicing Agreement with respect to the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Servicing Agreement with respect to the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Servicing Agreement with respect to the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Servicing Agreement with respect to the CVS Portfolio Texas Pari Passu Mortgage Loan, and the CVS-Gulfport Servicing Agreement with respect to the CVS-Gulfport Pari Passu Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interest’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes: (i) the REMIC II Certificates will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II; (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II; and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the Sawgrass Mills Servicing Agreement, the Arundel Mills Servicing Agreement, the CVS Portfolio Louisiana Servicing Agreement, the CVS Portfolio Texas Servicing Agreement and the CVS-Gulfport Servicing Agreement and continuing qualification of the REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP the segregated pool of assets consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will represent undivided beneficial interests in such grantor trust. See ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class A-M Certificates will be issued at a premium and that the Class A-J Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘Yield and Maturity Considerations—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘Description of the Certificates—

Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 13.9% of the Initial Pool Balance (100.0% of the Group 2 Balance) will represent Mortgage Loans secured by multifamily properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

Possible Taxes on Income from Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth in ‘‘Certain Federal Income Tax consequences—Characterization of Investments in Offered Certificates’’ in this prospectus supplement will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued an individual prohibited transaction exemption to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody’s, DBRS Limited, DBRS, Inc. or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. Subject to the discussion below with respect to the Sawgrass Mills Whole Loan, the Depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the Sawgrass Mills Servicing Agreement, pursuant to which the Sawgrass Mills Whole Loan will be serviced. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement. Under the terms of the Sawgrass Mills Servicing Agreement, the actions of the Sawgrass Mills Master Servicer will be subject to oversight by LaSalle Bank National Association in its capacity as the trustee for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12. In addition, under the terms of the Sawgrass Mills Intercreditor Agreement, the holders of the Commercial Mortgage Pass-Through

Certificates, Series 2007-LDP12, by virtue of their ownership of the Sawgrass Mills Note A-1 senior pari passu loan, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Sawgrass Mills Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemption for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody’s, DBRS Limited, DBRS, Inc. or S&P for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a)

and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Prospective investors should note that the General Electric Pension Trust is the beneficial owner of the borrower under one Mortgage Loan (Loan No. 3406454, representing 7.8% of the Initial Pool Balance and 9.0% of the Group 1 Balance). An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Certificates. Each investor in the Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘Legal Investment’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amounts as applicable, of each Class of the Offered Certificates as set forth below in each case to a variance of 5.0%.

	Banc of America Securities LLC	Greenwich Capital Markets, Inc.
Class A-1	$25,000,000	—
Class A-2	$77,000,000	—
Class A-3	$281,000,000	—
Class A-SB	$48,322,000	—
Class A-4	$611,000,000	$1,000,000
Class A-1A	$257,694,000	—
Class A-M	$185,850,000	—
Class A-J	$139,405,000	—

With respect to the Offered Certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC is an affiliate of Bank of America, National Association, which is the Mortgage Loan Seller for this offering.

Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 100.32% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Risks Related to the Certificates—Liquidity for Certificates May Be Limited’’ in this prospectus supplement and ‘‘RISK FACTORS—Limited Liquidity of Certificates’’ in the accompanying prospectus.

The Depositor and the Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by the Mortgage Loan Seller.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the ratings indicated below from Fitch and S&P:

	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-SB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Seller.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in February 2051. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of: (i) the tax attributes of the Offered Certificates; or of the Trust; (ii) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans; (iii) the degree to which such prepayments might differ from those originally anticipated; (iv) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; (v) whether and to what extent Default Interest will be received; (vi) payments of Excess Interest; or (vii) the extent to which interest payable on any Class of Offered Certificates may be reduced in connection with Prepayment Interest Shortfalls. See ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘Risk Factors—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘30/360 Basis’’:    The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

‘‘A/B Whole Loan’’ means any of the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, as applicable.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Actual/360 Basis’’:    The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) Advance Interest, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and the Certificate Administrator as described under ‘‘THE TRUSTEE’’ and ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement and under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee (including the portion of the Trustee Fee payable to the Certificate Administrator).

‘‘Administrative Fees’’ means the Trustee Fee (including the portion of the Trustee Fee payable to the Certificate Administrator) and the Master Servicing Fee (which, for the avoidance of doubt, includes any related sub-servicing fees) each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Amortization Schedule’’ means, for the Loan Nos. 3403670 and 3405857 (as set forth on ANNEX A to this prospectus supplement), the amount of the related monthly payments of principal and interest as set forth in the ANNEX E and ANNEX F to this prospectus supplement.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Additional Trust Fund Expenses (including, without limitation, Special Servicer Fees) accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

Notwithstanding the foregoing, for purposes of this definition, the Stated Principal Balance of a Required Appraisal Loan shall not include any portion thereof which has been defeased and is secured by defeased collateral.

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’ and/or ‘‘as completed’’ value.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3406741 ($121,500,000 ‘‘as stabilized’’ value as of December 1, 2007 and $119,000,000 ‘‘as is’’ value as of April 19, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3403670 ($95,000,000 ‘‘as stabilized’’ value as of May 10, 2007 and $89,200,000 ‘‘as is’’ value as of November 10, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3404603 ($65,820,000 ‘‘as stabilized’’ value as of December 26, 2007 and $57,870,000 ‘‘as is’’ value as of June 26, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3402394 ($39,400,000 ‘‘as stabilized’’ value as of December 1, 2007 and $35,700,000 ‘‘as is’’ value as of May 16, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3403431 ($32,000,000 ‘‘as stabilized’’ value as of October 1, 2007 and $31,000,000 ‘‘as is’’ value as of March 16, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 59739 ($36,000,000 ‘‘as stabilized’’ value as of December 1, 2007 and $34,300,000 ‘‘as is’’ value as of June 26, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3407104 ($20,300,000 ‘‘as stabilized’’ value as of December 1, 2007 and $20,060,000 ‘‘as is’’ value as of August 1, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3404354 ($15,400,000 ‘‘as stabilized’’ value as of September 23, 2007 and $15,000,000 ‘‘as is’’ value as of March 23, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3407919 ($17,650,000 ‘‘as stabilized’’ and/or ‘‘as completed’’ value as of August 8, 2007 and $9,840,000 ‘‘as is’’ value as of June 8, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 24785 (a $9,000,000 ‘‘as completed’’ value as of January 1, 2008 and an $8,500,000 ‘‘as is’’ value as of July 12, 2007) is presented on an ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3408565 ($7,850,000 ‘‘as stabilized’’ value as of January 1, 2007 and $7,350,000 ‘‘as is’’ value as of May 21, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 23796 ($7,300,000 ‘‘as stabilized’’ value as of August 6, 2007 and $6,700,000 ‘‘as is’’ value as of April 6, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3406286 ($6,000,000 ‘‘as stabilized’’ and/or ‘‘as completed’’ value as of November 1, 2007 and $3,900,000 ‘‘as is’’ value as of April 3, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3406360 ($2,300,000 ‘‘as stabilized’’ value as of September 28, 2007 and $2,250,000 ‘‘as is’’ value as of March 28, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan): (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP A/B Whole Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Loan or any Post CAP A/B Whole Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Loan or any Post CAP A/B Whole Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Arundel Mills Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Pari Passu Note A-3’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Arundel Mills Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Arundel Mills Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan’s terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee, the Certificate Administrator as compensation (including Trustee Fees (and including the portion of the Trustee Fees payable to the Certificate Administrator)), Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount; and (ix) with respect to first Distribution Date, the related Interest Deposit Amount; and

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the Certificate Administrator for distribution to the Certificateholders as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces, Acres or SF (as applicable), except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s)); and

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Spaces, Acres or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date), the principal portion of the Balloon Payment of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s)); and

(C) with respect to two set of Cross-Collateralized Mortgage Loans (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to

this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAMCC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bank of America’’ or ‘‘BofA’’ means Bank of America, National Association.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bridger’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.

Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

‘‘CBE’’ means corporate bond equivalent.

‘‘Centerline’’ means Centerline Servicing Inc.

‘‘Certificate Balance’’ means for any Class of REMIC II Certificates outstanding at any time, the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Administrator’’ is defined in ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

‘‘Certificate Registrar’’ means the Certificate Administrator in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-SB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class XW Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on any related Companion Loan(s)) due on such dates under the related Mortgage Loan (and any related Note B) or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, land, a mixed use property, a parking garage or a health club.

‘‘Companion Loan’’ means: (i) with respect to the Sawgrass Mills Whole Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans; (ii) with respect to the Arundel Mills Pari Passu Whole Loan, the loan related to the Arundel Mills Pari Passu Note A-1 and the loan related to the Arundel Mills Pari Passu Note A-3; (iii) with respect to the Smith Barney Building A/B Whole Loan, the loan related to the Smith Barney Building Note B; (iv) with respect to the Green Oak Village Place A/B Whole Loan, the loan related to the Green Oak Village Place Note B; (v) with respect to the West Hartford Portfolio A/B Whole Loan, the loan related to the West Hartford Portfolio Note B; (vi) with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan, the loan related to the CVS Portfolio Louisiana Pari Passu Note A-1; (vii) with respect to the CVS Portfolio Texas Pari Passu Whole Loan, the loan related to the CVS Portfolio Texas Pari Passu Note A-1; and (viii) with respect to the CVS – Gulfport Pari Passu Whole Loan, the loan related to the CVS – Gulfport Pari Passu Note A-1.

‘‘Companion Loan Holder’’ means: (i) with respect to the Sawgrass Mills Whole Loan, the holders of the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loan Holders; (ii) with respect to the Arundel Mills Pari Passu Whole Loan, the holder of the Arundel Mills Pari Passu Note A-1 and the holder of the Arundel Mills Pari Passu Note A-3; (iii) with respect to the Smith Barney Building A/B Whole Loan, the Smith Barney Building Note B Holder; (iv) with respect to the Green Oak Village Place A/B Whole Loan, the Green Oak Village Place Note B holder; (v) with respect to the West Hartford Portfolio A/B Whole Loan, the West Hartford Portfolio Note B Holder; (vi) with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan, the holder of the CVS Portfolio Louisiana Pari Passu Note A-1; (vii) with respect to the CVS Portfolio Texas Pari Passu Whole Loan, the holder of the CVS Portfolio Texas Pari Passu Note A-1; and (viii) with respect to the CVS – Gulfport Pari Passu Whole Loan, the holder of the CVS – Gulfport Pari Passu Note A-1.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Certificate Administrator in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Control Appraisal Period’’ means with respect to each A/B Loan as follows: (i) with respect to the Smith Barney Building A/B Whole Loan, a Smith Barney Building A/B Control Appraisal Period exists; (ii) with respect to the Green Oak Village Place A/B Whole Loan, a Green Oak Village Place Control Appraisal Period exists and (iii) with respect to the West Hartford Portfolio A/B Whole Loan, a West Hartford Portfolio Control Appraisal Event exists.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its Initial Certificate Balance (or, if no Class (or Classes being treated as a single Class) of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its Initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class S Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the Smith Barney Building A/B Whole Loan, the Smith Barney Building Controlling Holder, and (ii) the West Hartford Portfolio A/B Whole Loan, the West Hartford Portfolio Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cross-Collateralized Set’’ means any set of Mortgage Loans that is cross-collateralized and cross-defaulted with each other.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to two set of Cross-Collateralized Mortgage Loans (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

‘‘CVS – Gulfport Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS – Gulfport Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS – Gulfport Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS – Gulfport Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS – Gulfport Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS – Gulfport Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS – Gulfport Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Louisiana Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Louisiana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘CVS Portfolio Texas Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—CVS Portfolio Texas Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless (i) (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such Balloon Payment, during which the refinancing would occur, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided that no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Period; provided that no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority

Certificateholder of the Controlling Class, as certified by the Certificate Administrator from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is Centerline REIT Inc.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (corresponding in length to the period between Distribution Dates).

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Certificate Administrator in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan’s Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, the individual prohibited transaction exemption granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to two set of Cross-Collateralized Mortgage Loans (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related holdback reserve).

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Green Oak Village Place A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Control Appraisal Period’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Controlling Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Green Oak Village Place Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Green Oak Village Place A/B Whole Loan’’ in this prospectus supplement.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $1,600,901,142.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $257,694,442.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means, together, the Group 1 Balance and the Group 2 Balance.

‘‘Holdback Loan’’ means Loan Nos. 3403670, 3406633, 3404906, 3403431, 3401602, 3408309, 3409100 and 3407811 on ANNEX A to this prospectus supplement, which, for purposes of calculating the related U/W DSCR and Cut-off Date LTV, nets out the related holdback reserve. The holdback reserve amounts are as follows:

•	Loan No. 3403670, $6,000,000.

•	Loan No. 3406633, $1,768,641.

•	Loan No. 3404906, $184,000.

•	Loan No. 3403431, $1,330,770.

•	Loan No. 3401602, $650,000.

•	Loan No. 3408309, $652,000.

•	Loan No. 3409100, $376,000.

•	Loan No. 3407811, $225,000.

‘‘Hyper Am’’ means (for purposes of ANNEX A to this prospectus supplement) an ARD Loan.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $1,858,595,584, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon the Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally an amount equal to the greater of (a) 1% (0% in the case of Loan No. 3406564) of the principal amount being prepaid, and (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related loan documents and the Maturity Date of the related Mortgage Loan. ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. The Int Diff Payment Amount is calculated through the related Maturity except in the case of Loan No. 3406564 when the Int Diff Payment Amount is calculated through the first day which such Mortgage Loan can prepay without penalty. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note with a maturity most nearly approximating the Maturity of the related Mortgage Loan (the date which such Mortgage Loan can prepay without penalty for Loan No. 3406564) converted to a monthly compounded nominal yield. Except in the case of Loan 3406564 where the Reinvestment Yield means the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield plus 0.50%.

•	Loans Nos. 3406454, 3406564, 3407789, 3404396, 3405163, 3407315, 3407919, 3405162, 3404896, 3406099 and 3407883, have been assumed to be included in this category for purposes of ANNEX A.

‘‘Interest Accrual Period’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’.

‘‘Interest Deposit’’ means the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of January 1, 2008, had such Mortgage Loan been originated on December 1, 2007, for the period from and including December 1, 2007 to but excluding January 1, 2008.

‘‘Interest Deposit Amount’’ means the amount of the Interest Deposit for the following Mortgage Loans (such Loan Numbers are as set forth on ANNEX A to this prospectus supplement):

•	Loan No. 3401602, $72,656.25.

•	Loan No. 3409042, $62,286.23.

•	Loan No. 3409088, $22,797.29.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Certificate Administrator for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’, ‘‘Partial Interest Only, Hyper Am’’ and ‘‘Partial Interest Only, ARD’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Issuing Entity’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 84 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 86.1% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 16 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 100.0% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties) and representing approximately 13.9% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to the sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loan, at the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu

Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 monthly interest payments of the loan;

(2) with respect to any IO, Balloon loan, Partial Interest Only Balloon Loan, and Partial Interest Only, Hyper Am loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the mortgage loan purchase and sale agreement to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Seller’’ means Bank of America, National Association.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 100 Multifamily Loans and Commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable to each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan; provided that in the case of an ARD Loan such Mortgage Loan will accrue interest at a higher rate after the related Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses and capital expenditures and tenant improvements and leasing commissions for that period. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to two set of Cross-Collateralized Mortgage Loans (Loan Nos.  3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, (1) the Most Recent DSCR for the related Mortgaged Properties divided by (2) the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s)); and

(C) with respect to two set of Cross-Collateralized Mortgage Loan (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans; and

(D) with respect to certain Mortgage Loans, the Most Recent NOI was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as-stabilized’’ and/or ‘‘as-completed’’ basis. See ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement; and

(E) With respect to the Holdback Loans, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 6 Months’’ or ‘‘Trailing 6’’ or ‘‘Trailing Six Months’’ means certain financial information regarding the Mortgaged Properties that is presented for the previous six months prior to the Most Recent End Date.

(iv) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent End Date.

(v) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more properties each consisting of five or more rental living units.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; provided, further, however, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.353% per annum to 6.949% per annum, with a Weighted Average Net Mortgage Rate of 6.004% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Loan’’ means any Mortgage Loan, other than a Mortgage Loan related to an A/B Whole Loan.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or a Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Not Rated’’ or ‘‘NR’’ means, when used with respect to tenant ratings, that either the tenant has not been rated or, if such tenant was rated, that such rating has been withdrawn.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XW Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to the greater of (a) an amount equal to 1% of the then outstanding principal balance of the related Mortgage Loan and (b) an amount equal to the excess if any of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the then outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 19289 and 24152 have been assumed to be included in this category for purposes of ANNEX A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to the greater of (a) an amount equal to 1% of the principal amount being prepaid (0% in the case of Loan No. 3406143) and (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal (in the case of Loan No. 3406143 the sum of the present values as of the date of prepayment through the date which the loan can prepay without penalty) and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan. In the case of Loan 3406143 the discount rate is the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield, plus 0.25%.

•	Loan No. 3406143 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Acres/Spaces as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Additional Trust Fund Expenses (including, without limitation, Special Servicer Fees) allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the loan documents. If such allocation is not provided in the loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized

Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the related Cross-Collateralized Set of Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘PML’’ means probable maximum loss.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of December 1, 2007, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the REMIC Administrator.

‘‘Post CAP A/B Whole Loan’’ means any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the holder of the purchase option (in the case of an A/B Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest (other than Excess Interest) thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including, without limitation, any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise and including, without limitation, Special Servicing Fees), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller).

‘‘Rated Final Distribution Date’’ means the Distribution Date in February 2051.

‘‘Rating Agencies’’ means Fitch and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such

Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Certificate Administrator with respect to its duties with respect to REMIC administration. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Sawgrass Mills Companion Loans’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Control Appraisal Event’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Controlling Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Directing Certificateholder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Pari Passu Companion Loans’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Purchase Option’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Senior Loan Holders’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Servicing Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Special Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Split Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Subordinate Companion Loan Holders’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Subordinate Companion Loans’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Sawgrass Mills Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Sawgrass Mills Whole Loan’’ in this prospectus supplement.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Senior Notes’’ means (A) with respect to the Sawgrass Mills Whole Loan, the Sawgrass Mills Pari Passu Note A-1, the Sawgrass Mills Pari Passu Note A-2, the Sawgrass Mills Pari Passu Note A-3, the Sawgrass Mills Pari Passu Note A-4 and the Sawgrass Mills Pari Passu Note A-5; (B) with respect to the Arundel Mills Pari Passu Whole Loan, the Arundel Mills Pari Passu Note A-1, the Arundel Mills Pari Passu Note A-2 and the Arundel Mills Pari Passu Note A-3; (C) with respect to the Smith Barney Building A/B Whole Loan, the Smith Barney Building A/B Note A; (D) with respect to the Green Oak Village Place A/B Whole Loan, the Green Oak Village Note A; (E) with respect to the West Hartford Portfolio A/B Whole Loan, the West Hartford Portfolio Note A; (F) with respect to the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Note A-1 and the CVS Portfolio Louisiana Pari Passu Note A-2; (G) with respect to the CVS Portfolio Texas Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Note A-1 and the CVS Portfolio Texas Pari Passu Note A-2; and (H) with respect to the CVS – Gulfport Pari Passu Whole Loan, the CVS – Gulfport Pari Passu Note A-1 and the CVS – Gulfport Pari Passu Note A-2.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Serviced Whole Loan’’ means each of the Smith Barney Building A/B Whole Loan, the Green Oak Village A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means the obligation of the Master Servicer or Special Servicer, as applicable, to service and administer a Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, in the case where a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or any interest in any security backed by or an interest in any pari passu, in any subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances; (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property; or (vii) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as the Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) or Serviced Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Smith Barney Building A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Control Appraisal Period’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Controlling Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL— Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building Pari Passu A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Smith Barney Building Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Smith Barney Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (other than the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (xi) any approval of a material lease (in excess of 30% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (including the Serviced Whole Loans and excluding the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsor’’ is defined in ‘‘THE SPONSOR’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement and including the fee payable to the Certificate Administrator.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, together, Banc of America Securities LLC and Greenwich Capital Markets, Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’, ‘‘Acres’’ and ‘‘SF’’, respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces (referred to in ANNEX A to this prospectus supplement as ‘‘Spaces’’); and (v) in the case of a Mortgaged Property operated as an office, retail building or health club the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current, historical or stabilized rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year or anticipated later in the Mortgage Loan term, or for future contractual rent steps. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow. In addition, U/W Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

(iii) ‘‘U/W NOI’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the Sawgrass Mills Whole Loan, the Arundel Mills Pari Passu Whole Loan, the CVS Portfolio Louisiana Pari Passu Whole Loan, the CVS Portfolio Texas Pari Passu Whole Loan and the CVS – Gulfport Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Sawgrass Mills Whole Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village Place A/B Whole Loan and the West Hartford Portfolio A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to two set of Cross-Collateralized Mortgage Loans (Loan Nos. 3406312, 3405982 and 3406313 and Loan Nos. 3408177, 3407481, 3408175 and 3408176 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(D) with respect to certain Mortgage Loans, the U/W DSCR was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ and/or ‘‘as-completed’’ basis. See ‘‘SUMMARY OF PROSPECTUS

SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement; and

(E) with respect to the Holdback Loans, (1) the U/W Cash Flow for the related Mortgaged Properties divided by (2) the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Spaces, Acres or Pads, as applicable.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Wells Fargo Bank’’ means Wells Fargo Bank, N.A.

‘‘West Hartford Portfolio A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Control Appraisal Period’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Controlling Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL— West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio Pari Passu A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘West Hartford Portfolio Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—West Hartford Portfolio A/B Whole Loan’’ in this prospectus supplement.

‘‘Whole Loan’’ means the Sawgrass Mills Split Mortgage Loan, the Arundel Mills Pari Passu Mortgage Loan, the Smith Barney Building A/B Whole Loan, the Green Oak Village A/B Whole Loan, the West Hartford Portfolio A/B Whole Loan, the CVS Portfolio Louisiana Pari Passu Mortgage Loan, the CVS Portfolio Texas Pari Passu Mortgage Loan and the CVS – Gulfport Pari Passu Mortgage Loan.
‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             LOAN     LOAN
SEQUENCE    NUMBER   GROUP   LOAN ORIGINATOR   PROPERTY NAME
---------------------------------------------------------------------------------------------------------

   1       3406454     1     Bank of America   Collier Center
   2       3407000     1     Bank of America   Sawgrass Mills
   3       3407568     1     Bank of America   Arundel Mills
   4       3407712     1     Bank of America   Summit Office Campus
   5       3406564     1     Bank of America   Smith Barney Building
   6       3406741     1     Bank of America   708 Third Avenue
   7       3403670     1     Bank of America   Green Oak Village Place
   8       3400666     2     Bank of America   Visconti
   9       3408214     1     Bank of America   Sherman Oaks Marriott
   10      3407789     1     Bank of America   4000 Wisconsin Avenue
   11      3404603     1     Bank of America   Nyberg Woods Shopping Center

   12      3404396     2     Bank of America   WEST HARTFORD PORTFOLIO (ROLLUP)
  12.1     3404396     2     Bank of America   West Hartford Portfolio - 69 Gillett Street
  12.2     3404396     2     Bank of America   West Hartford Portfolio - 100 Benton Street
  12.3     3404396     2     Bank of America   West Hartford Portfolio - 1 Woodland Street
  12.4     3404396     2     Bank of America   West Hartford Portfolio - 166 Collins Street
  12.5     3404396     2     Bank of America   West Hartford Portfolio - 7 Woodland Street
  12.6     3404396     2     Bank of America   West Hartford Portfolio - 34 Forest Street
  12.7     3404396     2     Bank of America   West Hartford Portfolio - 101 Benton Street
  12.8     3404396     2     Bank of America   West Hartford Portfolio - 44 Forest Street
  12.9     3404396     2     Bank of America   West Hartford Portfolio - 65 Sumner Street
 12.10     3404396     2     Bank of America   West Hartford Portfolio - 48 Forest Street
 12.11     3404396     2     Bank of America   West Hartford Portfolio - 50 Forest Street
 12.12     3404396     2     Bank of America   West Hartford Portfolio - 30 Forest Street
 12.13     3404396     2     Bank of America   West Hartford Portfolio - 503 New Britain Avenue
 12.14     3404396     2     Bank of America   West Hartford Portfolio - 30 Evergreen Avenue
 12.15     3404396     2     Bank of America   West Hartford Portfolio - 212 Laurel Street
 12.16     3404396     2     Bank of America   West Hartford Portfolio - 99 Huntington Street
 12.17     3404396     2     Bank of America   West Hartford Portfolio - 221 Laurel Street
 12.18     3404396     2     Bank of America   West Hartford Portfolio - 9 Fales Street
 12.19     3404396     2     Bank of America   West Hartford Portfolio - 73 Sumner Street
 12.20     3404396     2     Bank of America   West Hartford Portfolio - 186 Collins Street
 12.21     3404396     2     Bank of America   West Hartford Portfolio - 176 Collins Street
 12.22     3404396     2     Bank of America   West Hartford Portfolio - 140 Hawthorn Street
 12.23     3404396     2     Bank of America   West Hartford Portfolio - 36 Forest Street

   13      3406633     1     Bank of America   500 Virginia Drive
   14      3403292     1     Bank of America   Midway Business Center
   15      3405433     2     Bank of America   Blanton Commons
   16      3405207     1     Bank of America   Eastern Silverado Center
   17      3402394     1     Bank of America   Lake Pleasant Pavilion

            Rollup     1     Bank of America   CVS PORTFOLIO CROSSED LOANS
   18      3406312     1     Bank of America   CVS PORTFOLIO LOUISIANA (ROLLUP)
  18.1     3406312     1     Bank of America   CVS Portfolio Louisiana - Shreveport
  18.2     3406312     1     Bank of America   CVS Portfolio Louisiana - Destrehan
  18.3     3406312     1     Bank of America   CVS Portfolio Louisiana - Florida Blvd
  18.4     3406312     1     Bank of America   CVS Portfolio Louisiana - Jefferson Hwy
  18.5     3406312     1     Bank of America   CVS Portfolio Louisiana - Alexandria
  18.6     3406312     1     Bank of America   CVS Portfolio Louisiana - Monroe
  18.7     3406312     1     Bank of America   CVS Portfolio Louisiana - Plank Road
   19      3405982     1     Bank of America   CVS PORTFOLIO TEXAS (ROLLUP)
  19.1     3405982     1     Bank of America   CVS Portfolio Texas - Wurzbach Road
  19.2     3405982     1     Bank of America   CVS Portfolio Texas - North Marshall
  19.3     3405982     1     Bank of America   CVS Portfolio Texas - Whitehouse
  19.4     3405982     1     Bank of America   CVS Portfolio Texas - Mount Pleasant
  19.5     3405982     1     Bank of America   CVS Portfolio Texas - Kerrville
  19.6     3405982     1     Bank of America   CVS Portfolio Texas - Athens
  19.7     3405982     1     Bank of America   CVS Portfolio Texas - San Pedro Ave
  19.8     3405982     1     Bank of America   CVS Portfolio Texas - Kilgore
  19.9     3405982     1     Bank of America   CVS Portfolio Texas - Medical Ave
   20      3406313     1     Bank of America   CVS - GULFPORT

   21      3406008     2     Bank of America   Northampton Village I
   22      3404906     1     Bank of America   4055 10th Avenue
   23      3403431     1     Bank of America   The Pointe at Bridgeport
   24      3402195     1     Bank of America   450 7th Avenue
   25       59739      1     Bank of America   Ramona Expressway

   26      3406190     1     Bank of America   SIMPLY SELF STORAGE PORTFOLIO II (ROLLUP)
  26.1     3406190     1     Bank of America   Simply Self Storage Portfolio II - Guardian - Cliffwood
  26.2     3406190     1     Bank of America   Simply Self Storage Portfolio II - Lock Up - Glenview
  26.3     3406190     1     Bank of America   Simply Self Storage Portfolio II - Access - Titusville
  26.4     3406190     1     Bank of America   Simply Self Storage Portfolio II - Guardian - Milllville
  26.5     3406190     1     Bank of America   Simply Self Storage Portfolio II - Guardian - Williamstown

   27      3405620     1     Bank of America   Cypress I
   28      3408015     1     Bank of America   The Sherwood Corporate Center
   29      3405735     2     Bank of America   2404 Wilshire Lofts
   30      3405163     2     Bank of America   Alton Woods Apartments
   31      3405632     1     Bank of America   Holiday Inn San Antonio
   32      3406011     2     Bank of America   South Slope
   33      3407193     1     Bank of America   Beacon Hotel
   34      3407104     1     Bank of America   North Benson Center

   35      3406143     1     Bank of America   CINCINNATI MOB PORTFOLIO (ROLLUP)
  35.1     3406143     1     Bank of America   Cincinnati MOB Portfolio - Mt. Airy Franciscan
  35.2     3406143     1     Bank of America   Cincinnati MOB Portfolio - 2859 Boudinot
  35.3     3406143     1     Bank of America   Cincinnati MOB Portfolio - Mt. Airy Medical Plaza II
  35.4     3406143     1     Bank of America   Cincinnati MOB Portfolio - Fairfield Mercy
  35.5     3406143     1     Bank of America   Cincinnati MOB Portfolio - 2841 Boudinot

   36      3407315     1     Bank of America   2 Overhill Road
   37      3402986     2     Bank of America   Bella Sonoma Apartments II
   38      3407581     1     Bank of America   Northbelt Corporate Center
   39      3405205     1     Bank of America   Richmar Plaza
   40      3401602     1     Bank of America   Sam Moon Retail Center
   41      3405991     1     Bank of America   Stock Building Supply
   42      3404354     1     Bank of America   Issaquah Highlands Town Center
   43      3401239     1     Bank of America   Margarita Crossings

            Rollup     1     Bank of America   WALGREENS CO PORTFOLIO CROSSED LOANS
   44      3408177     1     Bank of America   Walgreens - Ft. Collins
   45      3407481     1     Bank of America   Walgreens - Arvada
   46      3408175     1     Bank of America   Walgreens - Niles(10)
   47      3408176     1     Bank of America   Walgreens - Evans(10)

   48      3409042     1     Bank of America   2285 Longport Court
   49      3406690     1     Bank of America   Midtown Retail
   50      3402665     2     Bank of America   DTI- The Heritage Apartments

   51       24130      1     Bridger           BUDGET STORAGE PORTFOLIO I (ROLLUP)
  51.1      24130      1     Bridger           Budget Storage Mickley
  51.2      24130      1     Bridger           Budget Storage Werley
  51.3      24130      1     Bridger           Budget Storage Quebec St.
  51.4      24130      1     Bridger           Budget Storage East Allen
  51.5      24130      1     Bridger           Budget Storage Washington St.

   52      3407919     1     Bank of America   Gander Mountain Waukesha
   53      3407751     1     Bank of America   Friar's Village Shopping Center
   54      3408309     1     Bank of America   Hancock Plaza
   55      3405162     2     Bank of America   Salisbury Green Apartments
   56      3407545     1     Bank of America   Harwin-Point West
   57      3409100     1     Bank of America   Del Paso Retail
   58      3405948     1     Bank of America   Colonnade at Kings Grant

   59       25129      1     Bridger           BUDGET STORAGE PORTFOLIO II (ROLLUP)
  59.1      25129      1     Bridger           Budget Storage Independence
  59.2      25129      1     Bridger           Budget Storage South 4th Street
  59.3      25129      1     Bridger           Budget Storage Emmaus

   60      3406736     1     Bank of America   Superior Self Storage
   61       21902      1     Bridger           Monroe Medical Office
   62       24785      1     Bridger           Wingate Inn - DFW
   63       24017      1     Bridger           Goshen Village Shoppes
   64       19289      1     Bridger           Lockaway Storage - Sunnyvale
   65      3408565     1     Bank of America   Bridgeport Shopping Center
   66       23796      1     Bridger           Stone Canyon
   67      3408299     1     Bank of America   Del Sol Inn
   68      3405720     1     Bank of America   Rite Aid (Dallas) - Shavertown, PA
   69       24550      1     Bridger           Holiday Inn Express - Humble
   70      3408543     1     Bank of America   Olde Towne Marketplace
   71       18885      1     Bridger           Pavilion Medical Center-Carolina Beach
   72       23368      1     Bridger           Big Bend Office
   73      3406286     1     Bank of America   Rite Aid - East Stroudsburg, PA
   74      3404896     2     Bank of America   Cliffbrook Condominiums
   75       21261      1     Bridger           Broadway Plaza Retail Center
   76      3409088     1     Bank of America   Frontier Dental
   77      3407946     1     Bank of America   1247 Ward Avenue
   78      3407103     1     Bank of America   Walgreens - Youngstown
   79      3405234     2     Bank of America   Summit Apartments - San Marcos, TX
   80      3409024     1     Bank of America   River Place Office
   81      3407233     2     Bank of America   Greenbriar Student Housing
   82       24152      1     Bridger           Best Western-Greenville
   83      3406099     2     Bank of America   801 Lexington Avenue
   84      3408844     1     Bank of America   Indianapolis Enterprise Center
   85       21632      1     Bridger           University Gateway North
   86      3407968     1     Bank of America   1010 Executive Center
   87      3405857     1     Bank of America   1093 Broadway
   88       19364      1     Bridger           Circleville Medical Mall
   89      3407883     1     Bank of America   Sovereign Bank Building
   90       21114      1     Bridger           McMinnville Medical Building
   91      3407843     1     Bank of America   Sunbelt Rentals
   92      3408238     1     Bank of America   CVS - Federal Hill
   93       23549      1     Bridger           PostJones Office
   94      3407811     2     Bank of America   Silver Creek Apartments
   95       22216      2     Bridger           Vista Del Lago
   96      3407016     1     Bank of America   A-1 Personal Storage
   97       22594      1     Bridger           1200 Ashland Office
   98      3406360     1     Bank of America   Airpark - North 77th Street
   99       25133      1     Bridger           Horsepen Retail Center
  100       23213      1     Bridger           Kanis Business Park
---------------------------------------------------------------------------------------------------------
                                               TOTALS/WEIGHTED AVERAGES
=========================================================================================================

SEQUENCE   PROPERTY ADDRESS                                                            CITY                     COUNTY
------------------------------------------------------------------------------------------------------------------------------------

   1       201 East Washington Street                                                  Phoenix                  Maricopa
   2       12801 West Sunrise Boulevard                                                Sunrise                  Broward
   3       7000 Arundel Mills Circle                                                   Hanover                  Anne Arundel
   4       777 Northwest Blue Parkway and 800 Northwest Chipman Road                   Lees Summit              Jackson
   5       4350 La Jolla Village Drive                                                 San Diego                San Diego
   6       708 Third Avenue                                                            New York                 New York
   7       9608 Village Place Boulevard                                                Brighton                 Livingston
   8       1221 West 3rd Street                                                        Los Angeles              Los Angeles
   9       15433 Ventura Boulevard                                                     Sherman Oaks             Los Angeles
   10      4000 Wisconsin Avenue Northwest                                             Washington               District of Columbia
   11      7041 Southwest Nyberg Street                                                Tualatin                 Washington

   12      Various                                                                     Hartford                 Hartford
  12.1     69 Gillett Street                                                           Hartford                 Hartford
  12.2     100 Benton Street                                                           Hartford                 Hartford
  12.3     1 Woodland Street                                                           Hartford                 Hartford
  12.4     166 Collins Street                                                          Hartford                 Hartford
  12.5     7 Woodland Street                                                           Hartford                 Hartford
  12.6     34 Forest Street                                                            Hartford                 Hartford
  12.7     101 Benton Street                                                           Hartford                 Hartford
  12.8     44 Forest Street                                                            Hartford                 Hartford
  12.9     65 Sumner Street                                                            Hartford                 Hartford
 12.10     48 Forest Street                                                            Hartford                 Hartford
 12.11     50 Forest Street                                                            Hartford                 Hartford
 12.12     30 Forest Street                                                            Hartford                 Hartford
 12.13     503 New Britain Avenue                                                      Hartford                 Hartford
 12.14     30 Evergreen Avenue                                                         Hartford                 Hartford
 12.15     212 Laurel Street                                                           Hartford                 Hartford
 12.16     99 Huntington Street                                                        Hartford                 Hartford
 12.17     221 Laurel Street                                                           Hartford                 Hartford
 12.18     9 Fales Street                                                              Hartford                 Hartford
 12.19     73 Sumner Street                                                            Hartford                 Hartford
 12.20     186 Collins Street                                                          Hartford                 Hartford
 12.21     176 Collins Street                                                          Hartford                 Hartford
 12.22     140 Hawthorn Street                                                         Hartford                 Hartford
 12.23     36 Forest Street                                                            Hartford                 Hartford

   13      500 Virginia Drive                                                          Fort Washington          Montgomery
   14      5248-5380 South Cicero; 5455-5645 South Archer; 5333-5353 South Laramie     Chicago                  Cook
   15      1505 Lankford Drive                                                         Valdosta                 Lowndes
   16      9460-9500 South Eastern Boulevard                                           Las Vegas                Clark
   17      24790 North Lake Pleasant Road                                              Peoria                   Maricopa

           Various                                                                     Various                  Various
   18      Various                                                                     Various                  Various
  18.1     3300 Youree Drive                                                           Shreveport               Caddo
  18.2     12589 Airline Highway                                                       Destrehan                Saint Charles
  18.3     11430 Florida Boulevard                                                     Baton Rouge              East Baton Rouge
  18.4     9608 Jefferson Highway                                                      Baton Rouge              East Baton Rouge
  18.5     4443 Jackson Street Extension                                               Alexandria               Rapides
  18.6     2901 Sterlington Road                                                       Monroe                   Ouachita
  18.7     2520 Plank Road                                                             Baton Rouge              East Baton Rouge
   19      Various                                                                     Various                  Various
  19.1     10225 Wurzbach Road                                                         San Antonio              Bexar
  19.2     400 East End Boulevard                                                      Marshall                 Harrison
  19.3     100 East Main Street                                                        Whitehouse               Smith
  19.4     601 South Jefferson Avenue                                                  Mount Pleasant           Titus
  19.5     112 Main Street                                                             Kerrville                Kerr
  19.6     702 East Tyler Street                                                       Athens                   Henderson
  19.7     6445 San Pedro Avenue                                                       San Antonio              Bexar
  19.8     1000 Stone Road                                                             Kilgore                  Gregg
  19.9     4805 Medical Drive                                                          San Antonio              Bexar
   20      2424 25th Avenue                                                            Gulfport                 Harrison

   21      103 Kathann Drive                                                           Hampton                  Hampton City
   22      4055 10th Avenue                                                            New York                 New York
   23      7174 Southwest Hazel Fern Road                                              Tigard                   Washington
   24      450 7th Avenue                                                              New York                 New York
   25      1271 North State Street                                                     San Jacinto              Riverside

   26      Various                                                                     Various                  Various
  26.1     460 County Road                                                             Cliffwood                Monmouth
  26.2     747 Milwaukee Avenue                                                        Glenview                 Cook
  26.3     4345 South Street                                                           Titusville               Brevard
  26.4     418 South Wade Boulevard                                                    Millville                Cumberland
  26.5     1330 Glassboro Road                                                         Williamstown             Gloucester

   27      10805 Holder Street and 5785 Corporate Avenue                               Cypress                  Orange
   28      15 Andrea Road; 90, 91, 100 and 101 Colin Drive                             Holbrook                 Suffolk
   29      2404 Wilshire Boulevard                                                     Los Angeles              Los Angeles
   30      241 Loudon Road                                                             Concord                  Merrimack
   31      318 West Durango Boulevard                                                  San Antonio              Bexar
   32      5950 Westower Court                                                         Richmond                 Richmond City
   33      720 Ocean Drive                                                             Miami Beach              Miami-Dade
   34      10623 Southeast Carr Road                                                   Renton                   King

   35      Various                                                                     Various                  Various
  35.1     2450 Kipling Avenue                                                         Cincinnati               Hamilton
  35.2     2859 Boudinot Avenue                                                        Cincinnati               Hamilton
  35.3     2454 Kipling Avenue                                                         Cincinnati               Hamilton
  35.4     2960 Mack Road                                                              Fairfield                Butler
  35.5     2841 Boudinot Avenue                                                        Cincinnati               Hamilton

   36      2 Overhill Road                                                             Scarsdale                Westchester
   37      2313 62nd Avenue East                                                       Fife                     Pierce
   38      2350 North Sam Houston Parkway East                                         Houston                  Harris
   39      9555, 9595 and 2205 Richmar Avenue                                          Las Vegas                Clark
   40      17937-17947 Interstate Highway 45                                           Shenandoah               Montgomery
   41      3300 Business Center Drive                                                  Chesapeake               Chesapeake City
   42      1200 10th Avenue Northeast                                                  Issaquah                 King
   43      29025 Overland Drive                                                        Temecula                 Riverside

           Various                                                                     Various                  Various
   44      2190 West Drake Road                                                        Ft. Collins              Larimer
   45      6603 Wadsworth Boulevard                                                    Arvada                   Jefferson
   46      5027 Youngstown Road                                                        Niles                    Trumbull
   47      3700 35th Avenue                                                            Evans                    Weld

   48      2285 Longport Court                                                         Elk Grove                Sacramento
   49      1407 East 3rd Street, 220 South Independence Boulevard, 125 Cherry Street   Charlotte                Mecklenburg
   50      3002 4th Street                                                             Lubbock                  Lubbock

   51      Various                                                                     Various                  Various
  51.1     184 Mickley Road                                                            Whitehall                Lehigh
  51.2     767 Werley Road                                                             Allentown                Lehigh
  51.3     1014 North Quebec Street                                                    Allentown                Lehigh
  51.4     802 East Allen Street                                                       Allentown                Lehigh
  51.5     333 Washington Street                                                       Freemansburg             Northampton

   52      2440 East Moreland Boulevard                                                Waukesha                 Waukesha
   53      10406, 10410, 10450 and 10460 Friars Road                                   San Diego                San Diego
   54      4827 East Greenway Road                                                     Scottsdale               Maricopa
   55      203 Loudon Road                                                             Concord                  Merrimack
   56      10161, 10165, 10175 Harwin Drive                                            Houston                  Harris
   57      1850 Del Paso Road                                                          Sacramento               Sacramento
   58      8520-8532 Pit Stop Court                                                    Concord                  Cabarrus

   59      Various                                                                     Various                  Lehigh
  59.1     3949 Independence Drive                                                     Schnecksville            Lehigh
  59.2     1700 South 4th Street                                                       Allentown                Lehigh
  59.3     2333 West Emmaus Avenue                                                     Allentown                Lehigh

   60      2600 Cambridge Road                                                         Cameron Park             El Dorado
   61      14692 179th Avenue Southeast                                                Monroe                   Snohomish
   62      8220 Esters Boulevard                                                       Irving                   Dallas
   63      4542 Elkhart Road                                                           Elkhart                  Elkhart
   64      220 West Ahwanee Avenue                                                     Sunnyvale                Santa Clara
   65      1622 Lincoln Highway East                                                   Lancaster                Lancaster
   66      7293 West Sahara Avenue                                                     Las Vegas                Clark
   67      1604 South Harbor Boulevard                                                 Anaheim                  Orange
   68      194 North Memorial Highway                                                  Shavertown               Luzerne
   69      7014 Will Clayton Parkway                                                   Humble                   Harris
   70      1501-1503 London Boulevard                                                  Portsmouth               Portsmouth City
   71      1328 North Lake Park Boulevard                                              Carolina Beach           New Hanover
   72      910 & 914 Harrison Avenue                                                   Panama City              Bay
   73      112 North Courtland Street                                                  East Stroudsburg         Monroe
   74      7965 Cliffbrook Drive                                                       Dallas                   Dallas
   75      1205-1233 South Broadway Avenue                                             Boise                    Ada
   76      3820-3828 Sepulveda Boulevard                                               Torrance                 Los Angeles
   77      1247 Ward Avenue                                                            West Chester             Chester
   78      2249 Youngstown Warren Road                                                 Niles                    Trumbull
   79      1348 Thorpe Lane                                                            San Marcos               Hays
   80      2111 Parkway Office Circle                                                  Hoover                   Shelby
   81      516 East Merry Street, 519 Ridge Street and 542 Frazee Avenue               Bowling Green            Wood
   82      5009 Pelham Road                                                            Greenville               Greenville
   83      801 Lexington Avenue                                                        Lakewood                 Ocean
   84      55 South State Street                                                       Indianapolis             Marion
   85      2106-2124 North High Street                                                 Columbus                 Franklin
   86      1010 US Route 112                                                           Port Jefferson Station   Suffolk
   87      1093 Broadway                                                               Saugus                   Essex
   88      140 Morris Road                                                             Circleville              Pickaway
   89      459 Broadway                                                                Everett                  Middlesex
   90      235, 345 & 375 Southeast Norton Lane                                        McMinnville              Yamhill
   91      11002 & 11004 Blasius Road                                                  Jacksonville             Duval
   92      1000 South Charles Street                                                   Baltimore                Baltimore City
   93      6325 South Jones Boulevard                                                  Las Vegas                Clark
   94      2605 South First Street                                                     Lufkin                   Angelina
   95      503 West 6th Street                                                         Irving                   Dallas
   96      10120 Durant Road                                                           Raleigh                  Wake
   97      1200 North Ashland Avenue                                                   Chicago                  Cook
   98      16066 North 77th Street                                                     Scottsdale               Maricopa
   99      6316 Horsepen Road and 6313 Rigsby Road                                     Richmond                 Henrico
  100      1200 & 1202 Business Park Drive                                             Little Rock              Pulaski
------------------------------------------------------------------------------------------------------------------------------------
           100 LOANS/150 PROPERTIES
====================================================================================================================================

                                                                                            CUT-OFF       MATURITY/ARD
                        ZIP       PROPERTY                                 ORIGINAL           DATE            DATE
SEQUENCE   LOCATION    CODE         TYPE         PROPERTY SUB-TYPE         BALANCE          BALANCE         BALANCE
----------------------------------------------------------------------------------------------------------------------

   1          AZ       85004       Office                CBD             144,500,000      144,500,000     144,500,000
   2          FL       33323       Retail             Anchored           132,647,059      132,647,059     132,647,059
   3          MD       21076       Retail             Anchored           128,333,333      128,333,333     122,230,454
   4          MO       64086       Office             Suburban           120,000,000      120,000,000     112,747,599
   5          CA       92122       Office             Suburban            99,600,000       99,600,000      99,600,000
   6          NY       10017       Office                CBD              72,000,000       72,000,000      60,998,102
   7          MI       48116       Retail             Anchored            67,525,000       67,525,000      62,938,462
   8          CA       90017     Multifamily           Garden             64,500,000       64,500,000      64,500,000
   9          CA       91403        Hotel           Full Service          55,000,000       55,000,000      47,288,868
   10         DC       20016       Office                CBD              53,000,000       53,000,000      53,000,000
   11         OR       97062       Retail             Anchored            41,000,000       41,000,000      41,000,000

   12         CT      Various    Multifamily           Garden             37,179,141       37,179,141      35,885,291
  12.1        CT       06105     Multifamily           Garden             3,772,589        3,772,589       3,641,302
  12.2        CT       06114     Multifamily           Garden             3,280,512        3,280,512       3,166,349
  12.3        CT       06105     Multifamily           Garden             2,187,008        2,187,008       2,110,899
  12.4        CT       06105     Multifamily           Garden             2,187,008        2,187,008       2,110,899
  12.5        CT       06105     Multifamily           Garden             2,187,008        2,187,008       2,110,899
  12.6        CT       06105     Multifamily           Garden             2,077,658        2,077,658       2,005,354
  12.7        CT       06114     Multifamily           Garden             2,022,983        2,022,983       1,952,582
  12.8        CT       06105     Multifamily           Garden             1,913,632        1,913,632       1,847,037
  12.9        CT       06105     Multifamily           Garden             1,804,282        1,804,282       1,741,492
 12.10        CT       06105     Multifamily           Garden             1,694,931        1,694,931       1,635,947
 12.11        CT       06105     Multifamily           Garden             1,694,931        1,694,931       1,635,947
 12.12        CT       06105     Multifamily           Garden             1,640,256        1,640,256       1,583,175
 12.13        CT       06106     Multifamily           Garden             1,421,555        1,421,555       1,372,085
 12.14        CT       06105     Multifamily           Garden             1,366,880        1,366,880       1,319,312
 12.15        CT       06105     Multifamily           Garden             1,312,205        1,312,205       1,266,540
 12.16        CT       06105     Multifamily           Garden             1,312,205        1,312,205       1,266,540
 12.17        CT       06105     Multifamily           Garden             1,093,504        1,093,504       1,055,450
 12.18        CT       06105     Multifamily           Garden              984,154          984,154         949,905
 12.19        CT       06105     Multifamily           Garden              984,154          984,154         949,905
 12.20        CT       06105     Multifamily           Garden              820,128          820,128         791,587
 12.21        CT       06105     Multifamily           Garden              710,778          710,778         686,042
 12.22        CT       06105     Multifamily           Garden              437,402          437,402         422,180
 12.23        CT       06105     Multifamily           Garden              273,376          273,376         263,862

   13         PA       19034       Office             Suburban            31,450,000       31,450,000      31,450,000
   14         IL       60638     Industrial             Flex              30,535,188       30,535,188      28,897,229
   15         GA       31601     Multifamily       Student Housing        29,000,000       29,000,000      27,277,394
   16         NV       89123      Mixed Use         Retail/Office         28,500,000       28,500,000      25,637,710
   17         AZ       85383       Retail             Anchored            28,250,000       28,250,000      26,494,814

           Various    Various      Retail             Anchored            26,500,000       26,500,000      25,079,197
   18         LA      Various      Retail             Anchored            12,717,500       12,717,500      12,035,648
  18.1        LA       71105       Retail             Anchored            2,271,658        2,271,658       2,149,863
  18.2        LA       70047       Retail             Anchored            2,074,781        2,074,781       1,963,541
  18.3        LA       70815       Retail             Anchored            1,927,124        1,927,124       1,823,800
  18.4        LA       70809       Retail             Anchored            1,802,182        1,802,182       1,705,558
  18.5        LA       71303       Retail             Anchored            1,749,177        1,749,177       1,655,394
  18.6        LA       71203       Retail             Anchored            1,590,161        1,590,161       1,504,904
  18.7        LA       70805       Retail             Anchored            1,302,418        1,302,418       1,232,588
   19         TX      Various      Retail             Anchored            12,060,000       12,060,000      11,413,401
  19.1        TX       78230       Retail             Anchored            2,309,765        2,309,765       2,185,926
  19.2        TX       75670       Retail             Anchored            1,363,140        1,363,140       1,290,054
  19.3        TX       75791       Retail             Anchored            1,363,140        1,363,140       1,290,054
  19.4        TX       75455       Retail             Anchored            1,363,140        1,363,140       1,290,054
  19.5        TX       78028       Retail             Anchored            1,344,207        1,344,207       1,272,137
  19.6        TX       75751       Retail             Anchored            1,249,545        1,249,545       1,182,550
  19.7        TX       78216       Retail             Anchored            1,192,748        1,192,748       1,128,798
  19.8        TX       75662       Retail             Anchored            1,098,085        1,098,085       1,039,211
  19.9        TX       78229       Retail             Anchored             776,233          776,233         734,615
   20         MS       39501       Retail             Anchored            1,722,500        1,722,500       1,630,148

   21         VA       23605     Multifamily           Garden             25,850,000       25,850,000      25,850,000
   22         NY       10034       Office                CBD              25,500,000       25,500,000      25,500,000
   23         OR       97224       Retail          Shadow Anchored        25,000,000       25,000,000      25,000,000
   24         NY       10001       Office                CBD              25,000,000       24,976,063      21,368,101
   25         CA       92583       Retail             Anchored            23,800,000       23,800,000      21,488,849

   26      Various    Various   Self Storage        Self Storage          21,376,000       21,376,000      21,376,000
  26.1        NJ       07721    Self Storage        Self Storage          6,880,000        6,880,000       6,880,000
  26.2        IL       60025    Self Storage        Self Storage          4,892,000        4,892,000       4,892,000
  26.3        FL       32780    Self Storage        Self Storage          4,648,000        4,648,000       4,648,000
  26.4        NJ       08332    Self Storage        Self Storage          2,428,440        2,428,440       2,428,440
  26.5        NJ       08094    Self Storage        Self Storage          2,527,560        2,527,560       2,527,560

   27         CA       90630       Office             Suburban            21,000,000       21,000,000      19,771,124
   28         NY       11741     Industrial             Flex              18,000,000       18,000,000      18,000,000
   29         CA       90057     Multifamily          Mid-Rise            17,250,000       17,250,000      16,217,616
   30         NH       03301     Multifamily           Garden             17,000,000       16,964,934      14,212,485
   31         TX       78204        Hotel           Full Service          16,248,693       16,248,693      14,492,171
   32         VA       23225     Multifamily           Garden             15,400,000       15,400,000      15,400,000
   33         FL       33139        Hotel           Full Service          14,775,000       14,737,727      12,749,082
   34         WA       98055       Retail          Shadow Anchored        14,450,000       14,450,000      12,968,809

   35         OH      Various      Office              Medical            14,290,000       14,290,000      14,290,000
  35.1        OH       45239       Office              Medical            3,897,273        3,897,273       3,897,273
  35.2        OH       45238       Office              Medical            3,093,074        3,093,074       3,093,074
  35.3        OH       45239       Office              Medical            2,907,489        2,907,489       2,907,489
  35.4        OH       45014       Office              Medical            2,474,459        2,474,459       2,474,459
  35.5        OH       45238       Office              Medical            1,917,706        1,917,706       1,917,706

   36         NY       10583       Office             Suburban            14,000,000       14,000,000      14,000,000
   37         WA       98424     Multifamily           Garden             13,700,000       13,700,000      12,446,383
   38         TX       77032       Office             Suburban            13,600,000       13,600,000      12,925,119
   39         NV       89123      Mixed Use         Retail/Office         13,500,000       13,500,000      12,172,879
   40         TX       77385       Retail             Anchored            12,500,000       12,500,000      8,476,322
   41         VA       23323     Industrial    Warehouse/Distribution     12,450,000       12,450,000      12,450,000
   42         WA       98029      Mixed Use         Retail/Office         12,000,000       12,000,000      10,828,644
   43         CA       92591       Retail            Unanchored           11,850,000       11,850,000      10,718,847

           Various    Various      Retail             Anchored            11,600,000       11,600,000      11,600,000
   44         CO       80526       Retail             Anchored            3,800,000        3,800,000       3,800,000
   45         CO       80003       Retail             Anchored            3,300,000        3,300,000       3,300,000
   46         OH       44446       Retail             Anchored            2,300,000        2,300,000       2,300,000
   47         CO       80620       Retail             Anchored            2,200,000        2,200,000       2,200,000

   48         CA       95758        Other            Health Club          10,900,000       10,900,000      9,429,410
   49         NC       28204       Retail            Unanchored           10,000,000       10,000,000      8,924,873
   50         TX       79415     Multifamily           Garden             10,000,000       9,895,171       8,397,900

   51         PA      Various   Self Storage        Self Storage          8,810,000        8,810,000       8,106,694
  51.1        PA       18052    Self Storage        Self Storage          2,899,410        2,899,410       2,667,949
  51.2        PA       18104    Self Storage        Self Storage          2,281,344        2,281,344       2,099,223
  51.3        PA       18109    Self Storage        Self Storage          1,555,650        1,555,650       1,431,462
  51.4        PA       18109    Self Storage        Self Storage          1,392,752        1,392,752       1,281,568
  51.5        PA       18017    Self Storage        Self Storage           680,844          680,844         626,492

   52         WI       53186       Retail             Anchored            8,800,000        8,800,000       8,800,000
   53         CA       92120       Retail            Unanchored           8,700,000        8,700,000       8,189,873
   54         AZ       85254       Retail             Anchored            8,472,000        8,461,905       6,891,075
   55         NH       03301     Multifamily           Garden             8,000,000        7,983,498       6,688,228
   56         TX       77036     Industrial             Flex              7,500,000        7,500,000       6,826,444
   57         CA       95834       Retail          Shadow Anchored        7,400,000        7,400,000       6,371,920
   58         NC       28027       Retail            Unanchored           7,342,500        7,342,500       6,835,540

   59         PA       18103    Self Storage        Self Storage          7,050,000        7,050,000       6,487,195
  59.1        PA       18103    Self Storage        Self Storage          3,295,696        3,295,696       3,032,599
  59.2        PA       18103    Self Storage        Self Storage          3,147,434        3,147,434       2,896,173
  59.3        PA       18103    Self Storage        Self Storage           606,870          606,870         558,423

   60         CA       95682    Self Storage        Self Storage          7,000,000        7,000,000       6,629,846
   61         WA       98272       Office              Medical            6,930,000        6,930,000       6,251,744
   62         TX       75063        Hotel          Limited Service        6,750,000        6,739,111       5,827,209
   63         IN       46517       Retail            Unanchored           6,300,000        6,300,000       6,300,000
   64         CA       94085    Self Storage        Self Storage          6,240,000        6,234,527       5,401,062
   65         PA       17602       Retail             Anchored            6,000,000        5,994,455       5,154,931
   66         NV       89117       Retail            Unanchored           5,000,000        5,000,000       4,692,095
   67         CA       92802        Hotel          Limited Service        5,000,000        4,991,713       4,302,585
   68         PA       18708       Retail            Unanchored           4,800,000        4,791,582       4,101,733
   69         TX       77338        Hotel          Limited Service        4,762,000        4,750,955       4,151,289
   70         VA       23704       Retail             Anchored            4,525,000        4,525,000       4,134,719
   71         NC       28428       Office              Medical            4,500,000        4,471,720       3,834,131
   72         FL       32401       Office             Suburban            4,530,000        4,471,226       2,964,763
   73         PA       18301       Retail             Anchored            4,400,000        4,400,000       3,724,953
   74         TX       75254     Multifamily           Garden             4,344,000        4,344,000       3,930,696
   75         ID       83706       Retail          Shadow Anchored        4,000,000        4,000,000       3,779,123
   76         CA       90505       Retail          Shadow Anchored        3,823,000        3,823,000       3,367,525
   77         PA       19380       Office             Suburban            3,920,000        3,920,000       3,578,389
   78         OH       44446       Retail             Anchored            3,880,800        3,867,698       3,333,759
   79         TX       78666     Multifamily       Student Housing        3,840,000        3,840,000       3,465,826
   80         AL       35244       Office             Suburban            3,750,000        3,750,000       3,378,148
   81         OH       43402     Multifamily       Student Housing        3,750,000        3,746,447       3,210,234
   82         SC       29615        Hotel          Limited Service        3,400,000        3,368,231       2,313,198
   83         NJ       08701     Multifamily          Mid-Rise            3,230,000        3,230,000       2,901,264
   84         IN       46201     Industrial             Flex              3,194,000        3,191,280       2,775,793
   85         OH       43201       Retail            Unanchored           3,100,000        3,100,000       2,691,018
   86         NY       11776       Office             Suburban            3,000,000        3,000,000       2,742,534
   87         MA       01906        Other               Land              3,000,000        2,994,962       2,400,273
   88         OH       43113       Office              Medical            2,900,000        2,900,000       2,606,515
   89         MA       02149      Mixed Use         Retail/Office         2,798,000        2,798,000       2,679,853
   90         OR       97128       Office              Medical            2,800,000        2,793,173       2,426,319
   91         FL       32226     Industrial    Warehouse/Distribution     2,730,000        2,730,000       2,343,132
   92         MD       21230       Retail             Anchored            2,700,000        2,700,000       2,558,524
   93         NV       89118       Office             Suburban            2,700,000        2,695,866       2,345,026
   94         TX       75901     Multifamily           Garden             2,582,983        2,573,984       2,210,247
   95         TX       75060     Multifamily           Garden             2,260,000        2,237,267       1,909,573
   96         NC       27614    Self Storage        Self Storage          1,949,000        1,944,175       1,685,726
   97         IL       60622       Office             Suburban            1,920,000        1,909,593       1,800,999
   98         AZ       85260     Industrial    Warehouse/Distribution     1,800,000        1,794,959       1,532,050
   99         VA       23226       Retail            Unanchored           1,235,000        1,235,000        990,739
  100         AR       72204     Industrial             Flex              1,106,000        1,101,448        951,073
----------------------------------------------------------------------------------------------------------------------
                                                                        $1,859,083,697   $1,858,595,584
======================================================================================================================

                                                                     SUB-        NET                                    INTEREST
                     LOAN            MORTGAGE   ADMINISTRATIVE    SERVICING    MORTGAGE      NOTE      FIRST PAYMENT     ACCRUAL
SEQUENCE             TYPE            RATE(1)     FEE RATE(1)     FEE RATE(1)   RATE(1)       DATE         DATE(2)        METHOD
---------------------------------------------------------------------------------------------------------------------------------

   1            Interest Only         6.245%        0.081%                      6.164%    6/28/2007       8/1/2007     Actual/360
   2            Interest Only         5.820%        0.031%                      5.789%    6/11/2007       8/1/2007     Actual/360
   3             IO, Balloon          6.140%        0.071%                      6.069%    7/31/2007       9/1/2007     Actual/360
   4             IO, Balloon          6.250%        0.081%                      6.169%     8/9/2007      10/1/2007     Actual/360
   5            Interest Only         5.605%        0.081%                      5.524%    3/30/2007       5/1/2007     Actual/360
   6             IO, Balloon          5.903%        0.081%                      5.822%     5/4/2007       7/1/2007     Actual/360
   7             IO, Balloon          5.435%        0.081%                      5.353%    12/21/2006      2/1/2007     Actual/360
   8            Interest Only         5.574%        0.051%                      5.523%    1/25/2007       3/1/2007     Actual/360
   9               Balloon            6.403%        0.081%                      6.322%    11/19/2007      1/1/2008     Actual/360
   10           Interest Only         6.325%        0.081%                      6.244%    10/18/2007     12/1/2007     Actual/360
   11           Interest Only         5.555%        0.051%                      5.504%    11/8/2007       1/1/2008     Actual/360

   12            IO, Balloon          6.019%        0.051%                      5.968%     2/5/2007       4/1/2007     Actual/360
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13           Interest Only         5.854%        0.051%                      5.803%    5/11/2007       7/1/2007     Actual/360
   14              Balloon            6.802%        0.051%                      6.751%    11/2/2007       1/1/2008     Actual/360
   15            IO, Balloon          6.334%        0.051%                      6.283%     8/1/2007       9/1/2007     Actual/360
   16            IO, Balloon          6.610%        0.051%                      6.559%    9/28/2007      11/1/2007     Actual/360
   17            IO, Balloon          6.093%        0.051%                      6.042%     9/4/2007      11/1/2007     Actual/360

                                                                                          5/31/2007       7/1/2007     Actual/360
   18            IO, Balloon          5.530%        0.041%                      5.489%    5/31/2007       7/1/2007     Actual/360
  18.1
  18.2
  18.3
  18.4
  18.5
  18.6
  18.7
   19            IO, Balloon          5.530%        0.041%                      5.489%    5/31/2007       7/1/2007     Actual/360
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20            IO, Balloon          5.530%        0.041%                      5.489%    5/31/2007       7/1/2007     Actual/360

   21           Interest Only         5.592%        0.051%                      5.541%    4/17/2007       6/1/2007     Actual/360
   22           Interest Only         5.795%        0.051%                      5.744%    9/11/2007      11/1/2007     Actual/360
   23           Interest Only         5.694%        0.071%          0.030%      5.623%     8/3/2007      10/1/2007     Actual/360
   24              Balloon            6.203%        0.051%                      6.152%    10/16/2007     12/1/2007     Actual/360
   25            IO, Balloon          5.869%        0.051%                      5.817%    9/13/2007      11/1/2007     Actual/360

   26           Interest Only         5.741%        0.051%                      5.690%    4/11/2007       6/1/2007     Actual/360
  26.1
  26.2
  26.3
  26.4
  26.5

   27            IO, Balloon          6.414%        0.051%                      6.363%    10/29/2007     12/1/2007     Actual/360
   28           Interest Only         6.398%        0.051%                      6.347%    10/9/2007      12/1/2007     Actual/360
   29            IO, Balloon          6.284%        0.051%                      6.233%    11/19/2007      1/1/2008     Actual/360
   30              Balloon            5.450%        0.051%                      5.399%     9/4/2007      11/1/2007     Actual/360
   31            IO, Balloon          6.204%        0.051%                      6.153%     6/4/2007       8/1/2007     Actual/360
   32           Interest Only         5.592%        0.051%                      5.541%    4/17/2007       6/1/2007     Actual/360
   33              Balloon            6.541%        0.051%                      6.490%    8/28/2007      10/1/2007     Actual/360
   34            IO, Balloon          6.500%        0.051%                      6.449%    9/21/2007      11/1/2007     Actual/360

   35           Interest Only         5.989%        0.051%                      5.938%    7/20/2007       9/1/2007     Actual/360
  35.1
  35.2
  35.3
  35.4
  35.5

   36           Interest Only         6.651%        0.051%                      6.600%    9/25/2007      11/1/2007     Actual/360
   37            IO, Balloon          6.205%        0.051%                      6.154%    10/24/2007     12/1/2007     Actual/360
   38            IO, Balloon          6.465%        0.051%                      6.414%    6/27/2007       8/1/2007     Actual/360
   39            IO, Balloon          6.724%        0.051%                      6.673%    9/27/2007      11/1/2007     Actual/360
   40              Balloon            6.750%        0.051%                      6.699%    12/10/2007      1/1/2008     Actual/360
   41           Interest Only         5.531%        0.051%                      5.480%    4/20/2007       6/1/2007     Actual/360
   42            IO, Balloon          5.836%        0.051%                      5.785%     6/8/2007       8/1/2007     Actual/360
   43            IO, Balloon          5.974%        0.051%                      5.923%    8/31/2007      10/1/2007     Actual/360

                                                                                          8/30/2007      10/1/2007     Actual/360
   44           Interest Only         6.074%        0.051%                      6.023%    8/30/2007      10/1/2007     Actual/360
   45           Interest Only         6.074%        0.051%                      6.023%    8/30/2007      10/1/2007     Actual/360
   46           Interest Only         6.074%        0.051%                      6.023%    8/30/2007      10/1/2007     Actual/360
   47           Interest Only         6.074%        0.051%                      6.023%    8/30/2007      10/1/2007     Actual/360

   48              Balloon            6.636%        0.051%                      6.585%    12/3/2007       1/1/2008     Actual/360
   49            IO, Balloon          6.246%        0.051%                      6.195%    7/26/2007       9/1/2007     Actual/360
   50              Balloon            5.610%        0.051%                      5.559%    1/30/2007       3/1/2007     Actual/360

   51            IO, Balloon          6.918%        0.041%                      6.877%    8/28/2007      10/1/2007     Actual/360
  51.1
  51.2
  51.3
  51.4
  51.5

   52      Interest Only, Hyper Am    6.528%        0.051%                      6.477%     9/4/2007      11/1/2007       30/360
   53            IO, Balloon          6.403%        0.051%                      6.352%     8/7/2007      10/1/2007     Actual/360
   54              Balloon            6.544%        0.051%                      6.493%    10/29/2007     12/1/2007     Actual/360
   55              Balloon            5.450%        0.051%                      5.399%     9/4/2007      11/1/2007     Actual/360
   56            IO, Balloon          6.301%        0.051%                      6.250%    7/16/2007       9/1/2007     Actual/360
   57              Balloon            6.456%        0.051%                      6.405%    11/14/2007      1/1/2008     Actual/360
   58            IO, Balloon          5.551%        0.091%          0.050%      5.460%    5/23/2007       7/1/2007     Actual/360

   59            IO, Balloon          6.918%        0.041%                      6.877%    8/28/2007      10/1/2007     Actual/360
  59.1
  59.2
  59.3

   60            IO, Balloon          6.912%        0.051%                      6.860%    8/17/2007      10/1/2007     Actual/360
   61            IO, Balloon          5.832%        0.041%                      5.791%    5/10/2007       7/1/2007     Actual/360
   62              Balloon            6.548%        0.071%                      6.477%    9/12/2007      11/1/2007     Actual/360
   63           Interest Only         5.808%        0.041%                      5.767%    6/20/2007       8/1/2007     Actual/360
   64              Balloon            6.655%        0.071%                      6.584%    10/3/2007      12/1/2007     Actual/360
   65              Balloon            6.386%        0.051%                      6.335%    10/4/2007      12/1/2007     Actual/360
   66            IO, Balloon          6.150%        0.041%                      6.109%    5/25/2007       7/1/2007     Actual/360
   67              Balloon            6.432%        0.051%                      6.381%    9/21/2007      11/1/2007     Actual/360
   68              Balloon            6.185%        0.051%                      6.134%    9/19/2007      11/1/2007     Actual/360
   69              Balloon            6.920%        0.041%                      6.879%    8/15/2007      10/1/2007     Actual/360
   70            IO, Balloon          6.519%        0.051%                      6.468%    8/23/2007      10/1/2007     Actual/360
   71              Balloon            6.078%        0.041%                      6.037%    4/16/2007       6/1/2007     Actual/360
   72              Balloon            5.798%        0.041%                      5.757%     5/1/2007       7/1/2007     Actual/360
   73              Balloon            5.865%        0.051%                      5.814%    11/15/2007      1/1/2008     Actual/360
   74            IO, Balloon          5.992%        0.051%                      5.941%    8/28/2007      10/1/2007     Actual/360
   75            IO, Balloon          6.701%        0.041%                      6.660%     8/7/2007      10/1/2007     Actual/360
   76            IO, Balloon          6.925%        0.051%                      6.874%    12/12/2007      1/1/2008     Actual/360
   77            IO, Balloon          6.466%        0.051%                      6.414%    10/12/2007     12/1/2007     Actual/360
   78              Balloon            6.376%        0.051%                      6.325%    7/31/2007       9/1/2007     Actual/360
   79            IO, Balloon          5.828%        0.091%          0.050%      5.737%    2/13/2007       4/1/2007     Actual/360
   80            IO, Balloon          6.692%        0.051%                      6.640%    10/19/2007     12/1/2007     Actual/360
   81              Balloon            6.258%        0.051%                      6.207%    10/19/2007     12/1/2007     Actual/360
   82              Balloon            6.822%        0.101%                      6.721%    6/20/2007       8/1/2007     Actual/360
   83            IO, Balloon          5.613%        0.051%                      5.562%     5/4/2007       7/1/2007     Actual/360
   84              Balloon            6.805%        0.051%                      6.754%    10/16/2007     12/1/2007     Actual/360
   85            IO, Balloon          6.480%        0.041%                      6.439%    9/19/2007      11/1/2007     Actual/360
   86            IO, Balloon          6.546%        0.051%                      6.495%    10/9/2007      12/1/2007     Actual/360
   87              Balloon            6.375%        0.051%                      6.324%    9/14/2007      11/1/2007     Actual/360
   88            IO, Balloon          6.570%        0.081%                      6.489%    11/1/2007       1/1/2008     Actual/360
   89            IO, Balloon          6.722%        0.051%                      6.671%    8/22/2007      10/1/2007     Actual/360
   90              Balloon            6.696%        0.041%                      6.655%    8/15/2007      10/1/2007     Actual/360
   91              Balloon            6.341%        0.051%                      6.289%    11/30/2007      1/1/2008     Actual/360
   92            IO, Balloon          6.349%        0.051%                      6.298%    9/20/2007      11/1/2007     Actual/360
   93              Balloon            6.770%        0.041%                      6.729%     9/4/2007      11/1/2007     Actual/360
   94              Balloon            6.238%        0.051%                      6.187%    7/18/2007       9/1/2007     Actual/360
   95              Balloon            5.814%        0.101%                      5.713%    1/31/2007       3/1/2007     Actual/360
   96              Balloon            6.627%        0.051%                      6.576%    8/23/2007      10/1/2007     Actual/360
   97              Balloon            6.100%        0.041%                      6.059%     5/4/2007       7/1/2007     Actual/360
   98              Balloon            6.056%        0.051%                      6.005%    8/31/2007      10/1/2007     Actual/360
   99              Balloon            6.990%        0.041%                      6.949%    11/13/2007      1/1/2008     Actual/360
  100              Balloon            6.402%        0.041%                      6.361%     6/6/2007       8/1/2007     Actual/360
---------------------------------------------------------------------------------------------------------------------------------
                                      6.065%
=================================================================================================================================

                          ORIGINAL          ORIGINAL                                  REMAINING
                           TERM TO         AMORTIZATION     INTEREST                    TERM TO
             MONTHLY     MATURITY/ARD          TERM           ONLY     SEASONING     MATURITY/ARD
SEQUENCE   PAYMENT(3)   (PAYMENTS)(2)   (PAYMENTS)(3)(4)   PERIOD(2)   (PAYMENTS)   (PAYMENTS)(2)
-------------------------------------------------------------------------------------------------

   1         762,447         120                0             120          5              115
   2         652,273          84                0              84          5              79
   3         781,012          84               360             36          4              80
   4         738,861         120               360             60          3              117
   5         471,692         126                0             126          8              118
   6         427,197         180               360             60          6              174
   7         377,832         120               360             60          11             109
   8         303,764          60                0              60          10             50
   9         344,136         120               360             0           0              120
   10        283,234         125                0             125          1              124
   11        192,432         120                0             120          0              120

   12        223,371          60               360             24          9              51
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13        155,554          60                0              60          6              54
   14        199,107          60               360             0           0              60
   15        180,145         120               360             60          4              116
   16        182,206         120               360             24          2              118
   17        171,066         120               360             60          2              118

             150,963         120               360             72          6              114
   18         72,448         120               360             72          6              114
  18.1
  18.2
  18.3
  18.4
  18.5
  18.6
  18.7
   19         68,703         120               360             72          6              114
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20         9,813          120               360             72          6              114

   21        122,134         120                0             120          7              113
   22        124,854         120                0             120          2              118
   23        120,273         120                0             120          3              117
   24        153,166         120               360             0           1              119
   25        140,687         120               360             36          2              118

   26        103,694         120                0             120          7              113
  26.1
  26.2
  26.3
  26.4
  26.5

   27        131,549         120               360             60          1              119
   28         97,303         120                0             120          1              119
   29        106,593         120               360             60          0              120
   30         95,992         120               360             0           2              118
   31         99,560         120               360             24          5              115
   32         72,761         120                0             120          7              113
   33         93,787         120               360             0           3              117
   34         91,334         120               360             24          2              118

   35         72,310          84                0              84          4              80
  35.1
  35.2
  35.3
  35.4
  35.5

   36         78,673         120                0             120          2              118
   37         83,953         120               360             36          1              119
   38         85,648          65               360             12          5              60
   39         87,328         120               360             24          2              118
   40         95,046         121               240             1           0              121
   41         58,181         120                0             120          7              113
   42         70,686         120               360             36          5              115
   43         70,849         120               360             36          3              117

              59,531         120                0             120          3              117
   44         19,501         120                0             120          3              117
   45         16,935         120                0             120          3              117
   46         11,804         120                0             120          3              117
   47         11,290         120                0             120          3              117

   48         69,873         121               360             1           0              121
   49         61,546         120               360             24          4              116
   50         57,471         120               360             0           10             110

   51         58,129         120               360             36          3              117
  51.1
  51.2
  51.3
  51.4
  51.5

   52         47,872          84                0              84          2              82
   53         54,436         120               360             60          3              117
   54         56,296         120               316             0           1              119
   55         45,172         120               360             0           2              118
   56         46,428         120               360             36          4              116
   57         46,559         120               360             0           0              120
   58         41,925         120               360             60          6              114

   59         46,516         120               360             36          3              117
  59.1
  59.2
  59.3

   60         46,156         120               360             60          3              117
   61         40,803         120               360             36          6              114
   62         42,878         120               360             0           2              118
   63         30,916         120                0             120          5              115
   64         40,079         120               360             0           1              119
   65         37,475         120               360             0           1              119
   66         30,461         120               360             60          6              114
   67         31,380         120               360             0           2              118
   68         29,352         120               360             0           2              118
   69         31,426         120               360             0           3              117
   70         28,658         120               360             36          3              117
   71         27,206         120               360             0           7              113
   72         31,929         120               240             0           6              114
   73         26,000         120               360             0           0              120
   74         26,022         120               360             36          3              117
   75         25,814         120               360             60          3              117
   76         25,242         121               360             7           0              121
   77         24,688         120               360             36          1              119
   78         24,214         120               360             0           4              116
   79         22,600         120               360             36          9              111
   80         24,177         120               360             24          1              119
   81         23,109         120               360             0           1              119
   82         25,998         120               240             0           5              115
   83         18,569         120               360             36          6              114
   84         20,833         120               360             0           1              119
   85         20,893         120               300             36          2              118
   86         19,053         120               360             36          1              119
   87         18,716         120               360             0           2              118
   88         18,464         120               360             24          0              120
   89         18,096          84               360             36          3              81
   90         18,060         120               360             0           3              117
   91         16,970         120               360             0           0              120
   92         16,799         114               360             60          2              112
   93         17,548         120               360             0           2              118
   94         15,884         120               360             0           4              116
   95         13,281         120               360             0           10             110
   96         12,482         120               360             0           3              117
   97         11,635          60               360             0           6              54
   98         10,857         120               360             0           3              117
   99         8,721          120               300             0           0              120
  100         6,920          120               360             0           5              115
-------------------------------------------------------------------------------------------------

=================================================================================================

                               CROSS-COLLATERALIZED        RELATED
SEQUENCE   MATURITY/ARD DATE           LOANS                LOANS         PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
----------------------------------------------------------------------------------------------------------------------

   1            7/1/2017                No                                    LO(12)/GRTR1%PPMTorYM(101)/OPEN(7)
   2            7/1/2014                No            Yes - BACM 07-5 A           LO(77)/OPEN(7)/DEFEASANCE
   3            8/1/2014                No            Yes - BACM 07-5 A           LO(77)/OPEN(7)/DEFEASANCE
   4            9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   5           10/1/2017                No                                    YM(32)/YMorDEFEASANCE(87)/OPEN(7)
   6            6/1/2022                No                                        LO(177)/OPEN(3)/DEFEASANCE
   7            1/1/2017                No                                        LO(114)/OPEN(6)/DEFEASANCE
   8            2/1/2012                No                                        LO(57)/OPEN(3)/DEFEASANCE
   9           12/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   10           4/1/2018                No                                    LO(24)/GRTR1%PPMTorYM(89)/OPEN(12)
   11          12/1/2017                No                                        LO(114)/OPEN(6)/DEFEASANCE

   12           3/1/2012                No                                    LO(12)/GRTR1%PPMTorYM(44)/OPEN(4)
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13           6/1/2012                No                                        LO(57)/OPEN(3)/DEFEASANCE
   14          12/1/2012                No                                        LO(53)/OPEN(7)/DEFEASANCE
   15           8/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   16          10/1/2017                No            Yes - BACM 07-5 B           LO(117)/OPEN(3)/DEFEASANCE
   17          10/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE

                6/1/2017         Yes - BACM 07-5 A    Yes - BACM 07-5 F           LO(116)/OPEN(4)/DEFEASANCE
   18           6/1/2017         Yes - BACM 07-5 A    Yes - BACM 07-5 F           LO(116)/OPEN(4)/DEFEASANCE
  18.1
  18.2
  18.3
  18.4
  18.5
  18.6
  18.7
   19           6/1/2017         Yes - BACM 07-5 A    Yes - BACM 07-5 F           LO(116)/OPEN(4)/DEFEASANCE
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20           6/1/2017         Yes - BACM 07-5 A    Yes - BACM 07-5 F           LO(116)/OPEN(4)/DEFEASANCE

   21           5/1/2017                No            Yes - BACM 07-5 C           LO(116)/OPEN(4)/DEFEASANCE
   22          10/1/2017                No                                        LO(115)/OPEN(5)/DEFEASANCE
   23           9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   24          11/1/2017                No                                        LO(115)/OPEN(5)/DEFEASANCE
   25          10/1/2017                No            Yes - BACM 07-5 D           LO(116)/OPEN(4)/DEFEASANCE

   26           5/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
  26.1
  26.2
  26.3
  26.4
  26.5

   27          11/1/2017                No            Yes - BACM 07-5 E           LO(113)/OPEN(7)/DEFEASANCE
   28          11/1/2017                No            Yes - BACM 07-5 H           LO(116)/OPEN(4)/DEFEASANCE
   29          12/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   30          10/1/2017                No            Yes - BACM 07-5 G       LO(36)/GRTR1%PPMTorYM(77)/OPEN(7)
   31           7/1/2017                No                                        LO(115)/OPEN(5)/DEFEASANCE
   32           5/1/2017                No            Yes - BACM 07-5 C           LO(116)/OPEN(4)/DEFEASANCE
   33           9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   34          10/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE

   35           8/1/2014                No                                 LO(11)/YM(17)/YMorDEFEASANCE(49)/OPEN(7)
  35.1
  35.2
  35.3
  35.4
  35.5

   36          10/1/2017                No                                    LO(23)/GRTR1%PPMTorYM(93)/OPEN(4)
   37          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   38          12/1/2012                No                                        LO(61)/OPEN(4)/DEFEASANCE
   39          10/1/2017                No            Yes - BACM 07-5 B           LO(117)/OPEN(3)/DEFEASANCE
   40           1/1/2018                No                                        LO(117)/OPEN(4)/DEFEASANCE
   41           5/1/2017                No                                        LO(113)/OPEN(7)/DEFEASANCE
   42           7/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   43           9/1/2017                No            Yes - BACM 07-5 D           LO(116)/OPEN(4)/DEFEASANCE

                9/1/2017         Yes - BACM 07-5 B    Yes - BACM 07-5 L           LO(116)/OPEN(4)/DEFEASANCE
   44           9/1/2017         Yes - BACM 07-5 B    Yes - BACM 07-5 L           LO(116)/OPEN(4)/DEFEASANCE
   45           9/1/2017         Yes - BACM 07-5 B    Yes - BACM 07-5 L           LO(116)/OPEN(4)/DEFEASANCE
   46           9/1/2017         Yes - BACM 07-5 B    Yes - BACM 07-5 L           LO(116)/OPEN(4)/DEFEASANCE
   47           9/1/2017         Yes - BACM 07-5 B    Yes - BACM 07-5 L           LO(116)/OPEN(4)/DEFEASANCE

   48           1/1/2018                No            Yes - BACM 07-5 I           LO(117)/OPEN(4)/DEFEASANCE
   49           8/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   50           2/1/2017                No            Yes - BACM 07-5 K           LO(113)/OPEN(7)/DEFEASANCE

   51           9/1/2017                No            Yes - BACM 07-5 J           LO(116)/OPEN(4)/DEFEASANCE
  51.1
  51.2
  51.3
  51.4
  51.5

   52          10/1/2014                No                                    LO(23)/GRTR1%PPMTorYM(57)/OPEN(4)
   53           9/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   54          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   55          10/1/2017                No            Yes - BACM 07-5 G       LO(36)/GRTR1%PPMTorYM(77)/OPEN(7)
   56           8/1/2017                No            Yes - BACM 07-5 E           LO(116)/OPEN(4)/DEFEASANCE
   57          12/1/2017                No            Yes - BACM 07-5 I           LO(116)/OPEN(4)/DEFEASANCE
   58           6/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE

   59           9/1/2017                No            Yes - BACM 07-5 J           LO(116)/OPEN(4)/DEFEASANCE
  59.1
  59.2
  59.3

   60           9/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   61           6/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   62          10/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   63           7/1/2017                No            Yes - BACM 07-5 M           LO(113)/OPEN(7)/DEFEASANCE
   64          11/1/2017                No                                    LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
   65          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   66           6/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   67          10/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   68          10/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   69           9/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   70           9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   71           5/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   72           6/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   73          12/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   74           9/1/2017                No                                    LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
   75           9/1/2017                No            Yes - BACM 07-5 M           LO(113)/OPEN(7)/DEFEASANCE
   76           1/1/2018                No                                        LO(118)/OPEN(3)/DEFEASANCE
   77          11/1/2017                No                                        LO(113)/OPEN(7)/DEFEASANCE
   78           8/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   79           3/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   80          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   81          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   82           7/1/2017                No                                    LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)
   83           6/1/2017                No                                    LO(24)/GRTR1%PPMTorYM(89)/OPEN(7)
   84          11/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   85          10/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   86          11/1/2017                No            Yes - BACM 07-5 H           LO(116)/OPEN(4)/DEFEASANCE
   87          10/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   88          12/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   89           9/1/2014                No                                    LO(22)/GRTR1%PPMTorYM(59)/OPEN(3)
   90           9/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   91          12/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   92           4/1/2017                No                                        LO(110)/OPEN(4)/DEFEASANCE
   93          10/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   94           8/1/2017                No            Yes - BACM 07-5 K           LO(117)/OPEN(3)/DEFEASANCE
   95           2/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
   96           9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   97           6/1/2012                No                                        LO(56)/OPEN(4)/DEFEASANCE
   98           9/1/2017                No                                        LO(117)/OPEN(3)/DEFEASANCE
   99          12/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
  100           7/1/2017                No                                        LO(116)/OPEN(4)/DEFEASANCE
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

                                       APPRAISAL      APPRAISAL   CUT-OFF DATE   MATURITY/ARD DATE
SEQUENCE   YIELD MAINTENANCE TYPE   VALUE(5)(6)(7)      DATE      LTV RATIO(8)       LTV RATIO       YEAR BUILT   YEAR RENOVATED
--------------------------------------------------------------------------------------------------------------------------------

   1            Int Diff MEY           206,800,000    6/8/2007        69.9%            69.9%            2000
   2                                 1,025,000,000    5/4/2007        80.0%            80.0%            1990           2006
   3                                   550,000,000    6/15/2007       70.0%            66.7%            2000           2006
   4                                   165,000,000    7/10/2007       72.7%            68.3%            1959           2007
   5            Int Diff MEY           121,200,000    5/16/2007       82.2%            82.2%            1986
   6                                   121,500,000    12/1/2007       59.3%            50.2%            1931           2005
   7                                    95,000,000    5/10/2007       65.4%            66.3%            2005
   8                                   115,000,000    1/31/2007       56.1%            56.1%            2006
   9                                    75,400,000   10/16/2007       72.9%            62.7%            1966           2005
   10           Int Diff MEY           160,000,000    7/26/2007       33.1%            33.1%            1988
   11                                   65,820,000   12/26/2007       62.3%            62.3%            2007

   12           Int Diff MEY            48,200,000   12/27/2006       77.1%            74.5%          Various
  12.1                                   4,890,882   12/27/2006                                         1968
  12.2                                   4,252,941   12/27/2006                                         1969
  12.3                                   2,835,294   12/27/2006                                         1940
  12.4                                   2,835,294   12/27/2006                                         1963
  12.5                                   2,835,294   12/27/2006                                         1965
  12.6                                   2,693,529   12/27/2006                                         1958
  12.7                                   2,622,647   12/27/2006                                         1969
  12.8                                   2,480,882   12/27/2006                                         1969
  12.9                                   2,339,118   12/27/2006                                         1969
 12.10                                   2,197,353   12/27/2006                                         1958
 12.11                                   2,197,353   12/27/2006                                         1958
 12.12                                   2,126,471   12/27/2006                                         1959
 12.13                                   1,842,941   12/27/2006                                         1965
 12.14                                   1,772,059   12/27/2006                                         1965
 12.15                                   1,701,176   12/27/2006                                         1958
 12.16                                   1,701,176   12/27/2006                                         1965
 12.17                                   1,417,647   12/27/2006                                         1969
 12.18                                   1,275,882   12/27/2006                                         1969
 12.19                                   1,275,882   12/27/2006                                         1969
 12.20                                   1,063,235   12/27/2006                                         1969
 12.21                                     921,471   12/27/2006                                         1965
 12.22                                     567,059   12/27/2006                                         1875
 12.23                                     354,412   12/27/2006                                         1900

   13                                   38,146,000    4/26/2007       77.8%            82.4%            1963           2003
   14                                   48,000,000    7/9/2007        63.6%            60.2%            1949           1998
   15                                   38,700,000    5/21/2007       74.9%            70.5%            2005
   16                                   40,500,000    8/1/2007        70.4%            63.3%            2007
   17                                   39,400,000    12/1/2007       71.7%            67.2%            2007

                                        69,990,000     Various        75.7%            71.7%          Various
   18                                   33,590,000     Various        75.7%            71.7%          Various
  18.1                                   6,000,000    3/12/2007                                         2000
  18.2                                   5,480,000    3/15/2007                                         2000
  18.3                                   5,090,000    3/15/2007                                         2000
  18.4                                   4,760,000    3/15/2007                                         2001
  18.5                                   4,620,000    3/10/2007                                         1999
  18.6                                   4,200,000    3/13/2007                                         2000
  18.7                                   3,440,000    3/15/2007                                         2000
   19                                   31,850,000     Various        75.7%            71.7%          Various
  19.1                                   6,100,000    3/24/2007                                         1999
  19.2                                   3,600,000    3/12/2007                                         1999
  19.3                                   3,600,000    3/12/2007                                         1999
  19.4                                   3,600,000    3/13/2007                                         1999
  19.5                                   3,550,000    3/24/2007                                         1999
  19.6                                   3,300,000    3/12/2007                                         1999
  19.7                                   3,150,000    3/24/2007                                         2000
  19.8                                   2,900,000    3/12/2007                                         2000
  19.9                                   2,050,000    3/24/2007                                         1999
   20                                    4,550,000    3/15/2007       75.7%            71.7%            2000

   21                                   33,400,000    3/1/2007        77.4%            77.4%            1972
   22                                   32,500,000    8/30/2007       77.9%            78.5%            2007
   23                                   32,000,000    10/1/2007       74.0%            78.1%            2007
   24                                  280,000,000    9/5/2007        8.9%              7.6%            1930           2007
   25                                   36,000,000    12/1/2007       66.1%            59.7%            2007

   26                                   26,720,000     Various        80.0%            80.0%          Various
  26.1                                   8,610,000    3/15/2007                                         1980
  26.2                                   6,310,000    3/14/2007                                         1988
  26.3                                   5,850,000    3/9/2007                                          1999
  26.4                                   3,270,000    3/15/2007                                         1985
  26.5                                   2,680,000    3/15/2007                                         1985

   27                                   31,800,000    4/25/2007       66.0%            62.2%            1987
   28                                   27,800,000    8/9/2007        64.7%            64.7%            1986
   29                                   25,600,000    5/15/2007       67.4%            63.4%            1960           2004
   30           Int Diff MEY            33,900,000    3/23/2007       50.0%            41.9%            1984           2002
   31                                   19,800,000    3/29/2007       82.1%            73.2%            1968           2007
   32                                   20,100,000    3/2/2007        76.6%            76.6%            1973           2007
   33                                   19,700,000    6/7/2007        74.8%            64.7%            1936           2007
   34                                   20,300,000    12/1/2007       71.2%            63.9%            1988

   35              NPV MEY              23,100,000    6/22/2007       61.9%            61.9%          Various
  35.1                                   6,300,000    6/22/2007                                         1985
  35.2                                   5,000,000    6/22/2007                                         1997
  35.3                                   4,700,000    6/22/2007                                         2002
  35.4                                   4,000,000    6/22/2007                                         1994
  35.5                                   3,100,000    6/22/2007                                         1999

   36           Int Diff MEY            24,400,000    6/26/2007       57.4%            57.4%            1954           1999
   37                                   20,340,000    8/29/2007       67.4%            61.2%            2006
   38                                   17,900,000    6/4/2007        76.0%            72.2%            1982
   39                                   17,900,000    8/1/2007        75.4%            68.0%            2006
   40                                   31,000,000    8/4/2007        38.2%            27.3%            2006
   41                                   16,600,000    3/8/2007        75.0%            75.0%            1991
   42                                   15,400,000    9/23/2007       77.9%            70.3%            2005
   43                                   18,100,000    6/26/2007       65.5%            59.2%            2007

                                        24,300,000     Various        47.7%            47.7%          Various
   44                                    6,600,000    7/10/2007       47.7%            47.7%            2003
   45                                    6,000,000    7/10/2007       47.7%            47.7%            2004
   46                                    6,000,000    7/19/2007       47.7%            47.7%            2002
   47                                    5,700,000    7/10/2007       47.7%            47.7%            2003

   48                                   15,900,000   10/18/2007       68.6%            59.3%            2006
   49                                   12,500,000    6/22/2007       80.0%            71.4%            2003
   50                                   14,900,000   10/31/2006       66.4%            56.4%            1964           1999

   51                                   14,000,000    5/23/2007       62.9%            57.9%          Various         Various
  51.1                                   4,607,462    5/23/2007                                         1998           2006
  51.2                                   3,625,291    5/23/2007                                         2002
  51.3                                   2,472,089    5/23/2007                                         1915           2005
  51.4                                   2,213,227    5/23/2007                                         1989           2005
  51.5                                   1,081,931    5/23/2007                                         1987

   52           Int Diff MEY            17,650,000    8/8/2007        49.9%            49.9%            2007
   53                                   18,300,000    7/2/2007        47.5%            44.8%            1973
   54                                   18,100,000    7/16/2007       43.2%            38.1%            1985           2003
   55           Int Diff MEY            17,100,000    3/23/2007       46.7%            39.1%            1972           2007
   56                                   10,000,000    6/3/2007        75.0%            68.3%            1979
   57                                   10,870,000    7/5/2007        64.6%            58.6%            2005
   58                                    9,850,000    3/9/2007        74.5%            69.4%            2005

   59                                   10,200,000    5/23/2007       69.1%            63.6%          Various
  59.1                                   4,768,241    5/23/2007                                         2002
  59.2                                   4,553,734    5/23/2007                                         1988
  59.3                                     878,025    5/23/2007                                         1999

   60                                    9,020,000    5/30/2007       77.6%            73.5%            2005
   61                                    9,700,000    3/6/2007        71.4%            64.5%            1981           1989
   62                                    9,000,000    1/1/2008        74.9%            64.7%            1997
   63                                    9,300,000    5/1/2007        67.7%            67.7%            2005
   64              NPV BEY               8,550,000    4/27/2007       72.9%            63.2%            1987           2005
   65                                    7,850,000    1/1/2007        76.4%            65.7%            1996
   66                                    7,300,000    8/6/2007        68.5%            64.3%            2007
   67                                    7,800,000    8/20/2007       64.0%            55.2%            1963           2007
   68                                    6,000,000    4/26/2007       79.9%            68.4%            2006
   69                                    6,900,000    5/21/2007       68.9%            60.2%            2002
   70                                    5,800,000    7/31/2007       78.0%            71.3%            1999           2007
   71                                    6,300,000    1/31/2007       71.0%            60.9%            2005
   72                                    6,500,000    3/9/2007        68.8%            45.6%            1946           2006
   73                                    6,000,000    11/1/2007       73.3%            62.1%            2007
   74           Int Diff MEY             5,430,000    6/28/2007       80.0%            72.4%            1971           2004
   75                                    5,950,000    1/15/2007       67.2%            63.5%            1955           2006
   76                                    5,000,000    10/5/2007       76.5%            67.4%            1959
   77                                    4,900,000    8/2/2007        80.0%            73.0%            2000
   78                                    5,250,000    6/11/2007       73.7%            63.5%            2007
   79                                    4,800,000    1/12/2007       80.0%            72.2%            1985
   80                                    4,750,000    9/28/2007       78.9%            71.1%            1985           2007
   81                                    5,400,000    6/4/2007        69.4%            59.4%            1963           2007
   82              NPV BEY               5,300,000    4/27/2007       63.6%            43.6%            1984           2007
   83           Int Diff MEY             4,000,000    3/8/2007        80.8%            72.5%            1980
   84                                    4,000,000    8/31/2007       79.8%            69.4%            1929           1985
   85                                    5,200,000    7/24/2007       59.6%            51.8%            2006
   86                                    3,850,000    8/1/2007        77.9%            71.2%            1986
   87                                    3,750,000    6/4/2007        79.9%            64.0%            2007
   88                                    4,110,000    7/20/2007       70.6%            63.4%            2005
   89           Int Diff MEY             4,000,000    7/13/2007       70.0%            67.0%            1930           1989
   90                                    6,070,000    6/28/2007       46.0%            40.0%            2000
   91                                    3,900,000    7/26/2007       70.0%            60.1%            2001
   92                                    3,380,000    7/26/2007       79.9%            75.7%            1920           1997
   93                                    4,120,000    7/3/2007        65.4%            56.9%            2006
   94                                    3,250,000    6/14/2007       72.3%            68.0%            1974           1999
   95                                    3,000,000   12/28/2006       74.6%            63.7%            1963           2003
   96                                    2,725,000    7/28/2007       71.3%            61.9%            1995
   97                                    2,900,000    1/4/2007        65.8%            62.1%            1926           2005
   98                                    2,300,000    9/28/2007       78.0%            66.6%            1998
   99                                    1,900,000    9/13/2007       65.0%            52.1%            1970           2004
  100                                    1,550,000    3/23/2007       71.1%            61.4%            2001
--------------------------------------------------------------------------------------------------------------------------------
                                                                      68.5%            65.3%
================================================================================================================================

                                  TOTAL
                                  UNITS/    UNITS/       LOAN
                                   SF/        SF/    BALANCE PER               OCCUPANCY
                                  KEYS/      KEYS/     UNIT/SF/    OCCUPANCY     AS OF          U/W         U/W          U/W
SEQUENCE   OWNERSHIP INTEREST    PADS(9)     PADS      KEY/PAD      PERCENT       DATE          EGI       EXPENSES       NOI
--------------------------------------------------------------------------------------------------------------------------------

   1            Leasehold        567,163      SF         255         93.9%     6/15/2007    17,428,716   5,409,829    12,018,886
   2               Fee          1,985,319     SF         413         98.6%     6/21/2007    87,617,479   28,145,597   59,471,882
   3               Fee          1,289,907     SF         298         99.0%      7/1/2007    46,858,654   15,385,604   31,473,050
   4            Leasehold       1,037,115     SF         116         92.4%     12/1/2007    16,061,202   4,827,836    11,233,366
   5               Fee           188,232      SF         529         94.6%     10/1/2007    11,772,263   3,892,976    7,879,286
   6               Fee           347,113      SF         207         91.7%     12/4/2007    12,747,122   6,939,047    5,808,075
   7               Fee           315,094      SF         214         88.8%     11/1/2007     8,225,996   3,049,047    5,176,948
   8               Fee             297       Units     217,172       91.6%     10/1/2007     7,971,303   3,043,744    4,927,559
   9               Fee             213       Keys      258,216       77.5%     10/31/2007   13,416,870   7,470,864    5,946,007
   10           Leasehold        492,192      SF         108        100.0%     8/31/2007    19,305,081   13,606,287   5,698,793
   11           Leasehold        213,006      SF         192         94.6%     11/5/2007     5,597,931   1,878,614    3,719,316

   12              Fee             680       Units      54,675       96.9%     8/31/2007     5,428,117   1,979,872    3,448,246
  12.1             Fee              69       Units                   98.6%     8/31/2007
  12.2             Fee              60       Units                   96.7%     8/31/2007
  12.3             Fee              40       Units                   90.0%     8/31/2007
  12.4             Fee              40       Units                   95.0%     8/31/2007
  12.5             Fee              40       Units                   97.5%     8/31/2007
  12.6             Fee              38       Units                  100.0%     8/31/2007
  12.7             Fee              37       Units                  100.0%     8/31/2007
  12.8             Fee              35       Units                   94.3%     8/31/2007
  12.9             Fee              33       Units                   93.9%     8/31/2007
 12.10             Fee              31       Units                  100.0%     8/31/2007
 12.11             Fee              31       Units                   96.8%     8/31/2007
 12.12             Fee              30       Units                  100.0%     8/31/2007
 12.13             Fee              26       Units                  100.0%     8/31/2007
 12.14             Fee              25       Units                  100.0%     8/31/2007
 12.15             Fee              24       Units                  100.0%     8/31/2007
 12.16             Fee              24       Units                   95.8%     8/31/2007
 12.17             Fee              20       Units                   85.0%     8/31/2007
 12.18             Fee              18       Units                   94.4%     8/31/2007
 12.19             Fee              18       Units                   94.4%     8/31/2007
 12.20             Fee              15       Units                  100.0%     8/31/2007
 12.21             Fee              13       Units                  100.0%     8/31/2007
 12.22             Fee              8        Units                  100.0%     8/31/2007
 12.23             Fee              5        Units                  100.0%     8/31/2007

   13              Fee           366,992      SF          86         81.9%     5/22/2007     5,653,951   3,180,555    2,473,395
   14              Fee          1,268,722     SF          24         91.9%     10/30/2007    6,023,802   2,820,338    3,203,464
   15              Fee             276       Units     105,072       94.4%     12/7/2007     4,615,897   1,963,587    2,652,310
   16              Fee           100,454      SF         284         95.6%     9/20/2007     3,378,418    519,390     2,859,029
   17              Fee           130,266      SF         217        100.0%     5/30/2007     3,284,829    901,429     2,383,400

                   Fee           189,000      SF         280        100.0%     12/1/2007     4,824,119     96,482     4,727,637
   18              Fee            79,920      SF         280        100.0%     12/1/2007     2,224,885     44,498     2,180,387
  18.1             Fee            10,908      SF                    100.0%     12/1/2007
  18.2             Fee            12,544      SF                    100.0%     12/1/2007
  18.3             Fee            11,200      SF                    100.0%     12/1/2007
  18.4             Fee            10,908      SF                    100.0%     12/1/2007
  18.5             Fee            12,544      SF                    100.0%     12/1/2007
  18.6             Fee            10,908      SF                    100.0%     12/1/2007
  18.7             Fee            10,908      SF                    100.0%     12/1/2007
   19              Fee            98,172      SF         280        100.0%     12/1/2007     2,298,529     45,971     2,252,559
  19.1             Fee            10,908      SF                    100.0%     12/1/2007
  19.2             Fee            10,908      SF                    100.0%     12/1/2007
  19.3             Fee            10,908      SF                    100.0%     12/1/2007
  19.4             Fee            10,908      SF                    100.0%     12/1/2007
  19.5             Fee            10,908      SF                    100.0%     12/1/2007
  19.6             Fee            10,908      SF                    100.0%     12/1/2007
  19.7             Fee            10,908      SF                    100.0%     12/1/2007
  19.8             Fee            10,908      SF                    100.0%     12/1/2007
  19.9             Fee            10,908      SF                    100.0%     12/1/2007
   20              Fee            10,908      SF         280        100.0%     12/1/2007      300,705      6,014       294,691

   21              Fee             301       Units      85,880       97.3%     10/31/2007    2,699,754    879,597     1,820,158
   22              Fee            60,000      SF         425        100.0%     12/1/2007     2,665,959    568,633     2,097,326
   23              Fee            48,764      SF         513         79.7%     7/20/2007     1,878,749    313,619     1,565,130
   24              Fee           442,805      SF          56         98.4%     10/1/2007    16,080,033   7,251,146    8,828,887
   25              Fee            97,222      SF         245         85.7%     8/23/2007     2,773,754    691,653     2,082,101

   26              Fee            2,896      Units      7,381        78.3%      Various      3,148,127   1,305,123    1,843,004
  26.1             Fee             796       Units                   81.2%      4/5/2007
  26.2             Fee             868       Units                   70.2%     3/26/2007
  26.3             Fee             527       Units                   90.5%      4/3/2007
  26.4             Fee             396       Units                   84.2%      4/5/2007
  26.5             Fee             309       Units                   65.0%      4/5/2007

   27              Fee           144,963      SF         145         94.6%     11/5/2007     3,063,360   1,039,979    2,023,380
   28              Fee           252,472      SF          71         98.0%     9/12/2007     2,807,066    887,149     1,919,917
   29              Fee              71       Units     242,958       97.2%      8/9/2007     1,980,244    553,338     1,426,906
   30              Fee             384       Units      44,180       97.9%      8/1/2007     4,156,835   2,004,195    2,152,640
   31           Leasehold          313       Keys       51,913       78.5%     2/28/2007     8,215,132   6,112,113    2,103,020
   32              Fee             230       Units      66,957       99.6%     7/31/2007     1,735,331    641,360     1,093,971
   33              Fee              73       Keys      201,887       82.8%     7/31/2007     4,189,529   2,558,861    1,630,667
   34              Fee            68,278      SF         212         90.0%     9/18/2007     1,688,137    345,059     1,343,078

   35           Leasehold        159,536      SF          90         86.0%      7/1/2007     2,940,551   1,386,487    1,554,064
  35.1          Leasehold         49,512      SF                     72.2%      7/1/2007
  35.2          Leasehold         39,716      SF                     78.5%      7/1/2007
  35.3          Leasehold         19,178      SF                    100.0%      7/1/2007
  35.4          Leasehold         26,812      SF                    100.0%      7/1/2007
  35.5          Leasehold         24,318      SF                    100.0%      7/1/2007

   36              Fee            61,268      SF         229         96.8%      8/1/2007     2,633,657    925,692     1,707,965
   37              Fee             140       Units      97,857       98.6%     10/1/2007     1,815,169    575,011     1,240,158
   38              Fee           156,344      SF          87         99.9%     6/26/2007     2,669,131   1,301,216    1,367,915
   39              Fee            43,808      SF         308         96.9%     9/20/2007     1,545,122    237,843     1,307,280
   40              Fee           156,533      SF          80         60.9%     12/1/2007     2,301,071    926,232     1,374,838
   41              Fee           249,215      SF          50        100.0%     12/1/2007     1,147,986     22,960     1,125,026
   42              Fee            39,152      SF         306         88.8%     5/28/2007     1,379,027    379,688      999,339
   43              Fee            36,991      SF         320        100.0%     8/20/2007     1,413,324    371,573     1,041,751

                   Fee            57,450      SF         202        100.0%     12/1/2007     1,499,896     29,998     1,469,898
   44              Fee            13,650      SF         202        100.0%     12/1/2007      406,216      8,124       398,092
   45              Fee            14,490      SF         202        100.0%     12/1/2007      367,500      7,350       360,150
   46              Fee            14,490      SF         202        100.0%     12/1/2007      374,360      7,487       366,873
   47              Fee            14,820      SF         202        100.0%     12/1/2007      351,820      7,036       344,784

   48              Fee            43,913      SF         248        100.0%     12/1/2007     1,252,504    185,719     1,066,785
   49              Fee            14,463      SF         691        100.0%      4/1/2007      911,586      27,534      884,052
   50              Fee             599       Units      16,519       95.1%     10/10/2007    2,521,466   1,467,347    1,054,119

   51              Fee            1,129      Units      7,803        86.9%     8/28/2007     1,142,376    304,223      838,153
  51.1             Fee             356       Units                   93.3%     8/28/2007
  51.2             Fee             233       Units                   77.3%     8/28/2007
  51.3             Fee             236       Units                   72.4%     8/28/2007
  51.4             Fee             197       Units                   97.4%     8/28/2007
  51.5             Fee             107       Units                   99.1%     8/28/2007

   52              Fee            66,550      SF         132        100.0%     12/1/2007     1,596,368    266,735     1,329,634
   53              Fee            49,311      SF         176         97.3%     7/30/2007     1,457,715    453,752     1,003,963
   54           Leasehold        106,710      SF          79         92.5%     10/29/2007    1,378,100    581,233      796,866
   55              Fee             226       Units      35,325       98.7%      8/1/2007     2,171,622   1,081,067    1,090,556
   56              Fee           145,765      SF          51         81.4%      7/3/2007     1,146,524    393,623      752,900
   57              Fee            21,344      SF         347         90.4%     11/1/2007      856,227     190,406      665,821
   58              Fee            21,064      SF         349        100.0%     9/30/2007      772,824     128,388      644,436

   59              Fee             911       Units      7,739        85.3%     8/28/2007      941,147     237,560      703,587
  59.1             Fee             386       Units                   68.7%     8/28/2007
  59.2             Fee             397       Units                   97.0%     8/28/2007
  59.3             Fee             128       Units                   99.2%     8/28/2007

   60              Fee             684       Units      10,234       90.4%     7/19/2007      944,998     304,331      640,667
   61              Fee            31,151      SF         222        100.0%     12/1/2007     1,000,940    276,176      724,764
   62              Fee             113       Keys       59,638       79.2%     6/30/2007     2,334,207   1,431,010     903,197
   63              Fee            37,382      SF         169         77.5%     8/31/2007      807,124     201,809      605,315
   64              Fee             517       Units      12,059       91.5%     9/30/2007      840,644     252,394      588,250
   65              Fee            30,345      SF         198        100.0%     9/27/2007      664,001     123,450      540,551
   66              Fee            14,880      SF         336         83.9%      9/7/2007      572,888      93,995      478,893
   67              Fee              59       Keys       84,605       85.1%     6/30/2007     1,503,161    823,036      680,124
   68              Fee            14,564      SF         329        100.0%     12/1/2007      522,131      68,843      453,288
   69              Fee              61       Keys       77,885       72.9%     9/30/2007     1,551,599    905,155      646,444
   70              Fee            38,200      SF         118        100.0%     7/25/2007      577,214     181,925      395,289
   71              Fee            22,298      SF         201        100.0%     8/31/2007      586,541     144,399      442,142
   72              Fee            56,165      SF          80        100.0%     10/25/2007     880,758     363,903      516,854
   73              Fee            11,153      SF         395        100.0%     12/1/2007      401,850      8,037       393,813
   74              Fee             128       Units      33,938       88.3%     8/22/2007      852,998     400,415      452,583
   75         Fee/Leasehold       31,185      SF         128         74.3%     7/31/2007      599,494     189,444      410,050
   76              Fee            11,460      SF         334        100.0%     11/19/2007     454,343      92,401      361,942
   77              Fee            26,730      SF         147        100.0%     10/8/2007      550,255     139,918      410,337
   78              Fee            14,820      SF         261        100.0%     12/1/2007      325,000      3,250       321,750
   79              Fee             112       Units      34,286      100.0%     9/30/2007      779,338     429,327      350,010
   80              Fee            37,190      SF         101         94.9%     10/16/2007     516,203     140,036      376,167
   81              Fee             106       Units      35,344      100.0%     9/28/2007      675,089     274,715      400,374
   82              Fee             143       Keys       23,554       63.6%     8/31/2007     1,626,706   1,146,580     480,126
   83              Fee              40       Units      80,750      100.0%     6/30/2007      468,711     189,302      279,409
   84              Fee           147,523      SF          22         99.1%     9/20/2007      743,538     341,686      401,852
   85              Fee            12,791      SF         242        100.0%     9/17/2007      392,352      72,756      319,596
   86              Fee            19,750      SF         152         94.7%      9/1/2007      432,415     132,488      299,927
   87              Fee            6,515       SF         460        100.0%     12/1/2007      225,000       731        224,269
   88              Fee            19,888      SF         146        100.0%     10/26/2007     378,146      92,369      285,777
   89              Fee            21,512      SF         130         94.6%      8/9/2007      367,395      85,089      282,306
   90              Fee            25,498      SF         110        100.0%     8/15/2007      501,539     109,058      392,481
   91              Fee            19,127      SF         143        100.0%     12/1/2007      326,924      69,747      257,177
   92              Fee            12,400      SF         218        100.0%     12/1/2007      308,936      98,716      210,220
   93              Fee            17,603      SF         153        100.0%      9/4/2007      352,037      68,082      283,955
   94              Fee             134       Units      19,209       86.6%     7/10/2007      659,847     396,594      263,253
   95              Fee             112       Units      19,976       97.3%     9/29/2007      798,958     548,032      250,925
   96              Fee             192       Units      10,126       99.1%     7/26/2007      254,441      87,742      166,699
   97              Fee            15,800      SF         121        100.0%     10/1/2007      343,435     153,638      189,797
   98              Fee            14,957      SF         120         95.0%     8/20/2007      222,874      60,165      162,708
   99              Fee            9,004       SF         137        100.0%     11/1/2007      166,973      30,369      136,603
  100              Fee            27,900      SF          39        100.0%      8/1/2007      154,059      37,635      116,424
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

                                                       U/W
                                                   REPLACEMENT
                                                    RESERVES
                                         U/W        PER UNIT/             MOST               MOST         MOST         MOST
             U/W NET        U/W      REPLACEMENT     SF/KEY/             RECENT             RECENT       RECENT       RECENT
SEQUENCE   CASH FLOW    DSCR(3)(8)    RESERVES      PAD/ACRE         STATEMENT TYPE        END DATE        NOI          NCF
------------------------------------------------------------------------------------------------------------------------------

   1       11,427,145      1.25x       113,433        0.20              Full Year         12/31/2006    9,225,662    9,225,662
   2       57,968,003      1.20x       238,238        0.12              Full Year         12/31/2006   44,973,613   44,973,613
   3       30,444,640      1.08x       193,486        0.15              Full Year         12/31/2006   30,512,632   30,512,632
   4       10,033,318      1.13x       155,567        0.15              Full Year         12/31/2006    7,564,341    7,564,341
   5        7,879,286      1.39x                                 Annualized Most Recent   10/31/2006    6,003,276    6,003,276
   6        5,177,840      1.01x       34,711         0.10              Full Year         12/31/2006    2,357,471    2,357,471
   7        5,004,964      1.20x       47,264         0.15
   8        4,860,734      1.33x       66,825        225.00      Annualized Most Recent   9/30/2007     5,262,872    5,235,040
   9        5,409,332      1.31x       536,675      2,519.60     Trailing Twelve Months   10/31/2007    6,002,056    5,598,365
   10       4,988,913      1.47x       103,360        0.21       Annualized Most Recent   7/31/2007     9,320,798    8,948,962
   11       3,566,165      1.54x       21,301         0.10

   12       3,312,246      1.24x       136,000       200.00
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13       2,275,997      1.29x       55,049         0.15
   14       2,874,072      1.20x       63,436         0.05       Annualized Most Recent   9/30/2007     3,241,039    3,198,119
   15       2,559,022      1.18x       93,288        338.00      Trailing Twelve Months   6/30/2007     2,353,753    2,353,753
   16       2,684,041      1.23x       10,045         0.10       Annualized Most Recent   7/31/2007      829,003      829,003
   17       2,258,634      1.10x       13,027         0.10

            4,681,805      1.29x       45,832         0.24
   18       2,160,407      1.29x       19,980         0.25
  18.1
  18.2
  18.3
  18.4
  18.5
  18.6
  18.7
   19       2,228,016      1.29x       24,543         0.25
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
   20        293,382       1.29x        1,309         0.12

   21       1,759,958      1.20x       60,200        200.00      Trailing Twelve Months   2/28/2007     1,860,423    1,800,219
   22       2,088,326      1.40x        9,000         0.15
   23       1,508,081      1.10x        4,876         0.10       Annualized Most Recent   6/30/2007      908,474      908,474
   24       5,682,797      3.09x      1,814,989       4.10       Annualized Most Recent   8/30/2007     9,259,422    5,242,920
   25       2,034,383      1.21x        9,722         0.10

   26       1,812,596      1.46x       30,408         10.50      Trailing Twelve Months   1/31/2007     1,773,401    1,773,401
  26.1
  26.2
  26.3
  26.4
  26.5

   27       1,821,715      1.15x       45,422         0.31       Annualized Most Recent   6/30/2007     1,958,902    1,905,242
   28       1,815,609      1.55x       47,970         0.19       Annualized Most Recent   7/31/2007     2,093,299    1,485,617
   29       1,412,706      1.10x       14,200        200.00      Trailing Twelve Months   9/30/2007     1,284,340    1,142,639
   30       2,051,264      1.78x       101,376       264.00      Trailing Twelve Months   7/31/2007     2,387,191    2,387,191
   31       1,553,142      1.30x       328,605      1,049.86     Trailing Twelve Months   2/28/2007     1,754,488    1,305,698
   32       1,047,971      1.20x       46,000        200.00      Trailing Twelve Months   2/28/2007     1,091,804    1,045,808
   33       1,463,086      1.30x       167,581      2,295.63     Trailing Twelve Months   7/31/2007     1,724,353    1,724,353
   34       1,270,781      1.16x       10,526         0.15       Annualized Most Recent   6/30/2007     3,286,554    3,286,554

   35       1,325,681      1.53x       31,464         0.20              Full Year         12/31/2006    1,759,648    1,712,498
  35.1
  35.2
  35.3
  35.4
  35.5

   36       1,597,990      1.69x        9,190         0.15       Annualized Most Recent   5/30/2007     1,858,241    1,858,241
   37       1,212,158      1.20x       28,000        200.00      Trailing Twelve Months   9/30/2007      424,739      423,084
   38       1,203,363      1.17x       24,233         0.16       Annualized Most Recent   3/31/2007     1,066,024    1,066,024
   39       1,231,017      1.17x        5,388         0.12       Annualized Most Recent   7/31/2007      760,894      760,894
   40       1,300,256      1.20x       15,653         0.10       Annualized Most Recent   9/30/2007     1,376,374    1,200,259
   41       1,037,355      1.49x       24,714         0.10
   42        964,231       1.14x        3,915         0.10       Annualized Most Recent   3/31/2007      809,656      809,656
   43       1,019,722      1.20x        2,774         0.07

            1,464,431      2.05x        5,467         0.10
   44        396,727       2.05x        1,365         0.10
   45        358,701       2.05x        1,449         0.10
   46        365,701       2.05x        1,171         0.08
   47        343,302       2.05x        1,482         0.10

   48       1,040,772      1.24x        4,391         0.10       Annualized Most Recent   10/31/2007     498,615      498,615
   49        879,038       1.19x
   50        874,419       1.27x       179,700       300.00      Trailing Twelve Months   9/30/2006      943,462      796,506

   51        816,488       1.17x       21,665         19.19      Annualized Most Recent   7/31/2007      956,637      956,637
  51.1
  51.2
  51.3
  51.4
  51.5

   52       1,235,925      2.15x        9,983         0.15
   53        951,308       1.46x        9,862         0.20       Annualized Most Recent   3/31/2007     1,059,474    1,059,474
   54        748,292       1.20x       14,939         0.14       Annualized Most Recent   6/30/2007      719,662      719,662
   55       1,032,926      1.91x       57,630        255.00      Trailing Twelve Months   7/31/2007     1,258,795    1,258,795
   56        684,891       1.23x       29,153         0.20       Annualized Most Recent   5/31/2007      824,721      824,721
   57        638,668       1.20x        2,117         0.10       Annualized Most Recent   10/31/2007     492,177      492,177
   58        622,060       1.24x        3,160         0.15       Annualized Most Recent   2/28/2007      563,895      563,895

   59        687,652       1.23x       15,934         17.49      Annualized Most Recent   7/31/2007      776,519      776,519
  59.1
  59.2
  59.3

   60        633,143       1.14x        7,524         11.00      Trailing Twelve Months   7/31/2007      560,102      560,102
   61        671,592       1.37x        9,034         0.29       Annualized Most Recent   8/31/2007      733,273      733,273
   62        809,829       1.57x       93,368        826.27      Trailing Twelve Months   6/30/2007     1,116,850    1,108,801
   63        577,316       1.56x        5,607         0.15       Annualized Most Recent   8/31/2007      621,642      621,642
   64        581,653       1.21x        6,597         12.76      Annualized Most Recent   9/30/2007      652,174      652,174
   65        520,196       1.16x        3,035         0.10
   66        460,927       1.26x        2,232         0.15
   67        619,998       1.65x       60,126       1,019.09     Trailing Twelve Months   6/30/2007      819,242      819,242
   68        437,365       1.24x        1,456         0.10
   69        584,380       1.55x       62,064       1,017.44     Trailing Twelve Months   6/30/2007      813,343      813,343
   70        380,507       1.11x        3,820         0.10       Annualized Most Recent    6/1/2007      423,124      423,124
   71        405,229       1.24x        2,230         0.10       Annualized Most Recent   8/31/2007      433,076      433,076
   72        452,132       1.18x       11,233         0.20       Annualized Most Recent   9/30/2007      563,206      563,206
   73        385,842       1.24x        1,115         0.10
   74        420,583       1.35x       32,000        250.00      Trailing Twelve Months   6/30/2007      457,937      367,616
   75        376,332       1.21x       10,915         0.35       Annualized Most Recent   7/31/2007      352,749      352,749
   76        348,392       1.15x        2,044         0.18       Annualized Most Recent   9/30/2007      30,455       30,455
   77        371,168       1.25x        4,010         0.15       Annualized Most Recent   7/30/2007      480,883      480,883
   78        320,268       1.10x        1,482         0.10
   79        323,690       1.19x       26,320        235.00      Trailing Twelve Months   10/31/2007     336,823      336,823
   80        336,679       1.16x        3,719         0.10       Annualized Most Recent   9/30/2007      295,936      295,936
   81        357,656       1.29x       42,718        403.00      Trailing Twelve Months   4/30/2007      404,433      404,433
   82        415,058       1.33x       65,068        455.02      Trailing Twelve Months   8/31/2007      529,966      529,966
   83        268,089       1.20x       11,320        283.00      Trailing Twelve Months   2/28/2007      210,198      210,198
   84        326,668       1.31x       29,505         0.20       Annualized Most Recent   9/30/2007      397,147      397,147
   85        309,542       1.23x        1,919         0.15
   86        276,476       1.21x        4,543         0.23       Annualized Most Recent   6/30/2007      147,855      -36,879
   87        224,269       1.00x
   88        271,171       1.22x        3,978         0.20       Annualized Most Recent   9/30/2007      228,529      228,529
   89        260,469       1.20x        4,087         0.19       Annualized Most Recent   6/30/2007      299,538      299,538
   90        321,357       1.48x        3,825         0.15       Annualized Most Recent   7/31/2007      513,366      513,366
   91        250,145       1.23x        2,678         0.14       Annualized Most Recent   7/31/2007      290,282      290,282
   92        203,222       1.01x        2,480         0.20       Annualized Most Recent   7/31/2007      212,844      212,844
   93        263,411       1.25x        2,640         0.15       Annualized Most Recent   7/31/2007      216,623      216,623
   94        226,403       1.30x       36,850        275.00      Trailing Twelve Months   6/30/2007      255,072      255,072
   95        217,325       1.36x       33,600        300.00      Annualized Most Recent   9/30/2007      290,541      290,541
   96        164,779       1.10x        1,920         10.00      Trailing Twelve Months   7/31/2007      147,459      147,459
   97        174,106       1.25x        2,370         0.15       Annualized Most Recent   8/31/2007      238,458      238,458
   98        157,263       1.21x        2,842         0.19              Full Year         12/31/2006     164,919      164,919
   99        126,100       1.20x        2,099         0.23       Annualized Most Recent   9/30/2007      165,777      165,777
  100        99,986        1.20x        2,930         0.11       Annualized Most Recent   8/31/2007      127,017      127,017
------------------------------------------------------------------------------------------------------------------------------
                           1.29X
==============================================================================================================================

                                                                                                                  LARGEST
                                                                                                        LARGEST    TENANT
              FULL         FULL         FULL                                                             TENANT     % OF
              YEAR         YEAR         YEAR                                                             LEASED    TOTAL
SEQUENCE    END DATE       NOI          NCF       LARGEST TENANT                                           SF        SF
-------------------------------------------------------------------------------------------------------------------------

   1       12/31/2005   7,082,030    7,082,030    Bank of America Corporation                           173,363    30.6%
   2       12/31/2005   42,589,188   42,589,188   Wannado                                               113,567     5.7%
   3       12/31/2005   28,239,656   28,239,656   Bass Pro Outdoor World                                127,672     9.9%
   4       12/31/2005   8,861,655    8,861,655    GSA                                                   260,013    25.1%
   5       12/31/2005   5,596,294    5,596,294    Heller Ehrman                                          55,565    29.5%
   6       12/31/2005   2,840,215    2,840,215    D.J.E. Capital Inc.                                    35,000    10.1%
   7                                              Dick's Sporting Goods                                  50,000    15.9%
   8
   9       12/31/2006   5,770,173    5,381,339
   10      12/31/2006   9,239,564    9,112,096    Fannie Mae                                            428,236    87.0%
   11                                             Best Buy                                               45,394    21.3%

   12
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13                                             Honeywell International, Inc.                         117,653    32.1%
   14      12/31/2006   3,614,565    3,614,565    Home Products International                           410,651    32.4%
   15
   16                                             Pecos 215 Executive Suites                             16,870    16.8%
   17                                             Marshalls                                              30,000    23.0%

   18
  18.1                                            CVS                                                    10,908    100.0%
  18.2                                            CVS                                                    12,544    100.0%
  18.3                                            CVS                                                    11,200    100.0%
  18.4                                            CVS                                                    10,908    100.0%
  18.5                                            CVS                                                    12,544    100.0%
  18.6                                            CVS                                                    10,908    100.0%
  18.7                                            CVS                                                    10,908    100.0%
   19
  19.1                                            CVS                                                    10,908    100.0%
  19.2                                            CVS                                                    10,908    100.0%
  19.3                                            CVS                                                    10,908    100.0%
  19.4                                            CVS                                                    10,908    100.0%
  19.5                                            CVS                                                    10,908    100.0%
  19.6                                            CVS                                                    10,908    100.0%
  19.7                                            CVS                                                    10,908    100.0%
  19.8                                            CVS                                                    10,908    100.0%
  19.9                                            CVS                                                    10,908    100.0%
   20                                             CVS                                                    10,908    100.0%

   21      12/31/2006   1,776,538    1,776,538
   22                                             The City of New York                                   60,000    100.0%
   23                                             Jared                                                  6,000     12.3%
   24      12/31/2006   7,834,930    5,424,980    Wilens & Baker, PC                                     16,130     3.6%
   25                                             Stater Bros                                            43,626    44.9%

   26      12/31/2006   1,790,840    1,790,840
  26.1
  26.2
  26.3
  26.4
  26.5

   27      12/31/2006   1,945,763     -101,151    Focus MRL                                              59,437    41.0%
   28      12/31/2006   1,538,281    1,462,254    BOCES                                                  54,950    21.8%
   29      12/31/2006   1,349,408    1,349,408
   30      9/30/2006    2,303,867    2,191,942
   31      12/31/2006   1,833,304    1,334,018
   32      12/31/2006   1,039,786     993,786
   33      12/31/2006   1,464,484    1,464,484
   34      12/31/2006   3,181,152    3,181,152    Hollywood Video                                        7,391     10.8%

   35      12/31/2005   1,687,217    1,640,067
  35.1                                            Western Family Physicians, Inc                         5,982     12.1%
  35.2                                            Greater Cincinnati Assoc                               7,375     18.6%
  35.3                                            Ohio Heart Health                                      9,627     50.2%
  35.4                                            Reconstructive  Ortho & Sports                         7,476     27.9%
  35.5                                            MercyEye Center                                        8,235     33.9%

   36      12/31/2006   1,390,624    1,390,624    Salomon Smith Barney, Inc.                             9,455     15.4%
   37
   38      12/31/2006    994,825      994,825     SW Energy - HQ                                        109,874    70.3%
   39                                             Freed's Bakery                                         7,125     16.3%
   40                                             Sam Moon Trading                                       25,000    16.0%
   41                                             Stock Building Supply                                 249,215    100.0%
   42      12/31/2006    520,357      520,357     PBC, Inc.                                              14,756    37.7%
   43                                             Olive Garden                                           7,685     20.8%

   44                                             Walgreens                                              13,650    100.0%
   45                                             Walgreens                                              14,490    100.0%
   46                                             Walgreens                                              14,490    100.0%
   47                                             Walgreens                                              14,820    100.0%

   48                                             Gold's Gym                                             43,913    100.0%
   49                                             Mecklenburg County Alcoholic Beverage Control Board    6,000     41.5%
   50      12/31/2005   1,104,795     998,965

   51      12/31/2006    812,328      812,328
  51.1
  51.2
  51.3
  51.4
  51.5

   52                                             Gander Mountain                                        66,550    100.0%
   53      12/31/2006    886,031      712,856     PETCO                                                  12,000    24.3%
   54      12/31/2006    875,846      875,846     Safeway Store                                          48,215    45.2%
   55      9/30/2006    1,134,597    1,056,511
   56      12/31/2006    657,390      605,492     Accutest Laboratories                                  12,809     8.8%
   57      12/31/2006    558,785      558,785     Biancani Fitness                                       5,000     23.4%
   58                                             The Little Dooey Barbecue and Blues                    4,851     23.0%

   59      12/31/2006    728,192      728,192
  59.1
  59.2
  59.3

   60      12/31/2006    486,541      486,541
   61      12/31/2006    702,007      702,007     Providence Health Systems - Washington                 31,151    100.0%
   62      12/31/2006   1,008,136    1,003,111
   63      12/31/2006    360,830      360,830     Gui Xiong Lin dba North Garden Buffet                  6,600     17.7%
   64      12/30/2006    557,069      557,069
   65                                             CVS                                                    15,200    50.1%
   66                                             Sushi Dan                                              5,400     36.3%
   67      12/31/2006    654,312      654,312
   68                                             Rite Aid                                               14,564    100.0%
   69      12/31/2006    747,379      747,379
   70      12/31/2006    373,984      373,984     Food Lion                                              33,000    86.4%
   71      12/31/2006    373,812      365,757     Master Lease                                           4,732     21.2%
   72                                             Big Bend Community Based Care, Inc.                    49,013    87.3%
   73                                             Rite Aid                                               11,153    100.0%
   74      12/1/2006     453,946      354,584
   75      12/31/2006    470,933      470,933     Hill's Value-Rite Pharmacy                             6,176     19.8%
   76      12/31/2006     87,382       87,382     Frontier Dental                                        6,460     56.4%
   77      12/31/2006    473,530      473,530     Jacobs Engineering                                     19,096    71.4%
   78                                             Walgreens                                              14,820    100.0%
   79      12/31/2006    314,976      314,976
   80                                             Xerox dba Berney Office Solutions                      16,520    44.4%
   81      12/31/2006    411,140      411,140
   82      12/31/2006    546,575      546,575
   83      12/31/2006    185,703      185,703
   84      12/31/2006    247,697      247,697     Gillium's Produce                                      22,155    15.0%
   85                                             Noodles & Company                                      2,920     22.8%
   86      12/31/2006     57,958       25,604     New York Blood Center, Inc.                            4,500     22.8%
   87                                             Bank of America Corporation (Ground Lease)             6,515     100.0%
   88      12/31/2006    185,951      185,951     OSMC                                                   10,464    52.6%
   89      12/31/2006    266,864      266,864     Sovereign Bank                                         8,569     39.8%
   90      12/31/2006    434,007      418,918     Willamette Valley Medical Center, LLC                  9,917     38.9%
   91      12/31/2006    289,852      289,852     Sunbelt Rentals                                        19,127    100.0%
   92      12/31/2006    183,800      152,671     CVS                                                    12,400    100.0%
   93      12/31/2006    113,671      110,241     Lake Construction Inc.                                 6,904     39.2%
   94      12/31/2006    319,307      319,307
   95      12/31/2006    142,591      142,591
   96
   97      12/31/2006    233,975      233,975     Matt Garrison Group                                    5,100     32.3%
   98      12/31/2005    164,715      164,715     Copyfast Printing Center                               11,287    75.5%
   99      12/31/2006    145,437      138,684     Phuoc Tan Nguyen dba Beauty Supply Retail Shop         2,515     27.9%
  100      12/31/2006     86,984       86,984     Competitive Edge Sports Academy                        12,600    45.2%
-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================

                                                                                    SECOND
                                                                          SECOND   LARGEST     SECOND
            LARGEST                                                      LARGEST    TENANT    LARGEST
             TENANT                                                       TENANT     % OF      TENANT
             LEASE                                                        LEASED    TOTAL      LEASE
SEQUENCE   EXPIRATION   SECOND LARGEST TENANT                               SF        SF     EXPIRATION
-------------------------------------------------------------------------------------------------------

   1       10/31/2020   Jennings, Strouss & Salmon, P.L.C.                74,073    13.1%    12/31/2011
   2       5/31/2024    Burlington Coat Factory                          111,324     5.6%    12/31/2008
   3       10/3/2016    Muvico Theaters                                  107,190     8.3%    12/31/2020
   4       2/19/2012    AT&T Corp                                        115,936    11.2%    10/31/2008
   5       2/28/2009    Fish & Richardson                                 44,569    23.7%    4/30/2010
   6       12/31/2021   Institute for International Research              34,020     9.8%    4/30/2013
   7       1/31/2017    Barnes & Noble                                    27,000     8.6%    2/28/2017
   8
   9
   10      3/31/2013    Tenley Sport & Health                             49,215    10.0%    12/31/2017
   11      1/31/2023    PetSmart                                          28,094    13.2%    8/18/2017

   12
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
 12.17
 12.18
 12.19
 12.20
 12.21
 12.22
 12.23

   13      1/31/2014    Chase Manhattan Mortgage                         112,280    30.6%    5/14/2012
   14      3/31/2012    GES Exp. SER. (Andrews-Bartlett)                 209,831    16.5%    1/31/2009
   15
   16      7/31/2012    Taylor Andrews Hair Academy                       12,100    12.0%    5/31/2012
   17       8/1/2017    Bed Bath & Beyond                                 28,000    21.5%     6/1/2017

   18
  18.1      8/3/2020
  18.2      8/3/2020
  18.3     1/27/2020
  18.4     2/21/2021
  18.5     1/18/2020
  18.6     7/26/2020
  18.7     2/17/2020
   19
  19.1     10/10/2019
  19.2     1/18/2020
  19.3      4/6/2020
  19.4     11/21/2019
  19.5     10/12/2019
  19.6     7/19/2020
  19.7     4/25/2020
  19.8     9/20/2020
  19.9     1/25/2020
   20      8/22/2020

   21
   22      7/31/2021
   23      1/31/2027    Bombay                                            4,716      9.7%    1/31/2017
   24      12/31/2010   450 Retail Realty, Inc.                           9,663      2.2%    11/30/2012
   25      5/31/2027    Walgreen                                          14,820    15.2%     8/2/2032

   26
  26.1
  26.2
  26.3
  26.4
  26.5

   27      7/10/2010    Value Options                                     18,500    12.8%    12/31/2011
   28      6/30/2014    Devos LTD                                         54,750    21.7%    8/31/2011
   29
   30
   31
   32
   33
   34      8/13/2010    Big O Tires                                       4,400      6.4%    12/31/2008

   35
  35.1     5/31/2009    Mercy Franciscan Hospital                         3,730      7.5%    9/30/2008
  35.2     9/30/2008    Seven Hills OBGYN                                 5,247     13.2%    4/30/2011
  35.3     10/1/2012    Mercy Hospitals West                              9,551     49.8%    10/13/2012
  35.4     1/31/2016    Mercy Hospital Fairfield                          3,516     13.1%    9/30/2008
  35.5     9/30/2008    Tri-State Centers                                 4,445     18.3%    5/30/2011

   36      1/14/2012    Dermatology Consultants                           6,740     11.0%    6/30/2011
   37
   38      12/31/2012   US Customs                                        32,834    21.0%    8/31/2011
   39      7/30/2012    Marlin II                                         4,851     11.1%    7/31/2012
   40      12/31/2026   Sam Moon Luggage                                  15,000     9.6%    12/31/2026
   41      5/30/2020
   42       6/1/2017    Sip - Wine Bar                                    4,134     10.6%    8/31/2016
   43      5/31/2017    First Team Real Estate                            6,000     16.2%    5/20/2017

   44      2/27/2078
   45      11/30/2079
   46      10/31/2077
   47      3/31/2079

   48      5/31/2022
   49      3/31/2027    Petro Express                                     4,434     30.7%    12/18/2023
   50

   51
  51.1
  51.2
  51.3
  51.4
  51.5

   52      8/31/2022
   53      2/16/2010    SD Brewing Co                                     4,964     10.1%    10/31/2008
   54       5/5/2019    Dollar Tree                                       13,000    12.2%    1/31/2009
   55
   56      11/1/2008    Tecmag, Inc.                                      12,192     8.4%     8/1/2013
   57       5/1/2011    Original Pete's                                   3,470     16.3%    10/1/2013
   58      4/30/2016    Imaj Salon & Spa                                  3,626     17.2%    6/30/2013

   59
  59.1
  59.2
  59.3

   60
   61      10/31/2010
   62
   63      5/31/2015    Seller's Guaranty                                 5,600     15.0%    5/31/2009
   64
   65      6/30/2032    PA Liquor Control Board                           5,692     18.8%    10/31/2008
   66      9/30/2012    Sahara Coins, LLC                                 3,600     24.2%    7/31/2017
   67
   68      1/20/2026
   69
   70      4/20/2019    Blockbuster                                       5,200     13.6%    8/31/2009
   71      1/15/2012    Orthopedic Specialists                            4,668     20.9%    9/30/2015
   72      12/15/2016   Kid's World of Panama City, Inc.                  7,152     12.7%    1/31/2012
   73      11/5/2026
   74
   75      1/31/2010    Ichiban Bobby Do                                  4,200     13.5%    11/30/2009
   76      8/30/2019    ACE Beauty                                        3,500     30.5%       MTM
   77      3/31/2012    Prescient Applied Intelligence, Inc.              7,634     28.6%    4/30/2010
   78      3/31/2032
   79
   80      8/31/2011    Diamond Film and Video, Inc                       8,221     22.1%    3/31/2011
   81
   82
   83
   84      2/28/2012    Virtual Scavengers                                21,942    14.9%    6/20/2011
   85      6/30/2017    Zax, Inc.                                         2,897     22.6%    10/31/2012
   86      12/31/2010   Realtythree, LLC Master Space                     4,000     20.3%    11/1/2017
   87      12/31/2027
   88      2/28/2022    Mt. Carmel HealthProviders Inc.                   9,424     47.4%    5/31/2015
   89      9/28/2009    Mestone Hogan, LLC                                1,621      7.5%    6/30/2009
   90      2/28/2011    McMinnville Eye Clinic, P.C.                      8,620     33.8%    6/30/2010
   91      8/31/2021
   92      4/30/2017
   93      5/31/2011    George M. Rogers, Architect                       3,289     18.7%    5/31/2011
   94
   95
   96
   97      8/31/2011    ALKO Construction and Development                 4,150     26.3%    9/30/2016
   98      8/31/2022    Master Lease                                      2,922     19.5%    8/31/2012
   99      5/31/2012    Tam Nguyen & Phat Nguyen dba Tam Grocery Store    2,240     24.9%    5/31/2011
  100      11/30/2009   Wilkins Medical Corp.                             6,360     22.8%    1/19/2011
-------------------------------------------------------------------------------------------------------

=======================================================================================================

                                                       THIRD     THIRD
                                                      LARGEST   LARGEST     THIRD
                                                      TENANT     TENANT    LARGEST
                                                      LEASED      % OF      TENANT
                                                        SF       TOTAL      LEASE
SEQUENCE      THIRD LARGEST TENANT                                 SF     EXPIRATION   % OF LOAN GROUP   % OF POOL
------------------------------------------------------------------------------------------------------------------

   1          Steptoe & Johnson, LLP                  59,214     10.4%    12/31/2011         9.0%          7.8%
   2          JC Penney                               103,487     5.2%    6/30/2009          8.3%          7.1%
   3          Burlington Coat Factory                 81,282      6.3%    1/31/2011          8.0%          6.9%
   4          Diodes Fabtech                          73,785      7.1%    12/31/2013         7.5%          6.5%
   5          Citigroup                               18,522      9.8%    6/30/2015          6.2%          5.4%
   6          Medialink Worldwide Inc.                33,595      9.7%    9/30/2010          4.5%          3.9%
   7          DSW Shoes                               20,001      6.4%    1/31/2017          4.2%          3.6%
   8                                                                                        25.0%          3.5%
   9                                                                                         3.4%          3.0%
   10         Chevy Chase Bank                         2,296      0.5%    8/31/2015          3.3%          2.9%
   11         Golfsmith                               19,121      9.0%    12/31/2017         2.6%          2.2%

   12                                                                                       14.4%          2.0%
  12.1                                                                                       1.5%          0.2%
  12.2                                                                                       1.3%          0.2%
  12.3                                                                                       0.8%          0.1%
  12.4                                                                                       0.8%          0.1%
  12.5                                                                                       0.8%          0.1%
  12.6                                                                                       0.8%          0.1%
  12.7                                                                                       0.8%          0.1%
  12.8                                                                                       0.7%          0.1%
  12.9                                                                                       0.7%          0.1%
 12.10                                                                                       0.7%          0.1%
 12.11                                                                                       0.7%          0.1%
 12.12                                                                                       0.6%          0.1%
 12.13                                                                                       0.6%          0.1%
 12.14                                                                                       0.5%          0.1%
 12.15                                                                                       0.5%          0.1%
 12.16                                                                                       0.5%          0.1%
 12.17                                                                                       0.4%          0.1%
 12.18                                                                                       0.4%          0.1%
 12.19                                                                                       0.4%          0.1%
 12.20                                                                                       0.3%          0.0%
 12.21                                                                                       0.3%          0.0%
 12.22                                                                                       0.2%          0.0%
 12.23                                                                                       0.1%          0.0%

   13         General Electric Company                70,611     19.2%    5/31/2014          2.0%          1.7%
   14         Rapid Display, Inc.                     189,685    15.0%    6/30/2008          1.9%          1.6%
   15                                                                                       11.3%          1.6%
   16         White Chocolate Grill                    7,500      7.5%    8/31/2027          1.8%          1.5%
   17         Shoe Pavilion                           20,000     15.4%     5/1/2017          1.8%          1.5%

                                                                                             1.7%          1.4%
   18                                                                                        0.8%          0.7%
  18.1                                                                                       0.1%          0.1%
  18.2                                                                                       0.1%          0.1%
  18.3                                                                                       0.1%          0.1%
  18.4                                                                                       0.1%          0.1%
  18.5                                                                                       0.1%          0.1%
  18.6                                                                                       0.1%          0.1%
  18.7                                                                                       0.1%          0.1%
   19                                                                                        0.8%          0.6%
  19.1                                                                                       0.1%          0.1%
  19.2                                                                                       0.1%          0.1%
  19.3                                                                                       0.1%          0.1%
  19.4                                                                                       0.1%          0.1%
  19.5                                                                                       0.1%          0.1%
  19.6                                                                                       0.1%          0.1%
  19.7                                                                                       0.1%          0.1%
  19.8                                                                                       0.1%          0.1%
  19.9                                                                                       0.0%          0.0%
   20                                                                                        0.1%          0.1%

   21                                                                                       10.0%          1.4%
   22                                                                                        1.6%          1.4%
   23         TLC Vision                               4,594      9.4%    4/30/2012          1.6%          1.3%
   24         Schaeffer & Zapson, LLP                  7,733      1.7%    5/31/2008          1.6%          1.3%
   25         PFF Bank                                 3,750      3.9%    10/31/2017         1.5%          1.3%

   26                                                                                        1.3%          1.2%
  26.1                                                                                       0.4%          0.4%
  26.2                                                                                       0.3%          0.3%
  26.3                                                                                       0.3%          0.3%
  26.4                                                                                       0.2%          0.1%
  26.5                                                                                       0.2%          0.1%

   27         Yamaha                                  16,359     11.3%    5/31/2009          1.3%          1.1%
   28         Future Tech Enterprise                  49,523     19.6%    12/31/2014         1.1%          1.0%
   29                                                                                        6.7%          0.9%
   30                                                                                        6.6%          0.9%
   31                                                                                        1.0%          0.9%
   32                                                                                        6.0%          0.8%
   33                                                                                        0.9%          0.8%
   34         Torero's                                 4,300      6.3%    9/24/2012          0.9%          0.8%

   35                                                                                        0.9%          0.8%
  35.1        Oncology Hematology Care, Inc.           3,372      6.8%    6/30/2008          0.2%          0.2%
  35.2        Tri State Urologic                       4,390     11.1%    10/31/2010         0.2%          0.2%
  35.3                                                                                       0.2%          0.2%
  35.4        Plastic Surgery Specialists              2,800     10.4%    12/31/2011         0.2%          0.1%
  35.5        Mercy Womens Center                      3,524     14.5%    9/30/2008          0.1%          0.1%

   36         Katchis & Nicholas                       6,230     10.2%    7/31/2011          0.9%          0.8%
   37                                                                                        5.3%          0.7%
   38         Lauren Maritime                          4,551      2.9%    11/1/2009          0.8%          0.7%
   39         Cafe Rio                                 4,360     10.0%    2/15/2017          0.8%          0.7%
   40         Sam Moon Home Decor                      8,000      5.1%    12/31/2026         0.8%          0.7%
   41                                                                                        0.8%          0.7%
   42         Sorella Salon                            2,716      6.9%    12/14/2015         0.7%          0.6%
   43         San Diego Credit Union                   6,000     16.2%    6/10/2017          0.7%          0.6%

                                                                                             0.7%          0.6%
   44                                                                                        0.2%          0.2%
   45                                                                                        0.2%          0.2%
   46                                                                                        0.1%          0.1%
   47                                                                                        0.1%          0.1%

   48                                                                                        0.7%          0.6%
   49         Bojangles                                4,029     27.9%    8/31/2026          0.6%          0.5%
   50                                                                                        3.8%          0.5%

   51                                                                                        0.6%          0.5%
  51.1                                                                                       0.2%          0.2%
  51.2                                                                                       0.1%          0.1%
  51.3                                                                                       0.1%          0.1%
  51.4                                                                                       0.1%          0.1%
  51.5                                                                                       0.0%          0.0%

   52                                                                                        0.5%          0.5%
   53         Troy's Greek Restaurant                  3,170      6.4%    1/31/2013          0.5%          0.5%
   54         Walgreens Store                         13,000     12.2%    12/31/2015         0.5%          0.5%
   55                                                                                        3.1%          0.4%
   56         State of Texas Youth Commission         11,515      7.9%    6/30/2014          0.5%          0.4%
   57         Studio 18                                2,722     12.8%    11/1/2010          0.5%          0.4%
   58         Exit Realty                              3,271     15.5%    4/30/2016          0.5%          0.4%

   59                                                                                        0.4%          0.4%
  59.1                                                                                       0.2%          0.2%
  59.2                                                                                       0.2%          0.2%
  59.3                                                                                       0.0%          0.0%

   60                                                                                        0.4%          0.4%
   61                                                                                        0.4%          0.4%
   62                                                                                        0.4%          0.4%
   63         Panera Bread                             4,550     12.2%    2/28/2015          0.4%          0.3%
   64                                                                                        0.4%          0.3%
   65         Turkey Hill Minit Market                 3,053     10.1%    1/23/2012          0.4%          0.3%
   66         Italia Design                            2,400     16.1%    8/31/2020          0.3%          0.3%
   67                                                                                        0.3%          0.3%
   68                                                                                        0.3%          0.3%
   69                                                                                        0.3%          0.3%
   70                                                                                        0.3%          0.2%
   71         Urgent Care / Shoreview                  2,642     11.8%    6/30/2010          0.3%          0.2%
   72                                                                                        0.3%          0.2%
   73                                                                                        0.3%          0.2%
   74                                                                                        1.7%          0.2%
   75         Wells Fargo Bank Northwest N.A.          3,600     11.5%    11/30/2011         0.2%          0.2%
   76         T-Mobile Dealer                          1,500     13.1%    8/30/2008          0.2%          0.2%
   77                                                                                        0.2%          0.2%
   78                                                                                        0.2%          0.2%
   79                                                                                        1.5%          0.2%
   80         Pinnacle Engineering Inc                 4,188     11.3%    2/28/2012          0.2%          0.2%
   81                                                                                        1.5%          0.2%
   82                                                                                        0.2%          0.2%
   83                                                                                        1.3%          0.2%
   84         Affordable Building Supplies            12,928      8.8%    2/28/2012          0.2%          0.2%
   85         Taylor Imported Sportsware               2,817     22.0%    6/30/2017          0.2%          0.2%
   86         Long Island Eye Surgical Care            3,150     15.9%    7/31/2017          0.2%          0.2%
   87                                                                                        0.2%          0.2%
   88                                                                                        0.2%          0.2%
   89         Joseph Sasso, Esq.                       1,325      6.2%       MTM             0.2%          0.2%
   90         Pacific Northwest Renal Services, LLC    4,373     17.2%    4/30/2010          0.2%          0.2%
   91                                                                                        0.2%          0.1%
   92                                                                                        0.2%          0.1%
   93         American Alarm Team                      2,879     16.4%    8/31/2010          0.2%          0.1%
   94                                                                                        1.0%          0.1%
   95                                                                                        0.9%          0.1%
   96                                                                                        0.1%          0.1%
   97         RDM Development and Investment           4,150     26.3%    9/30/2016          0.1%          0.1%
   98                                                                                        0.1%          0.1%
   99         Au Tu dba Coffee Tea Room                1,629     18.1%    5/31/2012          0.1%          0.1%
  100         Hospice Equipment                        4,740     17.0%    8/17/2009          0.1%          0.1%
------------------------------------------------------------------------------------------------------------------

==================================================================================================================

Footnotes to ANNEX A

(1)	Rates are to full precision on the ‘‘BACM2007_5.xls’’ file located on the computer diskette.

(2)	For Loan Nos. 3401602, 3409042 and 3409088, representing 1.5% of the Initial Pool Balance (1.7% of the Group 1 Balance), there will be an initial interest deposit.

(3)	For Loan No. 3405857, payments one through 60 assume an amortization period of 360 months; payments 61 through 120 assume an amortization period of 233 months.

(4)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

(5)	Some appraised values may include FF&E and personal property value.

(6)	For Loan No. 3404603, the ‘‘as stabilized’’ value is set forth in the appraisal as the market value as of December 26, 2007.

(7)	For Loan No. 24785, the ‘‘as stabilized’’ value is set forth in appraisal as the market value ‘‘upon completion’’ of the Mortgaged Property Improvement Program as of January 1, 2008.

(8)	For Loan Nos. 3403670, 3406633, 3404906, 3403431, 3401602, 3408309, 3409100 and 3407811, the Cut-off LTV and U/W DSCR calculations have been adjusted by netting out the related Holdback Reserve.

(9)	The loan per unit is based on the total number of units, which includes the retail units.

(10)	Loan Nos. 3408175 and 3408176 are part of Cross-Collateralized Set of Mortgage Loans with the same borrowing entity.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16	Dec-17	Dec-18	Dec-19	Dec-20	Dec-21
Lockout(4)(5)(6)	94.64%	84.07%	79.63%	78.05%	74.17%	77.20%	77.07%	74.02%	73.82%	67.09%	47.32%	100.00%	100.00%	100.00%	100.00%
Yield Maintenance (5)(6)(7)(8)	5.36	15.93	20.37	21.95	20.36	22.80	22.93	25.98	26.18	26.17	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	5.47	0.00	0.00	0.00	0.00	6.74	52.68	0.00	0.00	0.00	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(9)	$1,858.60	$1,855.23	$1,850.95	$1,844.74	$1,836.16	$1,650.37	$1,637.11	$1,342.91	$1,329.60	$1,315.58	$140.99	$65.55	$64.31	$63.01	$61.61
Percent of Initial Balance	100.00%	99.82%	99.59%	99.25%	98.79%	88.80%	88.08%	72.25%	71.54%	70.78%	7.59%	3.53%	3.46%	3.39%	3.32%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loan will be repaid on the related Anticipated Repayment Date.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	Eighty-Six Mortgage Loans representing 77.6% of the Initial Pool Balance (75 Mortgage Loans representing 78.4% of the Group 1 Balance and 11 Mortgage Loans representing 73.0% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(5)	Twelve Mortgage Loans, representing 16.3% of the Initial Pool Balance (seven Mortgage Loans representing 14.5% of the Group 1 Balance and five Mortgage Loans representing 27.0% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(6)	One Mortgage Loan representing 0.8% of the Initial Pool Balance (0.9% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.
(7)	One Mortgage Loan representing 5.4% of the Initial Pool Balance (6.2% of the Group 1 Balance): (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(8)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(9)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
LOAN GROUP 1 MORTGAGE LOANS

	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16	Dec-17	Dec-18	Dec-19	Dec-20	Dec-21
Lockout(4)(5)(6)	93.78%	83.83%	78.87%	78.80%	78.33%	76.93%	76.76%	73.24%	73.00%	66.30%	47.32%	100.00%	100.00%	100.00%	100.00%
Yield Maintenance (5)(6)(7)(8)	6.22	16.17	21.13	21.20	21.67	23.07	23.24	26.76	27.00	27.26	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	6.44	52.68	0.00	0.00	0.00	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(9)	$1,600.90	$1,598.08	$1,594.69	$1,589.62	$1,582.45	$1,498.21	$1,486.51	$1,193.97	$1,182.41	$1,170.23	$140.99	$65.55	$64.31	$63.01	$61.61
Percent of Initial Balance	100.00%	99.82%	99.61%	99.30%	98.85%	93.59%	92.85%	74.58%	73.86%	73.10%	8.81%	4.09%	4.02%	3.94%	3.85%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loan will be repaid on the related Anticipated Repayment Date.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	Seventy-five Mortgage Loans representing 78.4% of the Group 1 Balance are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(5)	Seven Mortgage Loans representing 14.5% of the Group 1 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(6)	One Mortgage Loan representing 0.9% of the Group 1 Balance: (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity
(7)	One Mortgage Loan representing 6.2% of the Group 1 Balance: (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(8)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(9)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
LOAN GROUP 2 MORTGAGE LOANS

	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Lockout(4)(5)	100.00%	85.54%	84.35%	73.39%	48.19%	79.96%	80.10%	80.25%	80.42%	73.49%
Yield Maintenance(5)(6)	0.00	14.46	15.65	26.61	12.22	20.04	19.90	19.75	19.58	17.39
Open	0.00	0.00	0.00	0.00	39.60	0.00	0.00	0.00	0.00	9.12
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(7)	$257.69	$257.15	$256.26	$255.12	$253.71	$152.16	$150.60	$148.95	$147.19	$145.34
Percent of Initial Balance	100.00%	99.79%	99.44%	99.00%	98.45%	59.05%	58.44%	57.80%	57.12%	56.40%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loan will be repaid on the related Anticipated Repayment Date.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	Eleven Mortgage Loans representing 73.0% of the Group 2 Balance are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(5)	Five Mortgage Loans representing 27.0% of the Group 2 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.
(6)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(7)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	26	$670,757,642	36.1%	1.33x	1.01x / 3.09x	66.2%	8.9% / 82.2%	6.098%
Retail	49	623,896,532	33.6	1.23x	1.01x / 2.15x	69.7%	38.2% / 80.0%	5.945%
Multifamily	38	257,694,442	13.9	1.30x	1.10x / 1.91x	67.3%	46.7% / 80.8%	5.827%
Hotel	7	105,836,430	5.7	1.35x	1.30x / 1.65x	73.8%	63.6% / 82.1%	6.439%
Industrial	8	77,302,874	4.2	1.34x	1.20x / 1.55x	68.2%	63.6% / 79.8%	6.415%
Mixed Use	4	56,798,000	3.1	1.19x	1.14x / 1.23x	73.1%	70.0% / 77.9%	6.479%
Self Storage	16	52,414,702	2.8	1.29x	1.10x / 1.46x	74.2%	62.9% / 80.0%	6.395%
Other	2	13,894,962	0.7	1.19x	1.00x / 1.24x	71.0%	68.6% / 79.9%	6.580%
Total/Wtd. Avg.	150	$1,858,595,584	100.0%	1.29x	1.00x / 3.09x	68.5%	8.9% / 82.2%	6.065%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,000,000 — $ 1,999,999	6	$9,707,675	0.5%	1.21x	71.4%	6.244%
$ 2,000,000 — $ 2,999,999	11	28,923,253	1.6	1.35x	66.3%	6.388%
$ 3,000,000 — $ 3,999,999	13	45,936,656	2.5	1.35x	70.6%	6.380%
$ 4,000,000 — $ 4,999,999	9	40,746,196	2.2	1.31x	72.3%	6.279%
$ 5,000,000 — $ 7,499,999	10	65,990,592	3.6	1.29x	71.8%	6.324%
$ 7,500,000 — $ 9,999,999	7	60,150,574	3.2	1.48x	55.9%	6.247%
$ 10,000,000 — $ 14,999,999	15	192,755,227	10.4	1.29x	69.2%	6.218%
$ 15,000,000 — $ 19,999,999	5	83,863,627	4.5	1.39x	67.9%	5.997%
$ 20,000,000 — $ 29,999,999	10	253,252,063	13.6	1.41x	66.9%	6.045%
$ 30,000,000 — $ 49,999,999	4	140,164,329	7.5	1.33x	70.0%	6.017%
$ 50,000,000 — $ 99,999,999	6	411,625,000	22.1	1.28x	63.8%	5.824%
$100,000,000 — $144,500,000	4	525,480,392	28.3	1.17x	73.1%	6.113%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	14	$342,049,240	18.4%	1.30x	70.1%	5.987%
Arizona	4	183,006,864	9.8	1.22x	69.0%	6.234%
Florida	5	159,234,013	8.6	1.22x	79.0%	5.893%
New York	6	157,476,063	8.5	1.53x	55.1%	6.068%
Maryland	2	131,033,333	7.1	1.08x	70.2%	6.144%
Missouri	1	120,000,000	6.5	1.13x	72.7%	6.250%
Texas	20	96,289,180	5.2	1.29x	70.8%	6.201%
Oregon	3	68,793,173	3.7	1.38x	65.9%	5.652%
Michigan	1	67,525,000	3.6	1.20x	65.4%	5.435%
Pennsylvania	13	66,416,036	3.6	1.25x	74.8%	6.217%
Virginia	5	59,460,000	3.2	1.25x	76.5%	5.679%
District of Columbia	1	53,000,000	2.9	1.47x	33.1%	6.325%
Nevada	4	49,695,866	2.7	1.22x	71.3%	6.603%
Washington	4	47,080,000	2.5	1.20x	71.8%	6.147%
Illinois	3	37,336,781	2.0	1.24x	65.9%	6.627%
Connecticut	23	37,179,141	2.0	1.24x	77.1%	6.019%
Ohio	10	30,204,146	1.6	1.42x	63.8%	6.185%
Georgia	1	29,000,000	1.6	1.18x	74.9%	6.334%
New Hampshire	2	24,948,432	1.3	1.82x	49.0%	5.450%
North Carolina	4	23,758,395	1.3	1.21x	75.9%	6.031%
New Jersey	4	15,066,000	0.8	1.40x	80.2%	5.714%
Louisiana	7	12,717,500	0.7	1.29x	75.7%	5.530%
Indiana	2	9,491,280	0.5	1.47x	71.8%	6.143%
Colorado	3	9,300,000	0.5	2.05x	47.7%	6.074%
Wisconsin	1	8,800,000	0.5	2.15x	49.9%	6.528%
Massachusetts	2	5,792,962	0.3	1.10x	75.1%	6.543%
Idaho	1	4,000,000	0.2	1.21x	67.2%	6.701%
Alabama	1	3,750,000	0.2	1.16x	78.9%	6.692%
South Carolina	1	3,368,231	0.2	1.33x	63.6%	6.822%
Mississippi	1	1,722,500	0.1	1.29x	75.7%	5.530%
Arkansas	1	1,101,448	0.1	1.20x	71.1%	6.402%
Total/Wtd. Avg.	150	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

▪	The Mortgaged Properties are located throughout 30 states and the District of Columbia.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.00x — 1.19x	29	$772,923,909	41.6%	1.13x	71.6%	6.066%
1.20x — 1.24x	29	425,517,561	22.9	1.23x	69.3%	6.246%
1.25x — 1.29x	9	83,207,484	4.5	1.28x	74.6%	5.816%
1.30x — 1.34x	8	163,963,915	8.8	1.32x	67.5%	6.073%
1.35x — 1.39x	3	108,767,267	5.9	1.39x	81.3%	5.624%
1.40x — 1.49x	6	123,819,173	6.7	1.45x	56.0%	6.049%
1.50x — 1.59x	6	91,080,066	4.9	1.55x	64.4%	5.952%
1.60x — 1.69x	2	18,991,713	1.0	1.68x	59.1%	6.593%
1.70x — 1.79x	1	16,964,934	0.9	1.78x	50.0%	5.450%
1.90x — 1.99x	1	7,983,498	0.4	1.91x	46.7%	5.450%
2.00x — 2.99x	5	20,400,000	1.1	2.09x	48.7%	6.270%
3.00x — 3.09x	1	24,976,063	1.3	3.09x	8.9%	6.203%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
8.9% — 29.9%	1	$24,976,063	1.3%	3.09x	8.9%	6.203%
30.0% — 49.9%	11	113,838,576	6.1	1.56x	39.6%	6.332%
50.0% — 59.9%	5	170,564,934	9.2	1.27x	57.0%	5.805%
60.0% — 64.9%	8	128,395,132	6.9	1.42x	63.2%	6.231%
65.0% — 69.9%	20	364,377,258	19.6	1.23x	67.9%	6.088%
70.0% — 74.9%	22	496,743,490	26.7	1.17x	72.1%	6.234%
75.0% — 79.9%	24	264,494,378	14.2	1.25x	77.1%	5.987%
80.0% — 82.2%	9	295,205,752	15.9	1.29x	80.9%	5.786%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL MATURITY DATE/ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIO

Range of Maturity Date/ Anticipated Repayment Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date/ Anticipated Repayment Date LTV Ratio	Weighted Average Mortgage Rate
7.6% — 24.9%	1	$24,976,063	1.3%	3.09x	7.6%	6.203%
25.0% — 49.9%	14	138,642,967	7.5	1.57x	38.1%	6.219%
50.0% — 59.9%	14	238,924,198	12.9	1.22x	55.2%	5.973%
60.0% — 64.9%	28	337,724,371	18.2	1.31x	62.7%	6.331%
65.0% — 69.9%	16	548,218,091	29.5	1.17x	68.0%	6.123%
70.0% — 74.9%	17	178,136,834	9.6	1.22x	72.2%	6.117%
75.0% — 82.4%	10	391,973,059	21.1	1.28x	80.0%	5.725%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	65.3%	6.065%

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.435% — 5.499%	3	$92,473,432	5.0%	1.37x	61.0%	5.439%
5.500% — 5.749%	14	352,143,671	18.9	1.35x	72.4%	5.597%
5.750% — 5.999%	15	356,059,553	19.2	1.21x	72.6%	5.856%
6.000% — 6.249%	18	435,329,067	23.4	1.32x	67.3%	6.170%
6.250% — 6.499%	21	385,596,724	20.7	1.25x	65.9%	6.334%
6.500% — 6.990%	29	236,993,138	12.8	1.29x	66.0%	6.688%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL ORIGINAL TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Original Term to Maturity Date/Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	6	$179,173,922	9.6%	1.27x	67.2%	5.998%
84 — 99	5	286,868,392	15.4	1.19x	73.6%	6.002%
100 — 120	83	1,140,730,270	61.4	1.31x	68.8%	6.114%
121 — 179	5	179,823,000	9.7	1.39x	63.7%	5.987%
180	1	72,000,000	3.9	1.01x	59.3%	5.903%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$765,263,059	41.2%	1.35x	69.5%	5.893%
240 — 299	3	20,339,457	1.1	1.22x	49.1%	6.553%
300 — 359	3	12,796,905	0.7	1.21x	49.2%	6.572%
360	72	1,060,196,163	57.0	1.24x	68.4%	6.174%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Range of Remaining Terms to Maturity Date/Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50 — 59	4	$135,038,734	7.3%	1.30x	67.1%	5.769%
60 — 79	3	176,782,247	9.5	1.20x	76.9%	6.039%
80 — 99	4	154,221,333	8.3	1.19x	68.1%	6.159%
100 — 109	1	67,525,000	3.6	1.20x	65.4%	5.435%
110 — 119	75	1,040,890,270	56.0	1.33x	70.4%	6.109%
120 — 139	12	212,138,000	11.4	1.36x	57.9%	6.247%
160 — 174	1	72,000,000	3.9	1.01x	59.3%	5.903%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$765,263,059	41.2%	1.35x	69.5%	5.893%
225 — 274	3	20,339,457	1.1	1.22x	49.1%	6.553%
300 — 324	3	12,796,905	0.7	1.21x	49.2%	6.572%
350 — 360	72	1,060,196,163	57.0	1.24x	68.4%	6.174%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	69	$1,005,672,535	54.1%	1.32x	65.1%	6.265%
5 — 8	25	667,746,470	35.9	1.25x	74.7%	5.887%
9 — 11	6	185,176,579	10.0	1.26x	65.0%	5.623%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	1	$67,525,000	3.6%	1.20x	65.4%	5.435%
2007	99	1,791,070,584	96.4	1.29x	68.6%	6.089%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Year of Maturity Date/Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	6	$179,173,922	9.6%	1.27x	67.2%	5.998%
2014	5	286,868,392	15.4	1.19x	73.6%	6.002%
2017	84	1,240,330,270	66.7	1.32x	69.9%	6.073%
2018	4	80,223,000	4.3	1.38x	40.8%	6.462%
2022	1	72,000,000	3.9	1.01x	59.3%	5.903%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

MORTGAGE POOL Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	67	$1,245,544,970	67.0%	1.29x	65.9%	6.063%
Acquisition	33	613,050,614	33.0	1.29x	73.8%	6.071%
Total/Wtd. Avg.	100	$1,858,595,584	100.0%	1.29x	68.5%	6.065%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	26	$670,757,642	41.9%	1.33x	1.01x / 3.09x	66.2%	8.9% / 82.2%	6.098%
Retail	49	623,896,532	39.0	1.23x	1.01x / 2.15x	69.7%	38.2% / 80.0%	5.945%
Hotel	7	105,836,430	6.6	1.35x	1.30x / 1.65x	73.8%	63.6% / 82.1%	6.439%
Industrial	8	77,302,874	4.8	1.34x	1.20x / 1.55x	68.2%	63.6% / 79.8%	6.415%
Mixed Use	4	56,798,000	3.5	1.19x	1.14x / 1.23x	73.1%	70.0% / 77.9%	6.479%
Self Storage	16	52,414,702	3.3	1.29x	1.10x / 1.46x	74.2%	62.9% / 80.0%	6.395%
Other	2	13,894,962	0.9	1.19x	1.00x / 1.24x	71.0%	68.6% / 79.9%	6.580%
Total/Wtd. Avg.	112	$1,600,901,142	100.0%	1.28x	1.00x / 3.09x	68.7%	8.9% / 82.2%	6.104%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,101,448 — $ 1,999,999	6	$9,707,675	0.6%	1.21x	71.4%	6.244%
$ 2,000,000 — $ 2,999,999	9	24,112,002	1.5	1.36x	64.9%	6.457%
$ 3,000,000 — $ 3,999,999	10	35,120,209	2.2	1.38x	68.7%	6.524%
$ 4,000,000 — $ 4,999,999	8	36,402,196	2.3	1.31x	71.4%	6.314%
$ 5,000,000 — $ 7,499,999	10	65,990,592	4.1	1.29x	71.8%	6.324%
$ 7,500,000 — $ 9,999,999	5	42,271,905	2.6	1.45x	55.2%	6.546%
$ 10,000,000 — $ 14,999,999	14	179,055,227	11.2	1.30x	69.3%	6.219%
$ 15,000,000 — $ 19,999,999	2	34,248,693	2.1	1.43x	73.0%	6.306%
$ 20,000,000 — $ 29,999,999	8	198,402,063	12.4	1.47x	64.3%	6.062%
$ 30,000,000 — $ 49,999,999	3	102,985,188	6.4	1.37x	67.4%	6.016%
$ 50,000,000 — $ 99,999,999	5	347,125,000	21.7	1.27x	65.2%	5.870%
$100,000,000 — $144,500,000	4	525,480,392	32.8	1.17x	73.1%	6.113%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	12	$260,299,240	16.3%	1.31x	73.7%	6.069%
Arizona	4	183,006,864	11.4	1.22x	69.0%	6.234%
Florida	5	159,234,013	9.9	1.22x	79.0%	5.893%
New York	6	157,476,063	9.8	1.53x	55.1%	6.068%
Maryland	2	131,033,333	8.2	1.08x	70.2%	6.144%
Missouri	1	120,000,000	7.5	1.13x	72.7%	6.250%
Texas	15	73,398,759	4.6	1.29x	70.2%	6.322%
Oregon	3	68,793,173	4.3	1.38x	65.9%	5.652%
Michigan	1	67,525,000	4.2	1.20x	65.4%	5.435%
Pennsylvania	13	66,416,036	4.1	1.25x	74.8%	6.217%
District of Columbia	1	53,000,000	3.3	1.47x	33.1%	6.325%
Nevada	4	49,695,866	3.1	1.22x	71.3%	6.603%
Illinois	3	37,336,781	2.3	1.24x	65.9%	6.627%
Washington	3	33,380,000	2.1	1.20x	73.7%	6.123%
Ohio	9	26,457,698	1.7	1.44x	63.1%	6.174%
North Carolina	4	23,758,395	1.5	1.21x	75.9%	6.031%
Virginia	3	18,210,000	1.1	1.37x	75.1%	5.875%
Louisiana	7	12,717,500	0.8	1.29x	75.7%	5.530%
New Jersey	3	11,836,000	0.7	1.46x	80.0%	5.741%
Indiana	2	9,491,280	0.6	1.47x	71.8%	6.143%
Colorado	3	9,300,000	0.6	2.05x	47.7%	6.074%
Wisconsin	1	8,800,000	0.5	2.15x	49.9%	6.528%
Massachusetts	2	5,792,962	0.4	1.10x	75.1%	6.543%
Idaho	1	4,000,000	0.2	1.21x	67.2%	6.701%
Alabama	1	3,750,000	0.2	1.16x	78.9%	6.692%
South Carolina	1	3,368,231	0.2	1.33x	63.6%	6.822%
Mississippi	1	1,722,500	0.1	1.29x	75.7%	5.530%
Arkansas	1	1,101,448	0.1	1.20x	71.1%	6.402%
Total/Wtd. Avg.	112	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

▪	The Mortgaged Properties are located throughout 27 states and the District of Columbia.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.00x — 1.19x	26	$722,833,909	45.2%	1.13x	71.6%	6.051%
1.20x — 1.24x	24	330,158,420	20.6	1.23x	67.4%	6.361%
1.25x — 1.29x	7	69,565,866	4.3	1.29x	76.0%	5.822%
1.30x — 1.34x	5	92,545,931	5.8	1.31x	74.7%	6.419%
1.35x — 1.39x	2	106,530,000	6.7	1.39x	81.5%	5.620%
1.40x — 1.49x	6	123,819,173	7.7	1.45x	56.0%	6.049%
1.50x — 1.59x	6	91,080,066	5.7	1.55x	64.4%	5.952%
1.60x — 1.69x	2	18,991,713	1.2	1.68x	59.1%	6.593%
2.00x — 2.99x	5	20,400,000	1.3	2.09x	48.7%	6.270%
3.00x — 3.09x	1	24,976,063	1.6	3.09x	8.9%	6.203%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
8.9% — 29.9%	1	$24,976,063	1.6%	3.09x	8.9%	6.203%
30.0% — 49.9%	10	105,855,078	6.6	1.54x	39.0%	6.398%
50.0% — 59.9%	3	89,100,000	5.6	1.13x	59.0%	6.041%
60.0% — 64.9%	8	128,395,132	8.0	1.42x	63.2%	6.231%
65.0% — 69.9%	16	319,785,640	20.0	1.24x	68.0%	6.085%
70.0% — 74.9%	19	462,932,239	28.9	1.16x	71.9%	6.230%
75.0% — 79.9%	21	186,065,237	11.6	1.26x	77.0%	6.068%
80.0% — 82.2%	6	283,791,752	17.7	1.29x	80.9%	5.785%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 MATURITY DATE/ANTICIPATED REPAYMENT DATE
LOAN-TO-VALUE RATIO

Range of Maturity Date/Anticipated Repayment Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
7.6% — 24.9%	1	$24,976,063	1.6%	3.09x	7.6%	6.203%
25.0% — 49.9%	12	113,694,535	7.1	1.52x	37.5%	6.387%
50.0% — 59.9%	11	160,782,580	10.0	1.18x	54.6%	6.149%
60.0% — 64.9%	25	304,537,104	19.0	1.32x	62.7%	6.343%
65.0% — 69.9%	15	545,644,107	34.1	1.17x	68.0%	6.122%
70.0% — 74.9%	12	100,543,693	6.3	1.22x	71.9%	6.124%
75.0% — 82.4%	8	350,723,059	21.9	1.29x	80.4%	5.740%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	65.5%	6.104%

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.435% — 5.499%	1	$67,525,000	4.2%	1.20x	65.4%	5.435%
5.500% — 5.749%	9	233,268,500	14.6	1.38x	76.2%	5.604%
5.750% — 5.999%	12	345,638,285	21.6	1.20x	72.4%	5.855%
6.000% — 6.249%	15	381,875,942	23.9	1.33x	66.3%	6.183%
6.250% — 6.499%	18	335,600,277	21.0	1.26x	65.0%	6.338%
6.500% — 6.990%	29	236,993,138	14.8	1.29x	66.0%	6.688%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE

Original Term to Maturity Date/Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	4	$77,494,781	4.8%	1.23x	71.6%	6.341%
84 — 99	5	286,868,392	17.9	1.19x	73.6%	6.002%
100 — 120	69	984,714,969	61.5	1.32x	68.7%	6.150%
121 — 179	5	179,823,000	11.2	1.39x	63.7%	5.987%
180	1	72,000,000	4.5	1.01x	59.3%	5.903%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	19	$659,513,059	41.2%	1.36x	70.4%	5.944%
240 — 299	3	20,339,457	1.3	1.22x	49.1%	6.553%
300 — 359	3	12,796,905	0.8	1.21x	49.2%	6.572%
360	59	908,251,721	56.7	1.23x	68.2%	6.203%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Range of Remaining Terms to Maturity Date/ Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
54 — 59	2	$33,359,593	2.1%	1.29x	77.1%	5.868%
60 — 79	3	176,782,247	11.0	1.20x	76.9%	6.039%
80 — 99	4	154,221,333	9.6	1.19x	68.1%	6.159%
100 — 109	1	67,525,000	4.2	1.20x	65.4%	5.435%
110 — 119	62	902,124,969	56.4	1.33x	70.5%	6.151%
120 — 139	11	194,888,000	12.2	1.38x	57.0%	6.244%
160 — 174	1	72,000,000	4.5	1.01x	59.3%	5.903%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	19	$659,513,059	41.2%	1.36x	70.4%	5.944%
225 — 274	3	20,339,457	1.3	1.22x	49.1%	6.553%
300 — 324	3	12,796,905	0.8	1.21x	49.2%	6.572%
350 — 360	59	908,251,721	56.7	1.23x	68.2%	6.203%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	61	$910,109,672	56.8%	1.31x	65.0%	6.287%
5 — 8	22	623,266,470	38.9	1.25x	74.5%	5.908%
9 — 11	1	67,525,000	4.2	1.20x	65.4%	5.435%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	1	$67,525,000	4.2%	1.20x	65.4%	5.435%
2007	83	1,533,376,142	95.8	1.29x	68.9%	6.133%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Year of Maturity Date/ Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	4	$77,494,781	4.8%	1.23x	71.6%	6.341%
2014	5	286,868,392	17.9	1.19x	73.6%	6.002%
2017	70	1,084,314,969	67.7	1.32x	69.9%	6.100%
2018	4	80,223,000	5.0	1.38x	40.8%	6.462%
2022	1	72,000,000	4.5	1.01x	59.3%	5.903%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	55	$1,033,070,920	64.5%	1.28x	66.0%	6.118%
Acquisition	29	567,830,222	35.5	1.29x	73.6%	6.077%
Total/Wtd. Avg.	84	$1,600,901,142	100.0%	1.28x	68.7%	6.104%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	38	$257,694,442	100.0%	1.30x	1.10x / 1.91x	67.3%	46.7% / 80.8%	5.827%
Total/Wtd. Avg.	38	$257,694,442	100.0%	1.30x	1.10x / 1.91x	67.3%	46.7% / 80.8%	5.827%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 2,000,000 — $ 2,999,999	2	$4,811,251	1.9%	1.33x	73.4%	6.041%
$ 3,000,000 — $ 3,999,999	3	10,816,447	4.2	1.23x	76.5%	5.913%
$ 4,000,000 — $ 4,999,999	1	4,344,000	1.7	1.35x	80.0%	5.992%
$ 7,500,000 — $ 9,999,999	2	17,878,669	6.9	1.55x	57.6%	5.539%
$10,000,000 — $14,999,999	1	13,700,000	5.3	1.20x	67.4%	6.205%
$15,000,000 — $19,999,999	3	49,614,934	19.3	1.37x	64.3%	5.784%
$20,000,000 — $29,999,999	2	54,850,000	21.3	1.19x	76.1%	5.984%
$30,000,000 — $49,999,999	1	37,179,141	14.4	1.24x	77.1%	6.019%
$50,000,000 — $99,999,999	1	64,500,000	25.0	1.33x	56.1%	5.574%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	2	$81,750,000	31.7%	1.29x	58.5%	5.724%
Virginia	2	41,250,000	16.0	1.20x	77.1%	5.592%
Connecticut	23	37,179,141	14.4	1.24x	77.1%	6.019%
Georgia	1	29,000,000	11.3	1.18x	74.9%	6.334%
New Hampshire	2	24,948,432	9.7	1.82x	49.0%	5.450%
Texas	5	22,890,422	8.9	1.28x	72.7%	5.810%
Washington	1	13,700,000	5.3	1.20x	67.4%	6.205%
Ohio	1	3,746,447	1.5	1.29x	69.4%	6.258%
New Jersey	1	3,230,000	1.3	1.20x	80.8%	5.613%
Total/Wtd. Avg.	38	$257,694,442	100.0%	1.30x	67.3%	5.827%

▪	The Mortgaged Properties are located throughout nine states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.10x — 1.19x	3	$50,090,000	19.4%	1.16x	72.7%	6.278%
1.20x — 1.24x	5	95,359,141	37.0	1.21x	75.8%	5.847%
1.25x — 1.29x	2	13,641,618	5.3	1.27x	67.2%	5.788%
1.30x — 1.34x	3	71,417,984	27.7	1.33x	58.1%	5.623%
1.35x — 1.39x	1	2,237,267	0.9	1.36x	74.6%	5.814%
1.70x — 1.79x	1	16,964,934	6.6	1.78x	50.0%	5.450%
1.90x — 1.91x	1	7,983,498	3.1	1.91x	46.7%	5.450%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%
LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
30.0% — 49.9%	1	$7,983,498	3.1%	1.91x	46.7%	5.450%
50.0% — 59.9%	2	81,464,934	31.6	1.43x	54.8%	5.548%
65.0% — 69.9%	4	44,591,618	17.3	1.19x	67.3%	6.108%
70.0% — 74.9%	3	33,811,251	13.1	1.20x	74.7%	6.292%
75.0% — 79.9%	3	78,429,141	30.4	1.22x	77.1%	5.795%
80.0% — 80.8%	3	11,414,000	4.4	1.25x	80.2%	5.830%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
39.1% — 49.9%	2	$24,948,432	9.7%	1.82x	41.0%	5.450%
50.0% — 59.9%	3	78,141,618	30.3	1.32x	56.3%	5.611%
60.0% — 64.9%	3	33,187,267	12.9	1.16x	62.5%	6.220%
65.0% — 69.9%	1	2,573,984	1.0	1.30x	68.0%	6.238%
70.0% — 74.9%	5	77,593,141	30.1	1.22x	72.7%	6.109%
75.0% — 77.4%	2	41,250,000	16.0	1.20x	77.1%	5.592%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	64.0%	5.827%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.450% — 5.499%	2	$24,948,432	9.7%	1.82x	49.0%	5.450%
5.500% — 5.749%	5	118,875,171	46.1	1.28x	64.9%	5.584%
5.750% — 5.999%	3	10,421,267	4.0	1.29x	78.8%	5.893%
6.000% — 6.249%	3	53,453,125	20.7	1.23x	74.4%	6.077%
6.250% — 6.334%	3	49,996,447	19.4	1.16x	71.9%	6.311%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	2	$101,679,141	39.5%	1.30x	63.8%	5.737%
100 — 120	14	156,015,301	60.5	1.30x	69.5%	5.886%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	3	$105,750,000	41.0%	1.28x	64.3%	5.581%
360	13	151,944,442	59.0	1.31x	69.3%	5.998%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50 — 59	2	$101,679,141	39.5%	1.30x	63.8%	5.737%
110 — 119	13	138,765,301	53.8	1.32x	69.8%	5.836%
120	1	17,250,000	6.7	1.10x	67.4%	6.284%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	3	$105,750,000	41.0%	1.28x	64.3%	5.581%
350 — 360	13	151,944,442	59.0	1.31x	69.3%	5.998%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	8	$95,562,863	37.1%	1.35x	65.6%	6.055%
5 — 8	3	44,480,000	17.3	1.20x	77.4%	5.594%
9 —10	5	117,651,579	45.7	1.29x	64.7%	5.731%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2007	16	$257,694,442	100.0%	1.30x	67.3%	5.827%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	2	$101,679,141	39.5%	1.30x	63.8%	5.737%
2017	14	156,015,301	60.5	1.30x	69.5%	5.886%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	12	$212,474,050	82.5%	1.31x	65.2%	5.792%
Acquisition	4	45,220,392	17.5	1.24x	77.0%	5.993%
Total/Wtd. Avg.	16	$257,694,442	100.0%	1.30x	67.3%	5.827%

                                     ANNEX B

                    MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE

                                                                                                                      TOTAL
            LOAN                                                                                                      UNITS/
SEQUENCE   NUMBER  LOAN ORIGINATOR  PROPERTY NAME                                     PROPERTY TYPE  CUT-OFF BALANCE   PADS
----------------------------------------------------------------------------------------------------------------------------

   8      3400666  Bank of America  Visconti                                           Multifamily    $ 64,500,000     297
   12     3404396  Bank of America  West Hartford Portfolio                            Multifamily      37,179,141     680
  12.1    3404396  Bank of America  West Hartford Portfolio - 69 Gillett Street        Multifamily       3,772,589      69
  12.2    3404396  Bank of America  West Hartford Portfolio - 100 Benton Street        Multifamily       3,280,512      60
  12.3    3404396  Bank of America  West Hartford Portfolio - 1 Woodland Street        Multifamily       2,187,008      40
  12.4    3404396  Bank of America  West Hartford Portfolio - 166 Collins Street       Multifamily       2,187,008      40
  12.5    3404396  Bank of America  West Hartford Portfolio - 7 Woodland Street        Multifamily       2,187,008      40
  12.6    3404396  Bank of America  West Hartford Portfolio - 34 Forest Street         Multifamily       2,077,658      38
  12.7    3404396  Bank of America  West Hartford Portfolio - 101 Benton Street        Multifamily       2,022,983      37
  12.8    3404396  Bank of America  West Hartford Portfolio - 44 Forest Street         Multifamily       1,913,632      35
  12.9    3404396  Bank of America  West Hartford Portfolio - 65 Sumner Street         Multifamily       1,804,282      33
 12.10    3404396  Bank of America  West Hartford Portfolio - 48 Forest Street         Multifamily       1,694,931      31
 12.11    3404396  Bank of America  West Hartford Portfolio - 50 Forest Street         Multifamily       1,694,931      31
 12.12    3404396  Bank of America  West Hartford Portfolio - 30 Forest Street         Multifamily       1,640,256      30
 12.13    3404396  Bank of America  West Hartford Portfolio - 503 New Britain Avenue   Multifamily       1,421,555      26
 12.14    3404396  Bank of America  West Hartford Portfolio - 30 Evergreen Avenue      Multifamily       1,366,880      25
 12.15    3404396  Bank of America  West Hartford Portfolio - 212 Laurel Street        Multifamily       1,312,205      24
 12.16    3404396  Bank of America  West Hartford Portfolio - 99 Huntington Street     Multifamily       1,312,205      24
 12.17    3404396  Bank of America  West Hartford Portfolio - 221 Laurel Street        Multifamily       1,093,504      20
 12.18    3404396  Bank of America  West Hartford Portfolio - 9 Fales Street           Multifamily         984,154      18
 12.19    3404396  Bank of America  West Hartford Portfolio - 73 Sumner Street         Multifamily         984,154      18
 12.20    3404396  Bank of America  West Hartford Portfolio - 186 Collins Street       Multifamily         820,128      15
 12.21    3404396  Bank of America  West Hartford Portfolio - 176 Collins Street       Multifamily         710,778      13
 12.22    3404396  Bank of America  West Hartford Portfolio - 140 Hawthorn Street      Multifamily         437,402       8
 12.23    3404396  Bank of America  West Hartford Portfolio - 36 Forest Street         Multifamily         273,376       5
   15     3405433  Bank of America  Blanton Commons                                    Multifamily      29,000,000     276
   21     3406008  Bank of America  Northampton Village I                              Multifamily      25,850,000     301
   29     3405735  Bank of America  2404 Wilshire Lofts                                Multifamily      17,250,000      71
   30     3405163  Bank of America  Alton Woods Apartments                             Multifamily      16,964,934     384
   32     3406011  Bank of America  South Slope                                        Multifamily      15,400,000     230
   37     3402986  Bank of America  Bella Sonoma Apartments II                         Multifamily      13,700,000     140
   50     3402665  Bank of America  DTI- The Heritage Apartments                       Multifamily       9,895,171     599
   55     3405162  Bank of America  Salisbury Green Apartments                         Multifamily       7,983,498     226
   74     3404896  Bank of America  Cliffbrook Condominiums                            Multifamily       4,344,000     128
   79     3405234  Bank of America  Summit Apartments - San Marcos, TX                 Multifamily       3,840,000     112
   81     3407233  Bank of America  Greenbriar Student Housing                         Multifamily       3,746,447     106
   83     3406099  Bank of America  801 Lexington Avenue                               Multifamily       3,230,000      40
   94     3407811  Bank of America  Silver Creek Apartments                            Multifamily       2,573,984     134
   95      22216   Bridger          Vista Del Lago                                     Multifamily       2,237,267     112
---------------------------------------------------------------------------------------------------------------------------
                                    TOTAL MULTIFAMILY LOANS                                           $257,694,442
===========================================================================================================================

                                            STUDIO       1 BEDROOM      2 BEDROOM     3 BEDROOM     4 BEDROOM AND LARGER
                                        --------------------------------------------------------------------------------
                                        # OF     AVG   # OF     AVG   # OF    AVG    # OF    AVG    # OF       AVG
SEQUENCE      UTILITIES TENANT PAYS     UNITS   RENT   UNITS   RENT   UNITS   RENT   UNITS   RENT   UNITS     RENT       ELEVATORS
----------------------------------------------------------------------------------------------------------------------------------

   8             Electric, Water          5    $1,705   35    $1,838   257   $2,398                                         Yes
   12            Electric, Gas                                                                                            Various
  12.1           Electric, Gas           29     566     30      671    10     855                                           Yes
  12.2           Electric, Gas                          44      603    16     809                                           Yes
  12.3           Electric, Gas            3     540     31      713     6     805                                           No
  12.4           Electric, Gas            6     539     28      608     6     814                                           Yes
  12.5           Electric, Gas            9     620     26      658     5     777                                           Yes
  12.6           Electric, Gas           13     576     23      641     2     815                                           No
  12.7           Electric, Gas                          26      597    11     805                                           Yes
  12.8           Electric, Gas            5     557     29      626     1     995                                           Yes
  12.9           Electric, Gas                          29      598     4     783                                           Yes
 12.10           Electric, Gas                          30      647     1     750                                           No
 12.11           Electric, Gas                          30      644     1     825                                           No
 12.12           Electric, Gas            9     594     21      644                                                         No
 12.13           Electric, Gas                          25      648     1     770                                           No
 12.14           Electric, Gas                          25      656                                                         Yes
 12.15           Electric, Gas                          24      559                                                         No
 12.16           Electric, Gas                          24      600                                                         Yes
 12.17           Electric, Gas                          14      645     6     788                                           Yes
 12.18           Electric, Gas            3     560     15      637                                                         Yes
 12.19           Electric, Gas           18     479                                                                         No
 12.20           Electric, Gas                          15      574                                                         No
 12.21           Electric, Gas                          13      617                                                         No
 12.22           Electric, Gas                           7      788     1    1,000                                          No
 12.23           Electric, Gas                           5      712                                                         No
   15                 None                                             48     980     148   $1,410   80      $1,792         No
   21     Electric, Gas, Water, Sewer                   91      662    119    777     91     885                            No
   29      Electric, Gas, Water, Sewer   71    2,327                                                                        Yes
   30     Electric, Gas, Water, Sewer                   118     820    266    924                                           No
   32        Electric, Water, Sewer      10     533     176     648    44     763                                           No
   37        Electric, Water, Sewer                     24      876    84    1,052    32    1,348                           No
   50           Electric, Water                         575     359    14     662     10     749                            No
   55            Electric, Gas           18     584     64      728    144    823                                           No
   74     Electric, Gas, Water, Sewer                   37      531    83     670      8     775                            No
   79               Electric                            72      510    40     651                                           No
   81            Electric, Gas                          38      575    68     615                                           No
   83             Electric, Gas                          2      750     2     940     36    1,026                           Yes
   94               Electric             29     376     65      447    36     598      4     763                            No
   95               Electric                            40      473    72     575                                           No
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                 % OF
           LOAN  LOAN   % OF
SEQUENCE  GROUP  GROUP  POOL
----------------------------

   8        2    25.0%  3.5%
   12       2    14.4%  2.0%
  12.1      2     1.5%  0.2%
  12.2      2     1.3%  0.2%
  12.3      2     0.8%  0.1%
  12.4      2     0.8%  0.1%
  12.5      2     0.8%  0.1%
  12.6      2     0.8%  0.1%
  12.7      2     0.8%  0.1%
  12.8      2     0.7%  0.1%
  12.9      2     0.7%  0.1%
 12.10      2     0.7%  0.1%
 12.11      2     0.7%  0.1%
 12.12      2     0.6%  0.1%
 12.13      2     0.6%  0.1%
 12.14      2     0.5%  0.1%
 12.15      2     0.5%  0.1%
 12.16      2     0.5%  0.1%
 12.17      2     0.4%  0.1%
 12.18      2     0.4%  0.1%
 12.19      2     0.4%  0.1%
 12.20      2     0.3%  0.0%
 12.21      2     0.3%  0.0%
 12.22      2     0.2%  0.0%
 12.23      2     0.1%  0.0%
   15       2    11.3%  1.6%
   21       2    10.0%  1.4%
   29       2     6.7%  0.9%
   30       2     6.6%  0.9%
   32       2     6.0%  0.8%
   37       2     5.3%  0.7%
   50       2     3.8%  0.5%
   55       2     3.1%  0.4%
   74       2     1.7%  0.2%
   79       2     1.5%  0.2%
   81       2     1.5%  0.2%
   83       2     1.3%  0.2%
   94       2     1.0%  0.1%
   95       2     0.9%  0.1%
----------------------------

============================

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                           INITIAL DEPOSIT TO
                                                                                                CAPITAL        INITIAL DEPOSIT TO
           LOAN                                                                                IMPROVEMENT         REPLACEMENT
SEQUENCE  NUMBER   PROPERTY NAME                             ORIGINATOR     PROPERTY TYPE       RESERVES            RESERVES
---------------------------------------------------------------------------------------------------------------------------------

   1      3406454  Collier Center                          Bank of America      Office
   2      3407000  Sawgrass Mills                          Bank of America      Retail
   3      3407568  Arundel Mills                           Bank of America      Retail
   4      3407712  Summit Office Campus                    Bank of America      Office
   5      3406564  Smith Barney Building                   Bank of America      Office
   6      3406741  708 Third Avenue                        Bank of America      Office
   7      3403670  Green Oak Village Place                 Bank of America      Retail
   8      3400666  Visconti                                Bank of America   Multifamily
   9      3408214  Sherman Oaks Marriott                   Bank of America      Hotel
   10     3407789  4000 Wisconsin Avenue                   Bank of America      Office
   11     3404603  Nyberg Woods Shopping Center            Bank of America      Retail
   12     3404396  West Hartford Portfolio                 Bank of America   Multifamily          $496,375           $171,000
   13     3406633  500 Virginia Drive                      Bank of America      Office
   14     3403292  Midway Business Center                  Bank of America    Industrial           13,563
   15     3405433  Blanton Commons                         Bank of America   Multifamily
   16     3405207  Eastern Silverado Center                Bank of America    Mixed Use
   17     3402394  Lake Pleasant Pavilion                  Bank of America      Retail
   18     3406312  CVS Portfolio Louisiana                 Bank of America      Retail
   19     3405982  CVS Portfolio Texas                     Bank of America      Retail
   20     3406313  CVS - Gulfport                          Bank of America      Retail
   21     3406008  Northampton Village I                   Bank of America   Multifamily           35,058
   22     3404906  4055 10th Avenue                        Bank of America      Office
   23     3403431  The Pointe at Bridgeport                Bank of America      Retail
   24     3402195  450 7th Avenue                          Bank of America      Office
   25      59739   Ramona Expressway                       Bank of America      Retail
   26     3406190  Simply Self Storage Portfolio II        Bank of America   Self Storage          6,250
   27     3405620  Cypress I                               Bank of America      Office
   28     3408015  The Sherwood Corporate Center           Bank of America    Industrial           17,531
   29     3405735  2404 Wilshire Lofts                     Bank of America   Multifamily
   30     3405163  Alton Woods Apartments                  Bank of America   Multifamily
   31     3405632  Holiday Inn San Antonio                 Bank of America      Hotel
   32     3406011  South Slope                             Bank of America   Multifamily           59,290
   33     3407193  Beacon Hotel                            Bank of America      Hotel              99,063
   34     3407104  North Benson Center                     Bank of America      Retail                                50,000
   35     3406143  Cincinnati MOB Portfolio                Bank of America      Office
   36     3407315  2 Overhill Road                         Bank of America      Office
   37     3402986  Bella Sonoma Apartments II              Bank of America   Multifamily
   38     3407581  Northbelt Corporate Center              Bank of America      Office
   39     3405205  Richmar Plaza                           Bank of America    Mixed Use
   40     3401602  Sam Moon Retail Center                  Bank of America      Retail
   41     3405991  Stock Building Supply                   Bank of America    Industrial
   42     3404354  Issaquah Highlands Town Center          Bank of America    Mixed Use
   43     3401239  Margarita Crossings                     Bank of America      Retail
   44     3408177  Walgreens - Ft. Collins                 Bank of America      Retail
   45     3407481  Walgreens - Arvada                      Bank of America      Retail
   46     3408175  Walgreens - Niles                       Bank of America      Retail
   47     3408176  Walgreens - Evans                       Bank of America      Retail
   48     3409042  2285 Longport Court                     Bank of America      Other
   49     3406690  Midtown Retail                          Bank of America      Retail
   50     3402665  DTI- The Heritage Apartments            Bank of America   Multifamily
   51      24130   Budget Storage Portfolio I              Bridger           Self Storage          33,075
   52     3407919  Gander Mountain Waukesha                Bank of America      Retail
   53     3407751  Friar's Village Shopping Center         Bank of America      Retail
   54     3408309  Hancock Plaza                           Bank of America      Retail
   55     3405162  Salisbury Green Apartments              Bank of America   Multifamily
   56     3407545  Harwin-Point West                       Bank of America    Industrial           89,035
   57     3409100  Del Paso Retail                         Bank of America      Retail             72,000
   58     3405948  Colonnade at Kings Grant                Bank of America      Retail
   59      25129   Budget Storage Portfolio II             Bridger           Self Storage
   60     3406736  Superior Self Storage                   Bank of America   Self Storage
   61      21902   Monroe Medical Office                   Bridger              Office
   62      24785   Wingate Inn - DFW                       Bridger              Hotel
   63      24017   Goshen Village Shoppes                  Bridger              Retail             1,500
   64      19289   Lockaway Storage - Sunnyvale            Bridger           Self Storage          2,500
   65     3408565  Bridgeport Shopping Center              Bank of America      Retail
   66      23796   Stone Canyon                            Bridger              Retail
   67     3408299  Del Sol Inn                             Bank of America      Hotel
   68     3405720  Rite Aid (Dallas) - Shavertown, PA      Bank of America      Retail
   69      24550   Holiday Inn Express - Humble            Bridger              Hotel              2,500
   70     3408543  Olde Towne Marketplace                  Bank of America      Retail
   71      18885   Pavilion Medical Center-Carolina Beach  Bridger              Office
   72      23368   Big Bend Office                         Bridger              Office
   73     3406286  Rite Aid - East Stroudsburg, PA         Bank of America      Retail
   74     3404896  Cliffbrook Condominiums                 Bank of America   Multifamily           14,313
   75      21261   Broadway Plaza Retail Center            Bridger              Retail             10,085
   76     3409088  Frontier Dental                         Bank of America      Retail
   77     3407946  1247 Ward Avenue                        Bank of America      Office
   78     3407103  Walgreens - Youngstown                  Bank of America      Retail
   79     3405234  Summit Apartments - San Marcos, TX      Bank of America   Multifamily           37,500
   80     3409024  River Place Office                      Bank of America      Office             2,500
   81     3407233  Greenbriar Student Housing              Bank of America   Multifamily           10,125
   82      24152   Best Western-Greenville                 Bridger              Hotel
   83     3406099  801 Lexington Avenue                    Bank of America   Multifamily
   84     3408844  Indianapolis Enterprise Center          Bank of America    Industrial           6,250
   85      21632   University Gateway North                Bridger              Retail
   86     3407968  1010 Executive Center                   Bank of America      Office             10,500
   87     3405857  1093 Broadway                           Bank of America      Other
   88      19364   Circleville Medical Mall                Bridger              Office
   89     3407883  Sovereign Bank Building                 Bank of America    Mixed Use
   90      21114   McMinnville Medical Building            Bridger              Office
   91     3407843  Sunbelt Rentals                         Bank of America    Industrial
   92     3408238  CVS - Federal Hill                      Bank of America      Retail
   93      23549   PostJones Office                        Bridger              Office
   94     3407811  Silver Creek Apartments                 Bank of America   Multifamily
   95      22216   Vista Del Lago                          Bridger           Multifamily           15,500
   96     3407016  A-1 Personal Storage                    Bank of America   Self Storage
   97      22594   1200 Ashland Office                     Bridger              Office
   98     3406360  Airpark - North 77th Street             Bank of America    Industrial
   99      25133   Horsepen Retail Center                  Bridger              Retail             24,688
  100      23213   Kanis Business Park                     Bridger            Industrial
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               $1,059,200          $221,000
=================================================================================================================================

          ANNUAL DEPOSIT TO                                                          ANNUAL DEPOSIT
            REPLACEMENT      INITIAL TAX AND   ONGOING TAX AND   INITIAL DEPOSIT TO        TO
SEQUENCE      RESERVES       INSURANCE ESCROW  INSURANCE ESCROW     TI/LC ESCROW      TI/LC ESCROW
---------------------------------------------------------------------------------------------------

   1                                No                 No
   2                                No                 No
   3                                No                 No
   4           $155,567          Tax Only           Tax Only                             $519,000
   5                                No                 No             $2,707,000
   6            52,067              Yes               Yes             1,000,000
   7                                Yes               Yes             3,392,306
   8            61,776           Tax Only           Tax Only
   9           386,543              Yes               Yes
   10          206,658           Tax Only           Tax Only           375,000           500,000
   11           10,650           Tax Only           Tax Only          2,154,538
   12          190,400           Tax Only           Tax Only
   13           18,350              Yes               Yes                                 75,000
   14           88,811              Yes               Yes              670,000
   15                            Tax Only           Tax Only
   16                            Tax Only           Tax Only
   17           13,027              Yes               Yes             1,760,824
   18                               No                 No
   19                               No                 No
   20                               No                 No
   21           60,200           Tax Only           Tax Only
   22           4,200            Tax Only           Tax Only
   23                               No                 No              489,780
   24                            Tax Only           Tax Only
   25                            Tax Only           Tax Only           290,648
   26           40,548           Tax Only           Tax Only
   27           57,985           Tax Only           Tax Only          1,100,000
   28           47,970           Tax Only           Tax Only
   29           33,725              Yes               Yes
   30                               No                 No
   31          280,800              Yes               Yes
   32           46,000           Tax Only           Tax Only
   33          167,848              Yes               Yes
   34                               Yes               Yes               50,000
   35                               No                 No
   36                               Yes               Yes
   37           22,400              Yes               Yes
   38           28,142              Yes               Yes                                 78,172
   39                            Tax Only           Tax Only           350,000
   40           10,957              Yes               Yes              512,185
   41                               No                 No
   42                               No                 No
   43           2,729            Tax Only           Tax Only           515,501
   44                               No                 No
   45                               No                 No
   46                               No                 No
   47                               No                 No
   48           6,588               Yes               Yes
   49                               No                 No
   50          117,404           Tax Only           Tax Only
   51           16,957              Yes               Yes
   52                               No                 No
   53           15,286              Yes               Yes                                 49,800
   54           14,939              Yes               Yes
   55                               No                 No
   56           33,526           Tax Only           Tax Only           150,000
   57           3,628               Yes               Yes
   58           4,002               Yes               Yes
   59           15,932              Yes               Yes
   60                               Yes               Yes
   61                               No                 No                                210,000
   62                               Yes               Yes
   63                            Tax Only           Tax Only
   64           10,344              Yes               Yes
   65           6,372               Yes               Yes
   66           2,250               Yes               Yes              464,400            14,873
   67           60,126           Tax Only           Tax Only
   68           1,311               No                 No
   69           64,361              Yes               Yes
   70           3,056               Yes               Yes                                 13,000
   71           2,294               Yes               Yes               15,000            35,891
   72           11,233              Yes               Yes              750,000
   73                               No                 No
   74           27,648           Tax Only           Tax Only
   75                            Tax Only           Tax Only            75,000
   76           3,094               Yes               Yes                                 14,400
   77           5,346               Yes               Yes                                 60,000
   78                               No                 No
   79           26,320           Tax Only           Tax Only
   80           5,579            Ins Only             Yes                                 31,200
   81           42,718              Yes               Yes
   82           66,384              Yes               Yes
   83           12,000              Yes               Yes
   84           29,505              Yes               Yes               3,000             36,000
   85                               Yes               Yes
   86           4,543            Tax Only           Tax Only
   87                               No                 No
   88           3,992               Yes               Yes                                 17,304
   89           5,486               Yes               Yes
   90           3,825               Yes               Yes                                 67,296
   91           2,678               Yes               Yes
   92           3,968               Yes               Yes
   93           2,640               Yes               Yes                                 17,904
   94           32,160              Yes               Yes
   95           33,600              Yes               Yes
   96                               Yes               Yes
   97           2,370            Tax Only           Tax Only                              13,321
   98           3,440               Yes               Yes
   99           2,099               Yes               Yes                                 8,404
  100           2,930               Yes               Yes                                 12,396
---------------------------------------------------------------------------------------------------
             $2,699,287                                             $16,825,182        $1,773,961
===================================================================================================

                                 ANNUAL
          INITIAL DEPOSIT TO   DEPOSIT TO
SEQUENCE     OTHER ESCROW     OTHER ESCROW
------------------------------------------

   1
   2
   3
   4          $7,100,000
   5           3,163,000
   6
   7            625,167
   8
   9
   10           358,333
   11          1,382,143
   12           25,000
   13
   14          3,900,000
   15
   16          1,650,000
   17           384,658
   18
   19
   20
   21
   22
   23
   24
   25           100,000
   26
   27
   28
   29
   30
   31          2,839,750
   32
   33           450,000
   34
   35
   36
   37
   38           559,147
   39
   40           137,078
   41
   42
   43
   44
   45
   46
   47
   48
   49
   50
   51           125,000
   52
   53
   54            9,800
   55
   56
   57           283,094
   58
   59            2,000
   60
   61
   62           653,810
   63
   64
   65           264,439
   66           177,900
   67
   68
   69           117,000
   70
   71
   72           50,000
   73
   74
   75           400,000
   76           307,095
   77
   78
   79
   80
   81
   82
   83
   84
   85           25,000
   86
   87           131,250
   88
   89
   90
   91
   92
   93
   94
   95
   96
   97
   98
   99
  100
------------------------------------------
             $25,220,664
==========================================

SEQUENCE   OTHER ESCROW TYPE
-----------------------------------------------------------------------------------------------------------------------------------

   1
   2
   3
   4       New Lease Space ($5,000,000); AT&T Escrow ($2,000,000); Free Rent Escrow ($100,000)
   5       Re-Imaging Capital Expenditure
   6
   7       Co-tenancy Reserve ($425,000); Rental Escrow ($200,167)
   8
   9
   10      Ground Lease Escrow
   11      Rental Escrow
   12      O&M Plan Escrow
   13
   14      Holdback Escrow
   15
   16      TI Allowance
   17      Rental Escrow
   18
   19
   20
   21
   22
   23
   24
   25      Walgreen's Reserve
   26
   27
   28
   29
   30
   31      Renovation Reserve
   32
   33      Renovation Reserve
   34
   35
   36
   37
   38      Rent Bump Reserve ($163,152); SW Energy Estoppel Reserve ($85,000); SW Energy TILC Reserve ($310,995)
   39
   40      Rental Escrow
   41
   42
   43
   44
   45
   46
   47
   48
   49
   50
   51      Environmental Remediation Reserve
   52
   53
   54      Rental Escrow
   55
   56
   57      Rental Escrow
   58
   59      Environmental Remediation Reserve
   60
   61
   62      Property Improvement Plan Closing Deposit
   63
   64
   65      CVS Rent Escrow ($99,814); Huber Escrow ($47,500); Nolt Rambler Escrow ($68,750); Solvent UST and Drain Escrow ($48,375)
   66      Economic Occupancy Holdback Reserve
   67
   68
   69      Property Improvement Plan Closing Deposit
   70
   71
   72      Tax Return Holdback Reserve
   73
   74
   75      Environmental Remediation Reserve
   76      Rental Escrow ($283,345); Asbestos Abatement ($23,750)
   77
   78
   79
   80
   81
   82
   83
   84
   85      Landlord Tenant Improvement Reserve
   86
   87      Rental Escrow
   88
   89
   90
   91
   92
   93
   94
   95
   96
   97
   98
   99
  100
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                 % OF
          LOAN   LOAN   % OF
SEQUENCE  GROUP  GROUP  POOL
----------------------------

   1        1     9.0%  7.8%
   2        1     8.3%  7.1%
   3        1     8.0%  6.9%
   4        1     7.5%  6.5%
   5        1     6.2%  5.4%
   6        1     4.5%  3.9%
   7        1     4.2%  3.6%
   8        2    25.0%  3.5%
   9        1     3.4%  3.0%
   10       1     3.3%  2.9%
   11       1     2.6%  2.2%
   12       2    14.4%  2.0%
   13       1     2.0%  1.7%
   14       1     1.9%  1.6%
   15       2    11.3%  1.6%
   16       1     1.8%  1.5%
   17       1     1.8%  1.5%
   18       1     0.8%  0.7%
   19       1     0.8%  0.6%
   20       1     0.1%  0.1%
   21       2    10.0%  1.4%
   22       1     1.6%  1.4%
   23       1     1.6%  1.3%
   24       1     1.6%  1.3%
   25       1     1.5%  1.3%
   26       1     1.3%  1.2%
   27       1     1.3%  1.1%
   28       1     1.1%  1.0%
   29       2     6.7%  0.9%
   30       2     6.6%  0.9%
   31       1     1.0%  0.9%
   32       2     6.0%  0.8%
   33       1     0.9%  0.8%
   34       1     0.9%  0.8%
   35       1     0.9%  0.8%
   36       1     0.9%  0.8%
   37       2     5.3%  0.7%
   38       1     0.8%  0.7%
   39       1     0.8%  0.7%
   40       1     0.8%  0.7%
   41       1     0.8%  0.7%
   42       1     0.7%  0.6%
   43       1     0.7%  0.6%
   44       1     0.2%  0.2%
   45       1     0.2%  0.2%
   46       1     0.1%  0.1%
   47       1     0.1%  0.1%
   48       1     0.7%  0.6%
   49       1     0.6%  0.5%
   50       2     3.8%  0.5%
   51       1     0.6%  0.5%
   52       1     0.5%  0.5%
   53       1     0.5%  0.5%
   54       1     0.5%  0.5%
   55       2     3.1%  0.4%
   56       1     0.5%  0.4%
   57       1     0.5%  0.4%
   58       1     0.5%  0.4%
   59       1     0.4%  0.4%
   60       1     0.4%  0.4%
   61       1     0.4%  0.4%
   62       1     0.4%  0.4%
   63       1     0.4%  0.3%
   64       1     0.4%  0.3%
   65       1     0.4%  0.3%
   66       1     0.3%  0.3%
   67       1     0.3%  0.3%
   68       1     0.3%  0.3%
   69       1     0.3%  0.3%
   70       1     0.3%  0.2%
   71       1     0.3%  0.2%
   72       1     0.3%  0.2%
   73       1     0.3%  0.2%
   74       2     1.7%  0.2%
   75       1     0.2%  0.2%
   76       1     0.2%  0.2%
   77       1     0.2%  0.2%
   78       1     0.2%  0.2%
   79       2     1.5%  0.2%
   80       1     0.2%  0.2%
   81       2     1.5%  0.2%
   82       1     0.2%  0.2%
   83       2     1.3%  0.2%
   84       1     0.2%  0.2%
   85       1     0.2%  0.2%
   86       1     0.2%  0.2%
   87       1     0.2%  0.2%
   88       1     0.2%  0.2%
   89       1     0.2%  0.2%
   90       1     0.2%  0.2%
   91       1     0.2%  0.1%
   92       1     0.2%  0.1%
   93       1     0.2%  0.1%
   94       2     1.0%  0.1%
   95       2     0.9%  0.1%
   96       1     0.1%  0.1%
   97       1     0.1%  0.1%
   98       1     0.1%  0.1%
   99       1     0.1%  0.1%
  100       1     0.1%  0.1%
----------------------------

============================

                                                                         ANNEX C

                                 COLLIER CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $144,500,000
FIRST PAYMENT DATE:           August 1, 2007
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY PERIOD:         120 months
MATURITY DATE:                July 1, 2017
EXPECTED MATURITY BALANCE:    $144,500,000
BORROWING ENTITY:             Collier Center PT, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout: 12 payments
                              GRTR 1% PPMT or
                              Yield Maintenance:
                              101 payments
                              Open: 7 payments
FUTURE MEZZANINE DEBT:        Yes
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $144,500,000
CUT-OFF DATE LTV:             69.9%
MATURITY DATE LTV:            69.9%
UNDERWRITTEN DSCR:            1.25x
MORTGAGE RATE:                6.245%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business
                              District
LOCATION:                     Phoenix, Arizona
YEAR BUILT/RENOVATED:         2000/NAP
NET RENTABLE SQUARE FEET:     567,163
CUT-OFF BALANCE PER SF:       $255
OCCUPANCY AS OF 06/15/2007:   93.9%
OWNERSHIP INTEREST:           Leasehold
PROPERTY MANAGEMENT:          CB Richard Ellis, Inc.
UNDERWRITTEN NET CASH FLOW:   $11,427,145
APPRAISED VALUE:              $206,800,000
--------------------------------------------------------------------------------

                                       C-1

                                 COLLIER CENTER

                              FINANCIAL INFORMATION

                                   FULL YEAR    FULL YEAR
                                 (12/31/2005)  (12/31/2006)  UNDERWRITTEN
                                 ------------  ------------  --------------
Effective Gross Income ........   $12,547,336   $15,049,006   $17,428,716
Total Expenses ................   $ 5,465,306   $ 5,823,344   $ 5,409,829
Net Operating Income (NOI) ....   $ 7,082,030   $ 9,225,662   $12,018,886
Cash Flow (CF) ................   $ 7,082,030   $ 9,225,662   $11,427,145
DSCR on NOI ...................          0.77x         1.01x         1.31x
DSCR on CF ....................          0.77x         1.01x         1.25x

                              TENANT INFORMATION(1)

                                 RATINGS         TOTAL      % OF               POTENTIAL   % POTENTIAL   LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF    RENT          RENT     EXPIRATION
---------------------------  -----------------  ---------  --------  -------   ----------  -----------  ------------

Bank of America
  Corporation .............       AA/Aa1/AA       173,363      30.6%   $26.46  $4,587,170      30.6%    10/31/2020
Jennings, Strouss &
 Salmon, P.L.C. ...........       Not Rated        74,073      13.1    $27.52   2,038,533      13.6     12/31/2011
Steptoe & Johnson, LLP ....       Not Rated        59,214      10.4    $25.92   1,534,798      10.2     12/31/2011
Brown and Caldwell ........       Not Rated        55,377       9.8    $27.28   1,510,952      10.1     12/31/2014
                                                  -------      ----           ----------      ----
TOTAL .....................                       362,027      63.8%           $9,671,453      64.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                           NO. OF LEASES  EXPIRING   % OF     CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION             EXPIRING       SF    TOTAL SF   TOTAL SF   % OF TOTAL SF   EXPIRING
-------------------------  -------------  --------  --------  ----------  -------------  -----------

2008 ....................         1          5,136     0.9%        5,136          0.9%    $  133,536
2009 ....................         1          9,599     1.7        14,735          2.6%    $  254,374
2010 ....................         7         54,169     9.6        68,904         12.1%    $1,438,299
2011 ....................        10        152,034    26.8       220,938         39.0%    $4,158,624
2012 ....................         2         23,900     4.2       244,838         43.2%    $  698,148
2013 ....................         2         10,333     1.8       255,171         45.0%    $  222,636
2014 ....................         9        100,841    17.8       356,012         62.8%    $2,612,836
2020 ....................         9        173,363    30.6       529,375         93.3%    $4,587,170
Management Office .......        --          1,292     0.2       530,667         93.6%            --
Building Operations .....        --          3,313     0.6       533,980         94.1%            --
Vacant ..................        --         33,183     5.9       567,163        100.0%            --
                                ---        -------   ------
TOTAL ...................        41        567,163   100.0%

(1)  Information obtained from underwritten rent roll.

                                       C-2

                                 COLLIER CENTER

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 63.8% of the net rentable square feet, are:

o    BANK OF AMERICA CORPORATION (NYSE: "BAC") (rated "AA" by Fitch, "Aa1" by
     Moody's and "AA" by S&P) occupies 173,363 square feet (30.6% of square footage, 30.6% of income) under a 20-year lease expiring October 31, 2020 with three 10-year renewal options at 100% of fair market rent. The base rent is currently $26.46 per square foot and increases to $29.25 per square foot on November 1, 2010 and $32.40 per square foot on November 1, 2015.
     Bank of America Corporation, a financial holding company, provides banking and non-banking financial services throughout the world. Bank of America
     Corporation operates through three segments: Global Consumer and Small
     Business Banking; Global Corporate and Investment Banking; and Global
     Wealth and Investment Management. The Global Consumer and Small Business
     Banking segment offers savings accounts, certificate of deposit's, individual retirement accounts, checking accounts, various types of credit cards, merchant services, mortgage products, insurance services, letters of credit and credit and home equity loans. The Global Corporate and
     Investment Banking segment provides bank loans, commitment facilities, real estate lending and leasing and asset-based lending products for banking clients; advisory services, financing and related products for institutional investor clients; debt and equity underwriting, merger-related advisory services; and treasury management, trade finance, foreign exchange, short-term credit facilities and short-term investing options. The Global Wealth and Investment Management segment offers wealth management and retail brokerage services, as well as asset management services. As of September 26, 2007, Bank of America Corporation operated approximately 5,700 retail banking offices and 17,000 automated teller machines. Bank of America Corporation was founded in 1874 and is headquartered in Charlotte, North Carolina. According to the year end financial reports dated December 31, 2006, Bank of America Corporation reported $117.02 billion in total revenues, $21.13 billion in net revenues and $135.3 billion stockholder equity.

o    JENNINGS, STROUSS & SALMON, P.L.C. (not rated) occupies 74,073 square feet
     (13.1% of square footage, 13.6% of income) under a 10-year lease expiring
     December 31, 2011 with two 5-year renewal options at 95% of the then fair market rates. The current rent is $27.52 per square foot and increases to
     $28.77 on January 1, 2008 and $30.02 on January 1, 2010. Founded in 1942,
     Jennings, Strouss & Salmon, P.L.C. is a law firm that specializes in litigation, intellectual property, real estate, finance, utility, technology, e-commerce and biotech law. Jennings, Strouss & Salmon, P.L.C.
     has offices in Phoenix, Arizona, Scottsdale, Arizona, Peoria, Arizona and
     Washington, D.C.

o    STEPTOE & JOHNSON, LLP (not rated) occupies 59,214 square feet (10.4% of square footage, 10.2% of income) under a 11-year lease expiring December
     31, 2011 with one 5-year renewal option at 95% of the then fair market rate. The current rental rate is $25.90 per square foot. Steptoe & Johnson,
     LLP is a law firm that represents clients in tax, government contracts, international trade, intellectual property, antitrust, insurance, transportation, telecommunications, and employment law. Steptoe & Johnson,
     LLP with offices in Washington, D.C., New York, New York, Chicago,
     Illinois, Phoenix, Arizona, Los Angeles, California, Century City,
     California, London, England, and Brussels, Belgium, has more than 450 attorneys and has been practicing for more than 60 years.

o    BROWN AND CALDWELL, INC. (not rated) occupies 55,377 square feet (9.8% of square footage, 10.1% of income) under four 8-year to 13-year leases expiring December 31, 2014 with one 5-year renewal option at 95% of the then fair market rate. The current rental rate is $27.28 per square foot.
     Headquartered in Walnut Creek, California, Brown and Caldwell is a
     full-service environmental engineering and consulting firm with 45 offices and approximately 1,500 professionals across the country. For more than 60 years, Brown and Caldwell has been designing and building water, wastewater and solid waste systems for clients in the paper and pulp, food processing and chemical manufacturing industries. Brown and Caldwell offers watershed and storm-water management services, as well as pipeline engineering and repair services. Brown and Caldwell provides soil and groundwater remediation, underground storage tank management, risk assessment and customized data management systems.

                                       C-3

                                 COLLIER CENTER

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Collier Center Mortgage Loan is a $144.5 million ten-year fixed rate loan secured by a first mortgage on a 24-story multi-tenant office building located in Phoenix, Arizona. The Collier Center Mortgage Loan is
     interest-only for the full loan term, matures on July 1, 2017 and accrues interest at an annual rate of 6.245%.

THE BORROWER:

o    The Collier Center Borrower is Collier Center PT, LLC, a Delaware limited liability company, and a single purpose bankruptcy remote entity with at least two independent directors in which a non-consolidation opinion has been issued by the Collier Center Borrower's legal counsel. Equity ownership in the Collier Center PT, LLC is held by General Electric Pension
     Trust, a New York common law trust, whose investment manager is GE Asset
     Management Incorporated (100%) which is a wholly owned subsidiary of
     General Electric Company (NYSE "GE") (not rated by Fitch, "Aaa" by Moody's and "AAA" by S&P).

o    The General Electric Pension Trust, a trust organized under New York State laws, has $38 billion in assets and $2.3 billion invested in commercial real estate. Their advisor is GE Asset Management Incorporated, a wholly owned subsidiary of the General Electric Power Company. GE Asset Management
     Incorporated currently manages investment funds in excess of $198 billion.
     GE Asset Management Incorporated and affiliated entities have been managing investments for General Electric's employee pension and benefit plans since the 1920's.

THE PROPERTY:

o    The Collier Center Mortgaged Property consists of a leasehold interest in a
     24-story office tower that is located in the central business district of
     Phoenix, Arizona. The improvements, constructed in 2000, contain a total of
     567,163 square feet (54,897 square feet of which is retail) and are situated on 3.80 acres.

o    The Collier Center Mortgaged Property features 14 passenger elevators, two escalators and satellite TV pre-wired conference rooms with video conferencing. Security includes 24-hour camera surveillance, automated entry door controls with card readers and manned security posts. Parking consists of 1,489 spaces located in a three-level subterranean parking garage.

o    The Collier Center Mortgaged Property is located in the Phoenix central business district, offering tenants immediate access to City Hall, the
     Federal Building, Phoenix's Superior Court, Symphony Hall, US Airways
     Center (Phoenix Suns -- National Basketball Association) and Chase Field
     (Arizona Diamondbacks -- Major League Baseball). The Phoenix central business district contains approximately 6 million square feet of office space. The Collier Center Mortgaged Property neighborhood is accessible by the light rail system (Valley Metro Rail opening in 2008), with station platforms adjacent to the Collier Center Mortgaged Property. The Papago
     (10) Freeway is located 1.3 miles north and 2.2 miles to the east and the
     Black Canyon (17) Freeway is located 1.7 miles south and 2.4 miles to the west.

o    The Collier Center Borrower is required by the related loan documents to obtain insurance against perils and acts of terrorism; provided that the
     Collier Center Borrower is only required to purchase (a) such insurance if it is commercially available and (b) as much terrorism insurance as may be obtained at a cost not to exceed $244,000 per year.

PROPERTY MANAGEMENT:

o    CB Richard Ellis Group, Inc. manages The Collier Center Mortgaged Property.
     CB Richard Ellis Group, Inc. is the world's largest commercial real estate services company with operations in nearly 50 countries. Through subsidiaries Trammell Crow and Insignia Financial (whose acquisition made
     CB Richard Ellis Group, Inc. the largest commercial-property manager in the world), CB Richard Ellis Group, Inc. oversees real estate management, investment, property development and related operations for top corporations. CB Richard Ellis Group, Inc. manages more than 1.7 billion square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                       C-4

                                 COLLIER CENTER

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Collier Center Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Collier Center
     Mortgage Loan, must result in a loan-to-value ratio less than or equal to
     75% and a debt service coverage ratio greater than or equal to 1.25x; and
     (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Collier Center Mortgage Loan.

                                       C-5

                                 SAWGRASS MILLS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL NOTE A-5 PRINCIPAL
   BALANCE(1):                       $132,647,059
FIRST PAYMENT DATE:                  August 1, 2007
TERM/AMORTIZATION:                   84/0 months
MATURITY DATE:                       July 1, 2014
EXPECTED MATURITY BALANCE:           $132,647,059
BORROWING ENTITIES:                  Sawgrass Mills Phase II
                                     Limited Partnership;
                                     Sawgrass Mills Phase III
                                     Limited Partnership;
                                     Sawgrass Mills Phase IV,
                                     L.L.C.; Sunrise Mills (MLP)
                                     Limited Partnership
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     77 payments
                                     Open: 7 payments
PARI PASSU DEBT:                     $687,352,941 senior pari
                                     passu Notes
SUBORDINATE DEBT:                    $30,000,000 in subordinate notes
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  The $850,000,000 Sawgrass Mills Whole Loan has been split into multiple senior pari passu notes with an aggregate Cut-off Date balance of
     $820,000,000, $132,647,059 of which will be included in the trust (Note
     A-5), and multiple subordinate notes with an aggregate Cut-off Date Balance of $30,000,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $850,000,000
NOTE A-5 CUT-OFF DATE BALANCE:       $132,647,059
OTHER SENIOR PARI PASSU NOTES
   CUT-OFF DATE BALANCE:             $687,352,941
SUBORDINATED NOTES CUT-OFF DATE
   BALANCE:                          $30,000,000
CUT-OFF DATE LTV(1):                 80.0%
MATURITY DATE LTV(1):                80.0%
UNDERWRITTEN DSCR(1):                1.20x
MORTGAGE RATE:                       5.820%
--------------------------------------------------------------------------------

(1)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Sunrise, Florida
YEAR BUILT/RENOVATED:                1990/2006
NET RENTABLE SQUARE FEET:            1,985,319(1)
CUT-OFF BALANCE PER SF:              $413(2)
OCCUPANCY AS OF 06/21/2007:          98.6%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Simon Management
                                     Associates II, LLC
UNDERWRITTEN NET CASH FLOW:          $57,968,003
APPRAISED VALUE:                     $1,025,000,000
--------------------------------------------------------------------------------

(1)  Total square footage of the mall is 2,267,093, of which 1,985,319 serves as collateral for the Sawgrass Mills Whole Loan.

(2)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

                                       C-6

                                 SAWGRASS MILLS

                             FINANCIAL INFORMATION

                                        FULL YEAR    FULL YEAR
                                      (12/31/2005)  (12/31/2006)  UNDERWRITTEN
                                      ------------  ------------  ------------
Effective Gross Income .............  $70,012,427   $76,438,107   $87,617,479
Total Expenses .....................  $27,423,239   $31,464,494   $28,145,597
Net Operating Income (NOI) .........  $42,589,188   $44,973,613   $59,471,882
Cash Flow (CF) .....................  $42,589,188   $44,973,613   $57,968,003
DSCR on NOI(1) .....................         0.88x         0.93x         1.23x
DSCR on CF(1) ......................         0.88x         0.93x         1.20x

(1)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

                             TENANT INFORMATION(1)

                                      RATINGS           TOTAL         % OF
TOP TENANTS                      FITCH/MOODY'S/S&P  TENANT SF(2)  TOTAL SF(2)
-------------------------------  -----------------  ------------  -----------

Wannado .......................      Not Rated         113,567        5.0%
Burlington Coat Factory .......      CCC+/B3/B         111,324        4.9
JC Penney .....................    BBB/Baa3/BBB-       103,487        4.6
Regal Cinemas .................     B-/ B2/ BB-         89,591        4.0
                                                       -------       ----
TOTAL .........................                        417,969       18.4%

                                            POTENTIAL  % POTENTIAL                 LEASE
TOP TENANTS                      RENT PSF     RENT         RENT     SALES PSF   EXPIRATION
-------------------------------  --------  ----------  -----------  ---------   ----------

 Wannado ......................   $15.80   $1,794,359      3.7%     $     51    05/31/2024
 Burlington Coat Factory ......   $ 6.00      667,944      1.4      $    269    12/31/2008
 JC Penney ....................   $ 5.90      610,573      1.3      $    164    06/30/2009
 Regal Cinemas ................   $15.47    1,385,973      2.9      $369,957(3) 05/31/2009
                                           ----------      ---
 TOTAL ........................            $4,458,849      9.2%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Based on total mall square feet.

(3)  Represents per screen sales of the 23-screen movie theater.

                           LEASE ROLLOVER SCHEDULE(1)

                        NO. OF LEASES   EXPIRING    % OF    CUMULATIVE    CUMULATIVE    BASE RENT
YEAR OF EXPIRATION         EXPIRING        SF     TOTAL SF   TOTAL SF   % OF TOTAL SF   EXPIRING
----------------------  -------------  ---------  --------  ----------  -------------  ----------

MTM .................         34          44,332     2.0%       44,332        2.0%     $1,674,663
2007 ................          6           6,809     0.3        51,141        2.3%     $  615,738
2008 ................         29         246,953    10.9       298,094       13.1%     $4,555,458
2009 ................         34         410,652    18.1       708,746       31.3%     $6,734,100
2010 ................         38         313,440    13.8     1,022,186       45.1%     $6,284,116
2011 ................         44         217,588     9.6     1,239,774       54.7%     $5,720,997
2012 ................         29          62,820     2.8     1,302,594       57.5%     $2,764,418
2013 ................         20          82,884     3.7     1,385,478       61.1%     $2,769,613
2014 ................         16          27,287     1.2     1,412,765       62.3%     $1,256,719
2015 ................          8          33,353     1.5     1,446,118       63.8%     $1,142,920
2016 ................         38         201,035     8.9     1,647,153       72.7%     $5,370,201
2017 ................         37         129,731     5.7     1,776,884       78.4%     $5,001,969
After 2017 ..........         42         457,811    20.2     2,234,695       98.6%     $3,490,321
Vacant ..............         --          32,398     1.4     2,267,093      100.0%             --
                             ---       ---------   -----
TOTAL ...............        375       2,267,093   100.0%

(1)   Information obtained from underwritten rent roll.

(2)   1,985,319 square feet of the 2,267,093 property square feet represents the collateral.

                                      C-7

                                 SAWGRASS MILLS

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 18.4% of the net rentable square feet of the total mall area, are:

o    WANNADO (not rated) occupies 113,567 square feet (5.0% of square footage,
     3.7% of rental income) under a 20-year lease expiring on May 31, 2024. The lease provides for a current rental rate per square foot of $15.80 that increases to $17.44 in lease year six, $19.76 in lease year 11, and $21.26 in lease year 16. There are four 5-year renewal options at $24.45, $28.12,
     $32.33, and $37.18 during the four lease renewal periods, respectively.
     Wannado is also required to pay percentage rent equal to 2.5% of the sales exceeding $20,000,000 and 3.5% of the sales exceeding $25,000,000 with increasing breakpoints every five lease years during the initial lease term and during the four renewal periods. Wannado operates theme parks focusing on role-playing live entertainment for children. Wannado is owned by CIE
     Theme Parks, a division within Corporacion Interamericana de
     Entretenimiento, S.A. de C.V. (CIE) that was founded in 1990. CIE Theme
     Parks owns ten theme parks located in the United States and Latin America, and is considered one of the world's largest amusement park operators.

o    BURLINGTON COAT FACTORY (rated "CCC+" by Fitch, "B3" by Moody's and "B" by
     S&P) occupies 111,324 square feet (4.9% of square footage, 1.4% of rental income) under a 5-year lease renewal period expiring on December 31, 2008.
     The lease provides for a current rental rate per square foot of $6.00 and is constant during the remaining lease extension period. There are three
     5-year renewal options remaining to renew the lease with the rental rate per square foot increasing to $6.25, $6.50 and $6.75, respectively.
     Burlington Coat Factory is also required to pay percentage rent equal to
     1.5% of the sales exceeding $33,397,200. Burlington Coat Factory sells a large assortment of designer and name-brand merchandise at 10% up to 60%
     less than other department stores, including coats, clothing, shoes, linens, home decor and baby items. As of November, 2007, Burlington Coat
     Factory operates 394 stores located in 44 states. For the fiscal year ended
     June 2007, net sales from continuing operations were $3.4 billion.

o    JC PENNEY (NYSE: "JCP") (rated "BBB" by Fitch, "Baa3" by Moody's and "BBB-"
     by S&P) occupies 103,487 square feet (4.6% of square footage, 1.3% of rental income) under a 15-year lease expiring on June 30, 2009. The lease provides for a current rental rate per square foot of $5.90 and is constant during the remaining lease term. There are four 5-year options to renew the lease with the rental rate per square foot increasing to $6.40 during the four lease renewal periods. JC Penney is also required to pay percentage rent equal to 1.0% of the sales exceeding $33,000,000. JC Penney sells family apparel, jewelry, shoes, accessories and home furnishings and operates 1,067 department stores located in the United States and Puerto
     Rico. As of the fiscal year ended February 3, 2007, JC Penney reported revenue of approximately $19.9 billion, net income of $1.2 billion and stockholder equity of $4.3 billion.

o    REGAL CINEMAS (NYSE: "RGC") (rated "B-" by Fitch, "B2" by Moody's and "BB-"
     by S&P) occupies 89,591 square feet (23 screens, 4.0% of square footage,
     2.9% of rental income) under a 17-year lease expiring on May 31, 2009. The lease provides for a current rental rate per square foot of $15.47 and is constant during the remaining lease term. There are three 5-year options to renew the lease with the rental rate per square foot increasing by approximately 4% during each lease renewal period. Regal Cinemas is also required to pay percentage rent equal to 10.0% of the sales exceeding
     $13,914,479 ($600,000 per screen). Regal Entertainment Group operates 6,403 screens in 539 theaters located in 39 states and the District of Columbia under the Regal Cinemas, United Artists and Edwards brand names. As of the fiscal year ended December 28, 2006, Regal Entertainment Group reported revenue of approximately $2.6 billion and net income of $86.3 million.

                                       C-8

                                 SAWGRASS MILLS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Sawgrass Mills Whole Loan is an $850.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall containing
     2,267,093 square feet, of which 1,985,319 square feet serves as collateral, located in Sunrise, Broward County, Florida. The Sawgrass Mills Whole Loan
     is part of a split loan structure evidenced by multiple senior pari passu notes with an aggregate Cut-off Date balance of $820.0 million and multiple subordinate notes with an aggregate Cut-off Date balance of $30.0 million.
     One of the senior pari passu notes is included in the Trust Fund and the remaining senior notes with an aggregate Cut-off Date balance of
     $687,352,941 are expected to be, and in some cases have been, securitized in unrelated transactions. The Sawgrass Mills Split Mortgage Loan is interest only for the entire loan term, matures on July 1, 2014 and accrues interest at an annual rate of 5.820%.

THE BORROWER:

o    The Sawgrass Mills Borrowers are Sunrise Mills (MLP) Limited Partnership, a
     District of Columbia limited partnership ("Phase I Borrower"), Sawgrass
     Mills Phase II Limited Partnership, a Delaware limited partnership ("Phase
     II Borrower"), Sawgrass Mills Phase III Limited Partnership, a Delaware
     limited partnership ("Phase III Borrower") and Sawgrass Mills Phase IV,
     L.L.C., a Delaware limited liability company ("Ground Lessee"), all of which are single purpose bankruptcy remote entities with at least two independent directors for which the Sawgrass Mills Borrowers' legal counsel has delivered a non-consolidation opinion, jointly and severally, individually and collectively, the Sawgrass Mills Borrower. Equity ownership of all of the Sawgrass Mills Borrowers is eventually held by The
     Mills Limited Partnership, a Delaware limited partnership.

o    The sponsor of the Sawgrass Mills Whole Loan is SPG-FCM Ventures, LLC, a
     joint venture between Simon Property Group and Farallon Capital Management.
     SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately $8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 45 million square feet located in the United States and included the Sawgrass Mills Whole Loan Mortgaged Property.

o    Simon Property Group (not rated by Fitch or Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the
     United States and Puerto Rico. In addition, Simon Property Group has international holdings located in France, Italy, Poland, Portugal, Japan,
     Mexico and Canada. As of the fiscal year ended December 31, 2006, Simon
     Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

o    Farallon Capital Management, founded in 1986 and headquartered in San
     Francisco, California manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management invests in public and private debt and equity securities, direct investments in private companies and real estate.

THE PROPERTY:

o    The Sawgrass Mills Mortgaged Property consists of a fee simple interest in a super regional mall built in 1990 and expanded in 1995, 1998, 1999 and
     2006. The one-story improvements situated on 440.0 acres contain a total of
     2,267,093 square feet, of which 1,985,319 square feet serves as collateral.

                                       C-9

                                 SAWGRASS MILLS

o    The Sawgrass Mills Mortgaged Property's anchor tenants (tenants leasing more than 40,000 square feet) include Wannado, Burlington Coat Factory, JC
     Penney, Regal Cinemas, Bed Bath & Beyond, Brandsmart, Marshalls, The Sports
     Authority, Saks and Neiman Marcus, which together occupy 39.4% of the total square feet and contribute 16.4% of the gross potential rental income. The major tenants (tenants leasing more than 20,000 square feet) are TJ Maxx,
     The Gap, Nordstrom Rack, Nike, Bealls, Ron Jon Surf Shop, Books A Million,
     Off Broadway Shoes, Rainforest Cafe, Spec's Music and Gameworks, which together occupy 13.4% of the total square feet and contribute 9.3% of the gross potential rental income. The Sawgrass Mills Mortgaged Property is currently occupied by more than 300 tenants ranging in size from 144
     (kiosk) to 113,567 square feet. The Sawgrass Mills Mortgaged Property is shadow anchored by Super Target, Outlet Marketplace and American Signature
     Furniture, all of which are separately owned and are not part of the collateral. Including 281,774 square feet of non-collateral anchor tenant space, the Sawgrass Mills Mortgaged Property contains a total of 2,267,093 square feet. There are 12,000 surface parking spaces for the mall, resulting in a parking ratio of 5.3 spaces per 1,000 square feet including the non-collateral space.

o    The Sawgrass Mills Mortgaged Property is located in Sunrise, Florida, approximately 30 miles north of Miami and ten miles west of Fort Lauderdale near the intersection of I-75, I-595 and the Sawgrass Expressway in western
     Broward County. Demographics for the twenty-mile primary trade area of the
     Sawgrass Mills Mortgaged Property include a population of 2,579,487 in
     983,937 households and an average household income of $65,432.

o    In-line comparable stores sales of tenants occupying less than 10,000 square feet as of December 31, 2006 were $584.86 per square foot. As of
     December 31, 2005 sales were $562.68 per square foot.

o    The Sawgrass Mills Borrower is generally required at its sole cost and expense to keep the Sawgrass Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Sawgrass Mills Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Sawgrass Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as
     Simon Property Group retains a majority interest in the Sawgrass Mills
     Borrower and $100,000 if Simon Property Group does not.

PROPERTY MANAGEMENT:

o    The Sawgrass Mills Mortgaged Property is managed by Simon Management
     Associates II, LLC, an affiliate of the borrower.

CURRENT PARI PASSU SENIOR NOTES, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The combined Sawgrass Mills Note A-5 represents a 16.2% pari passu interest in the $820,000,000 senior portion of the Sawgrass Mills Whole Loan combined senior pari passu notes. The pari passu interest in the Sawgrass
     Mills Whole Loan is governed by an agreement among noteholders, and will be serviced pursuant to the pooling and servicing agreement relating to the
     J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12
     transaction.

o    $30,000,000 in aggregate Cut-off Date balance subordinate notes all held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

     The Sawgrass Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders; and (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Sawgrass Mills Mortgage Loan, must result in a loan-to-value ratio less than or equal to 85% and a debt service coverage ratio greater than or equal to 1.05x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, than the Sawgrass Mills
     Borrower may still incur mezzanine financing if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Sawgrass Mills Whole Loan.

                                      C-10

                                  ARUNDEL MILLS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL NOTE A-2 PRINCIPAL
   BALANCE(1):                       $128,333,333
FIRST PAYMENT DATE:                  September 1, 2007
TERM/AMORTIZATION:                   84/360 months
INTEREST ONLY PERIOD:                36 months
MATURITY DATE:                       August 1, 2014
EXPECTED MATURITY BALANCE:           $122,230,454
BORROWING ENTITY:                    Arundel Finance, L.L.C.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     77 payments
                                     Open: 7 payments
PARI PASSU DEBT:                     Note A-1 -- $128,333,334
                                     Note A-3 -- $128,333,333
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  The $385,000,000 Arundel Mills Pari Passu Whole Loan has been split into three pari passu notes: the $128,333,334 Note A-1 (not included in the
     Trust Fund) and the $128,333,333 Note A-2 (included in the Trust Fund) and the $128,333,333 Note A-3 (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $385,000,000
NOTE A-1 CUT-OFF DATE BALANCE        $128,333,334
NOTE A-2 CUT-OFF DATE BALANCE        $128,333,333
NOTE A-3 CUT-OFF DATE BALANCE:       $128,333,333
CUT-OFF DATE LTV(1):                 70.0%
MATURITY DATE LTV(2):                66.7%
UNDERWRITTEN DSCR(1):                1.08x
MORTGAGE RATE:                       6.140%
--------------------------------------------------------------------------------

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

(2)  Calculated based on the Whole Loan Maturity Date Balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Hanover, Maryland
YEAR BUILT/RENOVATED:                2000/2006
NET RENTABLE SQUARE FEET:            1,289,907
CUT-OFF BALANCE PER SF:              $298
OCCUPANCY AS OF 07/01/2007:          99.0%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Simon Management
                                     Associates II, LLC
UNDERWRITTEN NET CASH FLOW:          $30,444,640
APPRAISED VALUE:                     $550,000,000
--------------------------------------------------------------------------------

                                      C-11

                                  ARUNDEL MILLS

                              FINANCIAL INFORMATION

                                         FULL YEAR       FULL YEAR
                                        (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                        ------------   ------------   ------------

Effective Gross Income ..............   $39,410,767     $40,718,599    $46,858,654
Total Expenses ......................   $11,171,111     $10,205,967    $15,385,604
Net Operating Income (NOI) ..........   $28,239,656     $30,512,632    $31,473,050
Cash Flow (CF) ......................   $28,239,656     $30,512,632    $30,444,640
DSCR on NOI(1) ......................          1.00x           1.09x          1.12x
DSCR on CF(1) .......................          1.00x           1.09x          1.08x

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

                              TENANT INFORMATION(1)

                                   RATINGS         TOTAL      % OF               POTENTIAL  % POTENTIAL    SALES        LEASE
TOP TENANTS                   FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT        RENT       PSF(2)     EXPIRATION
----------------------------  -----------------  ---------  --------  --------  ----------  -----------  --------    ----------

Bass Pro Outdoor World .....      Not Rated       127,672      9.9%    $ 8.32   $1,062,640       3.8%    $    406    10/03/2016
Muvico Theaters ............      Not Rated       107,190      8.3     $31.00    3,322,890      11.9     $966,750(3) 12/31/2020
Burlington Coat Factory ....      CCC+/B3/B        81,282      6.3     $ 5.25      426,731       1.5     $    212    01/31/2011
Medieval Times Dinner &
 Tournament ................      Not Rated        66,244      5.1     $ 4.67      309,359       1.1     $    185    08/31/2023
Dave & Busters .............       NR/B3/B-        63,631      4.9     $23.00    1,463,513       5.2     $    206    11/16/2010
                                                  -------     ----              ----------      ----
TOTAL ......................                      446,019     34.6%             $6,585,133      23.6%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Sales are as of year end 2006.

(3)  Represents sales per screen for the 24-screen movie theater.

                           LEASE ROLLOVER SCHEDULE(1)

                        NO. OF LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION         EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
---------------------   -------------   ---------   --------   ----------   -------------   ----------

2007(2) .............          9           15,138       1.2%       15,138         1.2%      $  631,001
2008 ................         12           36,578       2.8        51,716         4.0%      $  992,404
2009 ................          8           14,925       1.2        66,641         5.2%      $  588,073
2010 ................         57          326,577      25.3       393,218        30.5%      $8,186,598
2011 ................         32          240,034      18.6       633,252        49.1%      $4,651,016
2012 ................          6           50,478       3.9       683,730        53.0%      $1,657,222
2013 ................          6           45,150       3.5       728,880        56.5%      $1,163,581
2014 ................         11           49,432       3.8       778,312        60.3%      $1,254,492
2015 ................          5           18,595       1.4       796,907        61.8%      $  564,262
2016 ................          9          210,261      16.3     1,007,168        78.1%      $2,359,880
2017 ................          4           57,488       4.5     1,064,656        82.5%      $1,308,884
After 2017 ..........          5          213,897      16.6     1,278,553        99.1%      $4,216,807
Vacant ..............         --           11,354       0.9     1,289,907       100.0%              --
                             ---        ---------     -----
TOTAL ...............        164        1,289,907     100.0%

(1)  Information obtained from underwritten rent roll.

(2)  Includes month-to-month leases.

                                      C-12

                                  ARUNDEL MILLS

                         SUMMARY OF SIGNIFICANT TENANTS

The five largest tenants, representing 34.6% of the net rentable square feet, are:

o    BASS PRO OUTLET WORLD (not rated) occupies 127,672 square feet (9.9% of square footage, 3.8% of rental income) under a 15-year lease expiring on
     October 3, 2016. The lease provides for a rental rate on a percentage rent basis equal to 2.0% of sales up to $85,000,000 and 1.5% over $85,000,000.
     The annual rent paid in 2006 equates to a rental rate per square foot of
     $8.32. There are seven 5-year options to renew the lease. Bass Pro sells a wide variety of outdoor sporting and recreational equipment and operates 40 stores located in the United States and Canada.

o    MUVICO THEATERS (not rated) occupies 107,190 square feet (24 screens, 8.3%
     of square footage, 11.9% of rental income) under a 20-year lease expiring on December 31, 2020. The lease provides for a rental rate of $31.00 per square foot and increases to $32.00 in lease year 11 and $33.00 in lease year 16. There are four 5-year options to renew the lease with the rental rate per square foot increasing to $34.00, $35.00, $36.00 and $37.00 during the four lease renewal periods, respectively. Muvico Theaters is also required to pay percentage rent equal to 8.0% of the sales exceeding
     $38,750,000 ($1,615,000 per screen) at present, with increasing breakpoints every five years. Including the four renewal periods. Muvico Theaters operates 14 theaters located in Florida, Illinois, Maryland and Tennessee.

o    BURLINGTON COAT FACTORY (rated "CCC+" by Fitch, "B3" by Moody's and "B" by
     S&P) occupies 81,282 square feet (6.3% of square footage, 1.5% of rental income) under a ten-year lease expiring on January 31, 2011. The lease provides for a rental rate of $5.25 per square foot that is constant during the remaining lease term. There are four 5-year options to renew the lease with the rental rate per square foot increasing by $0.25 each renewal period. Burlington Coat Factory is also required to pay percentage rent equal to 1.5% of the sales exceeding $15,240,375. Burlington Coat Factory sells a large assortment of designer and name-brand merchandise at 10% to
     60% less than other department stores, including coats, clothing, shoes, linens, home decor and baby items. As of June 2007 Burlington Coat Factory operates 394 stores located in 44 states. For the fiscal year ended June
     2007, net sales from continuing operations were $3.4 billion.

o    MEDIEVAL TIMES DINNER & TOURNAMENT (not rated) occupies 66,244 square feet
     (5.1% of square footage, 1.1% of rental income) under a 20-year lease expiring on August 31, 2023. The lease provides for a rental rate of $4.67 per square foot and increases by approximately 6.0% every two lease years.
     There are three ten-year options to renew the lease with the rental rate per square foot increasing by approximately six percent every two lease years. Medieval Times Dinner & Tournament is also required to pay percentage rent equal to 2.5% of the sales exceeding $14,068,864, with increasing breakpoints every two lease years during the three lease renewal periods. Medieval Times Dinner & Tournament is a dinner theater providing an authentic display of classic equestrian skills astride Andalusian horses, medieval pageantry while serving food and beverages. Founded in
     1973, Medieval Times Dinner & Tournament now operates 11 dinner theaters located in Spain, Canada, Florida, California, New Jersey, Illinois, Texas,
     South Carolina, Maryland and Georgia.

o    DAVE & BUSTERS (not rated by Fitch, rated "B3" by Moody's and "B-" by S&P)
     occupies 63,631 square feet (4.9% of square footage, 5.2% of rental income)
     under a ten-year lease expiring on November 16, 2010. The lease provides for a rental rate of $23.00 per square foot that is constant during the remaining initial lease term. There are two 5-year options to renew the lease with the rental rate per square foot increasing to $24.00 during the second lease renewal period. Dave & Buster's is also required to pay percentage rent equal to 6.0% of the sales exceeding $17,000,000. Dave &
     Buster's operates 50 large-venue, high-volume, restaurant/entertainment complexes located throughout the United States. Each Dave & Buster's offers food and beverage items, combined with an extensive array of interactive entertainment attractions, such as pocket billiards, shuffleboard, state-of the-art simulators, virtual reality and traditional carnival-style amusements and games of skill. Dave & Buster's emphasizes guest service in an upscale atmosphere to create ideal playing conditions. As of the fiscal year ended February 4, 2007, Dave & Buster's reported revenue of approximately $510.2 million and stockholder equity of $96.7 million.

                                      C-13

                                  ARUNDEL MILLS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Arundel Mills Pari Passu Whole Loan is a $385.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall containing 1,289,907 square feet located in Hanover, Anne Arundel County,
     Maryland. The Arundel Mills Mortgage Loan is structured as an "Indemnity
     Deed of Trust", which is specific to the State of Maryland, whereby the owner of the Arundel Mills Borrower owns the Arundel Mills Mortgaged
     Property and therefore the owner executed the related loan agreement and security agreement. The Arundel Mills Pari Passu Loan is part of a split loan structure evidenced by three pari passu notes referred to as the
     Arundel Mills Pari Passu Note A-2 (which is included in the Trust Fund), the Arundel Mills Pari Passu Note A-1 (which is not included in the Trust
     Fund), and the Arundel Mills Pari Passu Note A-3 (which is not included in the Trust Fund). The Arundel Mills Pari Passu Mortgage Loan is interest only for the first three years of the loan term, matures on August 1, 2014 and accrues interest at an annual rate of 6.140%.

THE BORROWER:

o    The Arundel Mills Borrower is Arundel Finance, L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which the Arundel Mills Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
     100% by Arundel Mills Limited Partnership, a Delaware limited partnership, as the Sole Member, Manager and Guarantor of the Arundel Mills Borrower.
     Equity ownership of the Arundel Mills Borrower is eventually held by The
     Mills Limited Partnership, a Delaware limited partnership, and Kan Am USA
     Tier II Limited Partnership, a Delaware limited partnership.

o    The sponsor of the Arundel Mills Loan is SPG-FCM Ventures, LLC, a joint venture between Simon Property Group and Farallon Capital Management.
     SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately $8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 47 million square feet located in the United States and included the Arundel Mills Mortgaged Property.

o    Simon Property Group (not rated by Fitch and Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. The Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the
     United States and Puerto Rico. In addition, Simon Property Group has international holdings located in France, Italy, Poland, Portugal, Japan,
     Mexico and Canada. As of the fiscal year ended December 31, 2006, Simon
     Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

o    Farallon Capital Management L.L.C., founded in 1986 and headquartered in
     San Francisco, manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management L.L.C. invests in public and private debt and equity securities, direct investments in private companies and real estate.

THE PROPERTY:

o    The Arundel Mills Mortgaged Property consists of a fee simple interest in a regional mall built in 2000. The collateral improvements consist of the enclosed mall and two outparcel buildings. The one-story improvements contain a total of 1,289,907 gross leasable square feet and are situated on
     148.12 acres.

o    The Arundel Mills Mortgaged Property is currently occupied by 17 anchor tenants ranging in size from 20,296 to 127,672 square feet and 147 mall tenants ranging in size from 567 (kiosk) to 11,815 square feet. The anchor tenants are Bass Pro Outdoor World, Muvico Theaters, Burlington Coat
     Factory, Medieval Times Dinner & Tournament, Dave & Buster's, Best Buy, TJ
     Maxx, Bed Bath & Beyond, Modell's Sporting Goods, Off 5th, Old Navy, Last
     Call Neiman Marcus, FYE, Off Broadway Shoes, Books-A-Million, Children's
     Place and H&M, which together occupy 60.2% of the total square feet and contribute 43.0% of the gross potential rental income. In-line shop space leasing over 10,000 square feet includes Gap Outlet, Liz Claiborne, Levis
     Outlet and Foodbrand. Together, the in-line tenants and tenants leasing over 10,000 square feet occupy 38.9% of the total square feet and contribute 55.7% of the gross potential rental income. There are 6,271 surface parking spaces, resulting in a parking ratio of 4.86 spaces per
     1,000 square feet.

o    The Arundel Mills Mortgaged Property is located approximately 25 miles northeast of the District of Columbia and nine miles southwest of
     Baltimore, Maryland. I-95, the major north/south arterial connecting the
     District of Columbia and Baltimore, is located approximately 2.5 miles west of the Arundel Mills Mortgaged Property. State Highway 100, which provides major east/west access, is located directly north of the Arundel Mills
     Mortgaged Property. Demographics for the five-mile primary trade area of the Arundel Mills Mortgaged Property include a population of 116,345 in
     38,679 households. Average household income with the primary trade area is
     $85,948.

o    In-line store sales as of December 31, 2006 were $376 per square foot.

                                      C-14

                                  ARUNDEL MILLS

o    The Arundel Mills Borrower is generally required at its sole cost and expense to keep the Arundel Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Arundel Mills Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Arundel Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as
     Simon Property Group, L.P. retains a majority interest in the borrower and
     $250,000 if Simon Property Group, L.P. does not.

PROPERTY MANAGEMENT:

o    The Arundel Mills Mortgaged Property is managed by Simon Management
     Associates II, LLC, a borrower related entity.

CURRENT MEZZANINE, PARI PASSU OR SUBORDINATE INDEBTEDNESS:

o    $128,333,334 Note A-1 and $128,333,333 Note A-3, each held outside of the
     Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Arundel Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
     Arundel Mills Mortgage Loan, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to
     1.20x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, then the Arundel Mills
     Borrower may still incur mezzanine financing, if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Arundel Mills Mortgage Loan.

                                      C-15

                              SUMMIT OFFICE CAMPUS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $120,000,000
FIRST PAYMENT DATE:           October 1, 2007
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         60 months
MATURITY DATE:                September 1, 2017
EXPECTED MATURITY BALANCE:    $112,747,599
BORROWING ENTITY:             KC Summit Technology LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance: 117 payments
                              Open: 3 payments
EXISTING MEZZANINE DEBT:      $20,000,000
UP-FRONT RESERVES:
   TAX RESERVE:               Yes
   OTHER RESERVE(1):          $7,100,000
ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
   TI/LC RESERVE(2):          $43,250
   REPLACEMENT RESERVE:       $12,964
LOCKBOX:                      Hard
--------------------------------------------------------------------------------
(1)  Other Reserve consists of a New Lease Space Reserve ($5,000,000); an AT&T
     Escrow Reserve ($2,000,000); and a Free Rent Escrow ($100,000).

(2)  The monthly TI/LC reserve increases to $82,175 in month 61 and remains constant through the maturity date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $120,000,000
CUT-OFF DATE LTV:             72.7%
MATURITY DATE LTV:            68.3%
UNDERWRITTEN DSCR:            1.13x
MORTGAGE RATE:                6.250%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Lee's Summit, Missouri
YEAR BUILT/RENOVATED:         1959/2007
NET RENTABLE SQUARE FEET:     1,037,115
CUT-OFF BALANCE PER SF:       $116
OCCUPANCY AS OF 12/01/2007:   92.4%
OWNERSHIP INTEREST:           Leasehold
PROPERTY MANAGEMENT:          Weinreb Management LLC
UNDERWRITTEN NET CASH FLOW:   $10,033,318
APPRAISED VALUE:              $165,000,000
--------------------------------------------------------------------------------

                                      C-16

                              SUMMIT OFFICE CAMPUS

                              FINANCIAL INFORMATION

                                   FULL YEAR    FULL YEAR
                                 (12/31/2005)  (12/31/2006)  UNDERWRITTEN
                                 ------------  ------------  ------------
Effective Gross Income ........   $13,758,589   $11,776,470   $16,061,202
Total Expenses ................   $ 4,896,934   $ 4,212,129   $ 4,827,836
Net Operating Income (NOI) ....   $ 8,861,655   $ 7,564,341   $11,233,366
Cash Flow (CF) ................   $ 8,861,655   $ 7,564,341   $10,033,318
DSCR on NOI ...................          1.00x         0.85x         1.27x
DSCR on CF ....................          1.00x         0.85x         1.13x

                              TENANT INFORMATION(1)

                                 RATINGS         TOTAL      % OF                POTENTIAL  % POTENTIAL    LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT        RENT      EXPIRATION
---------------------------  -----------------  ---------  --------  --------  ----------  -----------  ----------

GSA .......................      AAA/Aaa/AAA      260,013      25.1%  $19.44   $5,055,017      31.6%    02/19/2012(2)
AT&T Inc. .................         A/A2/A        115,936      11.2    16.70    1,936,131      12.1     10/31/2008
Diodes Incorporated. ......      Not Rated        73,785       7.1    19.00    1,401,915       8.8     12/31/2013(3)
Cerner Corporation ........      Not Rated        71,024       6.8    14.58    1,035,530       6.5     12/31/2014
                                                  -------      ----            ----------      -----
TOTAL .....................                       520,758      50.2%           $9,428,593      58.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  GSA combined has two office suites. 139,391 square feet of space expire
     February 19, 2012 and the remaining 120,622 square feet expire on April 30,
     2017. GSA has an early termination option at anytime after April 30, 2012 with 90 days written notice and payment of an early termination fee equal to any remaining unamortized tenant improvement allowance.

(3)  Diodes Incorporated has an early termination option that can be exercised anytime after June 30, 2011 with one year written notice and payment of a termination fee equal to 50% of the base rent that would have been owed for the remainder of the term from the early termination date not to exceed
     $718,665.90.

                           LEASE ROLLOVER SCHEDULE(1)

                    NO. OF LEASES   EXPIRING    % OF    CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION    EXPIRING         SF     TOTAL SF   TOTAL SF   % OF TOTAL SF   EXPIRING
------------------  -------------  ---------  --------  ----------  -------------  ----------

2008 .............         1         115,936      11.2%    115,936       11.2%     $1,936,131
2009 .............         1          30,000       2.9     145,936       14.1      $  247,500
2010 .............         2          11,602       1.1     157,538       15.2      $  237,389
2011 .............         2          72,437       7.0     229,975       22.2      $  792,506
2012 .............         4         273,055      26.3     503,030       48.5      $4,513,505
2013 .............         1          73,785       7.1     576,815       55.6      $1,401,915
2014 .............         1          71,024       6.8     647,839       62.5      $1,035,530
2015 .............         2          87,799       8.5     735,638       70.9      $  997,237
2016 .............         1          43,704       4.2     779,342       75.1      $  681,345
2017 .............         1         120,622      11.6     899,964       86.8      $2,347,930
2018 .............         2          44,688       4.3     944,652       91.1      $  448,200
Vacant ...........        --          92,463       8.9   1,037,115         --             --
                          ---      ---------     -----
TOTAL ............        18       1,037,115     100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-17

                              SUMMIT OFFICE CAMPUS

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 50.2% of the net rentable square feet, are:

o    GSA (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P) occupies
     260,013 square feet (25.1% of square footage, 31.6% of income) under two leases expiring February 19, 2012 and April 30, 2017 with no renewal options. The lease on 139,391 square feet provides for a current rent of
     $18.53 per square foot with annual rate increases based upon the current consumer price index. The lease on 120,622 square feet provides for a current rent of $19.47 per square foot for the full lease term. The GSA uses its space at the Summit Office Campus for the quick and secure transfer of physical records of immigration cases due to its proximity to the National Records Center. The National Records Center, one of the
     central archiving facilities for immigration records and documents in the
     United States, is located less than five miles away.

o    AT&T INC. (NYSE "T") (rated "A" by Fitch, "A2" by Moody's and "A" by S&P)
     occupies 115,936 square feet (11.2% of square footage, 12.1% of income)
     under a 5-year lease expiring October 31, 2008 with one 3-year renewal option at a rate of $18.20 per square foot. The current rent is $16.70 per square foot for the full lease term. AT&T Inc. provides telecommunication services and products to residential, business, and governmental customers in the United States and internationally. AT&T Inc.'s services include local exchange services, long-distance services, wireless communications, data/broadband and internet services, managed networking, wholesale services, directory advertising and publishing, and sale of telecommunications equipment. AT&T Inc., formerly known as SBC
     Communications, Inc., was founded in 1983. AT&T Inc. changed its name to
     AT&T Inc. in 2005. AT&T Inc. is based in San Antonio, Texas. According to the year end financial reports dated December 31, 2006, AT&T Inc. reported total revenue of $63.06 billion, net income of $7.36 billion and stockholder equity of $115.54 billion.

o    DIODES INCORPORATED (NASDAQ: "DIOD") (not rated) occupies 73,785 square feet (7.1% of square footage, 8.8% of income) under a seven-year lease expiring December 31, 2013 with no renewal options. The current rent of
     $19.00 per square foot for the first five years increases to $19.48 per square foot in July 2011, $19.97 per square foot in July 2012 and $20.47 per square foot in July 2013. Diodes Incorporated and its subsidiaries engage in the manufacture and distribution of standard semiconductor products to manufacturers in the consumer electronic, computer, communications, industrial, and automotive markets. Diodes Incorporated offers its products primarily to original equipment manufacturers, electronic manufacturing services, and distributors through a combination of direct sales and marketing personnel, independent sales representatives, and distributors worldwide. Diodes Incorporated was founded in 1959 and is headquartered in Westlake Village, California. According to the year end financial reports dated December 31, 2006, Diodes Incorporated reported total revenue of $343.3 million, net income of $48.1 million and $294.2 million stockholder equity.

o    CERNER CORPORATION (NASDAQ: "CERN") (not rated) occupies 71,024 square feet
     (6.8% of square footage, 6.5% of income) under a 14-year lease expiring
     December 31, 2014 with two 5-year renewal options at a rate of $15.93 per square foot for the first year, $16.35 per square foot for the second year and $16.58 per square foot for the remaining three years of the first renewal period. The rental rate will be $18.43 per square foot for the first two years of the second renewal period and fixed at $18.95 per square foot for the remaining years of the renewal period. The current rent is
     $14.58 per square foot for the remaining initial lease term. Cerner
     Corporation designs, develops, markets, installs, hosts, and supports software information technology and content solutions for healthcare organizations and consumers. Cerner Corporation implements and supports software solutions and hardware that provide healthcare providers with secure access to clinical, administrative, and financial data in real time.
     Cerner Corporation was founded in 1979 and is headquartered in North Kansas
     City, Missouri. According to the year end financial reports dated December
     30, 2006, Cerner Corporation reported total revenue of $1.38 billion, net income of $109.9 million and $918.1 million stockholder equity.

                                      C-18

                              SUMMIT OFFICE CAMPUS

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Summit Office Campus Mortgage Loan is a $120.0 million, ten-year fixed rate loan secured by two one-story multi-tenant office and technology buildings located in Lee's Summit, Missouri. The Summit Office Campus
     Mortgage Loan is interest only for the first five years, matures on
     September 1, 2017 and accrues interest at an annual rate of 6.250%.

THE BORROWER:

o    The Summit Office Campus Borrower, KC Summit Technology, LLC, a Delaware
     limited liability company, is a single purpose, bankruptcy remote entity with at least two independent directors in which a non-consolidation opinion has been issued by the Summit Office Campus Borrower's legal counsel.

o    Equity ownership in the Summit Office Campus Borrower is held by KC Summit
     Mezz, LLC, a Delaware limited liability company (100%) with equity ownership held by First Summit Holding, LLC, a Delaware limited liability company (100%) with equity ownership held by KC Summit Holding, LLC, a
     Delaware limited liability company (100%). Equity ownership in KC Summit
     Holding LLC is held by JW Summit, LLC, a Delaware limited liability company with Jacob Weinreb as sole manager (57.04%), European Summit LLC, a
     Delaware limited liability company with Isaac M. Neuberger as manager
     (18.4%), 720 Sub Summit LLC, a Delaware limited liability company (16.56%)
     and AE Summit LLC, a Delaware limited liability company (8%).

o    The borrower principal for the Summit Office Campus Mortgage Loan, Jacob
     Weinreb, is primarily a New York City based real estate investor, owner and manager, seeking to diversify his multifamily portfolio. Mr. Weinreb currently owns interests in and manages 18 multifamily buildings located in and throughout New York City. Jacob Weinreb acts as the managing member of
     Weinreb Management LLC, a family company that owns, operates, and manages its own real estate investments. The real estate activities of the Weinreb family in the United States date back to 1956 when the business was started by Wolf Weinreb.

THE PROPERTY:

o    The Summit Office Campus Mortgaged Property consists of a leasehold interest in two 1-story Class "A" multi-tenant office and technology buildings (Summit Office Center and Summit Tech Center) containing
     1,037,115 net rentable square feet with 5,189 parking spaces situated on
     100.1 acres.

o    The Summit Tech Center (the North Building) contains nine tenants in
     553,960 square feet, a full service cafeteria and is fully sprinklered.
     Parking is provided by 2,044 spaces. The Summit Office Center (the South
     Building) contains six tenants in 484,025 square feet, is fully sprinklered, and has 2,426 parking spaces. Amenities include on site security 24/7; the largest contiguous space on a single floor in the Kansas
     City metropolitan area; redundant electric power; and fiber optic capacity that is required for massive data handling and processing capability.

o    The Summit Office Campus Mortgaged Property is one block southeast of
     I-470/Route 50 interchange in Lee's Summit, a suburb that is 17 miles southeast of Kansas City central business district and 10 miles east of
     Overland Park, Kansas. The surrounding neighborhood consists primarily of commercial and single-family homes. Surrounding retail includes the 550,000 square foot Summit Fair Lifestyle Center that is under construction and anchored by Macy's and Summit Woods Crossing, an 800,000 square foot power center anchored by Super Target, Lowe's, and Kohl's.

o    The Summit Office Campus Mortgaged Property underwent an extensive renovation project from 1998-2006 totaling approximately $133.4 million
     ($67.8 million in landlord renovations including HVAC, Life Safety,
     Corridor/Restrooms, and Building Improvements and $65.6 million in tenant improvements).

o    The Summit Office Campus Borrower is generally required at its sole cost and expense to keep the Summit Office Campus Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Summit Office Campus Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that the Summit Office Campus Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $10,000.

                                      C-19

                              SUMMIT OFFICE CAMPUS

                             ADDITIONAL INFORMATION

PROPERTY MANAGEMENT:

o    The Summit Office Campus Mortgaged Property is managed by Weinreb
     Management LLC, a borrower principal related entity, which is comprised of family members who own, operate, and manage their own real estate investments. Weinreb Management LLC was founded in 1956 and has more than
     150 employees.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $20,000,000 Mezzanine Note with a 10-year maturity and interest only payments for the first 60 months.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

                                      C-20

                              SMITH BARNEY BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                        Bank of America
LOAN PURPOSE:                       Acquisition
ORIGINAL PRINCIPAL BALANCE:         $99,600,000
FIRST PAYMENT DATE:                 May 1, 2007
TERM/AMORTIZATION:                  126/0 months
INTEREST ONLY PERIOD:               126 months
MATURITY DATE:                      October 1, 2017
EXPECTED MATURITY BALANCE:          $99,600,000
BORROWING ENTITY:                   4350 La Jolla Village LLC
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    Yield Maintenance: 32
                                    payments
                                    Yield Maintenance or
                                    Defeasance: 87 Payments
                                    Open: 7 payments
UP-FRONT RESERVES:
   TI/LC RESERVE:                   $2,707,000
   DEBT SERVICE RESERVE:            $1,432,377
   OTHER RESERVE(1):                $3,163,000
ADDITIONAL DEBT:                    $10,700,000 Note B
FUTURE MEZZANINE DEBT:              Yes
LOCKBOX:                            Hard
--------------------------------------------------------------------------------

(1)  Other Reserve consists of a Re-imaging Capital Expenditure

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:    $110,300,000
NOTE A CUT-OFF DATE BALANCE:        $99,600,000
NOTE B CUT-OFF DATE BALANCE(1):     $10,700,000
CUT-OFF DATE LTV(2):                82.2%
MATURITY DATE LTV(3):               82.2%
UNDERWRITTEN DSCR:                  1.39x
MORTGAGE RATE(4):                   5.605%
--------------------------------------------------------------------------------
(1)  The Note B is not part of the Trust Fund.

(2)  Based on an "as-is" appraised value. Based on an "as-stabilized" appraised value of $133,600,000 as of May 16, 2010 the Cut-off Date LTV and Maturity
     Date LTV excluding Note B are each 74.6% and including Note B are each
     82.6%.

(3)  Based on an "as-is" appraised value.

(4)  Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                      Office
PROPERTY SUB-TYPE:                  Suburban
LOCATION:                           San Diego, California
YEAR BUILT/RENOVATED:               1986/NAP
NET RENTABLE SQUARE FEET:           188,232
CUT-OFF BALANCE PER SF:             $529
OCCUPANCY AS OF 10/01/2007:         94.6%
OWNERSHIP INTEREST:                 Fee
PROPERTY MANAGEMENT:                The Irvine Company LLC
UNDERWRITTEN NET CASH FLOW:         $7,879,286
APPRAISED VALUE:                    $121,200,000
--------------------------------------------------------------------------------

(1)  The Underwritten Net Cash Flow is based on a cash flow whereby the Smith
     Barney Building Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 1.10x and including Note B is
     0.96x based on an underwritten "as-is" Net Cash Flow of $6,215,928.

                                      C-21

                              SMITH BARNEY BUILDING

                              FINANCIAL INFORMATION

                                                 ANNUALIZED 10
                                    FULL YEAR        MONTH
                                  (12/31/2005)   (10/31/2006)    UNDERWRITTEN
                                  ------------   -------------   ------------
Effective Gross Income ........    $7,929,062      $8,495,963     $11,772,263
Total Expenses ................    $2,332,768      $2,492,687     $ 3,892,976
Net Operating Income (NOI) ....    $5,596,294      $6,003,276     $ 7,879,286
Cash Flow (CF) ................    $5,596,294      $6,003,276     $ 7,879,286(1)
DSCR on NOI ...................          0.99x           1.06x           1.39x
DSCR on CF ....................          0.99x           1.06x           1.39x

(1)  The Underwritten Net Cash Flow is based on a cash flow whereby the Smith
     Barney Building Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 1.10x and including Note B is
     0.96x based on an underwritten "as-is" net cash flow of $6,215,928.

                              TENANT INFORMATION(1)

                                   RATINGS         TOTAL      % OF               POTENTIAL  % POTENTIAL    LEASE
TOP TENANTS                   FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT         RENT     EXPIRATION
----------------------------  -----------------  ---------  --------  --------  ----------  -----------  ----------

Heller Ehrman ..............      Not Rated        55,565     29.5%    $50.27   $2,793,436      34.7%    02/28/2009
Fish & Richardson ..........      Not Rated        44,569     23.7      41.08    1,831,005      22.8     04/30/2010
Citigroup ..................      AA/Aa2/AA        18,522      9.8      34.20      633,452       7.9     06/30/2015
Medicinova, Inc. ...........      Not Rated        16,609      8.8      39.60      657,716       8.2     02/29/2008
                                                  -------     ----              ----------      ----
TOTAL ......................                      135,265     71.9%             $5,915,610      73.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF                                   CUMULATIVE
                      LEASES   EXPIRING    % OF    CUMULATIVE  % OF TOTAL   BASE RENT
YEAR OF EXPIRATION   EXPIRING     SF     TOTAL SF   TOTAL SF       SF       EXPIRING
-------------------  --------  --------  --------  ----------  ----------  -----------

2007 ..............      1        2,410      1.3%      2,410        1.3%   $   98,328
2008 ..............      8       28,127     14.9      30,537       16.2    $1,165,628
2009 ..............     10       69,582     37.0     100,119       53.2    $3,308,157
2010 ..............      8       47,702     25.3     147,821       78.5    $1,947,553
2011 ..............      4       11,819      6.3     159,640       84.8    $  464,378
2015 ..............      1       18,522      9.8     178,162       94.7    $  633,452
Vacant ............     --       10,070      5.3     188,232      100.0%           --
                       ---      -------    -----
TOTAL .............     32      188,232    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-22

                              SMITH BARNEY BUILDING

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 71.9% of the net rentable square feet, are:

o    HELLER EHRMAN (not rated) occupies 55,565 square feet (29.5% of square footage, 34.7% of rental income) under seven and eight-year leases expiring on February 28, 2009. The current rental rate per square foot is $50.27.
     There is one 5-year option to extend the lease with the rental rate per square foot determined at the then fair market. Heller Ehrman is a full service law firm with more than 700 attorneys and professionals working in
     38 practice areas in 13 offices in the United States, Beijing, Hong Kong,
     London and Singapore. Heller Ehrman specializes in antitrust, corporate securities, intellectual property, and mergers and acquisitions.

o    FISH & RICHARDSON (not rated) occupies 44,569 square feet (23.7% of square footage, 22.8% of rental income) under eight, nine, and ten-year leases all expiring on April 30, 2010. The current blended rental rate per square foot of $41.08 is constant during the remaining lease term on 29,604 square feet and increases annually by approximately 3% on the remaining 14,965 square feet. There are two 5-year options to extend the lease with the rental rate per square foot determined at the then fair market rental rate. Fish &
     Richardson is a law firm with more than 425 lawyers located in 11 offices nationwide and one office located in Munich, Germany. Fish & Richardson specializes in intellectual property, litigation and corporate law.

o    CITIGROUP (NYSE: "C") (rated "AA" by Fitch, "Aa2" by Moody's and "AA" by
     S&P) occupies 18,522 square feet (9.8% of square footage, 7.9% of rental income) under a ten-year lease extension period expiring on June 30, 2015.
     The current rental rate per square foot of $34.20 increases annually by
     $1.20. There is one 5-year option remaining to extend the lease with the rental rate per square foot determined at the then fair market rental rate.
     Citigroup is a multi-bank holding company providing various financial services to customers in the United States and internationally. The Global
     Consumer segment of Citigroup offers banking, lending, insurance and investment services through a network of 8,140 branches, approximately
     19,100 automated teller machines, 708 automated lending machines and the internet. The Corporate and Investment Banking segment provides investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, lending, cash management and trade finance for corporations and financial institutions, custody and fund services to insurance companies and pension funds, clearing services to intermediaries, and depository and agency/trust services to multinational corporations and governments. The Global Wealth
     Management segment of Citigroup provides investment advice, financial planning and brokerage services to affluent individuals, companies and non-profits, and wealth management services for high net worth clients. As of the fiscal year ended December 31, 2006, Citigroup reported revenue of approximately $146.6 billion, net income of $21.5 billion and stockholder equity of $119.8 billion.

o    MEDICINOVA, INC. ( NASDAQ "MNOV") (not rated) occupies four spaces for a total of 16,609 square feet (8.8% of square footage, 8.2% of rental income)
     under three and four-year lease terms all expiring on February 29, 2008.
     The current rental rate per square foot of $39.60 is constant during the remaining lease term. There is one 3-year option to extend the lease with the rental rate per square foot determined at the then fair market.
     Medicinova, Inc. is a biopharmaceutical company that acquires well characterized small-molecule drugs through strategic alliances with international pharmaceutical companies and accelerates their development in a diversified portfolio of therapeutic product candidates targeting significant disease markets. Medicinova's pipeline, which includes six compounds in clinical testing, targets a variety of prevalent medical conditions, including multiple sclerosis, status asthmaticus, asthma, insomnia, cancer, preterm labor, urinary incontinence and thrombotic disorders.

                                      C-23

                              SMITH BARNEY BUILDING

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Smith Barney Building Mortgage Loan is a $99.6 million, 126-month fixed rate loan secured by a first mortgage on a suburban office building located in San Diego, San Diego County, California. The Smith Barney Building
     Mortgage Loan is interest only for the entire loan term, matures on October
     1, 2017 and accrues interest at an annual rate, rounded to three decimals, of 5.605%.

THE BORROWER:

o    The Smith Barney Building Borrower is 4350 La Jolla Village LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Smith Barney Building
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by SD Diversified LLC. Through a series of intermediate ownership levels, equity ownership of the Smith Barney
     Building Borrower is ultimately held by The Irvine Company LLC.

o    Incorporated in 1894, The Irvine Company LLC is a 140-year old privately held real estate investment company that creates master-planned communities in Orange County, California. The Irvine Ranch, the largest master-planned urban community in the United States is comprised of approximately 93,000 acres, represents nearly one-fifth of Orange County's total land area and contains portions of seven cities, including the entire City of Irvine. The
     Irvine Ranch also includes portions of the California cities of Newport
     Beach, Tustin, Orange, Laguna Beach and Anaheim, plus unincorporated land in Orange County. The Irvine Company LLC's land and property holdings are principally located in Orange County, however, it also owns California property in Los Angeles, San Diego and Silicon Valley.

THE PROPERTY:

o    The Smith Barney Building Mortgaged Property consists of a fee simple interest in a suburban office building built in 1986. The 10-story improvements contain 188,232 net rentable square feet and are situated on
     1.29 acres.

o    The Smith Barney Building is fully sprinklered with a high-rise life safety fire alarm system. The Smith Barney Building Mortgaged Property has 129 parking spaces located in a subterranean parking garage and 799 parking spaces located in adjacent parking structures for a total of 928 spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet.

o    San Diego, California is the home port of the United States Navy's Pacific
     Fleet and is a major naval flight and marine training center. Attractions, such as the San Diego Zoo, Wild Animal Park, Old Town, Sea Port Village,
     Sea World and local beaches, support the local tourism industry. The Smith
     Barney Building Mortgaged Property is located one mile east of I-5 (San
     Diego Freeway), the principal interstate freeway in Southern California providing access to Los Angeles and Orange County to the north and San
     Diego to the south.

o    The Smith Barney Building Borrower is generally required at its sole cost and expense to keep the Smith Barney Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Smith Barney Building Borrower is required under the related loan documents, to obtain insurance against perils and acts of terrorism;
     provided that the Smith Barney Building Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium not to exceed $17,140 (plus 2.54% on each anniversary of the closing date of the Smith Barney Building Mortgage Loan, after the first anniversary) per annum or, in the alternative, a guaranty from an entity acceptable to the mortgagee, in its reasonable discretion, that would provide coverage substantially similar to the terrorism insurance noted above.

PROPERTY MANAGEMENT:

o    The Irvine Company, LLC manages the Smith Barney Building Mortgaged
     Property. The Irvine Company, LLC's portfolio includes approximately 400 office buildings, 40 retail centers, 90 apartment communities, two hotels, five marinas and three golf clubs.

                                      C-24

                              SMITH BARNEY BUILDING

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $10,700,000 Note B held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Smith Barney Building Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) a permitted mezzanine lender originates such mezzanine financing; (b) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; and (c) the amount of such mezzanine loan, when added to the outstanding principal balance of the Smith Barney Building Mortgage Loan, must result in a loan-to-value ratio less than or equal to 90% and a debt service coverage ratio greater than or equal to 1.15x.

                                      C-25

                                708 THIRD AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   Bank of America
LOAN PURPOSE:                  Refinance
ORIGINAL PRINCIPAL BALANCE:    $72,000,000
FIRST PAYMENT DATE:            July 1, 2007
TERM/AMORTIZATION:             180/360 months
INTEREST ONLY PERIOD:          60 months
MATURITY DATE:                 June 1, 2022
EXPECTED MATURITY BALANCE:     $60,998,102
BORROWING ENTITY:              708 Third Avenue Associates,
                               LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Lockout/Defeasance: 177
                               payments
                               Open: 3 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   TI/LC RESERVE:              $1,000,000
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVES:       $4,339
FUTURE MEZZANINE DEBT:         Yes
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $72,000,000
 CUT-OFF DATE LTV:             59.3%
 MATURITY DATE LTV:            50.2%
 UNDERWRITTEN DSCR:            1.01x
 MORTGAGE RATE:                5.903%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office
 PROPERTY SUB-TYPE:            Central Business District
 LOCATION:                     New York, New York
 YEAR BUILT/RENOVATED:         1931/2005
 NET RENTABLE SQUARE FEET:     347,113
 CUT-OFF BALANCE PER SF:       $207
 OCCUPANCY AS OF 12/04/2007:   91.7%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Oestreicher Properties, Inc.
 UNDERWRITTEN NET CASH FLOW:   $5,177,840
 APPRAISED VALUE:              $121,500,000
--------------------------------------------------------------------------------

                                      C-26

                                708 THIRD AVENUE

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR      FULL YEAR
                                 (12/31/2004)   (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......   $11,369,966    $11,160,324    $11,129,154    $12,747,122
Total Expenses ...............   $ 7,702,010    $ 8,320,109    $ 8,771,683    $ 6,939,047
Net Operating Income (NOI) ...   $ 3,667,956    $ 2,840,215    $ 2,357,471    $ 5,808,075
Cash Flow (CF) ...............   $ 3,667,956    $ 2,840,215    $ 2,357,471    $ 5,177,840
DSCR on NOI ..................          0.72x          0.55x          0.46x          1.13x
DSCR on CF ...................          0.72x          0.55x          0.46x          1.01x

                              TENANT INFORMATION(1)

                                        RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                        FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
--------------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

D.J.E. Capital Inc. ............       Not Rated         35,000      10.1      $29.50    $1,032,500       8.1%      12/31/2021
Institute for International
   Research ....................       Not Rated         34,020       9.8      $32.00     1,088,640       8.5       04/30/2013
Medialink Worldwide Inc. .......       Not Rated         33,595       9.7      $38.00     1,276,610      10.0       09/30/2010
Venture Direct Worldwide .......       Not Rated         15,000       4.3      $38.00       570,000       4.5       11/30/2016
                                                        -------      ----                ----------      ----
TOTAL ..........................                        117,615      33.9                $3,967,750      31.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION       EXPIRING        SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
-------------------   -------------   --------   --------   ----------   -------------   ----------

MTM ...............        10           25,924       7.5       25,924          7.5       $1,031,293
2007 ..............         1            3,012       0.9       28,936          8.3       $  120,480
2008 ..............         9           25,270       7.3       54,206         15.6       $  834,821
2009 ..............         8           25,135       7.2       79,341         22.9       $  830,705
2010 ..............        12           56,643      16.3      135,984         39.2       $1,923,146
2011 ..............         6           20,317       5.9      156,301         45.0       $  705,237
2012 ..............         5           10,982       3.2      167,283         48.2       $  428,501
2013 ..............         5           42,899      12.4      210,182         60.6       $1,372,768
2014 ..............         2            7,030       2.0      217,212         62.6       $  224,960
2015 ..............         6           23,195       6.7      240,407         69.3       $  866,564
2016 ..............         2           25,045       7.2      265,452         76.5       $  921,575
2017 ..............         1            6,600       1.9      272,052         78.4       $  290,400
2018 ..............         1            4,250       1.2      276,302         79.6       $  170,000
2020 ..............         1            5,721       1.6      282,023         81.2       $  200,200
2021 ..............         4           39,224      11.3      321,247         92.5       $1,220,491
Vacant ............        --           25,866       7.5      347,113           --               --
                          ---          -------     -----                     -----
TOTAL .............        73          347,113     100.0                     100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-27

                                708 THIRD AVENUE

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 33.9% of the total net rentable square feet, are:

o    D.J.E. CAPITAL INC. (not rated) occupies space under two leases for a total of 35,000 square feet (10.1% of square footage, 8.1% of rental income)
     under terms ranging from 17 to 18 years, both expiring on December 31,
     2021. The current blended rental rate is $29.50 per square foot. D.J.E.
     Capital Inc. operates executive suites on a short term basis for its clients. D.J.E. Capital Inc. was formed in 1999 and has been occupying space on the 5th and 6th floor of 708 Third Avenue for more than three years. Occupancy is currently 100%.

o    INSTITUTE FOR INTERNATIONAL RESEARCH (Informa Group, LN: "INF") (not rated)
     occupies three spaces for a total of 34,020 square feet (9.8% of square footage, 8.5% of rental income) under a ten-year lease expiring on April
     30, 2013. The current rental rate is $32.00 per square foot. There is one
     5-year option to renew the lease with the rental rate per square foot determined at 90% of the then fair market. Institute for International
     Research provides information to academic, scientific, professional and commercial communities via publishing and events. Institute for
     International Research coordinates and hosts nearly 200 annual events across the country. Institute for International Research is a subsidiary of
     Informa Group Plc, a publicly traded company based in the United Kingdom.
     Informa Group Plc specializes in the distribution of information for the biomedical, pharmaceutical, financial, insurance, telecommunications, media, transport, energy and legal sectors, making up a total of approximately 2,000 publications. Informa Group Plc has 150 offices located in 40 countries. As of the fiscal year ended December 31, 2006, Informa
     Group Plc reported revenue of approximately (pounds sterling)1.04 billion, net income of (pounds sterling)67.8 million and stockholder equity of
     (pounds sterling)932.0 million.

o    MEDIALINK WORLDWIDE INC. (NASDAQ: "MDLK") (not rated) occupies three spaces for a total of 33,595 square feet (9.7% of square footage, 10.0% of rental income) under two lease terms ranging from 11 to 12 years, both expiring on
     September 30, 2010. The current rental rate is $38.00 per square foot.
     Medialink Worldwide Inc. provides media communications services to corporations and other organizations worldwide. Medialink Worldwide Inc.
     offers a range of video and audio consultation, production, electronic storage, distribution and monitoring services to assist clients as well as production services, including scripting, recording, editing and narration.
     As of the fiscal year ended September 30, 2007, Medialink Worldwide Inc.
     reported revenue of approximately $33.8 million and stockholder equity of
     $18.3 million.

o    VENTURE DIRECT WORLDWIDE (not rated) occupies 15,000 square feet (4.3% of square footage, 4.5% of rental income) under a ten-year lease expiring on
     November 30, 2016. The current rental rate of $38.00 per square foot increases to $40.00 in lease years six through ten. There is one 5-year renewal option with the rental rate per square foot determined at the then fair market. Venture Direct Worldwide provides print and online marketing services, as well as list services for insert and mailing list programs.

                                      C-28

                                708 THIRD AVENUE

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 708 Third Avenue Mortgage Loan is a $72.0 million, 15-year fixed rate loan secured by a first mortgage on a central business district office building located in New York, New York. The 708 Third Avenue Mortgage Loan
     is interest only for the first five years of the loan term, matures on June
     1, 2022 and accrues interest at an annual rate of 5.903%.

THE BORROWER:

o    The 708 Third Avenue Borrower is 708 Third Avenue Associates, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the 708 Third
     Avenue Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership in the 708 Third Avenue Borrower is held 100% by the
     Estate of Leonard Marx Sr. The borrower principal for the 708 Third Avenue
     Mortgage Loan is Merchants' National Properties, Inc., a Delaware
     corporation.

o    Merchants' National Properties, Inc. is a privately held company founded in
     1929 as a joint venture between Charles Merrill and Edmund Lynch.
     Merchants' National Properties, Inc. has equity interests in approximately
     45 properties primarily located within 500 miles of New York City.

THE PROPERTY:

o    The 708 Third Avenue Mortgaged Property consists of a fee simple interest in a central business district 35-story office building constructed in
     1931. The improvements contain 347,113 net rentable square feet and are situated on 0.39 acres. The 708 Third Avenue Mortgaged Property is currently occupied by 62 tenants under leases ranging in size from 188 to
     35,000 square feet including three retail tenants (4,164 square feet)
     located at street level. Ten passenger elevators and two freight elevators serve the building.

o    The 708 Third Avenue Mortgaged Property is located in the Midtown office submarket at the corner of Third Avenue and East 44th Street. The neighborhood includes attractions, such as Radio City Music Hall,
     Rockefeller Center and St. Patrick's Cathedral and Grand Central Station.
     Land uses in the immediate area consist of Class "A" and Class "B" office buildings, upscale retail, restaurants, hotels and mid to high-rise residential buildings. Access to the neighborhood is primarily provided by the 4, 5, 6, S and 7 subway trains and Metro North via Grand Central
     Station, located one block west of the 708 Third Avenue Mortgaged Property.

o    The 708 Third Avenue Borrower is generally required at its sole cost and expense to keep the 708 Third Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The 708 Third Avenue Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the 708 Third
     Avenue Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $100,000.

PROPERTY MANAGEMENT:

o    Oestreicher Properties, Inc. manages the 708 Third Avenue Mortgaged
     Property. Oestreicher Properties, Inc. is a third party independent company founded in 1927 and headquartered in New York City that currently manages four office properties containing a total of approximately 1.0 million square feet located in New York City.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 708 Third Avenue Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
     708 Third Avenue Mortgage Loan, must result in a loan-to-value ratio less than or equal to 75% and a debt service coverage ratio greater than or equal to 1.20x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the 708 Third Avenue
     Mortgage Loan.

                                      C-29

                             GREEN OAK VILLAGE PLACE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL NOTE A PRINCIPAL
   BALANCE:                        $67,525,000
FIRST PAYMENT DATE:                February 1, 2007
TERM/AMORTIZATION:                 120/360 months
INTEREST ONLY TERM:                60 months
MATURITY DATE:                     January 1, 2017
EXPECTED NOTE A MATURITY
   BALANCE:                        $62,938,462
BORROWING ENTITY:                  Green Oak Village Place I, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance: 114
                                   payments
                                   Open: 6 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:          Yes
   TI/LC RESERVE:                  $3,392,306
   RENT RESERVE:                   $200,167
   CO-TENANCY RESERVE:             $425,000
   HOLDBACK(1):                    $6,000,000
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:          Yes
ADDITIONAL DEBT:                   $7,475,000 Note B
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)  DSCR Reserve funds will be released if the the Green Oak Village Place
     Mortgaged Property achieves an UW DSCR of 1.15x; provided, however, such release may only occur prior to March 2010.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $75,000,000
NOTE A CUT-OFF DATE BALANCE:       $67,525,000
NOTE B CUT-OFF DATE BALANCE(1):    $7,475,000

                                   Whole Loan  Whole Loan
                                   (excluding  (including
                                    Note B)      Note B)
                                   ----------  -----------
CUT-OFF DATE LTV:                      65.4%        72.6%
MATURITY DATE LTV:                     66.3%        73.6%
UNDERWRITTEN DSCR(2):                  1.20x        1.05x
MORTGAGE RATE(3):                     5.435%      5.628%
--------------------------------------------------------------------------------

(1)   The Note B is not part of the Trust Fund.

(2)   Underwritten DSCR is based upon a monthly debt service calculation that is net of the $6,000,000 holdback.

(3)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Brighton, Michigan
YEAR BUILT/RENOVATED:              2005/NAP
NET RENTABLE SQUARE FEET:          315,094
CUT-OFF BALANCE PER SF:            $214
OCCUPANCY AS OF 11/01/2007:        88.8%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               REDICO Management, Inc.
UNDERWRITTEN NET CASH FLOW:        $5,004,964
APPRAISED VALUE:                   $95,000,000
--------------------------------------------------------------------------------

                                      C-30

                             GREEN OAK VILLAGE PLACE

                              FINANCIAL INFORMATION

                                 UNDERWRITTEN
                                 ------------
Effective Gross Income ........   $8,225,996
Total Expenses ................   $3,049,047
Net Operating Income (NOI) ....   $5,176,948
Cash Flow (CF) ................   $5,004,964
DSCR on NOI(1) ................         1.24x
DSCR on CF(1) .................         1.20x

(1)  DSCR is based upon a monthly debt service calculation that is net of the
     $6,000,000 holdback.

                              TENANT INFORMATION(1)

                                 RATINGS      TOTAL   % OF
                             FITCH/MOODY'S/   TENANT  TOTAL            POTENTIAL   % POTENTIAL    LEASE
TOP TENANTS                        S&P         SF      SF    RENT PSF    RENT         RENT      EXPIRATION
--------------------------  ---------------  -------  -----  --------  ----------  -----------  -----------

Dick's Sporting Goods ....     Not Rated      50,000   15.9%  $11.00   $  550,000       8.3%    01/31/2017
Barnes & Noble ...........     Not Rated      27,000    8.6   $ 9.87      266,490       4.0     02/28/2017
DSW Shoes ................     Not Rated      20,001    6.3   $12.50      250,013       3.8     01/31/2017
Old Navy .................    BB+/Ba1/BB+     16,800    5.3   $15.00      252,000       3.8     01/31/2012
                                              ------   ----            ----------      ----
TOTAL ....................                   113,801   36.1%           $1,318,503      19.9%

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF
                     LEASES   EXPIRING    % OF    CUMULATIVE  CUMULATIVE %  BASE RENT
YEAR OF EXPIRATION  EXPIRING     SF     TOTAL SF   TOTAL SF    OF TOTAL SF  EXPIRING
------------------  --------  --------  --------  ----------  ------------  -----------

2011 .............      3        8,496       2.7%      8,496         2.7%   $  230,802
2012 .............      9       43,010      13.6      51,506        16.3%   $  932,264
2013 .............      1        5,396       1.7      56,902        18.1%   $  172,672
2016 .............     11       45,746      14.5     102,648        32.6%   $1,240,428
2017 .............     17      162,966      51.7     265,614        84.3%   $2,689,566
2021 .............      1        5,913       1.9     271,527        86.2%   $  228,000
2026 .............      1        8,000       2.5     279,527        88.7%   $  165,040
Vacant ...........     --       35,567      11.3     315,094       100.0%           --
                      ---      -------     -----
TOTAL ............     43      315,094     100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-31

                             GREEN OAK VILLAGE PLACE

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 36.1% of the total net rentable square feet, are:

o    DICK'S SPORTING GOODS (NYSE: "DKS") (not rated) occupies 50,000 square feet
     (15.9% of square feet, 8.3% of income) under a 10-year lease expiring
     January 1, 2017 with three 5-year renewal options. The lease provides for base rent of $11.00 per square foot with rate increases of $0.50 per square foot every five years including the renewal periods. Dick's Sporting Goods,
     Inc. operates as a sporting goods retailer in the United States offering athletic apparel, outerwear and sportswear; footwear products consisting of athletic shoes, boots, socks and accessories; fitness equipment, such as treadmills, elliptical trainers, stationary bicycles, home gyms, free weights and weight benches; sporting goods for various team and individual sports; family recreation goods, such as lawn games and table games; and
     outdoor recreation products, such as hunting products, fishing gear, camping equipment and accessories. As of February 3, 2007, Dick's Sporting
     Goods, Inc. operated 294 stores in the eastern half of the United States.
     Dick's Sporting Goods, Inc. was founded by Richard Dick Stack in 1948 and is headquartered in Pittsburgh, Pennsylvania. According to financial reports dated February 3, 2007, Dick's Sporting Goods, Inc. reported revenue of approximately $3.1 billion, net income of $112.6 million and stockholder equity of $620.6 million.

o    BARNES & NOBLE (NYSE: "BKS") (not rated) occupies 27,000 square feet (8.6%
     of square feet, 4.0% of income) under a 10-year lease expiring February 28,
     2017 with two 5-year renewal options. The lease provides for a base rent of
     $9.87 per square foot for the first ten years of the lease and rate increases of $1.00 per square foot for each of the renewal periods. Barnes
     & Noble, Inc. operates as a bookseller in the United States under the trade names Barnes & Noble Booksellers and B. Dalton Bookseller. These stores sell trade books, such as hardcover and paperback consumer titles; mass market paperbacks, including mystery, romance, science fiction, and other popular fiction; children's books; bargain books; magazines; and music and movies. Barnes & Noble, Inc. also sells books, music and movies, used books, gifts, educational games and toys and video games through its website (www.barnesandnoble.com) and also offers content features, such as audio and video author interviews, online reading groups, third-party reviews, first chapters and table of contents, music clips, and video trailers. In addition, Barnes & Noble, Inc., through its subsidiaries, publishes general trade books in various categories, including mind enhancement, puzzles and games, crafts, home repair and remodeling, woodworking, photography, and wines and spirits; and operates seasonal kiosks. As of August 29, 2007, Barnes & Noble, Inc. operates 792 bookstores in 50 states and is based in New York, New York. According to financial reports dated February 3, 2007, Barnes & Noble, Inc. reported revenue of approximately $5.26 billion, net income of $150.5 million and stockholder equity of $1.16 billion.

o    DSW SHOES (NASDAQ: "DSW") (not rated) occupies 20,001 square feet (6.3% of square feet, 3.8% of income) under a 10-year lease expiring January 31,
     2017 with four 5-year renewal options. The lease provides for a base rent of $12.50 per square foot with a rate increase of $0.50 per square foot at the end of the first five years and rate increases of $1.00 per square foot for each of the renewal periods. The tenant is required to pay a percentage rent of 2% of gross sales in excess of the number obtained by dividing the base rent by 0.04. DSW Inc. distributes and retails branded footwear in the
     United States and offers a selection of brand name and designer dress, casual and athletic footwear for men and women as well as a complementary selection of handbags, hosiery and other accessories. In addition, DSW Inc.
     operates leased shoe departments for three nonaffiliated retailers and one affiliated retailer. As of February 3, 2007, DSW Inc. operated 223 stores located in 35 states. DSW Inc. was incorporated in 1969 as Shonac
     Corporation, but changed its name to DSW Inc. in 2005. DSW Inc. is headquartered in Columbus, Ohio, and is a subsidiary of Retail Ventures,
     Inc. According to financial reports dated February 3, 2007, DSW Inc.
     reported revenue of approximately $1.28 billion, net income of $65.5 million and stockholder equity of $374.6 million.

o    OLD NAVY (NYSE: "GPS") (The Gap, Inc. rated "BB+" by Fitch, "Ba1" by
     Moody's and "BB+" by S&P) occupies 16,800 square feet (5.3% of square feet,
     3.8% of income) under a 5-year lease expiring January 31, 2012 with three
     5-year renewal options. The lease provides for a base rent of $15.00 per square foot for the initial lease term and an increase of $1.00 per square foot during the renewal periods. Old Navy operates a chain of about 1,000 family clothing stores in North America, offering items under its own brand name at discounted prices. Products include men's, women's, and children's apparel and accessories. Founded in 1994, Old Navy is a division of The
     Gap, Inc. The Gap, Inc. operates as a specialty retailing company primarily in the United States operating retail and outlet stores that sell casual apparel, accessories and personal care products for men, women, and children under the Gap, Old Navy, Banana Republic, and Forth & Towne brands. The Gap, Inc. provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories, intimate apparel and personal care products. As of February 3, 2007, The Gap, Inc. operates approximately 3,131 stores in the United States, Canada, the United
     Kingdom, France, and Japan. The Gap, Inc. was co-founded by Doris F. Fisher and Donald G. Fisher in 1969 and is headquartered in San Francisco,
     California. According to financial reports dated February 3, 2007, The Gap,
     Inc. reported revenue of approximately $15.94 billion, net income of $778.0 million and stockholder equity of $5.17 billion.

                                      C-32

                             GREEN OAK VILLAGE PLACE

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Green Oak Village Place Mortgage Loan is a $67.5 million, ten-year fixed rate loan secured by a first mortgage on a retail center located in
     Brighton, Livingston County, Michigan. The Green Oak Village Place Mortgage
     Loan is interest-only for the first five years, matures on January 1, 2017 and accrues interest at an annual rate, rounded to three decimals, of
     5.435%.

THE BORROWER:

o    The Green Oak Village Place Borrower is Green Oak Village Place I, LLC, a
     Michigan limited liability company and special purpose bankruptcy remote entity with at least one independent director for which the Green Oak
     Village Place Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held by Green Oak Village Place, LLC MI LLC
     (99.0%) and Green Oak Place Manager, Inc. (1.0%). Equity ownership in Green
     Oak Place Manager, Inc. is held by RED-Green Oak, LLC (30%), Stern Family
     IV LLC (15%), Alrae Holding Company LLC (15%), and Lee Road LLC (40%).
     RED-Green Oak, LLC is a Michigan limited liability company with Sosnick GP,
     Inc. as manager and Dale Watchowski as president. Stern Family IV, L.L.C.
     is a Michigan limited liability company with Daniel L. Stern as Manager.
     Alrae Holding Company, L.L.C. is a Michigan limited liability company with
     Chris Brochert as Manager. Lee Road, LLC is a Michigan limited liability company with William G. Clark as Manager.

o    The borrower sponsors for the Green Oak Village Place Mortgage Loan are the
     Sosnick Family Limited Partnership, Daniel L. Stern, Christopher G.
     Brochert and William Clark. The Sosnick Family Limited Partnership is
     comprised of the family members of the founder of REDICO. Daniel L. Stern and Christopher Brochert are principals in the Lormax Stern Company, a
     Michigan based real estate development company. William Clark is the CEO of
     Quadrants, Inc, a full service construction and development company, started in 1983. Annual sales are approximately $40 million.

THE PROPERTY:

o    The Green Oak Village Place Mortgaged Property consists of a fee simple interest in a suburban retail shopping center with 11 one-story buildings, including three pad sites, built in 2005. Green Oak Village Place Mortgaged
     Property improvements contain a total of 315,094 net rentable square feet and are situated on 43.3 acres.

o    The Green Oak Village Place Mortgaged Property is the first phase of a
     491,285 square foot lifestyle center known as Green Oak Village Place. The
     Green Oak Village Place Mortgaged Property is anchored by Dick's Sporting
     Goods, Barnes & Noble, DSW Shoes and Old Navy and contains a total of 43 in-line tenants. Phase II contains a 100,000 square foot JC Penney that opened in March 2007 which also anchors the property. Parking consists of
     2,457 spaces for Phase I and Phase II.

o    The Green Oak Village Place Mortgaged Property is located approximately 38 miles northwest of the Detroit central business district at the intersection of Interstate 96 and U.S. Highway 23 (US-23). Primary access to the Green Oak Village Place Mortgaged Property is provided by US-23, a major north/south multi-lane thoroughfare that provides access to Flint,
     Michigan to the north and Ann Arbor, Michigan to the south and I-96, one of two major east/west arterials in the Detroit, Michigan metropolitan statistical area. The five-mile radius surrounding the Green Oak Village
     Place Mortgaged Property includes a population of 51,208 in 18,927 households with an average household income of $100,341 per year as of
     2006. Land uses around the neighborhood are primary residential with commercial retail. In addition to the Green Oak Village Place Mortgaged
     Property, the immediate area has a 500,000 square foot shopping center anchored by Costco and Kohl's known as Shoppes at Green Oak.

o    The Green Oak Village Place Borrower is generally required at its sole cost and expense to keep the Green Oak Village Place Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Green Oak Village Place Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the
     Green Oak Village Place Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000 per year.

                                      C-33

                             GREEN OAK VILLAGE PLACE

PROPERTY MANAGEMENT:

o    The Green Oak Village Place Mortgaged Property is managed by REDICO
     Management, Inc., a borrower related entity. REDICO Management, Inc. is a full-service commercial real estate development, investment and management company based in Southfield, Michigan that was founded in 1967 and is active in the Troy, Michigan, Southfield, Michigan and Detroit, Michigan
     markets. Currently, REDICO Management, Inc. manages over 13 million square feet of office, industrial, retail and other types of properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $7,475,000 Note B held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

                                      C-34

                                    VISCONTI

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                    Bank of America
LOAN PURPOSE:                   Refinance
ORIGINAL PRINCIPAL BALANCE:     $64,500,000
FIRST PAYMENT DATE:             March 1, 2007
TERM/AMORTIZATION:              60/0 months
INTEREST ONLY PERIOD:           60 months
MATURITY DATE:                  February 1, 2012
EXPECTED MATURITY BALANCE:      $64,500,000
BORROWING ENTITY:               Palmer/Third Street
                                Properties, L.P.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/Defeasance:
                                57 payments
                                Open: 3 payments
UP-FRONT RESERVES:
   TAX RESERVE:                 Yes
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                 Yes
   REPLACEMENT RESERVE:         $5,148
FUTURE MEZZANINE DEBT:          Yes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:           $64,500,000
CUT-OFF DATE LTV(1):            56.1%
MATURITY DATE LTV:              56.1%
UNDERWRITTEN DSCR:              1.33x
MORTGAGE RATE:                  5.574%
--------------------------------------------------------------------------------

(1)  Based on an "as-is" value. Based on an "as-stabilized" value of 120,000,000 as of December 31, 2007 the Cut-off Date LTV is 53.8%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                  Multifamily
PROPERTY SUB-TYPE:              Garden
LOCATION:                       Los Angeles, California
YEAR BUILT/RENOVATED:           2006/NAP
UNITS:                          297
CUT-OFF BALANCE PER UNIT:       $217,172
OCCUPANCY AS OF 10/01/2007:     91.6%
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Western National Property Management
UNDERWRITTEN NET CASH FLOW:     $4,860,734
APPRAISED VALUE:                $115,000,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   TRAILING 3 MONTHS ANNUALIZED
                                           (09/30/2007)          UNDERWRITTEN
                                   ----------------------------  ------------
Effective Gross Income .........            $7,493,912            $7,971,303
Total Expenses .................            $2,231,040            $3,043,744
Net Operating Income (NOI) .....            $5,262,872            $4,927,559
Cash Flow (CF) .................            $5,235,040            $4,860,734
DSCR on NOI ....................                  1.44x                 1.35x
DSCR on CF .....................                  1.44x                 1.33x

                             OPERATIONAL STATISTICS

                                   STUDIO   1 BEDROOM   2 BEDROOM
                                   ------   ---------   ---------
Number of Units ................        5         35         257
Average Rent ...................   $1,705     $1,838      $2,398
Average Unit Size (SF) .........      524        674       1,002

                                      C-35

                                    VISCONTI

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Visconti Mortgage Loan is a $64.5 million, five-year fixed rate loan secured by a first mortgage on a five-story luxury apartment complex located in Los Angeles, California. The Visconti Mortgage Loan is interest only for the entire loan term, matures on February 1, 2012 and accrues interest at an annual rate of 5.574%.

THE BORROWER:

o    The Visconti Borrower is Palmer/Third Street Properties, L.P. a California
     limited partnership and single purpose, bankruptcy remote entity, having at least two independent directors for which a non-consolidation opinion has been provided by the Visconti Borrower's legal counsel. Equity ownership in the Visconti Borrower is held by Geoffrey H. Palmer, as a limited partner
     (97%), Visconti LLC, a Delaware limited partnership as general partner, having Geoffrey H. Palmer as its sole member (2%), and Malibu Consulting
     Corp., a California corporation, as a limited partner (1%). The borrower principal for the Visconti Mortgage Loan is Geoffrey H. Palmer.

o    Geoffrey H. Palmer has been active in developing multifamily properties since 1975 through his company, G.H. Palmer Associates. G.H. Palmer
     Associates is a diversified real estate company involved in the acquisition of residential, commercial and industrial properties. G.H. Palmer
     Associates currently owns a multifamily portfolio of more than 7,800 units located throughout Southern California.

PROPERTY:

o    The Visconti Mortgaged Property consists of a fee simple interest in a
     297-unit, apartment building/complex constructed in 2006/2007. The five-story, Class "A" improvements contain 283,656 net rentable square feet, with an additional 10,868 square feet of ground floor retail space situated on a 2.85 acre site. The apartment unit mix consists of five-studio units, 35-one bedroom/one bath units, and 257 two-bedroom/two bath units. The units range in size from 524 square feet to 1,976 square feet.

o    The Visconti Mortgaged Property unit amenities include a stainless steel self-cleaning oven with gas range, dishwasher, frost-free refrigerator with icemaker and built-in microwave, garbage disposal, marble and granite countertops, full size stackable washer/dryer unit, nine foot ceilings,
     Italian marble bath vanities, walk-in closets, wireless internet, individual security monitoring system, central air conditioning and heating, cable and satellite TV ready and a balcony/patio.

o    The Visconti Mortgaged Property project amenities include concierge services and a 24-hour doorman, a junior Olympic-size pool, fitness center, sauna, recreation room with full bar and kitchen facilities, yoga/dance studio, spa and steam room, tanning room, massage table rooms, business center with conference room, study library with internet access, gardens and courtyards and a neighboring open park. There are four elevators and
     1,130 parking spaces (one space per tenant on a per bedroom basis)
     contained in a seven story above/below grade parking garage.

o    The Visconti Mortgaged Property is located in the northwestern section of the central business district of Los Angeles, California parallel to the
     Harbor (110) Freeway and north of the Santa Monica Freeway (Interstate 10).
     The Visconti Mortgaged Property's location provides the property with excellent visibility and accessibility to the primary employment center
     (downtown) and exposure to most of the area's major freeways. The immediate area is surrounded by a mix of commercial uses including street level retail, multi-family residential use and various parking structures.

o    The Visconti Borrower is generally required at its sole cost and expense to keep the Visconti Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk policy.

o    The Visconti Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the Visconti Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000.

PROPERTY MANAGEMENT:

o    The Visconti Mortgaged Property is managed by Western National Property
     Management. Western National Property Management, founded in 1964, is the real estate management arm of Western National Group, a privately owned family of companies with expertise in multifamily development, construction, asset management, property management, and ancillary services. Western National Property Management currently oversees the management of over 28,000 residential units valued at more than $3 billion, with annual revenues exceeding $260 million.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                      C-36

                                    VISCONTI

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Visconti Borrower is permitted, on a one-time basis, to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Visconti Mortgage Loan, must result in a loan-to-value ratio less than or equal to 70% and a debt service coverage ratio greater than or equal to
     1.15x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Visconti Mortgage
     Loan.

                                      C-37

                              SHERMAN OAKS MARRIOTT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $55,000,000
FIRST PAYMENT DATE:           January 1, 2008
TERM/AMORTIZATION:            120/360 months
MATURITY DATE:                December 1, 2017
EXPECTED MATURITY BALANCE:    $47,288,867
BORROWING ENTITY:             Sherman Oaks Hotel, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              116 payments
                              Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:     Yes
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   REPLACEMENT RESERVE:       $32,212
FUTURE MEZZANINE DEBT:        Yes
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $55,000,000
CUT-OFF DATE LTV:             72.9%
MATURITY DATE LTV:            62.7%
UNDERWRITTEN DSCR:            1.31x
MORTGAGE RATE:                6.403%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Hotel
PROPERTY SUB-TYPE:            Full Service
LOCATION:                     Sherman Oaks, California
YEAR BUILT/RENOVATED:         1966/2005
NO. OF KEYS:                  213
CUT-OFF BALANCE PER KEYS:     $258,216
OCCUPANCY AS OF 10/31/2007:   77.5%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          BAH Management Corp.
U/W NET CASH FLOW:            $5,409,332
APPRAISED VALUE:              $75,400,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                      TRAILING 12
                                         FULL YEAR      FULL YEAR       MONTHS
                                       (12/31/2005)   (12/31/2006)   (10/31/2007)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............    $11,239,729    $12,884,778    $13,426,990    $13,416,870
Total Expenses .....................    $ 6,347,906    $ 7,114,606    $ 7,424,934    $ 7,470,864
Net Operating Income (NOI) .........    $ 4,891,823    $ 5,770,173    $ 6,002,056    $ 5,946,007
Cash Flow (CF) .....................    $ 4,520,423    $ 5,381,339    $ 5,598,365    $ 5,409,332
DSCR on NOI ........................           1.18x          1.40x          1.45x          1.44x
DSCR on CF .........................           1.09x          1.30x          1.36x          1.31x

                             OPERATIONAL STATISTICS

                                                          TRAILING 12
                                                            MONTHS
                                      2005       2006    (10/31/2007)     U/W
                                     -------   -------   ------------   -------

Average Daily Rate (ADR) .........   $147.13   $165.91     $172.06      $172.06
Occupancy ........................      77.4%     78.6%       77.5%        77.5%
RevPAR ...........................   $113.85   $130.44     $133.42      $133.42
Penetration Rate(1) ..............     117.2%    125.7%      115.1%

(1)  RevPar Penetration Rate based on STAR report for October 2007.

                                      C-38

                              SHERMAN OAKS MARRIOTT

ADDITIONAL INFORMATION

THE LOAN:

o    The Sherman Oaks Marriott Mortgage Loan is a $55.0 million, 10-year term loan secured by a first mortgage on a full service hotel located in Sherman
     Oaks, California. The Sherman Oaks Marriott Mortgage Loan matures on
     December 1, 2017 and interest accrues at an annual interest rate of 6.403%.

THE BORROWER:

o    The Sherman Oaks Marriott Borrower is Sherman Oaks Hotel, LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by
     Burbank Partners, LLC, a California limited liability company, which is owned 20% by Wolff Sherman Oaks, LLC, a California limited liability company, managed by Keith M. Wolff, and 80% by numerous investors. Equity ownership in Wolff Sherman Oaks, LLC is held by The Keith Wolff Revocable
     Trust (61.67%), Adam Keller (33.33%) and The Wolff Revocable Trust of 1993
     (5%).

o    The borrower principal for the Sherman Oaks Marriott Mortgage Loan is Lewis
     N. Wolff, Co-Chairman of the Board of Sunstone Hotel Investors, a real estate investment trust, that engages in the ownership, acquisition, sale, management and renovation of hospitality properties. Board of Sunstone
     Hotel Investors owns upscale hotels operating under the Marriott, Hilton,
     InterContinental, Hyatt, Starwood, Carlson and Wyndham brand names. The current portfolio includes 60 hotels containing a total of 17,333 rooms located in 17 states.

THE PROPERTY:

o    The Sherman Oaks Marriott Mortgaged Property consists of a 213-room full-service Courtyard by Marriott hotel built in 1966 and most recently renovated in 2005. The 13-story improvements contain 136,336 net rentable square feet and are situated on 1.26 acres with a three-level parking garage containing 236 spaces, resulting in a parking ratio of 1.1 spaces per room.

o    The full service hotel contains 213 guess rooms which consists of 37 standard king, 122 deluxe king, 25 double queen and 19 one bedroom suites.
     Standard room furnishings include an armoire, nightstands, desk and chair, sofa and coffee table, lamps, pictures and mirrors. Room amenities include remote control television with cable, telephone with voice mail and data ports, wired and wireless high-speed Internet access, a wet bar area with refrigerator and coffee maker, iron and board, hair dryer and balcony.

o    Amenities at the Sherman Oaks Marriott Mortgaged Property include a business center, a 60-seat Courtyard Cafe restaurant, a 44-seat bar/lounge, a sundries shop. The Sherman Oaks Marriott Mortgaged Property is sprinklered, and all rooms and common areas have hard-wired smoke detectors. Other amenities include 15,047 square feet of meeting space,
     24-hour room service, a fitness center, a heated outdoor pool and whirlpool with terrace, guest laundry facility and back-of-the-house facilities.

o    The Sherman Oaks Marriott Property is located in the northwest area of Los
     Angeles, California in the San Fernando Valley, California and is located just west of the intersection of Ventura Boulevard and Sepulveda Boulevard and very near the intersection of Interstate 405 and U.S. Highway 101. The neighborhood surrounding the Sherman Oaks Marriott Mortgaged Property is principally characterized by retail and office and includes the regional training offices of Wells Fargo Bank and Progressive Insurance, the top
     demand generators of the hotel. The Sherman Oaks Galleria, located two blocks east of the Sherman Oaks Marriott Property, is a large, mixed-use development including 300,000 square feet of retail, restaurant, and entertainment uses and 700,000 square feet of office space.

o    The Sherman Oaks Marriott Borrower is generally required at its sole cost and expense to keep the Sherman Oaks Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Sherman Oaks Marriot Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, then provided, further, that terrorism insurance is customarily maintained by owners of hotel properties similarly situated to the Sherman Oaks Marriott Mortgaged Property, the Sherman Oaks
     Marriot Borrower is required to obtain terrorism insurance, however the
     Sherman Oaks Marriott Borrower is not required to spend more than $31,246 for terrorism insurance per year.

                                      C-39

                              SHERMAN OAKS MARRIOTT

PROPERTY MANAGEMENT:

o    The Sherman Oaks Marriott Mortgaged Property is managed by BAH Management
     Corporation, a third party independent company founded in 1967 and headquartered in Los Angeles, California. BAH Management Corporation
     currently manages eight hospitality properties containing a total of approximately 1,600 rooms located in California, Arizona and Louisiana.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Sherman Oaks Marriott Borrower is permitted to incur mezzanine financing, at any time after the expiration of the REMIC Prohibition Period
     (as defined in the related loan documents), upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Sherman Oaks Marriott
     Mortgage Loan, must result in a loan-to-value ratio less than or equal to
     80% and a debt service coverage ratio greater than or equal to 1.25x; and
     (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Sherman Oaks Marriott Mortgage Loan.

                                      C-40

                             4000 WISCONSIN AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $53,000,000
FIRST PAYMENT DATE:           December 1, 2007
TERM/AMORTIZATION:            125/0 months
INTEREST ONLY PERIOD:         125 months
MATURITY DATE:                April 1, 2018
EXPECTED MATURITY BALANCE:    $53,000,000
BORROWING ENTITY:             4000 Wisconsin Avenue
                              Associates Limited
                              Partnership
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout: 24 payments
                              YM: 89 payments (greater
                              of 1% ppmt or YM)
                              Open: 12 payments
UP-FRONT RESERVES:
   TAX RESERVE:               Yes
   TI/LC RESERVE:             $375,000
   GROUND LEASE RESERVE:      $358,333
ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
   TI/LC RESERVE:             $41,667
   REPLACEMENT RESERVE:       $17,222
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $53,000,000
CUT-OFF DATE LTV:             33.1%
MATURITY DATE LTV:            33.1%
UNDERWRITTEN DSCR:            1.47x
MORTGAGE RATE:                6.325%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Washington, D.C.
YEAR BUILT/RENOVATED:         1988/NAP
NET RENTABLE SQUARE FEET:     492,192
CUT-OFF BALANCE PER SF:       $108
OCCUPANCY AS OF 08/31/2007:   100.0%
OWNERSHIP INTEREST:           Leasehold
PROPERTY MANAGEMENT:          Donohoe Real Estate
                              Services
UNDERWRITTEN NET CASH FLOW:   $4,988,913
APPRAISED VALUE:              $160,000,000
--------------------------------------------------------------------------------

                                      C-41

                              4000 WISCONSIN AVENUE

                              FINANCIAL INFORMATION

                                                                      ANNUALIZED
                                         FULL YEAR      FULL YEAR       7 MONTH
                                       (12/31/2005)   (12/31/2006)   (07/31/2007)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............    $19,383,035    $19,907,261    $20,077,490    $19,305,081
Total Expenses .....................    $10,141,578    $10,667,697    $10,756,692    $13,606,287
Net Operating Income (NOI) .........    $ 9,241,457    $ 9,239,564    $ 9,320,798    $ 5,698,793
Cash Flow (CF) .....................    $ 9,148,546    $ 9,112,096    $ 8,948,962    $ 4,988,913
DSCR on NOI ........................           2.72x          2.72x          2.74x          1.68x
DSCR on CF .........................           2.69x          2.68x          2.63x          1.47x

                              TENANT INFORMATION(1)

                                   RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                   FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT     EXPIRATION
---------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

Fannie Mae ................      AAA/Aaa/AAA       428,236      87.0%     $27.05    $11,584,492       86.3%     03/31/2013
Tenley Sport & Health .....       Not Rated         49,215      10.0      $26.50      1,304,198        9.7      12/31/2017
                                                   -------      ----                -----------       ----
TOTAL .....................                        477,451      97.0%               $12,888,690       96.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                       NO. OF
                       LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION    EXPIRING      SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
-------------------   --------   --------   --------   ----------   -------------  -------------

2008 ..............       5         5,127       1.0%       5,127          1.0%      $   163,543
2010 ..............       2         3,704       0.8        8,831          1.8%      $   129,045
2012 ..............       1           773       0.2        9,604          2.0%      $    34,785
2013 ..............      11       431,077      87.6      440,681         89.5%      $11,691,136
2015 ..............       1         2,296       0.5      442,977         90.0%      $    96,730
2017 ..............       2        49,215      10.0      492,192        100.0%      $ 1,304,198
                        ---       -------     -----
TOTAL .............      22       492,192     100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-42

                              4000 WISCONSIN AVENUE

                         SUMMARY OF SIGNIFICANT TENANTS

The two largest tenants, representing 97.0% of the net rentable square feet, are:

o    FANNIE MAE (NYSE: FMM) (rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by
     Fitch) occupies 428,236 square feet (87.0% of square footage, 86.3% of income) under a 5-year lease extension expiring March 31, 2013 at a current blended rate per square foot of $27.05. The rental rate per square foot for the lease increases annually at a rate of thirty percent of the consumer price index. There is one 5-year renewal option remaining on the lease.
     Fannie Mae is a shareholder-owned company created to expand affordable housing and bring global capital to local communities in order to serve the
     United States housing market. Fannie Mae has a federal charter and operates in America's secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. The
     United States government established Fannie Mae in 1938. In 1968, Fannie
     Mae was rechartered by Congress as a shareholder-owned company, funded solely with private capital raised from investors on Wall Street and around the world. At fiscal year-end December 31, 2006 Fannie Mae reported annual revenue of $48.86 billion with net income of $3.55 billion, liquidity of
     $3.97 billion and stockholders equity of $41.51 billion.

o    TENLEY SPORT & HEALTH (not rated) occupies 49,215 square feet (10.0% of square footage, 9.7% of income) under two 10-year leases expiring December
     31, 2017. There are two 5-year renewal options. The current rental rate is
     $26.50 per square foot. In the lease year beginning January 1, 2008 the percentage rent will be 10% of the amount by which the tenant's revenues during such lease year exceed $5,893,898. The breakpoint for each subsequent lease year during the term will be the base amount for the immediately preceding lease year increased by two percent. Tenley Sport &
     Health is one of 24 locally owned and operated fitness and athletic clubs that have operated in the Washington D.C. metropolitan area for more than
     30 years. Tenley Sport & Health features state of the art fitness equipment with cardiovascular conditioning, strength training free weight equipment and group exercise classes for all levels. Many of Tenley Sport & Health's clubs feature tennis, racquetball, squash, basketball and swimming. Tenley
     Sport & Health also features whirlpool, sauna or steam rooms and the serenity day spas located at the 4000 Wisconsin Avenue Mortgaged Property offer therapeutic massage, body treatments, nail and skin care and hair styling and design.

                                      C-43

                              4000 WISCONSIN AVENUE

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 4000 Wisconsin Avenue Mortgage Loan is a $53.0 million, 125 month loan secured by a first mortgage on three 5-story urban office buildings located in Washington, D.C. The 4000 Wisconsin Avenue Mortgage Loan is interest only for the entire loan term, matures on April 1, 2018 and accrues interest at an annual rate of 6.325%.

THE BORROWER:

o    The 4000 Wisconsin Avenue Borrower, 4000 Wisconsin Avenue Associates
     Limited Partnership, is a District of Columbia limited partnership and single purpose, bankruptcy remote entity having at least one independent director. Equity interest in the 4000 Wisconsin Avenue Borrower is held by
     Donohoe/4000 Wisconsin Avenue Limited Partnership (30% as limited partner and 5% as general partner), Holladay/4000 Wisconsin Avenue Limited
     Partnership (30% as limited partner and 5% as general partner) and The
     Karla H.K. Harrison Irrevocable Inter Vivos Trust (30%) as limited partner.

o    The sponsors of the 4000 Wisconsin Avenue Mortgage Loan are Donohoe/4000
     Wisconsin Avenue Limited Partnership and Holladay/4000 Wisconsin Avenue
     Limited Partnership. The Donohoe Companies is a 124-year-old full-service real estate service company based in Washington, D.C. The Donohoe Companies has developed, built and/or owns and operates seven million square feet of office and industrial space, as well as 12 hotels, primarily in the greater
     Washington, D.C./Baltimore area and the mid-Atlantic region. Holladay
     Properties was established in 1952 and is one of the largest privately held developers, design/build firms, and fully integrated real estate companies in the eastern half of the United States. Holladay Properties has built projects ranging from $750,000 to over $75 million in 15 states, with a total project valuation of over $2 billion. Holladay Properties develops industrial and business parks that range in size from 40 to 1,500-acres and manages over 350 commercial properties.

THE PROPERTY:

o    The 4000 Wisconsin Avenue Mortgaged Property consists of a leasehold interest in a Class "A" mixed use office and retail complex constructed in
     1988. The three 5-story buildings comprising the 4000 Wisconsin Avenue
     Mortgage Property contain 492,192 square feet and are situated on 4.16 acres of land and subject to a 75-year unsubordinated ground lease expiring in January, 2061.

o    The 4000 Wisconsin Avenue Mortgaged Property has 385,176 square feet of office space (100% occupied by Fannie Mae) 95,716 square feet of retail space and 11,300 square feet of storage space. The three buildings comprising the 4000 Wisconsin Avenue Mortgage Property have five levels above grade that are connected on the upper three levels by a skywalk, and three levels below grade. The structures form a "U" shape around a 17,000 square foot courtyard. There are three levels below grade that consist of underground parking for 1,029 vehicles, the 49,215 square foot health club and spa and 11,300 square feet of storage space.

o    The 4000 Wisconsin Avenue Mortgaged Property is situated within the
     Washington, D.C. metropolitan statistical area inside the I-495 "Beltway", four miles northwest of the Washington, D.C. central business district. The
     4000 Wisconsin Avenue Mortgaged Property is located in the Cleveland Park area of the District of Columbia in the Northwest sector of the city.
     Cleveland Park is a residential neighborhood whose primary commercial corridors are Connecticut and Wisconsin Avenues. The area is known for its many late 19th century homes and the Washington National Cathedral. Fannie
     Mae is one of the primary employers in the immediate area as its national headquarters building is adjacent to the south and also occupies the office building due east of its headquarters as well as the 4000 Wisconsin Avenue
     Mortgaged Property.

o    The 4000 Wisconsin Avenue Borrower is generally required at its sole cost and expense to keep the 4000 Wisconsin Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The 4000 Wisconsin Avenue Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the
     4000 Wisconsin Avenue Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000.

                                      C-44

                              4000 WISCONSIN AVENUE

PROPERTY MANAGEMENT:

o    The 4000 Wisconsin Avenue Mortgaged Property is managed by Donohoe Real
     Estate Services, the management branch of The Donohoe Companies. Donohoe
     Real Estate Services has an on site management office at the 4000 Wisconsin
     Avenue Mortgaged Property with several maintenance personnel. Donohoe Real
     Estate Services has been in business for 124 years and currently manages 30 properties, all in the 4000 Wisconsin Avenue Mortgaged Property's market area, representing seven million square feet of space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

                                      C-45

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance(1)
1	01/10/2008	$48,322,000.00
2	02/10/2008	$48,322,000.00
3	03/10/2008	$48,322,000.00
4	04/10/2008	$48,322,000.00
5	05/10/2008	$48,322,000.00
6	06/10/2008	$48,322,000.00
7	07/10/2008	$48,322,000.00
8	08/10/2008	$48,322,000.00
9	09/10/2008	$48,322,000.00
10	10/10/2008	$48,322,000.00
11	11/10/2008	$48,322,000.00
12	12/10/2008	$48,322,000.00
13	01/10/2009	$48,322,000.00
14	02/10/2009	$48,322,000.00
15	03/10/2009	$48,322,000.00
16	04/10/2009	$48,322,000.00
17	05/10/2009	$48,322,000.00
18	06/10/2009	$48,322,000.00
19	07/10/2009	$48,322,000.00
20	08/10/2009	$48,322,000.00
21	09/10/2009	$48,322,000.00
22	10/10/2009	$48,322,000.00
23	11/10/2009	$48,322,000.00
24	12/10/2009	$48,322,000.00
25	01/10/2010	$48,322,000.00
26	02/10/2010	$48,322,000.00
27	03/10/2010	$48,322,000.00
28	04/10/2010	$48,322,000.00
29	05/10/2010	$48,322,000.00
30	06/10/2010	$48,322,000.00
31	07/10/2010	$48,322,000.00
32	08/10/2010	$48,322,000.00
33	09/10/2010	$48,322,000.00
34	10/10/2010	$48,322,000.00
35	11/10/2010	$48,322,000.00
36	12/10/2010	$48,322,000.00
37	01/10/2011	$48,322,000.00
38	02/10/2011	$48,322,000.00
39	03/10/2011	$48,322,000.00
40	04/10/2011	$48,322,000.00
41	05/10/2011	$48,322,000.00
42	06/10/2011	$48,322,000.00
43	07/10/2011	$48,322,000.00
44	08/10/2011	$48,322,000.00
45	09/10/2011	$48,322,000.00
46	10/10/2011	$48,322,000.00
47	11/10/2011	$48,322,000.00
48	12/10/2011	$48,322,000.00
49	01/10/2012	$48,322,000.00
50	02/10/2012	$48,322,000.00
51	03/10/2012	$48,322,000.00
52	04/10/2012	$48,322,000.00
53	05/10/2012	$48,322,000.00
54	06/10/2012	$48,322,000.00
55	07/10/2012	$48,322,000.00
56	08/10/2012	$48,322,000.00
57	09/10/2012	$48,322,000.00
58	10/10/2012	$48,322,000.00
59	11/10/2012	$48,322,000.00
60	12/10/2012	$47,630,802.53
61	01/10/2013	$46,782,276.00
62	02/10/2013	$45,929,191.84
63	03/10/2013	$44,634,855.77
64	04/10/2013	$43,770,236.08

(1)	Amounts may vary from actual amounts due to rounding.

D-1

Period	Date	Ending Balance(1)
65	05/10/2013	$42,755,789.62
66	06/10/2013	$41,881,076.15
67	07/10/2013	$40,827,966.47
68	08/10/2013	$39,918,142.86
69	09/10/2013	$39,003,447.01
70	10/10/2013	$37,935,424.04
71	11/10/2013	$37,010,109.92
72	12/10/2013	$35,931,756.01
73	01/10/2014	$34,995,711.08
74	02/10/2014	$34,054,653.04
75	03/10/2014	$32,665,833.77
76	04/10/2014	$31,712,297.02
77	05/10/2014	$30,606,484.16
78	06/10/2014	$29,641,917.46
79	07/10/2014	$28,641,917.46
80	08/10/2014	$27,641,917.46
81	09/10/2014	$26,641,917.46
82	10/10/2014	$26,221,761.75
83	11/10/2014	$25,369,129.38
84	12/10/2014	$24,387,257.94
85	01/10/2015	$23,524,780.76
86	02/10/2015	$22,657,674.98
87	03/10/2015	$21,413,333.42
88	04/10/2015	$20,534,896.12
89	05/10/2015	$19,527,917.68
90	06/10/2015	$18,639,361.38
91	07/10/2015	$17,622,537.61
92	08/10/2015	$16,723,754.78
93	09/10/2015	$15,820,147.80
94	10/10/2015	$14,788,680.41
95	11/10/2015	$13,874,686.96
96	12/10/2015	$12,833,114.00
97	01/10/2016	$11,908,623.69
98	02/10/2016	$10,979,170.77
99	03/10/2016	$9,800,384.38
100	04/10/2016	$8,859,614.73
101	05/10/2016	$7,791,989.73
102	06/10/2016	$6,840,438.63
103	07/10/2016	$5,762,323.78
104	08/10/2016	$4,799,876.66
105	09/10/2016	$3,832,262.44
106	10/10/2016	$2,738,518.88
107	11/10/2016	$1,759,837.89
108	12/10/2016	$655,326.85
109	01/10/2017	$0.00

(1)	Amounts may vary from actual amounts due to rounding.

D-2

ANNEX E

Amortization Schedule
of the Green Oak Village Place Mortgage Loan

Period	Date	Ending Balance(1)	Principal(1)
1	02/01/2007	$67,525,000.00	$—
2	03/01/2007	$67,525,000.00	$—
3	04/01/2007	$67,525,000.00	$—
4	05/01/2007	$67,525,000.00	$—
5	06/01/2007	$67,525,000.00	$—
6	07/01/2007	$67,525,000.00	$—
7	08/01/2007	$67,525,000.00	$—
8	09/01/2007	$67,525,000.00	$—
9	10/01/2007	$67,525,000.00	$—
10	11/01/2007	$67,525,000.00	$—
11	12/01/2007	$67,525,000.00	$—
12	01/01/2008	$67,525,000.00	$—
13	02/01/2008	$67,525,000.00	$—
14	03/01/2008	$67,525,000.00	$—
15	04/01/2008	$67,525,000.00	$—
16	05/01/2008	$67,525,000.00	$—
17	06/01/2008	$67,525,000.00	$—
18	07/01/2008	$67,525,000.00	$—
19	08/01/2008	$67,525,000.00	$—
20	09/01/2008	$67,525,000.00	$—
21	10/01/2008	$67,525,000.00	$—
22	11/01/2008	$67,525,000.00	$—
23	12/01/2008	$67,525,000.00	$—
24	01/01/2009	$67,525,000.00	$—
25	02/01/2009	$67,525,000.00	$—
26	03/01/2009	$67,525,000.00	$—
27	04/01/2009	$67,525,000.00	$—
28	05/01/2009	$67,525,000.00	$—
29	06/01/2009	$67,525,000.00	$—
30	07/01/2009	$67,525,000.00	$—
31	08/01/2009	$67,525,000.00	$—
32	09/01/2009	$67,525,000.00	$—
33	10/01/2009	$67,525,000.00	$—
34	11/01/2009	$67,525,000.00	$—
35	12/01/2009	$67,525,000.00	$—
36	01/01/2010	$67,525,000.00	$—
37	02/01/2010	$67,525,000.00	$—
38	03/01/2010	$67,525,000.00	$—
39	04/01/2010	$67,525,000.00	$—
40	05/01/2010	$67,525,000.00	$—
41	06/01/2010	$67,525,000.00	$—
42	07/01/2010	$67,525,000.00	$—
43	08/01/2010	$67,525,000.00	$—
44	09/01/2010	$67,525,000.00	$—
45	10/01/2010	$67,525,000.00	$—
46	11/01/2010	$67,525,000.00	$—
47	12/01/2010	$67,525,000.00	$—
48	01/01/2011	$67,525,000.00	$—
49	02/01/2011	$67,525,000.00	$—

(1)	Amounts may vary from actual amounts due to rounding.

Period	Date	Ending Balance(1)	Principal(1)
50	03/01/2011	$67,525,000.00	$—
51	04/01/2011	$67,525,000.00	$—
52	05/01/2011	$67,525,000.00	$—
53	06/01/2011	$67,525,000.00	$—
54	07/01/2011	$67,525,000.00	$—
55	08/01/2011	$67,525,000.00	$—
56	09/01/2011	$67,525,000.00	$—
57	10/01/2011	$67,525,000.00	$—
58	11/01/2011	$67,525,000.00	$—
59	12/01/2011	$67,525,000.00	$—
60	01/01/2012	$67,525,000.00	$—
61	02/01/2012	$67,463,408.76	$61,591.24
62	03/01/2012	$67,380,425.47	$82,983.29
63	04/01/2012	$67,318,133.58	$62,291.89
64	05/01/2012	$67,245,015.74	$73,117.84
65	06/01/2012	$67,182,067.60	$62,948.14
66	07/01/2012	$67,108,311.60	$73,756.00
67	08/01/2012	$67,044,700.95	$63,610.65
68	09/01/2012	$66,980,782.03	$63,918.92
69	10/01/2012	$66,906,082.00	$74,700.03
70	11/01/2012	$66,841,491.29	$64,590.71
71	12/01/2012	$66,766,137.99	$75,353.30
72	01/01/2013	$66,700,869.05	$65,268.94
73	02/01/2013	$66,635,283.80	$65,585.25
74	03/01/2013	$66,538,128.76	$97,155.04
75	04/01/2013	$66,471,754.82	$66,373.94
76	05/01/2013	$66,394,667.45	$77,087.37
77	06/01/2013	$66,327,598.24	$67,069.21
78	07/01/2013	$66,249,834.79	$77,763.45
79	08/01/2013	$66,182,063.67	$67,771.12
80	09/01/2013	$66,113,964.12	$68,099.55
81	10/01/2013	$66,035,198.72	$78,765.40
82	11/01/2013	$65,966,387.41	$68,811.31
83	12/01/2013	$65,886,929.87	$79,457.54
84	01/01/2014	$65,817,400.00	$69,529.87
85	02/01/2014	$65,747,533.16	$69,866.84
86	03/01/2014	$65,646,492.13	$101,041.03
87	04/01/2014	$65,575,797.02	$70,695.11
88	05/01/2014	$65,494,507.62	$81,289.40
89	06/01/2014	$65,423,075.94	$71,431.68
90	07/01/2014	$65,341,070.27	$82,005.67
91	08/01/2014	$65,268,894.99	$72,175.28
92	09/01/2014	$65,196,369.92	$72,525.07
93	10/01/2014	$65,113,300.99	$83,068.93
94	11/01/2014	$65,040,021.87	$73,279.12
95	12/01/2014	$64,956,219.68	$83,802.19
96	01/01/2015	$64,882,179.27	$74,040.41
97	02/01/2015	$64,807,780.04	$74,399.23
98	03/01/2015	$64,702,625.41	$105,154.63
99	04/01/2015	$64,627,356.00	$75,269.41
100	05/01/2015	$64,541,618.41	$85,737.59
101	06/01/2015	$64,465,568.71	$76,049.70
102	07/01/2015	$64,379,072.34	$86,496.37
103	08/01/2015	$64,302,234.88	$76,837.46

(1)	Amounts may vary from actual amounts due to rounding.

Period	Date	Ending Balance(1)	Principal(1)
104	09/01/2015	$64,225,025.05	$77,209.83
105	10/01/2015	$64,137,400.52	$87,624.53
106	11/01/2015	$64,059,391.85	$78,008.67
107	12/01/2015	$63,970,990.51	$88,401.34
108	01/01/2016	$63,892,175.36	$78,815.15
109	02/01/2016	$63,812,978.24	$79,197.12
110	03/01/2016	$63,713,445.12	$99,533.12
111	04/01/2016	$63,633,381.81	$80,063.31
112	05/01/2016	$63,542,982.48	$90,399.33
113	06/01/2016	$63,462,093.06	$80,889.42
114	07/01/2016	$63,370,890.38	$91,202.68
115	08/01/2016	$63,289,166.94	$81,723.44
116	09/01/2016	$63,207,047.45	$82,119.49
117	10/01/2016	$63,114,648.61	$92,398.84
118	11/01/2016	$63,031,683.34	$82,965.27
119	12/01/2016	$62,938,462.04	$93,221.30
120	01/01/2017	$—	$62,938,462.04

(1)	Amounts may vary from actual amounts due to rounding.

ANNEX F

AMORTIZATION SCHEDULE
OF THE 1093 BROADWAY MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
1	11/1/2007	$2,997,752.65	$2,247.35
2	12/1/2007	$2,994,962.11	$2,790.54
3	01/1/2008	$2,992,687.10	$2,275.01
4	02/1/2008	$2,990,399.61	$2,287.49
5	03/1/2008	$2,987,040.46	$3,359.15
6	04/1/2008	$2,984,721.97	$2,318.49
7	05/1/2008	$2,981,862.21	$2,859.76
8	06/1/2008	$2,979,515.29	$2,346.92
9	07/1/2008	$2,976,627.86	$2,887.43
10	08/1/2008	$2,974,252.21	$2,375.65
11	09/1/2008	$2,971,863.52	$2,388.69
12	10/1/2008	$2,968,935.44	$2,928.08
13	11/1/2008	$2,966,517.56	$2,417.88
14	12/1/2008	$2,963,561.08	$2,956.48
15	01/1/2009	$2,961,113.70	$2,447.38
16	02/1/2009	$2,958,652.88	$2,460.82
17	03/1/2009	$2,954,606.77	$4,046.11
18	04/1/2009	$2,952,110.23	$2,496.54
19	05/1/2009	$2,949,077.22	$3,033.01
20	06/1/2009	$2,946,550.33	$2,526.89
21	07/1/2009	$2,943,487.78	$3,062.55
22	08/1/2009	$2,940,930.20	$2,557.58
23	09/1/2009	$2,938,358.58	$2,571.62
24	10/1/2009	$2,935,252.51	$3,106.07
25	11/1/2009	$2,932,649.72	$2,602.79
26	12/1/2009	$2,929,513.32	$3,136.40
27	01/1/2010	$2,926,879.03	$2,634.29
28	02/1/2010	$2,924,230.28	$2,648.75
29	03/1/2010	$2,920,013.49	$4,216.79
30	04/1/2010	$2,917,327.05	$2,686.44
31	05/1/2010	$2,914,109.25	$3,217.80
32	06/1/2010	$2,911,390.40	$2,718.85
33	07/1/2010	$2,908,141.06	$3,249.34
34	08/1/2010	$2,905,389.44	$2,751.62
35	09/1/2010	$2,902,622.72	$2,766.72
36	10/1/2010	$2,899,326.80	$3,295.92
37	11/1/2010	$2,896,526.80	$2,800.00
38	12/1/2010	$2,893,198.50	$3,328.30
39	01/1/2011	$2,890,364.85	$2,833.65
40	02/1/2011	$2,887,515.65	$2,849.20
41	03/1/2011	$2,883,116.82	$4,398.83
42	04/1/2011	$2,880,227.83	$2,888.99
43	05/1/2011	$2,876,812.94	$3,414.89
44	06/1/2011	$2,873,889.34	$2,923.60
45	07/1/2011	$2,870,440.78	$3,448.56
46	08/1/2011	$2,867,482.20	$2,958.58
47	09/1/2011	$2,864,507.38	$2,974.82
48	10/1/2011	$2,861,008.98	$3,498.40
49	11/1/2011	$2,857,998.63	$3,010.35
50	12/1/2011	$2,854,465.65	$3,532.98
51	01/1/2012	$2,851,419.38	$3,046.27
52	02/1/2012	$2,848,356.38	$3,063.00
53	03/1/2012	$2,844,267.78	$4,088.60
54	04/1/2012	$2,841,165.53	$3,102.25
55	05/1/2012	$2,837,543.12	$3,622.41
56	06/1/2012	$2,834,403.95	$3,139.17
57	07/1/2012	$2,830,745.62	$3,658.33
58	08/1/2012	$2,827,569.13	$3,176.49
59	09/1/2012	$2,824,375.21	$3,193.92
60	10/1/2012	$2,820,663.60	$3,711.61
61	11/1/2012	$2,814,873.45	$5,790.15
62	12/1/2012	$2,808,553.05	$6,320.40

(1)	Amounts may vary from actual amounts due to rounding.

F-1

Period	Date	Ending Balance(1)	Principal(1)
63	01/1/2013	$2,802,696.42	$5,856.63
64	02/1/2013	$2,796,807.64	$5,888.78
65	03/1/2013	$2,789,400.72	$7,406.92
66	04/1/2013	$2,783,438.95	$5,961.77
67	05/1/2013	$2,776,951.55	$6,487.40
68	06/1/2013	$2,770,921.44	$6,030.11
69	07/1/2013	$2,764,367.54	$6,553.90
70	08/1/2013	$2,758,268.35	$6,099.19
71	09/1/2013	$2,752,135.67	$6,132.68
72	10/1/2013	$2,745,481.97	$6,653.70
73	11/1/2013	$2,739,279.10	$6,202.87
74	12/1/2013	$2,732,557.10	$6,722.00
75	01/1/2014	$2,726,283.28	$6,273.82
76	02/1/2014	$2,719,975.02	$6,308.26
77	03/1/2014	$2,712,187.14	$7,787.88
78	04/1/2014	$2,705,801.50	$6,385.64
79	05/1/2014	$2,698,901.65	$6,899.85
80	06/1/2014	$2,692,443.08	$6,458.57
81	07/1/2014	$2,685,472.26	$6,970.82
82	08/1/2014	$2,678,939.96	$6,532.30
83	09/1/2014	$2,672,371.80	$6,568.16
84	10/1/2014	$2,665,294.36	$7,077.44
85	11/1/2014	$2,658,651.30	$6,643.06
86	12/1/2014	$2,651,500.97	$7,150.33
87	01/1/2015	$2,644,782.19	$6,718.78
88	02/1/2015	$2,638,026.52	$6,755.67
89	03/1/2015	$2,629,832.31	$8,194.21
90	04/1/2015	$2,622,994.57	$6,837.74
91	05/1/2015	$2,615,654.81	$7,339.76
92	06/1/2015	$2,608,739.25	$6,915.56
93	07/1/2015	$2,601,323.76	$7,415.49
94	08/1/2015	$2,594,329.52	$6,994.24
95	09/1/2015	$2,587,296.89	$7,032.63
96	10/1/2015	$2,579,767.48	$7,529.41
97	11/1/2015	$2,572,654.91	$7,112.57
98	12/1/2015	$2,565,047.72	$7,607.19
99	01/1/2016	$2,557,854.34	$7,193.38
100	02/1/2016	$2,550,621.47	$7,232.87
101	03/1/2016	$2,542,445.55	$8,175.92
102	04/1/2016	$2,535,128.10	$7,317.45
103	05/1/2016	$2,527,321.55	$7,806.55
104	06/1/2016	$2,519,921.07	$7,400.48
105	07/1/2016	$2,512,033.73	$7,887.34
106	08/1/2016	$2,504,549.33	$7,484.40
107	09/1/2016	$2,497,023.84	$7,525.49
108	10/1/2016	$2,489,014.86	$8,008.98
109	11/1/2016	$2,481,404.09	$7,610.77
110	12/1/2016	$2,473,312.13	$8,091.96
111	01/1/2017	$2,465,615.16	$7,696.97
112	02/1/2017	$2,457,875.94	$7,739.22
113	03/1/2017	$2,448,788.49	$9,087.45
114	04/1/2017	$2,440,956.90	$7,831.59
115	05/1/2017	$2,432,650.06	$8,306.84
116	06/1/2017	$2,424,729.88	$7,920.18
117	07/1/2017	$2,416,336.84	$8,393.04
118	08/1/2017	$2,408,327.10	$8,009.74
119	09/1/2017	$2,400,273.39	$8,053.71
120	10/1/2017	—	$2,400,273.39

(1)	Amounts may vary from actual amounts due to rounding.

F-2

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 20, 2007

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

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MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

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Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

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•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

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•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts;

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization;

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

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Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

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RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

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•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot

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assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

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A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within

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either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust

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will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the

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mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

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We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of

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the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

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Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those

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mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

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Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be

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obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise,

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management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These

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types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

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Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays

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and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

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Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

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Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government

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sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

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Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

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•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

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Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

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The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

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Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance

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payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

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Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units

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included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to

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acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor

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specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or

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special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning

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laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

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World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

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•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

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with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

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fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

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•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

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•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

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The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set

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forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such

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prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments

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on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates

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of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

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Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or

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shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

Bank of America, National Association, As Sponsor

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

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The tables below indicate the size and growth of the Sponsor’s commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2003	2004	2005	2006	YTD September 2007
Multifamily	$773,759,737	$846,810,000	$1,923,132,683	$1,893,565,597	$1,379,356,017
Office	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504	9,190,748,422
Retail	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575	3,551,775,488
Industrial	244,734,000	442,700,000	383,918,812	429,439,600	435,039,451
Manufactured Housing	604,559,638	827,847,923	87,612,439	24,316,420	0
Self Storage	127,118,000	411,710,000	294,366,598	684,795,946	193,488,800
Lodging	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886	3,250,220,515
Total	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528	$18,000,628,693

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of

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Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor’s telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

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•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral

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analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards,

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and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

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Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Commercial Mortgage Loans
By Number	8,747	10,349	10,481	9,473
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000

As of September 30, 2007, Bank of America’s portfolio consisted of 9,534 commercial mortgage loans with an unpaid principal balance of approximately $100,430,604,000, of which 5,428 commercial mortgage loans with an unpaid principal balance of approximately $76,285,688,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor’s as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor’s
Primary Servicer	CPS1−	Strong
Master Servicer	CMS2+	Strong
Special Servicer	CSS2−	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

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Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America’s policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the

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mortgagor’s current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower’s financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less

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than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates

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or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

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Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero.

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Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable

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to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

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•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received

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with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

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Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

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through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule

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appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the

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certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial

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issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

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•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

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In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

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agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

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•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

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•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

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such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it

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would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain

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such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

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Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

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prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any

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liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

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Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.
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Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

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Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

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provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to

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certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘Risk Factors—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the

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payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged

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property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount

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of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

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The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

Cash Flow Agreements

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or

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one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

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CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those

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assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant

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stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference

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between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the

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likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale

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clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of

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the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

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Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (‘‘OCC’’), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as

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servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘State and Other Tax Consequences’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

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The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Funds—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

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fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

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Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

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discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

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periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

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includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the

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principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially

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worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from

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the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

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A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

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REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

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In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

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(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will

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be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar

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property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

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Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

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Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

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Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above

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concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

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Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser

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of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any

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representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

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In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income

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currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss

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would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

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It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates

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on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

The IRS has published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

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Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such

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equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates

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which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

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Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

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(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these

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methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

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If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

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Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘Description of the Certificates—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or

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more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

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GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

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‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

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‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

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•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

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‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

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2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

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NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2007_5.xls’’ The file ‘‘BACM2007_5.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until March 28, 2008, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,626,271,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2007-5

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4,
Class A-1A, Class A-M
and Class A-J

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2007-5

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

RBS Greenwich Capital

December 20, 2007